UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement.
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒  Definitive Proxy Statement.
☐  Definitive Additional Materials.
☐  Soliciting Material Pursuant to §240.14a-12.

GREENMAN TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01

(2)	Aggregate number of securities to which transaction applies: 30,880,435

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based on the $28,000,000 total consideration proposed to be paid to GreenMan Technologies, Inc. in the transaction.

(4)	Proposed maximum aggregate value of transaction: $28,000,000

(5)	Total fee paid: $1,101.00

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

GREENMAN TECHNOLOGIES, INC.
12498 Wyoming Avenue South
Savage, Minnesota 55378
(781) 224-2411

October 23, 2008

Dear Shareholders:

I am pleased to enclose the proxy statement for our Special Meeting of shareholders to be held on November 13, 2008.  We are asking shareholders to approve the sale of our tire recycling business to Liberty Tire Services, LLC and its wholly-owned subsidiary, Liberty Tire Services of Ohio, LLC for an estimated $26 million (the “Transaction”). The final price will be determined based on a five times multiple of EBITDA (earnings before interest, tax, depreciation, and amortization) of our tire recycling business for the twelve months ended September 30, 2008 minus certain of our liabilities assumed by the purchaser and not paid at the closing of the Transaction, plus the assumption by the purchaser of certain of our liabilities and is subject to certain purchase price adjustments.

This sale will allow us to repay approximately $19 million of outstanding obligations including approximately $13 million due our primary secured lender and approximately $6 million of transaction related debt and payables and other obligations. We estimate our net cash will exceed $5 million after closing of the Transaction and intend to use such cash to grow our Welch Products' business model nationwide and pursue additional recycling, alternative fuel, alternative energy and other “Green” business opportunities.

The date, time, place, and agenda for the Special Meeting are set forth in the accompanying notice of Special Meeting.  The accompanying proxy statement contains important information about the proposals to be submitted for a vote at the Special Meeting, including approval of the sale of our tire recycling business to Liberty Tire Services, LLC and Liberty Tire Services of Ohio, LLC.

Please review this information carefully in deciding how to vote.  Our Board of Directors unanimously recommends that you vote “FOR” each proposal.

YOUR VOTE ON THESE MATTERS IS IMPORTANT. Please see the accompanying notice of meeting for instructions on how to vote.

I look forward to seeing you at the meeting.

Sincerely,

Lyle Jensen
President and Chief Executive Officer

GREENMAN TECHNOLOGIES, INC.
12498 Wyoming Avenue South
Savage, Minnesota 55378
(781) 224-2411

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 13, 2008

NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders (the “Special Meeting”) of GreenMan Technologies, Inc., a Delaware corporation (“GreenMan,” “we” or “us”), will be held on November 13, 2008, at 10:00 a.m., local time, in the Youngstown Room at the Sleep Inn & Suites, 5850 Morning Star Court, Pleasant Hill, Iowa 50327.  At our Special Meeting we will ask you to:

1.
Approve the sale of substantially all of our assets that relate to our scrap tire recycling business (the “Tire Recycling Business”) pursuant to the Asset Purchase Agreement dated September 12, 2008 by and among Liberty Tire Services, LLC, Liberty Tire Services of Ohio, LLC, a wholly owned subsidiary of Liberty Tire Services, LLC, GreenMan and two of our wholly owned subsidiaries, GreenMan Technologies of Iowa, Inc., and GreenMan Technologies of Minnesota, Inc.;

2.
Approve one or more adjournments of the Special Meeting, if deemed necessary to facilitate the approval of Proposal No. 1, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve Proposal No. 1; and

3.	Transact any other business that may properly come before the Special Meeting and any adjournment or postponement thereof.

Our Board of Directors unanimously recommends that you vote “FOR” Proposals 1 and 2 and that you allow our representatives to vote the shares represented by your proxy as recommended by our Board of Directors.

Pursuant to our bylaws, our Board of Directors has fixed the close of business on October 3, 2008, as the record date (the “Record Date”) for determining those shareholders entitled to notice of and to vote at the Special Meeting.  The affirmative vote of holders of a majority of our outstanding shares of common stock is required in order to approve the sale of the Tire Recycling Business. The affirmative vote of holders of a majority of our shares of common stock issued and outstanding as of the Record Date that are represented in person or by proxy and entitled to vote at the Special Meeting is required in order to approve the proposal to authorize the adjournment of the Special Meeting to a later date or dates, if necessary. Each of these proposals is more fully described in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Lyle Jensen
President and Chief Executive Officer
October 23, 2008
Savage, Minnesota

A FORM OF PROXY IS ENCLOSED.  YOUR VOTE IS VERY IMPORTANT. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.  THE SHARES REPRESENTED BY YOUR PROXY WILL BE VOTED ACCORDING TO YOUR SPECIFIED RESPONSE. PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSALS AND THE TRANSACTIONS CONTEMPLATED THEREBY. IF YOU FAIL TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING, THE EFFECT WILL BE A VOTE AGAINST THE PROPOSALS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

This proxy statement and the form of proxy were first mailed to stockholders on or about October 23, 2008.

GREENMAN TECHNOLOGIES, INC.
12498 Wyoming Avenue South
Savage, Minnesota 55378
(781) 224-2411

PROXY STATEMENT

Special Meeting of Stockholders
To Be Held November 13, 2008
10:00 A.M.

The enclosed Proxy is solicited by the Board of Directors (the “Board of Directors”) of GreenMan Technologies, Inc., a Delaware corporation (the “Company”) for use at our special meeting of stockholders (“Special Meeting”) to be held in the Youngstown Room at the Sleep Inn & Suites, 5850 Morning Star Court, Pleasant Hill, Iowa 50327. It is anticipated that this Proxy Statement will be mailed to our stockholders on or about October 23, 2008. References to the “Company,” “us,” “we,” or “our,” refer to GreenMan Technologies, Inc.

The Special Meeting is for the purpose of considering and voting upon:

(1)
A proposal to approve the sale of substantially all of our assets that relate to our scrap tire recycling business (the “Tire Recycling Business”) pursuant to the Asset Purchase Agreement dated September 12, 2008 by and among Liberty Tire Services, LLC, Liberty Tire Services of Ohio, LLC, a wholly owned subsidiary of Liberty Tire Services, LLC, GreenMan and two of our wholly owned subsidiaries, GreenMan Technologies of Iowa, Inc., and GreenMan Technologies of Minnesota, Inc.;

(2)
A proposal to approve one or more adjournments of the Special Meeting, if deemed necessary to facilitate the approval of Proposal No. 1, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve Proposal No. 1; and

(3)	Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof will also be considered.

The Board of Directors is not aware of any other business to come before the Special Meeting, and unanimously recommends that you vote “FOR” these proposals.

 SUMMARY TERM SHEET

The following summary, together with the question and answer section, provides an overview of the proposed sale of our Tire Recycling Business (as defined below) discussed in this Proxy Statement and the attached appendices. This summary also contains cross-references to the more detailed discussions elsewhere in this Proxy Statement. This summary may not contain all of the information that is important to you. To understand fully the proposed sale of our Tire Recycling Business and for a more complete description of the terms thereto, you should carefully read this entire Proxy Statement, including the information incorporated by reference, and the attached appendices in their entirety.

Proposal No. 1: Sale of our Tire Recycling Business:

General (see page 18)

We have entered into the Asset Purchase Agreement (the “Asset Purchase Agreement”) with Liberty Tire Services, LLC (“LTS”) and Liberty Tire Services of Ohio, LLC, a wholly owned subsidiary of LTS (the “Purchaser” and together with LTS, the “LTS Group”) pursuant to which we will sell to the Purchaser the assets held by our two tire recycling subsidiaries, GreenMan Technologies of Iowa, Inc. and GreenMan Technologies of Minnesota, Inc. (collectively, the “Tire Recycling Subsidiaries”) that constitute our business of collecting, processing and marketing scrap tires in whole, shredded or granular form (the “Tire Recycling Business”). For the fiscal year ended September 30, 2007, our Tire Recycling Business had revenue of $20.2 million or 100% of our total revenue and operating income of $3.2 million as compared to total net income of approximately $294,000 on a consolidated basis.  At June 30, 2008, our Tire Recycling Business had total assets of $15.4 million or 86% of our total assets.

The Parties (see page 18)

GreenMan Technologies, Inc.

We operate two facilities that collect, process and market scrap tires in whole, shredded or granular form. We are headquartered in Savage, Minnesota and currently operate tire processing facilities in Iowa and Minnesota.  We were originally founded in 1992 and have operated as a Delaware corporation since 1995.  Our core business the Tire Recycling Business.  On October 1, 2007 we acquired Welch Products, Inc., a company headquartered in Carlisle, Iowa that specializes in design, product development, and manufacturing of environmentally responsible products using recycled materials, primarily recycled rubber.  Through a subsidiary, Playtribe, Inc., Welch Products also provides innovative playground design, equipment and installation.

GreenMan Technologies of Minnesota, Inc.

GreenMan Technologies of Minnesota, Inc. is a Minnesota corporation and wholly owned subsidiary of GreenMan.  GreenMan Technologies of Minnesota, Inc. operates our tire processing facility located in Savage, Minnesota.

GreenMan Technologies of Iowa, Inc.

GreenMan Technologies of Iowa, Inc. is an Iowa corporation and wholly owned subsidiary of GreenMan.  GreenMan Technologies of Iowa, Inc. operates our tire processing facility located in Des Moines, Iowa.

Liberty Tire Services, LLC

Liberty Tire Services, LLC, is a Delaware limited liability company based in Pittsburgh, Pennsylvania.  LTS is the largest tire recycling company in the United States and currently operates fourteen scrap tire processing facilities.  LTS’ principal executive offices are located at 625 Liberty Avenue, Suite 3100, Pittsburgh, PA 15222, and its phone number is (412) 562-0148.

Liberty Tire Services of Ohio, LLC

Liberty Tire Services of Ohio, LLC is a Delaware limited liability company and wholly owned subsidiary of LTS.  The Purchaser will be purchasing our Tire Recycling Business.

Reasons for the Sale of the Tire Recycling Business (see page 19)

We believe that the sale of the Tire Recycling Business and the terms of the Asset Purchase Agreement are in the best interests of our shareholders. The sale of the Tire Recycling Business will permit us to focus on our other business unit and provide the following anticipated benefits:

•	Provide us with immediately available funds to pay off a majority of our outstanding indebtedness; and

•	Allow us to focus on our other business units, and identify and develop new business opportunities.

Our Board of Directors also considered various risks when evaluating the sale of the Tire Recycling Business, which include:

•	The viability of our remaining business after the sale of the Tire Recycling Business and our ability to identify and develop new business opportunities;

•	The possibility that the proposed sale might not be completed and the effect on our business and financial position;

•
The terms of the Asset Purchase Agreement provide that we will be prohibited from competing with the Tire Recycling Business anywhere within the states of Iowa, Minnesota, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin for a period of five years from the date of the sale of the Tire Recycling Business; and

•	The effect of the public announcement of the proposed sale of the Tire Recycling Business on key customer accounts and on our ability to attract and retain personnel.

Background of the Sale of the Tire Recycling Business (see page 20)

In response to the belief we would be unable to meet increased monthly principal payments due our primary secured lender, Laurus Master Fund, Ltd. (“Laurus”), which are scheduled to commence on October 1, 2008 and the fact that any material modification to the existing terms and maturity of the debt would be extremely costly, our Board of Directors began to actively explore strategic alternatives during the first quarter of fiscal 2007. Management and members of the Board of Directors met with over 20 entities to discuss various potential strategic alternatives.

In early 2008, senior management met on several occasions with representatives of LTS to discuss the potential acquisition of GreenMan’s Tire Recycling Business by LTS or an affiliate of LTS. Based on LTS’ managements’ extensive knowledge of the tire recycling industry and LTS’ recent history of significant acquisitions within the Midwest, our Board of Directors believed LTS would be a suitable buyer for our Tire Recycling Business. In April 2008, we received a non-binding proposal from LTS to purchase the Tire Recycling Businesses. In June 2008 senior management of LTS gave a presentation to our Board of Directors regarding a potential transaction.

On July 1, 2008, our Board of Directors met to discuss the status of the potential transaction with LTS and approved the execution of a non-binding letter of intent for the purchase of the Tire Recycling Business by LTS and/or its affiliate.

During August 2008 we received a draft agreement that covered the basic terms of the proposed transaction.   Throughout the following weeks, we and our advisors negotiated the terms of the Asset Purchase Agreement with LTS and its advisors. On September 9, 2008, we finalized the terms of the Asset Purchase Agreement.

On September 11, 2008, our Board of Directors convened a meeting to review the final Asset Purchase Agreement and the proposed sale of the Tire Recycling Business.  During the meeting, BCC Advisers, an independent financial adviser hired to provide a fairness opinion, delivered an oral opinion.  The opinion was subsequently confirmed in writing to our Board of Directors as to the fairness to the holders of shares of our common stock of the sale of the Tire Recycling Business, from a financial point of view, considering the cash consideration (before any adjustments) to be paid to us in connection with the sale of the Tire Recycling Business. Based on this information and after additional discussions, the Board of Directors determined that entry into the Asset Purchase Agreement and completion of the proposed sale of the Tire Recycling Business were in the best interests of the Company and our shareholders. Our Board of Directors then approved (i) the Asset Purchase Agreement, (ii) the related transaction agreements, and (iii) the proposed sale of our Tire Recycling Business to LTS on the terms set forth in those agreements, and authorized management to execute the Asset Purchase Agreement and the other transaction agreements on our behalf.

On September 12, 2008, we executed the Asset Purchase Agreement with LTS and the Purchaser and publicly announced the agreement on September 15, 2008.

Effect of the Sale of the Tire Recycling Business (see page 21)

If our shareholders approve the sale of the Tire Recycling Business, we will seek to complete the sale. We will use the proceeds of the sale of the Tire Recycling Business to repay approximately $19 million of outstanding obligations, including approximately $13 million due Laurus and approximately $6 million of transaction related debt and payables and other obligations (consisting of $4 million in capital lease obligations and notes payable of the Tire Recycling Subsidiaries, $1.5 million of taxes due as a result of the sale of the Tire Recycling Business and $.5 in notes payable by GreenMan). Approximately $1.3 million of the purchase price (as described below) will be subject to indemnification claims which may be brought by LTS or the Purchaser, as more fully described in the description of the Asset Purchase Agreement below. The purchase price will also be subject to adjustment based upon net working capital levels at closing. We estimate our net cash after the closing of the proposed sale of the Tire Recycling Business (the “Closing”) will exceed $5 million.  We intend to use such cash to grow our Welch Products' business model nationwide and pursue additional recycling, alternative fuel, alternative energy and other “Green” business opportunities that are intended to increase shareholder value.

Opinion of Financial Advisor to the Board of Directors (see page 23)

Our financial advisor, BCC Advisers, delivered a written opinion to our Board of Directors as to the fairness to the holders of our common stock of the sale of the Tire Recycling Business, from a financial point of view, considering the cash consideration (before any adjustments) to be paid to us in connection with the sale of the Tire Recycling Business. The full text of the written opinion of BCC Advisers, dated September 10, 2008, is attached as Appendix B to this Proxy Statement and should be read in its entirety for a description of the procedures followed, assumptions made, matters concerned and limitations on the review undertaken. We paid BCC Advisers a fee for the delivery of this opinion.

THE OPINION OF BCC ADVISERS IS DIRECTED TO OUR BOARD OF DIRECTORS.  THE OPINION WILL NOT BE UPDATED AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE PROPOSED SALE OF THE TIRE RECYCLING BUSINESS.

The Asset Purchase Agreement (see page 26)

Purchase Price

As consideration for the sale of all the assets relating to the Tire Recycling Subsidiaries, Purchaser will pay us approximately $26 million, based on a five times multiple of EBITDA (earnings before interest, tax, depreciation and amortization) subject to a post-closing adjustment based on the final net working capital of the Tire Recycling Subsidiaries as of the Closing. At the Closing, approximately $19 million of the purchase price will be used to pay down outstanding obligations, including approximately $13 million due our primary secured lender, Laurus and approximately $6 million of transaction related debt and payables and other obligations (consisting of $4 million in capital lease obligations and notes payable of the Tire Recycling Subsidiaries, $1.5 million of taxes due as a result of the sale of the Tire Recycling Business and $.5 in notes payable by GreenMan).  In addition, the Purchaser will withhold $0.5 million and we will place approximately $1.3 million in a restricted cash account to cover possible indemnification claims by Purchaser and LTS.  The Purchaser will also withhold $0.25 million until EBITDA of the Tire Recycling Subsidiaries is finally determined.

The Asset Purchase Agreement is attached to this Proxy Statement as Appendix A. We encourage you to read the Asset Purchase Agreement carefully. Our Board of Directors has unanimously approved the Asset Purchase Agreement, which is the binding legal agreement that governs the terms of the sale of our Tire Recycling Business.

Some of the key provisions of the Asset Purchase Agreement are as follows:

Representations and Warranties

The Asset Purchase Agreement contains customary representations and warranties of the parties relating to, among other things, their authority to enter into the Asset Purchase Agreement and, in the case of GreenMan, various aspects of the Tire Recycling Business.  For a more detailed description of the representations and warranties of each of the parties, please see page 28.

Covenants

The Asset Purchase Agreement contains customary covenants of the parties, including agreements by us to conduct the Tire Recycling Business in accordance with ordinary past practices and to refrain from certain actions between the time of signing the Asset Purchase Agreement and the closing of the sale of the Tire Recycling Business, and to use commercially reasonable efforts to solicit shareholder proxies approving the sale of the Tire Recycling Business.

No Solicitation of Competitive Proposals; Superior Offer

Under the terms of the Asset Purchase Agreement, we have agreed to immediately cease any discussions with any third party other than LTS and the Purchaser with respect to any sale of our Tire Recycling Business. In addition, we have agreed not to directly or indirectly solicit, initiate or encourage any inquiries or proposals regarding any acquisition proposal or participate in any discussions or negotiations regarding, or furnish to any person any information with respect of, or take any other action to facilitate, any acquisition proposal.  An acquisition proposal is any inquiry, offer or proposal by any person, other than the LTS Group, to acquire all or any material portion of our assets or the assets of the Tire Recycling Subsidiaries or any of our capital stock or the capital stock of the Tire Recycling Subsidiaries.

The Asset Purchase Agreement provides that our Board of Directors may, at any time prior to obtaining shareholder approval of the sale of the Tire Recycling Business, withdraw or modify its approval or recommendation of the Asset Purchase Agreement or the sale of the Tire Recycling Business or approve or recommend a superior offer to purchase the Tire Recycling Business if our Board of Directors determines, in good faith, that such offer constitutes a superior offer and determines that to do otherwise would violate the fiduciary duties of our Board of Directors.  We will be required to pay a termination fee equal to 4% of the purchase price if we terminate the Asset Purchase Agreement due to a superior offer.

Indemnification

The Asset Purchase Agreement provides that each party will indemnify the other for any losses incurred as a result of, among other things, breaches of representations, warranties and covenants, subject in certain circumstances to specified dollar and time limitations.

Conditions to Closing

The obligations of the parties to complete the sale of the Tire Recycling Business are subject to certain customary closing conditions, including, among other things:

•	the accuracy in all material respects of all of our representations and warranties in the Asset Purchase Agreement;

•
our performance in all material respects of all of our covenants and obligations under the Asset Purchase Agreement to be performed or complied with by us prior to the completion of the proposed sale of the Tire Recycling Business;

•	the Purchaser shall have obtained on terms and conditions satisfactory to it funds sufficient to complete the transaction; and

•	the shareholders of the Company shall have approved the proposed sale.

Termination

The Asset Purchase Agreement may be terminated:

•	by mutual consent of the parties;

•	by either party if the other party has failed to satisfy any of the closing conditions required to be satisfied by such party prior to Closing;

•
by either party if the other party has committed a material breach of any provision of the Asset Purchase Agreement and such breach has not been cured by such party within five business days of receipt of notice of such breach;

•
by us, if our Board of Directors, in compliance with the requirements of the Asset Purchase Agreement, concludes in good faith after consultation with legal counsel that a proposed transaction with a third party is superior to the terms of the proposed sale of the Tire Recycling Business and the failure to terminate the Asset Purchase Agreement in order to enter into a definitive agreement to complete such a superior proposal would be in violation of the fiduciary duties of our Board of Directors;

•
by Purchaser, if our Board of Directors withdraws or modifies its approval of the proposed sale of the Tire Recycling Business, approves, adopts or recommends another acquisition proposal, or approves or recommends that the Company enter into any agreement with respect to another acquisition proposal, or proposes to do any of the foregoing, or if we breach any of the material exclusivity provisions of the Asset Purchase Agreement, subject to the right of our Board of Directors to terminate the Asset Purchase Agreement to accept a superior proposal, as described above;

•	by either party, if our shareholders have not approved the sale of the Tire Recycling Business; or

•	by either party, if the Purchaser fails to obtain on terms and conditions satisfactory to it funds sufficient to complete the transaction.

Termination Payment and Expenses

All parties to the Asset Purchase Agreement have agreed that each party will pay its own expenses.

Under the terms of the Asset Purchase Agreement, we have agreed to pay LTS a termination fee equal to 4% of the purchase price (approximately $1.04 million) if:

•
we terminate the Asset Purchase Agreement due to a determination by our Board of Directors, in compliance with the requirements of the Asset Purchase Agreement, in good faith after consultation with legal counsel that a proposed transaction with a third party is superior to the terms of the proposed sale of the Tire Recycling Business and the failure to terminate the Asset Purchase Agreement in order to enter into a definitive agreement to complete such a superior proposal would be in violation of the fiduciary duties of our Board of Directors; or

•
Purchaser terminates the Asset Purchase Agreement due to a breach by us of our obligations not to withdraw or modify, or propose to withdraw or modify our approval of the transaction or our violation of the material exclusivity provisions of the Asset Purchase Agreement.

 Under the terms of the Asset Purchase Agreement, we have agreed to pay LTS documented legal fees and other out-of-pocket costs incurred in connection with the proposed sale of the Tire Recycling Business, up to a maximum of $150,000, if we do not receive the approval of the holders of at least 50.1% of our outstanding common stock of the sale of the Tire Recycling Business and as a result terminate the Asset Purchase Agreement.

The Voting Agreement (see page 32)

Simultaneously with the execution and delivery of the Asset Purchase Agreement, the members of our Board of Directors and all of our executive officers entered into the Voting Agreement with LTS, Purchaser and us (the “Voting Agreement”). Pursuant to the Voting Agreement, our directors and executive officers have agreed to vote in favor of the Asset Purchase Agreement and the transactions contemplated thereby.  As of September 12, 2008, the shares covered by the Voting Agreement represented in the aggregate approximately 25% of our outstanding common stock.

Related Party Transactions (see page 33)

Tire Recycling Business Related Party Transactions

We rent several pieces of equipment on a monthly basis from Valley View Farms, Inc. and Maust Asset Management, LLC, two companies co-owned by Mark Maust, who is President of GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies of Iowa, Inc.  In addition, we have entered into several capital lease agreements with Maust Asset Management, LLC which had an outstanding balance of approximately $640,000 at September 30, 2008. At the Closing of the sale of the Tire Recycling Business, the Purchaser will assume all remaining obligations under these capital lease agreements, and such amounts will be deducted from the proceeds of the sale received by us.

In April 2003, GreenMan Technologies of Iowa, Inc. entered into a ten-year lease with Maust Asset Management, LLC for a facility located on approximately 4 acres of land in Des Moines, Iowa.  In April 2005, GreenMan Technologies of Iowa, Inc. entered into an eight-year lease with Maust Asset Management, LLC for approximately 3 acres adjacent to the existing Iowa facility.  The aggregate current monthly rent payment under both leases is $11,750 plus real estate taxes. These lease arrangements will terminate at the close of the sale of the Tire Recycling Business, and we expect that the Purchaser will enter into a new lease arrangement with Maust Asset Management, LLC.

GreenMan Technologies of Minnesota, Inc. leases property located in Savage, Minnesota from Two Oaks, LLC, an entity co-owned by Mark Maust under a 12-year lease agreement. This lease will terminate at the close of the sale of the Tire Recycling Business, and we expect that the Purchaser will enter into a new lease arrangement with Two Oaks, LLC.

Other Related Party Transactions

Between June and August 2003, two immediate family members of Maurice Needham, our Chairman of the Board of Directors, loaned us a total of $400,000 under the terms of two-year, unsecured promissory notes which bear interest at the rate of 12% per annum. The two individuals agreed to extend the maturity date of these notes until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2009.  The current balance due under these notes is $400,000.

In September 2003, Bob Davis, a former officer of GreenMan, loaned us $400,000 under the terms of an unsecured promissory note which bears interest at the rate of 12% per annum. In July 2006, Mr. Davis assigned the remaining balance due under the note, $99,320, as follows: $79,060 to one of the noteholders described in the preceding paragraph and the remaining balance of $20,260 plus accrued interest of $13,500 to Mr. Needham.  All parties agreed to extend the maturity of the remaining balance of this note until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2009.  The current balance due under these notes is $99,320.

Between January and June 2006, Nicholas DeBenedictis, a director, loaned us $155,000 under three unsecured promissory notes which bear interest at the rate of 10% per annum with interest and principal due during the period from June 30, 2006 through September 30, 2006.  During the year ended of September 30, 2007 Mr. DeBenedictis agreed to extend the remaining balance due under the notes of $35,000 until the earlier of when all amounts due under the restructured Laurus credit facility have been repaid or June 30, 2009.

All outstanding principal and accrued interest due these individuals (approximately $535,000 and $130,000, respectively, at September 30, 2008) will be paid at the closing of the sale of the Tire Recycling Business.

Certain Material Federal and State Income Tax Consequences (see page 34)

The sale of assets contemplated by the Asset Purchase Agreement will be a transaction taxable to us for United States federal and state income tax purposes. We will recognize taxable income equal to the amount realized on the sale in excess of our tax basis in the assets sold.  However substantially all of the taxable gain on a federal tax basis will be offset against our current year losses from operations plus available net operating loss carry forwards, as currently reflected on our consolidated federal income tax returns. We do not have substantial state net operating loss carry forwards and anticipate that a majority of our tax obligations resulting from this contemplated transaction will be on a state tax level.

The sale of assets contemplated by the Asset Purchase Agreement will not be a taxable event for our stockholders under applicable United States federal income tax laws.

Accounting Treatment (see page 34)

We will record the sale of the Tire Recycling Business in accordance with generally accepted principles in the United States. Upon completion of the disposition, we will recognize a gain for financial statement purposes equal to the net proceeds (sum of purchase price less expenses of the sale) less the book value of the assets and liabilities sold.

Regulatory Approvals (see page 34)

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to complete the sale of the Tire Recycling Business, other than the filing of this Proxy Statement with the Securities Exchange Commission (the “SEC”). If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions contemplated by the Asset Purchase Agreement.

No Changes in the Rights of Shareholders (see page 34)

There will be no change in the rights of our shareholders as a result of the sale of the Tire Recycling Business.

No Appraisal Rights (see page 34)

Our shareholders do not have appraisal rights under the Delaware General Corporation Law in connection with the sale of the Tire Recycling Business.

Required Vote (see page 34)

The affirmative vote of holders of a majority of the outstanding shares of common stock is required in order to approve the sale of the Tire Recycling Business. Because the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting is required to approve the sale of the Tire Recycling Business, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as a vote “AGAINST” the sale of the Tire Recycling Business.  Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the sale of the Tire Recycling Business.

Recommendation of our Board of Directors Regarding the Sale of the Tire Recycling Business (see page 35)

For the reasons described above, our Board of Directors has determined that the proposed sale of the Tire Recycling Business is in the best interests of the Company and our shareholders. Accordingly, our Board of Directors has unanimously approved the proposed sale of the Tire Recycling Business and Asset Purchase Agreement and unanimously recommends to our shareholders that they vote “FOR” approval of Proposal No. 1:  Approval of the Sale of the Tire Recycling Business.

Proposal No. 2: Adjournment of the Special Meeting:

Purpose (see page 36)

In the event there are not sufficient votes present, in person or by proxy, at the Special Meeting to approve the sale of the Tire Recycling Business, our chief executive officer, acting in his capacity as chairperson of the meeting, may propose an adjournment of the Special Meeting to a later date or dates to permit further solicitation of proxies.

Required Shareholder Vote to Approve the Adjournment Proposal (see page 36)

Approval of  Proposal No. 2 will require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Assuming the presence of a quorum, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have no effect on Proposal No. 2:  Adjournment.

Recommendation of our Board of Directors (see page 36)

Our Board of Directors unanimously recommends that our shareholders vote “FOR” approval of Proposal No. 2 to adjourn the Special Meeting, if necessary to obtain the requisite number of proxies to approve Proposal No. 1.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED PROPOSALS

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you own shares of our common stock. This Proxy Statement describes the proposals on which we would like you, as a shareholder, to vote at the Special Meeting. It also gives you information on the proposals so that you can make an informed decision.

Who can vote at the Special Meeting?

Only shareholders of record at the close of business on October 3, 2008 will be entitled to vote at the Special Meeting.

What is being voted on?

You are being asked to vote on the following matters:

1.	To approve the sale of our Tire Recycling Business; and

2.
To approve one or more adjournments of the Special Meeting, if deemed necessary to facilitate the approval of Proposal No. 1, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve Proposal No. 1.

What will happen if the proposed sale of the Tire Recycling Business is approved?

If the proposed sale of the Tire Recycling Business is approved, we will complete the sale subject to the satisfaction of the closing conditions set forth in the Asset Purchase Agreement. We anticipate that the transaction will close shortly after the Special Meeting.

What will happen if the proposed sale of the Tire Recycling Business is not approved?

If we are unable to successfully complete the sale of our Tire Recycling Business and if we are unable to restructure the terms and maturity of our obligations under our credit facility with Laurus Master Fund, Ltd., our senior secured lender (“Laurus”), on acceptable terms we: (1) will be unable to meet the increased monthly principal payments due under such credit facility with Laurus scheduled to commence in October 2008 and therefore may be deemed to be in default under the terms of our agreement with Laurus, which has reserved all rights with respect to such default and who may exercise its right to foreclose on our assets; (2) anticipate receiving a “going concern” opinion from our auditors for the fiscal year ended September 30, 2008 which will have a negative impact on our ability to secure additional future financing; and (3) may, under certain circumstances, owe a termination fee to Purchaser.

Does the Board of Directors recommend that I vote on the proposals to be considered and voted upon at the Special Meeting?

Our Board of Directors unanimously recommends that you vote your shares:

•	“FOR” the proposed sale of the Tire Recycling Business to the Purchaser; and
•	“FOR” the adjournment of the Special Meeting, if necessary to obtain the requisite number of proxies to approve the proposed sale of the Tire Recycling Business to the Purchaser.

How do I vote?

After carefully reading and considering the information contained or referred to in this Proxy Statement, including the Appendices, you may either (i) complete, sign and date your proxy card and voting instructions and return them in the enclosed postage-paid envelope or (ii) vote in person at the Special Meeting. Please vote your shares as soon as possible so that your shares will be represented at the Special Meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Your broker will vote your shares only if you provide instructions to your broker on how to vote. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker.

Can I change my vote after I have delivered my proxy?

Yes. You may revoke your proxy at any time before it is voted at the meeting by (i) delivering a written notice of revocation to Charles E. Coppa, our Chief Financial Officer and Corporate Secretary, at GreenMan Technologies, Inc. 12498 Wyoming Avenue South, Savage, Minnesota, 55378 (ii) delivering a later-dated proxy, or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting, in and of itself, will not constitute a revocation of a proxy. If your shares are held in an account at a brokerage firm or a bank, you should contact your brokerage firm or bank for instructions on how to change your vote.

How many votes are required to approve the sale of the Tire Recycling Business?

The affirmative vote of holders of a majority of the shares of common stock is required in order to approve the sale of the Tire Recycling Business. Because the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting is required to approve the sale of the Tire Recycling Business, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as a vote against the sale of the Tire Recycling Business.

Am I entitled to appraisal rights?

No, our shareholders do not have appraisal rights under the Delaware General Corporation Law in connection with the sale of the Tire Recycling Business.

When do you expect the sale of the Tire Recycling Business to be completed?

It is currently anticipated that the transactions and actions contemplated in the Asset Purchase Agreement will be completed as promptly as practicable following our Special Meeting to be held on November 13, 2008.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.  We may also engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

Who should I call if I have any questions about the Special Meeting?

If you have any questions about the Special Meeting, you should contact Charles E. Coppa, our Chief Financial Officer and Corporate Secretary, at (781) 224-2411.

THE SPECIAL MEETING

Time, Date and Place; Matters to be Considered

The Special Meeting will be held on November 13, 2008, at 10:00 a.m. local time, in the Youngstown Room at the Sleep Inn & Suites, 5850 Morning Star Court, Pleasant Hill, Iowa 50327. At the Special Meeting, shareholders will be asked to consider and vote upon each of the proposals and conduct such other business as may properly come before the Special Meeting and any adjournment thereof.

Voting and Record Date

The Board of Directors has fixed October 3, 2008, as the record date (“Record Date”) for determining holders of shares of our common stock that are entitled to receive notice of and to vote at the Special Meeting. Each holder of record of shares of our voting stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval of the proposals and any other matter to be submitted to a vote of our shareholders at the Special Meeting. At October 3, 2008, there were 30,880,435 shares of common stock outstanding.

Approval of Proposal No. 1 will require the affirmative vote of the holders of a majority of our outstanding shares entitled to vote thereon. Therefore, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as votes against Proposal No. 1. Approval of Proposal No. 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Assuming the presence of a quorum, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have no effect on Proposal 2.

The Board of Directors has unanimously approved each of the proposals and recommends that shareholders vote “FOR” the approval of each of the proposals. We are seeking requisite shareholder approval of each of the proposals.

A complete list of shareholders entitled to vote at the Special Meeting shall be available for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours at the principal executive offices of the Company. The list will also be available at the Special Meeting.

Quorum

The required quorum for the transaction of business at the Special Meeting is a majority of the shares entitled to vote at such meeting by holders of shares of our common stock outstanding on the Record Date. Broker non-votes and shares that are voted “FOR” or “AGAINST” a proposal or marked “ABSTAIN” are treated as being present at the Special Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting with respect to each proposal.

Abstentions and Broker Non-Votes

Broker “non-votes” and the shares of voting stock as to which a shareholder abstains are included for purposes of determining whether a quorum of shares of voting stock is present at a meeting. A broker “non-vote” occurs when a nominee holding shares of voting stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Proposals 1 and 2 are non-discretionary items, which means that a nominee may not vote on either proposal without instructions from the beneficial owner. Since Proposal 1 requires the affirmative vote of a majority of our outstanding voting stock entitled to vote at the Special Meeting, abstentions and broker “non-votes” have the effect of votes “AGAINST” Proposal 1. Since Proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it, assuming the presence of a quorum, abstentions and broker “non-votes” will have no effect on Proposal 2.

Brokerage Accounts

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the proxy card representing your shares. In addition, if you hold your shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet. Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet.

Proxies

Our Board of Directors is asking for your proxy. Giving the Board of Directors your proxy means you authorize the named proxies to vote your shares at the Special Meeting in the manner you direct. You may vote for or against the proposals or abstain from voting. All valid proxies received prior to the Special Meeting will be voted. All shares of common stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting in accordance with the choices marked thereon by the shareholders. Unless a contrary choice is marked, the shares represented by each proxy will be voted FOR approval of each of the proposals. At the time this Proxy Statement was mailed to shareholders, we were not aware that any other matters not referred to herein would be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Corporate Secretary at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Attendance at the Special Meeting

Only holders of common stock may attend the Special Meeting. If you wish to attend the Special Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and photo identification at the Special Meeting. For example, you could bring an account statement showing that you beneficially owned shares of our common stock as of the record date as acceptable proof of ownership.

Costs of Solicitation

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.  We may also engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

FORWARD LOOKING STATEMENTS

Statements in this Proxy Statement that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These forward looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk.  Actual results could differ materially from projected results because of factors such as:

•
If our shareholders fail to approve the proposed sale of our Tire Recycling Business, or if we are unable to satisfy the other conditions to closing the proposed transaction, certain of which are not within our control, our liquidity, financial position and business may be harmed.

•
We have substantial indebtedness to Laurus Master Fund secured by substantially all of our assets.  If an event of default occurs under the secured notes issued to Laurus, Laurus may foreclose on our assets and we may be forced to curtail or cease our operations or sell some or all of our assets to repay the notes.

•	Even if we complete the proposed transaction, we may be unable to successfully operate our remaining business.

•	We may be unable to identify potential business opportunities or successfully operate such new businesses once identified.

•	If we acquire other companies or businesses we will be subject to risks that could harm our business.

•
We have been profitable in the most recent quarter and four of the last five consecutive quarters, but we lost money in the previous eighteen consecutive quarters. We may need additional working capital if we do not maintain profitability, which if not received, may force us to curtail operations.

•	The delisting of our common stock by the American Stock Exchange has limited our stock’s liquidity and could substantially impair our ability to raise capital.

Any of these factors could affect our ability to consummate the transaction described herein and cause our actual results to differ materially from the guidance given at this time. For further information about the risks of the proposed transaction and our Company, we refer you to the section entitled “Risk Factors” beginning on page 15 as well as the documents we file from time to time with the Securities and Exchange Commission, particularly our Form 10-QSB for the fiscal quarter ended June 30, 2008 and our Form 10-KSB for the fiscal year ended September 30, 2007.

There are representations and warranties contained in the Asset Purchase Agreement that is attached as an appendix and described herein which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Therefore, you should not rely on the representations and warranties contained in the Asset Purchase Agreement as statements of factual information.

We do not assume any obligation to update information contained in this document, except as required by federal securities laws. Although this Proxy Statement may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.  Neither our website nor its contents are a part of this Proxy Statement.

RISK FACTORS

You should carefully consider the special risk considerations described below as well as other information provided to you or referenced in this Proxy Statement in deciding how to vote on the proposed sale of the Tire Recycling Business. The special risk considerations described below are not the only ones we face. For a discussion of additional risk considerations, we refer to you the documents we file from time to time with the Securities and Exchange Commission, particularly our Form 10-KSB for the fiscal year ended September 30, 2007 and our Form 10-QSB for the fiscal quarter ended June 30, 2008, which are attached as Appendix C and Appendix D hereto.  Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Special Risk Considerations Regarding the Proposed Sale of the Tire Recycling Business:

If we fail to complete the sale of the Tire Recycling Business, our business may be harmed.

We cannot assure you that the sale of the Tire Recycling Business will be completed. As a result of our announcement of the sale of the Tire Recycling Business, third parties may be unwilling to enter into material agreements with respect to our Tire Recycling Business. New or existing customers may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers may perceive that such relationships are likely to be more stable. If we fail to complete the proposed sale of the Tire Recycling Business, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition.

If we fail to complete the sale of the Tire Recycling Business, our liquidity and financial position may be harmed.

If we are unable to close the sale of our Tire Recycling Business, we may owe a termination fee (4% of the purchase price if we or the Purchaser terminates the Asset Purchase Agreement under certain circumstances related to the sale of our Tire Recycling Business to another party on superior terms (although, currently, the Board of Directors has not received a superior offer) or up to $150,000 if we terminate the Asset Purchase Agreement due to our inability to obtain shareholder approval of the transaction) that could exhaust our cash reserves and cause us to be unable to pay our scheduled obligations. In addition, if we are unable to restructure the terms and maturity of our Laurus obligations we (1) will be unable to meet the increased monthly principal payments due Laurus scheduled to commence in October 2008 and therefore may be deemed in default under the terms of our agreement with Laurus who has reserved all rights with respect to such default and who may exercise its right to foreclose on our assets and (2) anticipate receiving a “going concern” opinion from our auditors for the fiscal year ended September 30, 2008 which will have a negative impact on our ability to secure additional future financing.

You will not receive any of the proceeds from the sale of the Tire Recycling Business.

The purchase price for the assets of the Tire Recycling Business will be paid directly to us or our creditors. We intend to pay off our indebtedness with the proceeds of the sale of our Tire Recycling Business and to use the remaining proceeds to pursue new business opportunities. Therefore, no proceeds will be received by our shareholders as a result of the sale.

The Asset Purchase Agreement may expose us to contingent liabilities.

Under the Asset Purchase Agreement, we are required to indemnify the LTS Group for the breach or violation of any representation, warranty or covenant made by us in the Asset Purchase Agreement, subject to certain limitations and up to a maximum of 5% of the total purchase price. Significant indemnification claims by the LTS Group could have a material adverse effect on our financial condition.

We will be prohibited from competing with the Tire Recycling Business on a regional basis for five years from the date of the closing.

The Asset Purchase Agreement provides that for a period of five years after the closing of the transaction, we will not (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an agent, security holder, consultant, stockholder, subsidiary, partner or otherwise with any person, firm corporation or business that engages in any activity that is the same as, similar to, or competitive with the business of collection, disposal, shredding, processing, recycling or sale of used tires, including without limitation the production of fuel chips, tire derived mulch, tire shreds, crumb rubber and other tire derived feedstock, anywhere within the states of Iowa, Minnesota, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin or (ii) sell crumb rubber to any person who is a customer of ours as of the date of the Asset Purchase Agreement.

Even if our stockholders approve the sale of the Tire Recycling Business, we cannot be sure when, or even if, the sale of the Tire Recycling Business will be completed.

The completion of the sale of the Tire Recycling Business is subject to the satisfaction of a number of conditions, including, among others, the requirement that we obtain shareholder approval of the sale and the requirement that the Purchaser obtain funds sufficient to complete the transaction on terms and conditions satisfactory to it. In addition, the Purchaser may terminate the agreement if we do not cure breaches, if any, of a material provision of the Asset Purchase Agreement within five business days of notice of such breach. We cannot guarantee that we will be able to meet the closing conditions of the Asset Purchase Agreement. If we are unable to meet the closing conditions, the Purchaser is not obligated to purchase the Tire Recycling Business. We also cannot be sure that other circumstances, for example, a material adverse event, will not arise that would allow the Purchaser to terminate the Asset Purchase Agreement prior to closing. If the asset sale is not approved or does not close, our Board of Directors will be forced to evaluate other alternatives, which are expected to be less favorable to us than the proposed sale of the Tire Recycling Business. In addition, we would likely not have sufficient capital to repay our Laurus indebtedness when it becomes due and therefore be deemed in default under the terms of our agreement with Laurus who has reserved all rights with respect to such default and who may exercise its right to foreclose on our assets

The Asset Purchase Agreement limits our ability to pursue alternatives to the asset sale.

The Asset Purchase Agreement contains provisions that make it more difficult for us to sell our Tire Recycling Business to a party other than the Purchaser. These provisions include the general prohibition on soliciting any acquisition proposal or offer for a competing transaction and the requirement that we pay a termination fee equal to 4% of the purchase price if the Asset Purchase Agreement is terminated in specified circumstances.

These provisions could discourage a third party that might have an interest in acquiring our Tire Recycling Business or our company from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by the Purchaser. Furthermore, the termination fee may result in a potential competing acquirer offering to pay a lower per share price to acquire our company than it might otherwise have offered to pay. The payment of the termination fee could also have an adverse effect on our financial condition.

On October 1, 2008, the monthly principal payments to Laurus under the terms of our Credit Facility which matures on June 30, 2009 were scheduled to increase substantially and if the sale of our Tire Recycling Business is not completed we may default on these notes.

As of June 30, 2008, we owed Laurus approximately $12.8 million under a credit facility which matures on June 30, 2009. On October 1, 2008, our monthly principal payments were scheduled to increase from $100,000 to $400,000 per month until maturity.  We will not be able to satisfy these monthly payments through existing cash flow from operations.  Therefore, if we fail to make such payments we may be deemed in default under the terms of our agreement with Laurus. We are currently in discussions with Laurus regarding an agreement to extend the term of the credit facility by twelve months and reduce the monthly principal payments to $100,000 for the remainder of the existing term and the potential extension term.  We have not reached a formal agreement with Laurus on this matter and we believe such an agreement, if successful, will require us to pay significant fees in addition to the issuance of significant additional warrants to purchase our common stock similar to those previously issued to Laurus. If we are unable to restructure our remaining principal payments and extend the maturity of our outstanding Laurus debt or obtain additional financing we may be deemed in default under the terms of our agreement with Laurus who has reserved all rights with respect to such default and who may exercise its right to foreclose on our assets. In addition, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans. Laurus has verbally agreed to defer our October and November 2008 principal payments pending the closing of the sale of our Tire Recycling Business prior to November 30, 2008.

By completing the proposed sale, we will be selling our Tire Recycling Business which has historically generated substantially all our revenue. In order to increase revenue, we will need to achieve sustained profitably of our Welch division and identify and successfully execute new business initiatives.

We will be selling our entire Tire Recycling Business which has historically been the source of substantially all of our revenue. Following the sale of the Tire Recycling Business, we will have minimal long-term debt and more than $5 million of available cash. We intend to invest a portion of the net proceeds of this transaction to grow our Welch Products' business model nationwide and pursue additional recycling, alternative fuel, alternative energy and other “Green” business opportunities through our recently announced subsidiary, GreenMan Renewable Fuel and Alternative Energy, Inc.  We believe we will be able to satisfy our cash requirements through at least fiscal 2010. If Welch is unable to achieve sustained profitability during fiscal 2009 and we are unable to obtain additional financing to supplement our cash position, our ability to maintain our current level of operations could be materially and adversely affected.  There is no guarantee we will be able to achieve sustained profitability of our Welch Products business or of new business opportunities.

If we acquire other companies or businesses we will be subject to risks that could hurt our business.

A significant part of our business strategy entails future acquisitions or significant investments in businesses that offer complementary products and services.  Promising acquisitions are difficult to identify and complete for a number of reasons. Any acquisitions completed by our company may be made at a premium over the fair value of the net assets of the acquired companies and competition may cause us to pay more for an acquired business than its long-term fair market value. There can be no assurance that we will be able to complete future acquisitions on terms favorable to us or at all. In addition, we may not be able to integrate any future acquired businesses, at all or without significant distraction of management into our ongoing business. In order to finance acquisitions, it may be necessary for us to issue shares of our capital stock to the sellers of the acquired businesses and/or to seek additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to us and, in the case of an equity financing or the use of our stock to pay for an acquisition, may result in dilution to our existing stockholders.

PROPOSAL NO. 1

APPROVAL OF THE SALE OF THE TIRE RECYCLING BUSINESS

General

Pursuant to the Asset Purchase Agreement, we will sell to the Purchaser our Tire Recycling Business, which includes all of the assets that relate to each of our tire recycling subsidiaries. Upon consummation of the proposed sale of the Tire Recycling Business, ownership of the assets held by the tire recycling subsidiaries will be transferred to the Purchaser. The sale of the Tire Recycling Business will constitute the sale of substantially all of our assets.

The Parties

GreenMan Technologies, Inc.

We, GreenMan Technologies, Inc. (“GreenMan,” “we,” or “us”), operate two facilities that collect, process and market scrap tires in whole, shredded or granular form. We are headquartered in Savage, Minnesota and currently operate tire processing operations in Iowa and Minnesota.  We were originally founded in 1992 and have operated as a Delaware corporation since 1995.  Our core businesses is collecting, processing and marketing scrap tires in whole, shredded or granular form (the “Tire Recycling Business”).

Welch Products, which we acquired on October 1, 2007, is headquartered in Carlisle, Iowa and specializes in the design, development, and manufacturing of market-branded, recycled-content products and services that provide schools and municipalities with environmentally responsible products to create safer work and play environments. Welch's patented products and processes include playground safety tiles, roadside anti-vegetation products, construction molds and highway guard-rail rubber spacer blocks. Through its recent acquisition of Playtribe, Inc., Welch Products also provides innovative playground design, equipment and installation. Welch Products had been one of our crumb rubber customers for several years.

GreenMan Renewable Fuel and Alternative Energy, Inc.’s primary objective is to pursue licenses, joint-ventures and long-term contracts with third parties focused on the commercialization of existing and late-stage development products and processes in green-based technologies including renewable fuels, alternative energy and recycled products.

GreenMan Technologies of Minnesota, Inc.

GreenMan Technologies of Minnesota, Inc. is a Minnesota corporation and wholly owned subsidiary of GreenMan.  GreenMan Technologies of Minnesota, Inc. operates our tire processing facility located in Savage, Minnesota.

GreenMan Technologies of Iowa, Inc.

GreenMan Technologies of Iowa, Inc. is an Iowa corporation and wholly owned subsidiary of GreenMan.  GreenMan Technologies of Iowa, Inc. operates our tire processing facility located in Des Moines, Iowa.

Liberty Tire Services, LLC

Liberty Tire Services, LLC (“LTS”) is a Delaware limited liability company based in Pittsburgh, Pennsylvania that currently operates fourteen scrap tire processing facilities in the United States.  LTS’ principal executive offices are located at 625 Liberty Avenue, Suite 3100, Pittsburgh, PA 15222 and its phone number is (412) 562-0148.

Liberty Tire Services of Ohio, LLC

Liberty Tire Services of Ohio, LLC (the “Purchaser”) is a Delaware limited liability company and wholly owned subsidiary of LTS.  The Purchaser will be purchasing our Tire Recycling Business.

Reasons for the Sale of the Tire Recycling Business

We believe GreenMan is one of the top five tire recyclers in the United States. Our current tire processing operations manage over 12 million tires annually.  We are paid a fee to collect, transport and process scrap tires (i.e., collection/processing revenue) in whole or two inch or smaller rubber chips which are then sold (i.e., product revenue) as tire-derived fuel, tire-derived aggregate, or crumb rubber feedstock for playground, athletic track and field and road surfacing.

Prior to September 30, 2005, we operated tire processing operations in California, Georgia, Iowa, Minnesota and Tennessee and operated under agreements to supply, through our Georgia and Tennessee subsidiaries, whole tires used as alternative fuel to cement kilns located in Alabama, Florida, Georgia, Illinois, Missouri and Tennessee. While our Iowa and Minnesota operations have been historically cash flow positive and performed well, our other operating locations were unable to obtain sustained profitability.  We were required to increase our level of long term debt in order to sustain these operations as we implemented cost reduction and revenue enhancing initiatives.  These initiatives were unsuccessful.  Due to the magnitude of the continuing operating losses incurred by our Georgia and Tennessee subsidiaries, which totaled $5.2 million, and our California subsidiary, which totaled $3.2 million, our Board of Directors determined it to be in the best interest of our company to discontinue all Southeastern and West coast tire recycling operations and dispose of the operating assets of these subsidiaries in fiscal 2005 and 2006. As a result, we reported net losses of approximately $15.2 million and $3.7 million for the fiscal years ended September 30, 2005 and 2006, respectively.

A majority of the operating losses for our Tennessee subsidiary were due to rapid market share growth within the state necessitating us to transport an increasing number of Tennessee scrap tires to our Georgia facility for processing which resulted in significant transportation and processing costs. A majority of the operating losses for our Georgia subsidiary were due to: (1) the negative impact of processing a significant number of Tennessee sourced tires; (2) a change in the specifications of our primary customers, which required a smaller product and resulted in reduced processing capacity and significantly higher operating costs; and (3) the failure of our equipment to perform in a reliable manner due to the fact that our older equipment was required to process an increasing number of scrap tires. A majority of the California operating losses were due to significantly higher operating costs and the failure of our equipment to perform in a reliable manner.

In April 2006, our Board of Directors named Lyle Jensen as President and Chief Executive Officer succeeding Robert H. Davis, who resigned those positions.  Mr. Jensen implemented a 5-step turnaround plan designed to: (1) stabilize our business; (2) maximize continuing operations; (3) successfully renegotiate our existing $9 million credit facility in order to obtain additional near term capital and gain time to implement our turnaround plan; (4) finalize the sale of our operations in Tennessee and Georgia; and (5) aggressively pursue strategic business development opportunities intended to leverage our existing operations to maximize shareholder value and position ourselves to retire the significant amount of secured long term debt incurred to fund our historical losses.

In June 2006, we entered into a $16 million amended and restated credit facility with our primary secured lender, Laurus Master Fund, Ltd. (“Laurus”). The new credit facility consists of a $5 million non-convertible secured revolving note and an $11 million secured non-convertible term note which both mature on June 30, 2009. We used approximately $9,972,000 of the term loan proceeds to repay certain existing debt (including approximately $8.5 million due to Laurus) and to pay approximately $888,000 in transaction fees associated with the new credit facility.  During the period from July 2006 to June 2007, we only paid interest on our outstanding Laurus term debt which allowed us to implement steps 1 thorough 4 of our turnaround plan. Our monthly principal payments were scheduled to increase from $100,000 to $400,000 per month commencing October 1, 2008.  We believe we will be unable to make such monthly payments based on our existing cash flow from operations.  If we are unable to make such payments we may be deemed in default under the terms of our agreement with Laurus. We are currently in discussions with Laurus regarding an agreement to extend the term of the credit facility by twelve months and reduce the monthly principal payments to $100,000 for the remainder of the existing term and the potential extension term.  We have not reached a formal agreement with Laurus on this matter and we believe such an agreement, if successful, will require us to pay significant fees in addition to the issuance of significant additional warrants to purchase our common stock similar to those previously issued to Laurus. If we are unable to restructure our remaining principal payments and extend the maturity of our outstanding Laurus debt or obtain additional financing we may be deemed in default under the terms of our agreement with Laurus who has reserved all rights with respect to such default and who may exercise its right to foreclose on our assets. Laurus has verbally agreed to defer our October and November 2008 principal payments pending the closing of the sale of our Tire Recycling Business prior to November 30, 2008.

As part of our turnaround plan, we acquired Welch Products, Inc. on October 1, 2007.  Welch Products, headquartered in Carlisle, Iowa, specializes in the design, development, and manufacturing of market-branded, recycled-content products and services that provide schools and municipalities with environmentally responsible products to create safer work and play environments. Welch's patented products and processes include playground safety tiles, roadside anti-vegetation products, construction molds and highway guard-rail rubber spacer blocks. Through its recent acquisition of Playtribe, Inc., Welch Products also provides innovative playground design, equipment and installation. Welch Products had been one of our crumb rubber customers for several years.

Revenues associated with Welch Products since the date of acquisition through June 30, 2008 were $2,093,596 and their net operating loss was $686,780.  Welch Products has not yet reached sustained profitability. Since the date of acquisition, we have made a significant investment in sales and marketing initiatives intended to promote the Welch patented products and establish market presence.  We estimate Welch will realize revenue growth in excess of 90% this year as compared to the previous year. Our consolidated performance will be negatively impacted unless Welch begins generating positive operating cash flow and achieves profitable status on a sustained basis for all Welch operations.

In addition, in September 2008 we announced the formation of a new subsidiary, GreenMan Renewable Fuel and Alternative Energy, Inc.  Our primary objective for this subsidiary is to pursue licenses, joint-ventures and long-term contracts focused on the commercialization of existing and late-stage development products and processes in green-based technologies including renewable fuels, alternative energy and recycled products. To date, GreenMan Renewable Fuel and Alternative Energy has generated no revenues nor incurred any operating expenses.

Background of the Sale of the Tire Recycling Business

In response to the belief we would be unable to meet the increased monthly principal payments to Laurus, which were scheduled to commence on October 1, 2008 and the fact that any material modification to the existing terms and maturity of the debt would be extremely costly, our Board of Directors began to actively explore strategic alternatives during the first quarter of fiscal 2007. Management and members of the Board of Directors have met with over 20 entities since the first quarter of fiscal 2007 to discuss various potential strategic alternatives intended to address the pending June 2009 maturity of the Laurus debt. These entities included various competitors within the scrap tire recycling industry, companies representing vertical and horizontal integration opportunities, as well as entities outside our industry who expressed an interest in a reverse merger with a public entity such as GreenMan. In addition, in July 2007 we retained Institutional Marketing Services (“IMS”), a full service investor relations firm, to assist us in identifying additional potential strategic partners and opportunities.

Throughout this process, we did not receive any interest in a business combination or acquisition of our entire company, but we did receive indications of interest from a third party in selling their molded recycled rubber products business to us as well as an interest by another third party in purchasing our Tire Recycling Business on a stand alone basis.

On October 1, 2007, we acquired Welch Products, Inc. This transaction was structured as a share exchange in which 100 percent of Welch’s common stock was exchanged for 8 million shares of our common stock, valued at $2,800,000 based on the fair market value of the 8 million shares issued in this transaction on the date of issuance.  Revenues associated with Welch Products from the date of acquisition through June 30, 2008 were $2,093,596 and net operating loss was $686,780.  Our Welch Products division has not yet reached sustained profitability. Since the date of acquisition, we have made a significant investment in sales and marketing initiatives intended to promote the Welch patented products and establish market presence.  We estimate that Welch will realize revenue growth in excess of 90% this fiscal year as compared to the previous year.

In early 2008, senior management met on several occasions with representatives of LTS to discuss the potential acquisition of GreenMan’s Tire Recycling Business by LTS or an affiliate of LTS. LTS, is a Delaware limited liability company based in Pittsburgh, Pennsylvania. LTS currently operates fourteen scrap tire processing facilities and is the largest tire recycling company in the United States with revenues exceeding $100 million. Based on managements’ extensive knowledge of the tire recycling industry and LTS’ recent history of significant acquisitions within the Midwest, our Board of Directors believed LTS would be a suitable buyer for our Tire Recycling Business. In April 2008, we received a non-binding proposal from LTS to purchase the Tire Recycling Businesses. In June 2008 senior management of LTS gave a presentation to our Board of Directors regarding a potential transaction.

On July 1, 2008, our Board of Directors met to discuss the status of the potential transaction with LTS and approved the execution of a non-binding letter of intent for the purchase of the Tire Recycling Business by LTS and/or its affiliate.  After we executed the letter of intent with LTS, LTS conducted a financial and business due diligence review of our Tire Recycling Business, which included various meetings with us during July and August 2008.

Our Board of Directors believed the terms of the proposed transaction with LTS were in the best interest of GreenMan shareholders.  To confirm this belief our Board of Directors decided to obtain independent verification of the fairness of the transaction.  Therefore, during July 2008, management interviewed seven potential financial advisors to provide an opinion as to the fairness from a financial perspective (“fairness opinion”) of the consideration to be received from LTS by GreenMan for the Tire Recycling Business. On August 1, 2008, the Board of Directors met and approved the hiring of BCC Advisers, a Des Moines, Iowa based firm to provide the fairness opinion.

During August 2008 we received a draft agreement that covered the basic terms of the proposed transaction, including that the purchase price for the Tire Recycling Business would be equal to five (5) times the Tire Recycling Business’s EBITDA (earnings before interest, tax, depreciation, and amortization) for the twelve months September 30, 2008, plus assumption of certain liabilities and subject to certain purchase price adjustments.  We estimate the gross purchase price will be approximately $26 million.  Up to 5% of the total purchase price (estimated to be $1.3 million) may be subject to indemnification claims by LTS or Purchaser.

Throughout the following weeks, we and our advisors negotiated the terms of the Asset Purchase Agreement with LTS and its advisors. The terms of the Asset Purchase Agreement negotiated by the parties were consistent with prior discussions between GreenMan and LTS.  On September 9, 2008, we finalized the terms of the Asset Purchase Agreement and LTS indicated that it had received a financing commitment that would provide sufficient funding for payment of the purchase price to us upon the closing of the proposed transaction.

On September 11, 2008, our Board of Directors convened a meeting to review the final Asset Purchase Agreement and the proposed sale of the Tire Recycling Business in accordance with the terms and conditions set forth in the Asset Purchase Agreement. All of our directors participated in this meeting in addition to members of our management team. In accordance with the terms of its engagement letter with us, BCC Advisers, at the request of our Board of Directors delivered an oral opinion (which opinion was subsequently confirmed in writing) to our Board of Directors at a meeting. The opinion stated that, on the basis of its analyses and review and in reliance on the accuracy and completeness of the information furnished to it and subject to the limitations, qualifications and assumptions noted in its opinion, as of September 11, 2008, the estimated $26 million consideration to be received from the sale of the Tire Recycling Business was adequate consideration and that the proposed transaction was fair to GreenMan’s shareholders from a financial point of view. Based on this information and after additional discussions, the Board of Directors determined that entry into the Asset Purchase Agreement and completion of the proposed sale of the Tire Recycling Business were in the best interests of the Company and our shareholders. Our Board of Directors then approved (i) the Asset Purchase Agreement, (ii) the related transaction agreements, and (iii) the proposed sale of our Tire Recycling Business to LTS on the terms set forth in those agreements, and authorized management to execute the transaction agreements on our behalf.

On September 12, 2008, we executed the Asset Purchase Agreement with LTS and publicly announced the agreement on September 15, 2008.

Effect of the Sale of the Tire Recycling Business

If our shareholders approve the sale of the Tire Recycling Business, we will seek to complete the sale. We will use the proceeds of the sale of the Tire Recycling Business to repay approximately $19 million of outstanding obligations, including approximately $13 million due Laurus and approximately $6 million of transaction related debt and payables and other obligations (consisting of $4 million in capital lease obligations and notes payable of the Tire Recycling Subsidiaries, $1.5 million of taxes due as a result of the sale of the Tire Recycling Business and $.5 in notes payable by GreenMan). Approximately $1.3 million of the purchase price will be subject to indemnification claims which may be brought by LTS or the Purchaser. The purchase price will also be subject to adjustment based upon net working capital levels at closing. We estimate our net cash after closing will exceed $5 million.  We intend to use such cash to grow our Welch Products' business model nationwide and pursue additional recycling, alternative fuel, alternative energy and other “Green” business opportunities that are intended to increase shareholder value.

We believe that if we are unable to successfully complete the sale of our Tire Recycling Business and are unable to restructure the terms and maturity of our Laurus obligations on acceptable terms we (1) will be unable to meet the increased monthly principal payments due Laurus scheduled to commence in October 2008 and therefore may be deemed to be in default under the terms of our agreement with Laurus, who has reserved all rights with respect to such default and who may exercise its right to foreclose on our assets; (2) anticipate receiving a “going concern” opinion from our auditors for the fiscal year ended September 30, 2008 which will have a negative impact on our ability to secure additional future financing; and (3) may, under certain circumstances, owe a termination fee to Purchaser.

Laurus Financing

On June 30, 2006, we entered into a $16 million amended and restated credit facility with Laurus Master Fund, Ltd. (“Laurus”) (the “Credit Facility”). The Credit Facility consists of a $5 million non-convertible secured revolving note and an $11 million secured non-convertible term note.

The revolving note has a term of three years from the closing, and bears interest on any outstanding amounts at the prime rate published in The Wall Street Journal from time to time plus 2%, with a minimum rate of 8%. The amount we may borrow at any time under the revolving note is based on our eligible accounts receivable and our eligible inventory with an advance rate equal to 90% of our eligible accounts receivable (90 days or less) and 50% of finished goods inventory up to a maximum of $5 million less such reserves as Laurus may reasonably in its good faith judgment deem necessary from time to time.

The term note has a maturity date of June 30, 2009 and bears interest at the prime rate published in The Wall Street Journal from time to time plus 2% with a minimum rate of 8%. Interest on the loan is payable monthly commencing August 1, 2006. Principal will be amortized over the term of the loan, commencing on July 2, 2007, with minimum monthly payments of principal as follows: (i) for the period commencing on July 2, 2007 through June 2008, minimum payments of $150,000; (ii) for the period from July 2008 through June 2009, minimum payments of $400,000; and (iii) the balance of the principal shall be payable on the maturity date. In May 2007, Laurus agreed to reduce the monthly principal payments required under Credit Facility during the period of July 2007 to June 2008 from $150,000 to $100,000 per month. Laurus also agreed to reduce the monthly principal payments required during the period of July 2008 to September 2008 from $400,000 to $100,000 per month.  Our monthly principal payments are scheduled to increase from $100,000 to $400,000 per month on October 1, 2008. We will not be able to satisfy these monthly payments through existing cash flow from operations and therefore we may be deemed in default under the terms of our agreement with Laurus.

We are currently in discussions with Laurus regarding an agreement to extend the term of the credit facility by twelve months and reduce the monthly principal payments to $100,000 for the remainder of the existing term and the potential extension term.  We have not reached a formal agreement with Laurus on this matter and we believe such an agreement, if successful, will require us to pay significant fees in addition to the issuance of significant additional warrants to purchase our common stock similar to those previously issued to Laurus. If we are unable to restructure our remaining principal payments and extend the maturity of our outstanding Laurus debt or obtain additional financing we may be deemed in default under the terms of our agreement with Laurus who has reserved all rights with respect to such default and who may exercise its right to foreclose on our assets. In addition, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans. Laurus has verbally agreed to defer our October and November 2008 principal payments pending the closing of the sale of our Tire Recycling Business prior to November 30, 2008.

In connection with the Credit Facility, we also issued to Laurus a warrant to purchase up to 3,586,429 shares of our common stock at an exercise price equal to $.01 per share. Laurus has agreed that it will not, on any trading day, be permitted to sell any common stock acquired upon exercise of this warrant in excess of 10% of the aggregate number of shares of the common stock traded on such trading day. Previously issued warrants to purchase an aggregate of 1,380,000 shares of our common stock were canceled as part of these transactions. The amount of our common stock Laurus may hold at any given time is limited to no more than 4.99% of our outstanding capital stock. This limitation may be waived by Laurus upon 61 days notice to us and does not apply if an event of default occurs and is continuing under the Credit Facility.

On January 25, 2007, we filed the registration statement under the Securities Act of 1933, as amended, relating to the 3,586,429 shares underlying the June 30, 2006 warrant as well as 553,997 shares issuable to another shareholder upon exercise of a warrant. The registration statement was declared effective on February 6, 2007.

Subject to applicable cure periods, amounts borrowed under the Credit Facility are subject to acceleration upon certain events of default, including: (i) any failure to pay when due any amount we owe under the New Credit Facility; (ii) any material breach by us of any other covenant made to Laurus; (iii) any misrepresentation, in any material respect, made by us to Laurus in the documents governing the New Credit Facility; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) the entry of certain monetary judgments greater than $50,000 against us that are not paid or vacated for a period of 30 business days; (vi) suspensions of trading of our common stock; (vii) any failure to deliver shares of common stock upon exercise of the warrant; (viii) certain defaults under agreements related to any of our other indebtedness; and (ix) changes of control of our company. Substantial fees and penalties are payable to Laurus in the event of a default.

Our obligations under the Credit Facility are secured by first priority security interests in all of the assets of our company and all of the assets of our GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies of Iowa, Inc. subsidiaries, as well as by pledges of the capital stock of those subsidiaries. In January 2008, we granted Laurus additional security interests in the assets of Welch Products and its subsidiaries, which increased our borrowing base under the revolving note described above.

Opinion of Financial Advisor to the Board of Directors

Our Board of Directors retained BCC Advisers to provide an opinion as to the fairness (from a financial point of view) of the consideration to be received by GreenMan from the sale to the Purchaser of the Tire Recycling Business (the “Transaction”). As part of its consulting business, BCC Advisers is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and for other corporate and/or personal purposes.

In accordance with the terms of its engagement letter with us, BCC Advisers, at the request of our Board of Directors delivered an oral opinion (which opinion was subsequently confirmed in writing) to our Board of Directors at a meeting of the Board of Directors on September 11, 2008. The opinion stated that, on the basis of its analyses and review and in reliance on the accuracy and completeness of the information furnished to it and subject to the limitations, qualifications and assumptions noted below and in the full text of its opinion, as of September 11, 2008, the estimated $26 million consideration to be received from the sale of the Tire Recycling Business (the “Transaction Consideration”) is adequate consideration and that the proposed transaction is fair to our shareholders from a financial point of view.

Pursuant to BCC Advisers’ engagement letter, the opinion does not constitute a recommendation to our Board of Directors as to whether it is advisable to enter into the Asset Purchase Agreement or as to the amount of the Transaction Consideration, which was determined in arm’s length negotiations between LTS, the Purchaser and us. We imposed no restrictions or limitations upon BCC Advisers’ with respect to the investigations made or the procedures followed by BCC Advisers in rendering its opinion.

The full text of BCC Advisers’ opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by BCC Advisers in rendering its opinion, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference in its entirety. You are urged to, and you should, read the BCC Advisers opinion carefully and in its entirety. The summary of the BCC Advisers opinion in this Proxy Statement is qualified in its entirety by reference to the full text of the BCC Advisers opinion.

BCC Advisers’ opinion was provided for the benefit and use of our Board of Directors in connection with its evaluation of the sale of our Tire Recycling Business. BCC Advisers’ opinion addresses only the fairness to our stockholders, from a financial point of view, of the Transaction Consideration. Because BCC Advisers’ opinion addresses only the fairness of the Transaction Consideration, it did not express any views on any other terms of the sale of the Tire Recycling Business, including without limitation any possible reduction in the total consideration received by us in the transaction based upon the adjustments provided for in the Asset Purchase Agreement or otherwise.  In addition, BCC Advisers did not express any opinion about the fairness of the amount or nature of any compensation to any of our officers, directors or employees or the Tire Recycling Business, or class of such persons, relative to the compensation to us.

BCC Advisers’ opinion does not address the merits of our entering into the Asset Purchase Agreement as compared to any alternative business transaction or strategy that might have been available to us or our underlying business decision to effect the sale of the Tire Recycling Business, nor does it address the tax consequences to us arising from the sale of the Tire Recycling Business.  BCC Advisers’ opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the sale of the Tire Recycling Business. The opinion does not address the value of our company or our viability as a going concern after the consummation of the sale of the Tire Recycling Business. In addition, BCC Advisers did not opine as to the market value or the prices at which any of our securities may trade at any time in the future.

BCC Advisers’ opinion spoke only as of the date it was rendered, was based on the economic, market and other conditions as they existed and information with which it was supplied as of such date and was without regard to any market, economic, financial, legal, tax or other circumstances or event of any kind or nature which might exist or occur after such date. Unless otherwise noted, all of BCC Advisers’ analyses were performed based on information available as of September 10, 2008.

For purposes of its opinion, BCC Advisers, among other things:

1.
Reviewed financial and other information related to GreenMan that was publicly available, including our Annual Reports on Form 10-KSB for the fiscal years ended September 30, 2003 through September 30, 2007 and Quarterly Reports on Form 10-QSB for nine-month periods ended June 30, 2007 and June 30, 2008;

2.
Reviewed unaudited financial statements pertaining to our operations prepared by us for the ten months ended July 31, 2008, which we identified as being the most current financial statements available;

3.	Considered information provided during discussions with our management;

4.	Reviewed the draft Asset Purchase Agreement, dated September 5, 2008;

5.
Spoke with certain members of the management of GreenMan and the Purchaser regarding the operations, financial condition, future prospects, and projected operations and performance of the Tire Recycling Subsidiaries;

6.	Visited our manufacturing plant in Savage, Minnesota;

7.	Reviewed financial forecasts and projections prepared by our management for the years ended September 30, 2009 through September 30, 2012; and

8.
Compared certain financial data of GreenMan with various other companies whose securities are traded in public markets, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as BCC Advisers deemed appropriate for purposes of the opinion.

In rendering the opinion, BCC Advisers noted that it relied upon and assumed the accuracy and completeness of all the financial and other information that was available from public sources, that was provided by our management, or that was otherwise reviewed by BCC Advisers.  BCC Advisers further noted that it relied on representations that the financial projections supplied by us had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to the future operating and financial performance of GreenMan.  BCC Advisers assumed no responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us.  BCC Advisers relied upon and assumed, without independent verification, that there have been no material changes in the assets, liabilities, financial condition, results of operations, or prospects of GreenMan since the date of the most recent financial statements provided to BCC Advisers, and that there was no information nor were there any facts that would make any of the information reviewed by BCC Advisers incomplete or misleading.  Furthermore, BCC Advisers undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims, or other contingent liabilities to which GreenMan may be subject.

BCC Advisers relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Asset Purchase Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Asset Purchase Agreement, without any amendments or modifications thereto.  BCC Advisers also relied upon and assumed, without verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of GreenMan or any subsidiary, or otherwise have an adverse effect on GreenMan or any subsidiary or any expected benefits of the Transaction.  In addition, BCC Advisers relied upon and assumed, without independent verification, that the terms of the final form of the Asset Purchase Agreement will not differ in any material respect from those reflected in the draft of the Asset Purchase Agreement identified in item 4 above or otherwise described to BCC Advisers by our representatives.

BCC Advisers did not (a) initiate any discussions with, or solicit any indications from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board of Directors or any other party with respect to alternatives to the Transaction.

The opinion provided by BCC Advisers was furnished for the use and benefit of our Board of Directors in connection with its consideration of the Transaction and was not intended to be used, and may not be used, for any other purpose without BCC’s prior written consent.  The opinion should not be construed as creating any fiduciary duty on BCC’s part to any party.  The opinion was not intended to be, and does not constitute, a recommendation to the Board of Directors, any security holder or any other person as to whether to enter into the Transaction or how to act or vote with respect to any matter relating to the Transaction.

The opinion provided by BCC Advisers was based on economic, market, financial and other conditions as they exist on, and on the information made available to BCC Advisers, as of the date of the opinion.  Although subsequent developments may affect the opinion, BCC Advisers has no obligation to update, revise or reaffirm the opinion.  The opinion did not address the relative merits of the Transaction contemplated by the Asset Purchase Agreement and the other business strategies being considered by our Board of Directors, nor did it address the decision to proceed with the Transaction contemplated by the Asset Purchase Agreement.  The opinion did not constitute a recommendation to the Board of Directors thereof as to whether it is advisable to enter into the Asset Purchase Agreement or as to the consideration that the Purchaser should pay to acquire the assets of the Tire Recycling Business.

The following is a brief summary of the material analyses performed by BCC Advisers in connection with the preparation of its opinion presented to our Board of Directors at its meeting held on September 11, 2008.

Analysis

BCC Advisers analyzed and performed a valuation of our Tire Recycling Business.  BCC Advisers compared the results of their valuation against the expected proceeds to us from the sale of the Tire Recycling Business.  BCC concluded that based on their analysis, the expected proceeds to us exceeded the value of the Tire Recycling Business.

BCC Advisers also analyzed and performed a valuation of the operations of our Welch Products business, which we will retain.

BCC Advisers then compared the expected proceeds to us of the sale of the Tire Recycling Business plus the value of our Welch Products business against the current total market value of our outstanding shares.  BCC Advisers determined that the purchase price plus the value of our ongoing business exceeded the current market value of our outstanding shares.  Based on this analysis, BCC Advisers concluded that the value of our company after the sale of the Tire Recycling Business will exceed the value of our company prior to such sale.

Conclusion

Based upon the analyses described above, and such other factors as it deemed relevant, BCC Advisers was of the opinion that the aggregate consideration to be paid by Purchaser pursuant to the Asset Purchase Agreement is adequate consideration and that the Transaction is fair to the shareholders of GreenMan from a financial point of view.

Pursuant to our engagement letter with BCC Advisers, we paid BCC Advisers a fee of $36,000 upon delivery of its fairness opinion to our Board of Directors. In addition to any fees for professional services, we have agreed to reimburse BCC Advisers, upon request, for certain reasonable out-of-pocket expenses incurred in connection with BCC Advisers carrying out the terms of the engagement letter.

The foregoing summary does not purport to be a complete description of the analyses performed by BCC Advisers or the terms of its engagement by us. The foregoing summary of the analyses performed by BCC Advisers is qualified in its entirety by reference to the opinion of BCC Advisers attached as Appendix B to this Proxy Statement.

The Asset Purchase Agreement

The following is a description of the material terms of the Asset Purchase Agreement. The following description does not purport to describe all of the terms and conditions of the Asset Purchase Agreement. The full text of the Asset Purchase Agreement is attached to this proxy statement as Appendix A and is incorporated by reference. You are urged to read the Asset Purchase Agreement in its entirety because it is the legal document that governs the terms and conditions of the proposed sale of the Tire Recycling Business.

Structure

Our Tire Recycling Business is operated by two of our wholly owned subsidiaries, GreenMan Technologies of Iowa, Inc., and GreenMan Technologies of Minnesota, Inc. (the “Tire Recycling Subsidiaries”). The transaction is structured as the sale of substantially all of the assets of the Tire Recycling Subsidiaries by us to the Purchaser, a subsidiary of LTS. The assets of our Tire Recycling Subsidiaries will be free of liens and encumbrances other than certain assumed liabilities.

Effective Time

The closing of the transaction is anticipated to occur shortly after we obtain shareholder approval and satisfy all other conditions to Closing.

Purchase Price

Pursuant to the Asset Purchase Agreement, Purchaser has agreed to pay an amount equal to five dollars ($5.00) for each dollar of EBITDA for the Tire Recycling Business for the twelve month period commencing on October 1, 2007 and ending on September 30, 2008, minus a reduction to the purchase price of $492,000, plus the assumption of certain assumed liabilities and minus all outstanding indebtedness of the Tire Recycling Business to the extent included in the assumed liabilities (the “Purchase Price”).  EBITDA for the Tire Recycling Business means the earnings of the Tire Recycling Business from operations before interest, taxes, depreciation and amortization, determined solely in accordance with generally accepted accounting principles derived from the unaudited segmented income statement for the fiscal year ended September 30, 2008 included in the unaudited segmented financial statements of the Tire Recycling Subsidiaries at September 30, 2008 and for the fiscal year then ended.

The Purchaser will withhold $500,000 of the Purchase Price for a period of one year from the closing (the “Closing”) to satisfy potential indemnification obligations owed by us to the LTS Group.  One-half of this amount, less any amounts subject to claims by the LTS Group, will be released 180 days after Closing.  The Purchase Price is also subject to an adjustment based on the final working capital of the Tire Recycling Subsidiaries at Closing and a true-up based on a review by the Purchaser of the determination of EBITDA used to calculate the Purchase Price. Purchaser will withhold $250,000 of the Purchase Price until the statement of EBITDA for the Tire Recycling Business and the working capital statement as of the Closing have been finalized.

At the closing of the sale of the Tire Recycling Business, approximately $19 million of the purchase price will be used to pay down outstanding obligations, including approximately $13 million due our primary secured lender, Laurus Master Fund, Ltd. (“Laurus”) and approximately $6 million of transaction related and other obligations (consisting of $4 million in capital lease obligations and notes payable of the Tire Recycling Subsidiaries, $1.5 million of taxes due as a result of the sale of the Tire Recycling Business and $.5 in notes payable by GreenMan).

Excluded Assets and Retained Liabilities

Certain assets and liabilities related to the Tire Recycling Business are excluded from the sale and include:

•	All cash held by the Tire Recycling Subsidiaries and all accounts receivable owed to the Tire Recycling Subsidiaries from GreenMan or any of its affiliates;

•	All rights to the names “GreenMan Technologies of Iowa” and “GreenMan Technologies of Minnesota,” subject to a license agreement providing the Purchaser with a limited right to use such names;

•	Liabilities for claims for breaches of representations or warranties or product liability with respect to any product shipped or manufactured, or any services provided, prior to the Closing;

•	Liabilities of the Tire Recycling Subsidiaries to any related party;

•	Liabilities related to the transaction;

•	Liabilities for any taxes arising as a result of operations prior to the Closing or arising as a result of the sale of the Tire Recycling Business;

•
Liabilities attributable to assets retained by us, those incurred by us outside the ordinary course of business or inconsistent with past practice and those not clearly identified in contracts and governmental authorizations to be transferred to the Purchaser;

•	Liabilities under employee benefit plans and other liabilities related to employees and former employees of the Tire Recycling Subsidiaries;

•	Indebtedness of the Tire Recycling Subsidiaries, except for indebtedness specifically assumed by the Purchaser;

•	Liabilities related to legal proceedings that exist as of the Closing; and

•	Environmental liabilities related to the period prior to the Closing.

Conduct of Tire Recycling Business Prior to the Closing

We have agreed to customary covenants that from the date of the Asset Purchase Agreement through the effective time of the Closing that require us to, among other things:

•
provide Purchaser with access during normal business hours to our properties, books, tax returns, contracts, commitments, records, officers, other personnel and accountants related to the Tire Recycling Business;

•	conduct our Tire Recycling Business in the ordinary course and consistent with past practice;

•
not accelerate any income or defer any expenses that would increase EBITDA during the period commencing October 1, 2007 and ending September 30, 2008 in any manner inconsistent with historical results or which would cause EBITDA to be unsustainable after such period;

•	maintain the purchased assets and assumed liabilities in a manner consistent with past practices;

•	use commercially reasonable efforts to comply with the provisions of all contracts, governmental authorizations and legal requirements;

•
use our commercially reasonable best efforts to keep the business organization intact, keep available the services of our present employees and preserve the goodwill of our suppliers, customers and other third parties having business relationships with us;

•	maintain in full force and effect insurance policies related to our Tire Recycling Business;

•	refrain from entering into certain agreements or transactions outside of the ordinary course of business; and

•	confer with Purchaser prior to implementing operational decisions of a material nature.

Employee Matters

Immediately after the Closing, or prior to but contingent upon the Closing, the Purchaser shall extend offers of employment to all full-time employees of the Tire Recycling Business, subject to reasonable pre-employment screenings by Purchaser.

In addition, the Purchaser has offered employment to Mark Maust, the current President of both GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies of Iowa, Inc.

Representations and Warranties

The Asset Purchase Agreement contains customary representations and warranties made by us to the LTS Group and by the LTS Group to us for purposes of allocating the risks associated with the sale of the Tire Recycling Business. The assertions embodied in the representations and warranties made by us are qualified by information set forth in a confidential disclosure schedule that was delivered in connection with the execution of the Asset Purchase Agreement. While we do not believe that the disclosure schedule contains information that securities laws require us to publicly disclose, other than information that is being disclosed in this Proxy Statement, the disclosure schedule may contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly, you should not rely on any of these representations and warranties as characterizations of the actual state of facts, since they may be modified in important respects by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the disclosure schedule we delivered to the LTS Group at signing and which may not be delivered by us until the Closing and the consummation of the sale of the Tire Recycling Business.

The representations and warranties made by the parties must be accurate in all material respects as of the date of the Asset Purchase Agreement and as of the time of the Closing, except for those representations and warranties that relate to a specific date, which must be accurate in all material respects as of such date.

Closing Conditions

Purchaser’s Conditions.  The Purchaser’s obligation to complete the proposed sale of the Tire Recycling Business is subject to certain conditions, including among other things:

•	the accuracy in all material respects of all of our representations and warranties in the Asset Purchase Agreement;

•
our performance in all material respects of all of our covenants and obligations under the Asset Purchase Agreement to be performed or complied with by us prior to the completion of the proposed sale of the Tire Recycling Business;

•
no legal requirement shall be in effect that prohibits the completion of the proposed sale of the Tire Recycling Business, and no legal proceeding shall be pending challenging the lawfulness of the proposed sale of the Tire Recycling Business;

•
between the date of the Asset Purchase Agreement and the Closing, no change, event, development or occurrence shall have occurred which has had or would reasonably be expected to have a material adverse effect on the Tire Recycling Business or the assets being purchased, results of operations, liabilities, or condition, financial or otherwise, of the Tire Recycling Subsidiaries, taken together as a whole;

•	the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of our common stock approving the sale of our Tire Recycling Business;

•	Purchaser shall have received all governmental authorizations necessary to own and operate the purchased assets and the Tire Recycling Business;

•	that Mark Maust shall have executed and delivered to Purchaser an employment agreement containing terms acceptable to Purchaser;

•
Purchaser has received copies of the payoff letters in form and substance reasonably acceptable to Purchaser, stating that all encumbrances held by such creditors shall be released upon payment at the closing of the transaction;

•	Purchaser shall have entered into a lease for each facility currently leased by either Tire Recycling Subsidiary;

•	Purchaser shall have obtained on terms and conditions satisfactory to it funds sufficient to complete the transaction;

•
Purchaser or GreenMan, as applicable, shall have received (x) a Waste Tire Facility Permit from the Minnesota Pollution Control Agency, (y) a Solid Waste Facility License from Scott County Community Development Division, Environmental Health Department and (z) a Permit for Waste Tire Processing from the State of Iowa, Department of Natural Resources, as required for Purchaser to own and operate the Tire Recycling Business after the closing; and

•	all other reasonable and customary consents and approvals as required.

Our Conditions.  Our obligation to complete the proposed sale of the Tire Recycling Business is subject to certain conditions, including, among other things:

•	the accuracy in all material respects of all of the LTS Group’s representations and warranties contained in the Asset Purchase Agreement;

•
the LTS Group’s performance in all material respects of all of its covenants and obligations under the Asset Purchase Agreement to be performed or complied with by the LTS Group prior to the completion of the proposed sale of the Tire Recycling Business;

•
no legal requirement shall be in effect that prohibits the completion of the proposed sale of the Tire Recycling Business, and no legal proceeding shall be pending challenging the lawfulness of the proposed sale of the Tire Recycling Business;

•	the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of our common stock approving the sale of our Tire Recycling Business; and

•	all other reasonable and customary consents and approvals as required.

No Solicitation of Competitive Proposals and Board Recommendation of Sale of the Tire Recycling Business

Under the terms of the Asset Purchase Agreement, we have agreed to immediately cease any discussions with any third party other than the LTS Group with respect to any sale of our Tire Recycling Business. In addition, we have agreed not to directly or indirectly solicit, initiate or encourage any inquiries or proposals regarding any acquisition proposal or participate in any discussions or negotiations regarding, or furnish to any person any information with respect of, or take any other action to facilitate, any acquisition proposal.  An acquisition proposal is any inquiry, offer or proposal by any person, other than the LTS Group, to acquire all or any material portion of our assets or the assets of the Tire Recycling Subsidiaries or any of our capital stock or the capital stock of the Tire Recycling Subsidiaries.

Consistent with the requirements of Rule 14e-2(a) under the Securities Exchange Act of 1934, our Board of Directors may furnish information to or enter into discussions or negotiations with a person who makes an unsolicited bona fide acquisition proposal, but only to the extent that the Board of Directors determines in good faith, after consultation with outside counsel, that failure to take such action would be a breach of its fiduciary duties and that such alternative proposal may lead to a transaction that would, if consummated, result in a transaction more favorable to our shareholders from a financial point of view than the proposed transaction with the Purchaser.  We have agreed to notify the Purchaser of any such alternative proposal and to keep the Purchaser informed of any material changes to any such proposal.

Our Board of Directors may not (i) withdraw or modify, or propose to withdraw or modify, in any manner adverse to the Purchaser, its approval or recommendation of the sale of the Tire Recycling Business to the Purchaser, (ii) approve, adopt or recommend, or propose to approve, adopt or recommend, an acquisition proposal, or (iii) approve or recommend, or propose to approve or recommend, or cause or permit any of the Tire Recycling Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, acquisition agreement or other agreement with respect to an acquisition proposal, provided, however, our Board of Directors may take such actions if:

•	Our Board of Directors, after consultation with outside legal counsel, determines in good faith that the failure to take such action would be a breach of its fiduciary duties under applicable law;

•
Our Board of Directors determines in good faith that such third party acquisition proposal may lead to a transaction that would, if consummated, result in a transaction more favorable to our shareholders from a financial point of view than the proposed sale of our Tire Recycling Business; and

•	Prior to taking such action we provide the Purchaser with four days’ prior written notice of our intent to take such action.

Non-Competition and Non-Solicitation

Pursuant to the Asset Purchase Agreement, we have agreed that for a period of five years from the Closing neither we nor any of our affiliates will, directly or indirectly, (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an agent, security holder, consultant, stockholder, subsidiary, partner or otherwise with, any person, firm, corporation or business that engages in any activity that is the same as, similar to, or competitive with our business of collection, disposal, shredding, processing, recycling or sale of used tires including without limitation the production of tire derived fuel chips, tire derived mulch, tire shreds, crumb rubber and any other byproducts of used tires (the “Used Tire Business”), anywhere within the states of Iowa, Minnesota, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin (the “Territory”) or (ii) sell crumb rubber to any person who is a customer of the Tire Recycling Business as of the date of the Asset Purchase Agreement; provided, however, that such covenant shall not prohibit us from purchasing tire derived feedstock for manufacturing, marketing, selling and otherwise dealing with end-products (excluding tire derived mulch and crumb rubber for fields) and alternative fuel and energy made from or containing used tires, tire shreds, tire chips, crumb rubber and any other byproducts of used tires.

In addition, for a period of five years from the Closing, we have agreed that neither we nor any of our subsidiaries will, directly or indirectly, (i) solicit the business related to the Used Tire Business within the Territory of any person who is a customer of ours at the Closing; (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Purchaser to cease doing business related to the Used Tire Business with Purchaser, to deal with any competitor of Purchaser related to the Used Tire Business or in any way interfere with its relationship with Purchaser related to the Used Tire Business; (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of ours on the Closing or within the year preceding the Closing to cease doing business related to the Used Tire Business with Purchaser, to deal with any competitor of Purchaser related to the Used Tire Business or in any way interfere with its relationship with Purchaser related to the Used Tire Business; or (iv) hire, retain or attempt to hire or retain any employee or independent contractor of Purchaser or its Affiliates related to the Used Tire Business or in any way interfere with the relationship between Purchaser and any of its employees or independent contractors in connection with the Used Tire Business.

Termination

The Asset Purchase Agreement may be terminated at any time prior to the date of the Closing by:

•	mutual consent of the parties;

•	either party if the other party has failed to satisfy any of the closing conditions required to be satisfied by such party prior to Closing;

•
either party if the other party has committed a material breach of any provision of the Asset Purchase Agreement and such breach has not be cured by such party within five business days of receipt of notice of such breach;

•
us, if our Board of Directors, in compliance with the requirements of the Asset Purchase Agreement, decides to enter into a binding written agreement concerning an acquisition proposed by a third party is superior to the terms of the proposed sale of the Tire Recycling Business provided that we notify the Purchaser in writing of our intent to enter into such an agreement;

•
by Purchaser, if our Board of Directors withdraws or modifies its approval of the proposed sale of the Tire Recycling Business, approves, adopts or recommends another acquisition proposal, or approves or recommends that we enter into any agreement with respect to another acquisition proposal, or proposes to do any of the foregoing, or if we breach any of the material exclusivity provisions of the Asset Purchase Agreement, subject to the right of our Board of Directors to terminate the Asset Purchase Agreement to accept a superior proposal, as described above; or

•	either party, if our shareholders have not approved the sale of the Tire Recycling Business.

Termination Fee

Under the terms of the Asset Purchase Agreement, we have agreed to pay Purchaser a termination fee equal to 4% of the purchase price (approximately $1.04 million) if:

•
we terminate the Asset Purchase Agreement due to a determination by our Board of Directors to enter into a binding written agreement concerning an acquisition proposal by a third party that is superior to the terms of the proposed sale of the Tire Recycling Business; or

•
Purchaser terminates the Asset Purchase Agreement due to a breach by us of our obligations under the Asset Purchase Agreement not to withdraw or modify our approval or recommendation of the sale of the Tire Recycling Business to the Purchaser or approve, adopt, or recommend an acquisition proposal.

Under the terms of the Asset Purchase Agreement, we have agreed to pay LTS’ documented legal fees and other out-of-pocket costs incurred in connection with the proposed sale of the Tire Recycling Business, up to a maximum of $150,000, if we do not receive the approval of the holders of at least 50.1% of our outstanding common stock of the sale of the Tire Recycling Business and as a result terminate the Asset Purchase Agreement.

Other Expenses

We and the LTS Group are each responsible for our respective costs and expenses that we or the LTS Group incur in connection with the proposed sale of the Tire Recycling Business. We and the LTS Group have further agreed that we and the LTS Group will each pay one-half of the fees and expenses of the escrow agent responsible for administering the escrow fund established in connection with our indemnification obligations under the Asset Purchase Agreement.

Indemnification

Under the Asset Purchase Agreement, we have agreed to indemnify LTS and the Purchaser, and their representatives and other related parties against any losses, liabilities, damages or expenses, including reasonable attorneys’ fees and expenses, which arise from or in connection with: (a) any breach or inaccuracy of any representation or warranty made by us in the Asset Purchase Agreement or in any exhibits or schedules thereto or in any certificate or document delivered by us at the Closing; (b) any breach or nonperformance of any covenant or obligation made by us in the Asset Purchase Agreement or any other agreement contemplated by the Asset Purchase Agreement; (c) any liabilities of the Tire Recycling Business retained by us; or (d) any obligation under the Warn Act or similar state legal requirement caused by our actions prior to Closing; provided that our liability for such indemnification claims for breaches of representations and warranties shall not exceed an amount equal to 5% of the purchase price, and provided further that we shall not be required to indemnify LTS and the Purchaser for breaches of representations and warranties unless and until the total claims for such indemnification, in the aggregate, equal or exceed $50,000 and only in the amount in excess of $50,000.

Pursuant to the Asset Purchase Agreement, the Purchaser will withhold $500,000 of the Purchase Price for a period of one year from the Closing to satisfy potential indemnification obligations owed by us to the LTS Group.  One-half of this amount, minus any amounts subject to claims by the LTS Group, will be released 180 days after Closing.  In addition, we are required to maintain approximately $1.3 million (minus any amount held by Purchaser as described in the preceding sentence) in cash or cash equivalents in order to satisfy potential obligations owed by us to the LTS Group.

LTS and Purchaser have agreed to indemnify us for any losses, liability, damages or expenses, including reasonable attorneys’ fees and expenses, which arise from or in connection with: (a) any breach or inaccuracy of any representation or warranty made by the LTS Group in the Asset Purchase Agreement or in any exhibits or schedules thereto or in any certificate or document delivered by the LTS Group at the Closing; (b) any breach or nonperformance of any covenant or obligation made by the LTS Group in the Asset Purchase Agreement or any other agreement contemplated by the Asset Purchase Agreement; (c) any liabilities of the Tire Recycling Business assumed by the Purchaser; or (d) any obligation under the Warn Action or similar state legal requirement caused by any action of the Purchaser on or following the Closing; provided that the liability of the LTS Group for such indemnification claims for breaches of representations and warranties shall not exceed an amount equal to 5% of the purchase price, and provided further that the LTS Group shall not be required to indemnify us for breaches of representations and warranties unless and until the total claims for such indemnification, in the aggregate, equal or exceed $50,000 and only in the amount in excess of $50,000.

The Voting Agreement

Simultaneously with the execution and delivery of the Asset Purchase Agreement, the members of our Board of Directors and all of our executive officers entered into the Voting Agreement with LTS, Purchaser and us (the “Voting Agreement”). As of September 12, 2008, the shares covered by the Voting Agreement represented in the aggregate approximately 25% of our outstanding common stock. Pursuant to the Voting Agreement, our directors and executive officers have agreed to vote in favor of the Asset Purchase Agreement and the transactions contemplated thereby.

The above description summarizes select provisions of the Voting Agreement and is qualified in its entirety by reference to the complete text of the Voting Agreement attached as Appendix E to this proxy statement. We urge you to read carefully the entire Voting Agreement.

Related Party Transactions

Tire Recycling Business Related Party Transactions

We rent several pieces of equipment on a monthly basis from Valley View Farms, Inc. and Maust Asset Management, LLC, two companies co-owned by Mark Maust, President of GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies of Iowa, Inc.  In addition, we have entered into several capital lease agreements with Maust Asset Management, LLC which had an outstanding balance of approximately $640,000 at September 30, 2008. Purchaser will assume all remaining obligations under these capital lease agreements as part of the pending transaction, such amounts will be deducted from the net proceeds of the transaction received by us.

In April 2003, GreenMan Technologies of Iowa, Inc. entered into a ten-year lease with Maust Asset Management, LLC for a facility located on approximately 4 acres of land in Des Moines, Iowa.  In April 2005, GreenMan Technologies of Iowa, Inc. entered into an eight-year lease with Maust Asset Management, LLC for approximately 3 acres adjacent to the existing Iowa facility.  The aggregate current monthly rent payment under both leases is $11,750 plus real estate taxes. These lease arrangements will terminate at the close of the sale of the Tire Recycling Business and we expect that the Purchaser will enter into a new lease arrangement with Maust Asset Management, LLC.

GreenMan Technologies of Minnesota, Inc. leases property located in Savage, Minnesota from Two Oaks, LLC, an entity co-owned by Mark Maust under a 12-year lease agreement. This lease will terminate at the close of the sale of the Tire Recycling Business and we expect that the Purchaser will enter into a new lease arrangement with Two Oaks, LLC.

Other Related Party Transactions

Between June and August 2003, two immediate family members of Maurice Needham, our Chairman of the Board of Directors, loaned us a total of $400,000 under the terms of two-year, unsecured promissory notes which bear interest at the rate of 12% per annum. The two individuals agreed to extend the maturity date of these notes until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2009.  The current balance due under these notes is $400,000.

In September 2003, Bob Davis, a former officer of GreenMan, loaned us $400,000 under the terms of an unsecured promissory note which bears interest at the rate of 12% per annum. In July 2006, Mr. Davis assigned the remaining balance due under the note, $99,320, as follows: $79,060 to one of the noteholders described in the preceding paragraph and the remaining balance of $20,260 plus accrued interest of $13,500 to Mr. Needham.  All parties agreed to extend the maturity of the remaining balance of this note until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2009.  The current balance due under these notes is $99,320.

Between January and June 2006, Nicholas DeBenedictis, a director, loaned us $155,000 under three unsecured promissory notes which bear interest at the rate of 10% per annum with interest and principal due during the period from June 30, 2006 through September 30, 2006.  During the year ended of September 30, 2007 Mr. DeBenedictis agreed to extend the remaining balance due under the notes of $35,000 until the earlier of when all amounts due under the restructured Laurus credit facility have been repaid or June 30, 2009.

We intend to use approximately $665,000 of the net proceeds of the sale of the Tire Recycling Business to repay all principal and accrued interest due these individuals (approximately $535,000 and $130,000, respectively, at September 30, 2008).

Certain Material Federal and State Income Tax Consequences

      This is a summary of the principal material United States federal and state income tax consequences relating to the proposed sale of assets.

The proposed sale of assets will be a transaction taxable to us for United States federal and state income tax purposes. We will recognize taxable income equal to the amount realized on the sale in excess of our tax basis in the assets sold. The amount realized on the sale will consist of the cash we receive in exchange for the assets sold, plus the amount of related liabilities assumed by the Purchaser. Although the sale of the assets will result in a taxable gain to us, substantially all of the taxable gain on a federal tax basis will be offset against our current year losses from operations plus available net operating loss carry forwards, as currently reflected on our consolidated federal income tax returns.  We do not have substantial state net operating loss carry forwards and anticipate that a majority of our tax obligations resulting from the contemplated transaction will be on a state income tax level.

        The proposed sale of the assets will not be a taxable event for our stockholders under applicable United States federal income tax laws.

        This summary does not consider the effect of any applicable foreign, state, local or other tax laws nor does it address tax consequences applicable to stockholders that may be subject to special federal income tax rules. This summary is based on the current provisions of the Internal Revenue Code, existing, temporary, and proposed Treasury regulations thereunder, and current administrative rulings and court decisions. Future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, may affect the accuracy of any statements in this summary with respect to the transactions entered into or contemplated prior to the effective date of those changes.

Accounting Treatment

We will record the sale of the Tire Recycling Business in accordance with generally accepted principles in the United States. Upon completion of the disposition, we will recognize a gain for financial reporting purposes equal to the net proceeds (the sum of purchase price less expenses of the sale) less the book value of the assets and liabilities sold.

Regulatory Approvals

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to complete the sale of the Tire Recycling Business, other than the filing of this proxy statement with the SEC. If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions.

No Changes to the Rights of Shareholders

There will be no change in the rights of our shareholders as a result of the sale of the Tire Recycling Business.

No Appraisal Rights

Our shareholders do not have appraisal rights under the Delaware General Corporation Law in connection with the sale of the Tire Recycling Business.

Required Vote

The affirmative vote of holders of a majority of the shares of common stock is required in order to approve the sale of the Tire Recycling Business. Because the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting is required to approve the sale of the Tire Recycling Business, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have the same effect as a vote “AGAINST” the sale.

Recommendation of Our Board of Directors Regarding the Sale of the Tire Recycling Business

For the reasons described above, our Board of Directors has determined that the proposed sale of the Tire Recycling Business pursuant to the Asset Purchase Agreement is in the best interests of the Company and our shareholders. Accordingly, our Board of Directors has unanimously approved the proposed sale of the Tire Recycling Business and recommends to our shareholders that they vote “FOR” approval of Proposal No. 1.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the proposed sale of the Tire Recycling Business pursuant to the Asset Purchase Agreement by completing and returning the enclosed proxy or by completing and returning the voting instructions that you receive from the broker or other nominee that holds your shares.

PROPOSAL 2: ADJOURNMENT

Purpose

In the event there are not sufficient votes present, in person or by proxy, at the Special Meeting to approve the sale of the Tire Recycling Business, our chief executive officer or other officer, acting in his capacity as chairperson of the meeting, may propose an adjournment of the Special Meeting to a later date or dates to permit further solicitation of proxies.

Required Shareholder Vote to Approve the Adjournment Proposal

Approval of the adjournment proposal will require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Assuming the presence of a quorum, abstentions, broker “non-votes” and shares not represented at the Special Meeting will have no effect on the adjournment proposal.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that our shareholders vote “FOR” approval of Proposal No. 2 to adjourn the Special Meeting, if necessary to obtain the requisite number of proxies to approve Proposal No. 1.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
GREENMAN TECHNOLOGIES, INC., AND SUBSIDIARIES

General Information

The following unaudited pro forma consolidated financial information sets forth the pro forma consolidated results of operations of GreenMan Technologies, Inc. (the “Company”) for the nine months ended June 30, 2008 and 2007 and the twelve months ended September 30, 2007 and 2006, and the pro forma consolidated financial position of the Company as of June 30, 2008.

The unaudited pro forma consolidated results of operations for the nine months ended June 30, 2008 and 2007 and the twelve months ended September 30, 2007 and 2006 have been derived from the Company’s historical consolidated financial information and give effect to the following transaction as if it had occurred on October 1, 2005 (the earliest period presented). In addition, the unaudited pro forma consolidated balance sheet as of June 30, 2008 has been derived from the Company’s historical consolidated financial information and gives effect to the following transaction as if it had occurred on October 1, 2007:

•
Transaction — The proposed sale of substantially all of the net assets of the Company’s Tire Recycling Business to Liberty Tire Services of Ohio, LLC, a wholly-owned subsidiary of Liberty Tire Services, LLC (collectively, “Liberty”) in exchange for approximately $26 million in cash. At closing, we estimate $12.8 million will be used to pay-off our Laurus credit facility, $3.7 million will be used to retire certain transaction related obligations, $1.5 million will be due in federal and state income taxes, $1.3 million (5% of gross proceeds) of the cash proceeds will be placed in a restricted account to cover possible indemnification claims, $.95 million will be used to pay down a portion of other debt including approximately $.85 million of related party debt and other transaction related fees to legal and accounting services.

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s historical audited consolidated financial statements and unaudited interim consolidated financial statements included in this Proxy Statement as Appendix C and Appendix D, respectively.

The unaudited pro forma consolidated financial information does not purport to represent what the Company’s consolidated results of operations or consolidated financial position would have been if this transaction had occurred on the date indicated and are not intended to project the Company’s consolidated results of operations or consolidated financial position for any future period or date.

The unaudited pro forma adjustments are based on estimates and certain assumptions that the Company believes are reasonable. The unaudited consolidated pro forma adjustments and primary assumptions are described in the accompanying notes herein.

GREENMAN TECHNOLOGIES, INC.
Pro Forma Consolidated Balance Sheet
As of June 30, 2008
(Unaudited)

	GreenMan Historical Consolidated	Tire Recycling Businesses	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Cash	$543,057	$461,820	$26,000,000	(1)	$6,325,097
			(1,300,000)	(1)
			(18,917,960)	(2)
			461,820	(3)

Restricted cash	--	--	1,300,000	(1)	1,300,000
Accounts receivable, net	3,658,640	2,893,316	--		765,324
Product inventory	1,992,927	927,010	--		1,065,917
Other current assets	1,305,754	856,180	--		449,574
Total current assets	7,500,378	5,138,326	7,543,860		9,905,912
Property, plant and equipment	6,623,658	6,050,985	--		572,673
Other assets	3,799,838	169,088	--		3,630,750
Total assets	$17,923,874	$11,358,399	$7,543,860		$14,109,335

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Notes payable, current	$10,275,467	$381,353	$489,176	(4),(6)	$383,290
			(9,800,000)	(5)
			(200,000)	(7)
Notes payable, line of credit	2,999,662	--	(2,999,662)	(5)	--
Obligations under capital leases, current	337,555	337,555		(6)	--
Accounts payable	2,612,077	1,693,690			918,387
Income taxes payable	--	--	1,500,000	(9)	1,500,000
Accrued expenses and other liabilities	2,598,182	895,720	(112,720)	(7)	1,589,742
Total current liabilities	18,822,943	3,308,318	(11,123,206)		4,391,419
Notes payable, non-current	2,088,087	1,422,559	--	(6)	665,529
Notes payable, related party, non-current	534,320	--	(534,320)	(7)	--
Obligations under capital leases, non-current	1,529,791	1,529,791		(6)	--
Other liabilities, non-current	823,434	242,894	--		580,540
Total liabilities	23,798,575	6,503,562	(11,657,526)		5,637,487

Preferred stock	--	--	--		--
Common stock	308,804	--	--		308,804
Additional paid in capital	38,829,920	--	--		38,829,920
Accumulated deficit	(45,013,425)	4,854,837	(489,176)	(4)	(30,666,876)
			(100,000)	(8)	--
	--	--	(1,500,000)	(9)	--
	--	--	21,290,562	(10)	--
Total stockholders’ equity (deficit)	(5,874,701)	8,926,907	19,201,386		8,471,848
Total liabilities and stockholders’ equity (deficit)	$17,923,874	$15,430,469	$7,543,860		$14,109,335

See the accompanying notes to the unaudited pro forma consolidated financial information.

GREENMAN TECHNOLOGIES, INC.
Pro Forma Consolidated Statement of Operations
Nine Months Ended June 30, 2008
(Unaudited)

	GreenMan Historical Consolidated	Tire Recycling Businesses		Pro Forma Adjustments	Pro Forma Consolidated
Net sales	$17,710,424	$15,616,828		$--	$2,093,596
Cost of sales	12,410,169	10,939,317		--	1,470,852
Gross profit	5,300,255	4,677,511		--	622,744
Operating expenses:
Selling, general and administrative	3,996,505	1,693,993		--	2,302,512
Operating income from continuing operations	1,303,750	2,983,518		--	(1,679,768)
Other income (expense):
Interest and financing costs	(1,489,457)	(406,942	)(1)	984,299	(98,216)
Other, net	7,878	(18,103)		--	25,981
Other expense, net	(1,481,579)	(425,045)		984,299	(72,235)
Income (loss) from continuing operations before income taxes	(177,829)	2,558,473		984,299	(1,752,003)
Provision for income taxes	52,438	52,438		--	--
Income (loss) from continuing operations	(230,267)	2,506,035		984,299	(1,752,003)
Discontinued operations:
Income from discontinued operations	2,360,930	--		--	2,360,930
	2,360,930	--		--	2,360,930
Net income (loss)	$2,130,663	$2,506,035		$984,299	$608,927

Income (loss) from continuing operations per share –basic	$(0.01)	$0.08		$0.03	$(0.06)
Income from discontinued operations per share –basic	0.08	--		--	0.08
Net Income (loss) per share –basic	$0.07	$0.08		$0.03	$0.02
Net Income (loss) per share –diluted	$0.06	$0.07		$0.03	$0.02

Weighted average shares outstanding -basic	30,880,435	30,880,435		30,880,435	30,880,435
Weighted average shares outstanding -diluted	35,558,341	35,558,341		35,558,341	35,558,341

See the accompanying notes to the unaudited pro forma consolidated financial information

GREENMAN TECHNOLOGIES, INC.
Pro Forma Consolidated Statement of Operations
Fiscal Year Ended September 30, 2007
(Unaudited)

	GreenMan Historical Consolidated	Tire Recycling Businesses	Pro Forma Adjustments	Pro Forma Consolidated
Net sales	$20,178,726	$20,178,726	$--	$--
Cost of sales	14,222,158	14,222,158	--	--
Gross profit	5,956,568	5,956,568	--	--
Operating expenses:
Selling, general and administrative	3,841,029	2,262,925	--	1,578,104
Operating income from continuing operations	2,115,539	3,693,643	--	(1,578,104)
Other income (expense):
Interest and financing costs	(2,006,299)	(467,526)	(1) 1,538,773	--
Other, net	3,257	37,284	--	(34,027)
Other expense, net	(2,003,042)	(430,242)	1,538,773	(34,027)
Income (loss) from continuing operations before income taxes	112,497	3,263,401	1,538,773	(1,612,131)
Provision for income taxes	115,799	95,735	--	20,064
Income (loss) from continuing operations	(3,302)	3,167,666	1,538,773	(1,632,195)
Discontinued operations:
Income from discontinued operations	297,196	--	--	297,196
	297,196	--	--	297,196
Net income (loss)	$293,894	$3,167,666	$1,538,773	$(1,334,999)

Income (loss) from continuing operations per share –basic	$--	$0.15	$0.07	$(0.07)
Income from discontinued operations per share –basic	0.01	--	--	0.01
Net Income (loss) per share –basic	$0.01	$0.15	$0.07	$(0.06)
Net Income (loss) per share –diluted	$0.01	$0.12	$0.06	$(0.05)

Weighted average shares outstanding -basic	21,766,013	21,766,013	21,766,013	21,766,013
Weighted average shares outstanding -diluted	26,456,510	26,456,510	26,456,510	26,456,510

See the accompanying notes to the unaudited pro forma consolidated financial information.

GREENMAN TECHNOLOGIES, INC.
Notes to Unaudited Pro Forma Consolidated Financial Information

I.	Adjustments to unaudited pro forma consolidated balance sheet

(a)	GREENMAN TECHNOLOGIES, INC.

Represents the historical unaudited consolidated balance sheet as of June 30, 2008 as reported in the Company’s Form 10-Q for the quarter ended June 30, 2008.

(b)	Tire Recycling Business

Represents the elimination of the Tire Recycling Business’ assets and liabilities, as reflected in the historical consolidated balance sheet of the Company as of June 30, 2008.

The Tire Recycling Business’ historical financial position is included within the Company’s Consolidated Financial statements for financial reporting purposes.  In addition the Laurus credit facility (revolving debt and secured term debt) have been transacted through the corporate accounts of the Company and therefore have not historically been reflected in the Tire Recycling Business

(c)	Pro Forma Adjustments

1) At the close of the transaction, the Company will receive proceeds of $26 million of which $1.3 million will be placed in a separate account to cover possible indemnification claims that may arise from this transaction.
2) Represents the pay down of all amounts due by the Company to Laurus, certain Tire Recycling Business debt other Company indebtedness and  transaction costs, as further described below.
3) The Company will retain the Tire Recycling Business’ cash balances at closing.
4) This amount reflects the write off of $489,176 of deferred financing costs as a result of the repayment of all amounts due Laurus.
5) Approximately $12.8 million of the cash proceeds will be used to pay off all amounts due Laurus by the Company at closing including the portion which was allocated to the Tire Recycling Business based on the percentage of total Tire Recycling Business assets to total assets.
6) Approximately $3.7 million of the cash proceeds will be used to extinguish certain Tire Recycling Business notes payable and capital leases at closing.
7) Approximately $.85 million of the cash proceeds will be used to pay certain notes payable and accrued interest due related parties and others at closing.
8) Approximately $.1 million of the cash proceeds will be used to pay transaction costs associated with legal and accounting services.
9) Estimated state and federal income tax expense associated with sale of the Tire Recycling Business.
10) Estimated gain on sale of the Tire Recycling Business before state and federal income taxes.

GREENMAN TECHNOLOGIES, INC.
Notes to Unaudited Pro Forma Consolidated Financial Information

II.	Adjustments to unaudited pro forma consolidated statements of operations

a)	GREENMAN TECHNOLOGIES, INC.

Represents the historical unaudited consolidated statement of operations for the nine months ended June 30, 2008 and 2007 and the audited consolidated statement of operations for the fiscal years ended September 30, 2007 and 2006 as reported in the Company’s Form 10-K for the fiscal years ended September 30, 2007.

b)	Tire Recycling Business

Represents the elimination of Tire Recycling Business’ revenues and expenses as reflected in the historical consolidated statement of operations of the Company for the nine months ended June  30, 2008 and 2007 and the fiscal years ended September 30, 2007 and 2006.

c)	Pro forma adjustments

1) Represents adjustment to reflect interest and loan amortization expense after the payment of approximately $12.8 million of the Company’s senior debt due Laurus, approximately $3.7 million of a Tire Recycling Business notes payable and capitalized leases and approximately $.85 million of related party and other notes payable for the periods presented as if the pending transaction had occurred on October 1, 2005.

TIRE RECYCLING BUSINESS
UNAUDITED FINANCIAL STATEMENTS

The Company has prepared the following unaudited financial statements to present the balance sheets and statements of operations of the Tire Recycling Business on a stand-alone basis for the same periods as presented for the Company as a whole set forth in Appendix C and Appendix D, respectively. The unaudited financial statements represent the results of operations and financial position of the Tire Recycling Business as a stand-alone business, which include certain cost allocations.

The following unaudited financial statements of the Tire Recycling Business are presented herein:

•	Unaudited balance sheets — as of June 30, 2008, September 30, 2007 and September 30, 2006.
•	Unaudited statements of operations — for the nine months ended June 30, 2008 and June 30, 2007 and for the years ended September 30, 2007 and 2006.
•	Notes to unaudited financial statements

The unaudited financial statements of the Tire Recycling Business, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited Company’s historical financial statements and notes thereto attached hereto as Appendix C and the Company’s unaudited historical financial statements and notes thereto attached hereto as Appendix D.

The unaudited financial statements of the Tire Recycling Business included herein are derived from the Company’s consolidated financial statements.

GREENMAN TECHNOLOGIES, INC.
Tire Recycling Business
Balance Sheets
(Unaudited)

	June 30, 2008	September 30, 2007	September 30, 2006
ASSETS
Cash	$461,820	$322,069	$636,193
Accounts receivable, net	2,893,316	2,462,358	2,056,928
Product inventory	927,010	157,094	113,336
Other current assets	856,180	657,746	610,807
Total current assets	5,138,326	3,599,267	3,417,264
Property, plant and equipment	6,050,985	5,218,706	5,805,246
Other assets	169,088	216,987	173,006
Total assets	$11,358,399	$9,034,960	$9,395,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Notes payable, current	$381,353	$339,189	$334,293
Obligations under capital leases, current	337,555	185,127	185,940
Accounts payable	1,693,690	1,203,522	1,363,636
Accrued expenses and other liabilities	895,720	1,045,075	626,635
Total current liabilities	3,308,318	2,772,913	2,510,504
Notes payable, non-current	1,422,559	1,132,456	1,615,692
Obligations under capital leases, non-current	1,529,791	1,272,527	910,456
Other liabilities, non-current	242,894	270,298	343,188
Total liabilities	6,503,562	5,448,194	5,379,840
Common stock	--	--	--
Additional paid in capital	--	--	--
Accumulated earnings	4,854,837	3,586,766	4,015,676
Total stockholders’ equity	4,854,837	3,586,766	4,015,676
Total liabilities and stockholders’ equity	$11,358,399	$9,034,960	$9,395,516

The accompanying notes are an integral part of these financial statements.

GREENMAN TECHNOLOGIES, INC.
Tire Recycling Business
Statements of Operations
(Unaudited)

	Nine Months Ended June 30, 2008	Nine Months Ended June 30, 2007
Net sales	$15,616,828	$13,671,561
Cost of sales	10,939,317	9,670,433
Gross profit	4,677,511	4,001,128
Operating expenses:
Selling, general and administrative	1,693,993	1,649,057
Operating income from continuing operations	2,983,518	2,352,071
Other income (expense):
Interest and financing costs	(406,942)	(441,522)
Other, net	(18,103)	21,014
Other expense, net	(425,045)	(420,508)
Income from continuing operations before income taxes	2,558,473	1,931,563
Provision for income taxes	52,438	30,613
Net income	$2,506,035	$1,990,950

	Year Ended September 30, 2007	Year Ended September 30, 2006
Net sales	$20,178,726	$17,607,812
Cost of sales	14,222,158	12,953,753
Gross profit	5,956,568	4,654,059
Operating expenses:
Selling, general and administrative	2,262,925	1,826,781
Operating income from continuing operations	3,693,643	2,827,278
Other income (expense):
Interest and financing costs	(467,526)	(612,213)
Other, net	37,284	(11,559)
Other expense, net	(430,242)	(623,772)
Income from continuing operations before income taxes	3,263,401	2,203,506
Provision for income taxes	95,735	61,815
Net income	$3,167,666	$2,141,691

The accompanying notes are an integral part of these financial statements.

TIRE RECYCLING BUSINESS
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2008 and 2007
THE YEARS ENDED SEPTEMBER 30, 2007 and 2006

The Tire Recycling Business historical financial position and financial results are reported as part of GREENMAN TECHNOLOGIES, INC. consolidated results.

1.        Summary of Significant Accounting Policies

Business

The tire recycling operations located in Savage, Minnesota and Des Moines, Iowa collect, process and market scrap tires in whole, shredded or granular form. We are paid a fee to collect, transport and process scrap tires (i.e., collection/processing revenue) in whole or into two inch or smaller rubber chips which are then sold (i.e., product revenue).

Basis of Presentation

The financial statements contained herein follow the principles and policies more fully described in the Company’s audited consolidated financial statements for the year ended September 30, 2007 and 2006 attached hereto as Appendix C, and the Company’s unaudited consolidated financial statements for the three and nine month periods ended June 30, 2008 attached hereto as Appendix D, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited financial statements are derived from the Company’s historical consolidated financial statements and are designed to present the Tire Recycling Business as if it was not part of the consolidated operations of the Company for the periods presented. Management believes that the unaudited financial statements presented herein have been prepared in accordance with generally accepted accounting principles and meet Regulation S-X requirements.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses recorded during the reporting period. Actual results could differ from those estimates. Such estimates relate primarily to the estimated lives of property and equipment other intangible assets, the valuation reserve on deferred taxes, the value of our lease settlement obligation and the value of equity instruments issued.  The amount that may be ultimately realized from assets and liabilities could differ materially from the values recorded in the accompanying financial statements for the periods presented.

In particular, discontinued operations included management’s best estimate of the amounts to be realized and liabilities to be incurred in connection with the discontinuing of our Georgia operation.  The amounts we may ultimately realize could differ materially from the amounts estimated in arriving at the loss on disposal of the discontinued operations.

Cash Equivalents

Cash equivalents include short-term investments with original maturities of three months or less.

  Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Management determines the allowance for doubtful accounts by regularly evaluating past due individual customer receivables and considering a customer’s financial condition, credit history, and the current economic conditions.  Individual accounts receivable are written off when deemed uncollectible, with any future recoveries recorded as income when received.

Product Inventory

Inventory consists primarily of crumb rubber and is valued at the lower of cost or market on the first-in first-out (FIFO) method.

Property, Plant  and Equipment

Property, plant and equipment are stated at cost. Depreciation and amortization expense is provided on the straight-line method.  Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Significant improvements and major renewals that extend the useful life of equipment are capitalized.

Revenue Recognition

We have two sources of revenue: processing revenue which is earned from the collection, transportation and processing of scrap tires and product revenue which is earned from the sale of tire chips, crumb rubber and steel.  Revenues from product sales are recognized when the products are shipped and collectability is reasonably assured.  Revenues derived from the collection, transporting and processing of tires are recognized when processing of the tires has been completed.

 Income Taxes

Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss and tax credit carry forwards to the extent their realization is more likely than not. The deferred tax expense for the period represents the change in the net deferred tax asset or liability from the beginning to the end of the period.

Intangible Assets

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” we review intangibles for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our intangible assets below their carrying value.

Intangible assets include customer relationships acquired in current or past business acquisitions which are being amortized on a straight-line basis over a period of ten to twenty years, commencing on the date of the acquisition.  The impairment test for customer relationships requires us to review original relations for continued retention.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  SFAS No. 144 “Accounting for The Impairment or Disposal of Long Lived Assets”, relates to assets that can be amortized and the life can be determinable. We evaluate at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.  If there are indications of impairment, we use future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are fully recoverable.  In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

New Accounting Pronouncements

SFAS No. 155 – In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” as an amendment to SFAS No. 133 and 140.  This Statement:

a. Permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of SFAS 155 has not had a material effect on our consolidated or Tire Recycling Business financial position or results of operations.

SFAS No. 157 –   In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurement" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 17, 2007 and interim periods within those fiscal years. We are evaluating the impact of adopting SFAS 157 on our consolidated financial position, results of operations and cash flows.

FIN No. 48 – In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertain Tax Positions”; an Interpretation of SFAS No. 109 (“FIN 48”), which clarifies the criteria for recognition and measurement of benefits from uncertain tax positions. Under FIN 48, an entity should recognize a tax benefit when it is “more-likely-than-not”, based on the technical merits, that the position would be sustained upon examination by a taxing authority. The amount to be recognized, given the “more likely than not” threshold was passed, should be measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. Furthermore, any change in the recognition, derecognition or measurement of a tax position should be recognized in the interim period in which the change occurs.  The adoption of FIN 48 has not had a material effect on our consolidated or Tire Recycling Business financial position or results of operations.

2.         Property, Plant and Equipment

Property, plant and equipment consists of the following:

	June 30, 2008	September 30, 2007	Estimated Useful Lives
Buildings and improvements	$1,710,073	$1,384,028	10 - 20 years
Machinery and equipment	7,803,610	7,379,405	5 - 10 years
Furniture and fixtures	15,793	15,147	3 - 5 years
Motor vehicles	4,604,682	3,928,089	3 - 10 years
	14,134,158	12,706,669
Less accumulated depreciation and amortization	(8,083,173)	(7,487,963)
Property, plant and equipment, net	$6,050,985	$5,218,706

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 30, 2008 including options and warrants exercisable within sixty days thereof, with respect to (i) each person (including any “group” as used in Section 13(d) of the Securities Exchange Act of 1934) known to us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each director; (iii) each executive officer who was identified in our proxy statement filed with the Securities and Exchange Commission on February 20, 2008 and (iv) all of our directors and executive officers as a group.

Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of September 30, 2008, 30,880,435 shares of our common stock were issued and outstanding.

Security Ownership of Management and Directors

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Class (2)
Dr. Allen Kahn (3)	4,371,931	14.15%
Maurice E. Needham (4)	1,672,301	5.36%
Lyle Jensen (5)	1,013,522	3.24%
Charles E. Coppa (6)	688,228	2.21%
Nicholas DeBenedictis (7)	815,454	2.64%
Lew F. Boyd (8)	293,678.95%

All officers and directors as a group (6 persons)	8,855,114	27.68%

Security Ownership of Certain Beneficial Owners

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Class (2)
Laurus Master Fund, Ltd. (9)	1,540,934	4.99%
___________________________
(1)	Except as noted, each person’s address is care of GreenMan Technologies, Inc., 12498 Wyoming Avenue South, Savage, Minnesota 55378.
(2)
Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3)	Includes 23,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(4)	Includes 343,962 shares of common stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of common stock owned by Mr. Needham’s wife.
(5)	Includes 378,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(6)	Includes 301,300 shares of common stock issuable pursuant to immediately exercisable stock options.
(7)	Includes 371,000 shares of common stock owned by Mr. DeBenedictis’s wife and 47,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(8)	Includes 17,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(9)
Laurus Master Fund, Ltd. holds warrants to purchase up to 6,000,000 shares of common stock that are exercisable (subject to the following sentence) at an exercise price of $.01 per share. The warrants are not exercisable, however, to the extent that (a) the number of shares of our common stock held by Laurus and (b) the number of shares of our common stock issuable upon exercise of the warrant would result in beneficial ownership by Laurus of more than 4.99% of our outstanding shares of common stock. Laurus may waive these provisions, or increase or decrease that percentage, with respect to the warrant on 61 days’ prior notice to us, or without notice if we are in default under our credit facility. Unless and until Laurus waives these provisions, then Laurus beneficially owns 1,540,934 shares of our common stock issuable pursuant to underlying warrant. Laurus’s address is 335 Madison Avenue, New York, New York 10017.

OTHER MATTERS

Our Board of Directors is not aware of any other business that may come before the Special Meeting. However, if additional matters properly come before the Special Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto at the discretion and in accordance with the judgment of the proxy holders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at our next annual meeting of stockholders must be received at our principal executive offices not later than November 4, 2008. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission as required by the Exchange Act of 1934, as amended. To read or obtain copies of our filings with the Securities and Exchange Commission, you may visit the Securities and Exchange Commission in person, request the documents in writing at prescribed rates or view our filings on the Securities and Exchange Commission website at:

Securities and Exchange Commission Public Reference Room
 100 F Street, N.E.
 Washington, D.C. 20549
 (800) SEC-0330
 www.sec.gov

If you would like additional copies of this proxy statement, or if you have questions about any of the proposals to be voted on at the Special Meeting, you should contact:

GREENMAN TECHNOLOGIES, INC.
 Attn: Charles E. Coppa
Chief Financial Officer, Treasurer and Secretary
(781) 224-2411

You can also find additional information about us at our website at www.greenman.biz. Information contained on our website does not constitute part of this document.

REQUEST TO SIGN, DATE AND RETURN PROXIES

If you do not intend to be present at the Special Meeting on November 13, 2008, please sign, date and return the enclosed proxy card at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS,

Charles E. Coppa
Chief Financial Officer, Treasurer and Secretary

APPENDIX A

ASSET PURCHASE AGREEMENT

BY AND AMONG

GREENMAN TECHNOLOGIES, INC.,

GREENMAN TECHNOLOGIES OF IOWA, INC.,

GREENMAN TECHNOLOGIES OF MINNESOTA, INC.,

LIBERTY TIRE SERVICES, LLC, AND

LIBERTY TIRE SERVICES OF OHIO, LLC

DATED SEPTEMBER 12, 2008

GreenMan Technologies

Execution Version

GreenMan Technologies of Iowa, Inc.
GreenMan Technologies of Minnesota, Inc.
Asset Purchase Agreement

This Asset Purchase Agreement (this “Agreement”), dated as of September 12, 2008, is by and among Liberty Tire Services, LLC, a Delaware limited liability company (“LTS”); Liberty Tire Services of Ohio, LLC, a Delaware limited liability company and wholly owned subsidiary of LTS (“Purchaser”); GreenMan Technologies, Inc., a Delaware corporation (“GTI”); GreenMan Technologies of Iowa, Inc., an Iowa corporation and wholly owned subsidiary of GTI (“GTIA”); and GreenMan Technologies of Minnesota, Inc., a Minnesota corporation and wholly owned subsidiary of GTI (“GTMN” and, together with GTIA, “Sellers”).

Sellers operate their businesses of tire collection, disposal, shredding, processing, recycling and sale of used tires, including without limitation the production of tire derived fuel chips, tire derived mulch, tire shreds, crumb rubber and other tire derived feedstock, located primarily in Iowa and Minnesota, although they also conduct business in Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin (collectively, the “Business”), utilizing (i) GTIA’s leased facility located at 1914 E. Euclid Avenue, Des Moines, Iowa (such real property together with all improvements and equipment located thereon, the “Des Moines Facility”); and (ii) GTMN’s leased facility located at 12498 Wyoming Avenue, Savage, Minnesota (such real property together with all improvements and equipment located thereon, the “Savage Facility”).

The foregoing named plants and facilities are referred to herein collectively as, the “Business Facilities.”  Further, as used in this Agreement, the “LTS Group Members” means LTS and Purchaser, and the “GTI Group Members” means GTI, GTIA and GTMN.  Certain additional terms used in this Agreement are separately defined in the Addendum attached hereto and are integral to this Agreement.

Sellers desire to sell and assign to Purchaser substantially all assets related to or used in connection with the Business, including, without limitation, their leasehold rights to the Business Facilities, and Purchaser desires to purchase such assets from Sellers, each in separate transactions below.

The parties to this Agreement agree as follows:

ARTICLE I
The Sale and Purchase Transactions

1.1           The GTIA Transaction.  The transactions set forth in this Section 1.1 are referred to herein collectively as the “GTIA Transaction.”

GreenMan Technologies

(a)           Purchase of GTIA Purchased Assets.  Effective at the Effective Time (as defined in Section 2.1), Purchaser shall purchase from GTIA, and GTIA shall sell to Purchaser, free and clear of all Indebtedness and Encumbrances, except for Indebtedness expressly identified on Schedule 1.1(c) and Permitted Encumbrances, all of GTIA’s right, title and interest in and to all of its assets, properties, rights and business as a going concern of every kind, nature and description, wherever located and whether real, personal or mixed, tangible or intangible, in electronic form or otherwise, and whether or not having any value for accounting purposes or carried or reflected on or specifically referred to in its books or financial statements, related to or used in its operation of the Business (other than the GTIA Retained Assets, as defined in Section 1.1(b)), including those identified in this Section 1.1(a) below (collectively, the “GTIA Purchased Assets”):

(i)           all of GTIA’s right, title and interest in the leaseholds, leasehold improvements and fixtures for all Leased Real Property (as defined in Section 4.14) leased by GTIA as lessee, which is more particularly described on Schedule 4.14, including the Des Moines Facility, and including any security deposits for Leased Real Property leased by GTIA as lessee;

(ii)           all of the parts and supplies inventory, machinery, equipment, shop tools and equipment, shredders, processing equipment, support equipment, tippers, magnetic equipment, peripherals, parts, tooling, fork lifts, tractors, trucks, bulldozers, graders, loaders, unloaders, back hoes, dump trucks, containers, trailers, cabs, other vehicles (whether titled or untitled), radios, motors, furniture, office equipment and supplies, fixtures, and other tangible personal property, owned by GTIA and related to or used in the Business, including those identified on Schedule 1.1(a)(ii);

(iii)           all inventory of tires, tire shreds, tire chips, crumb rubber and other finished rubber products located at the Leased Real Property on the Closing Date;

(iv)           all of GTIA’s computer equipment and related software and licenses related to or used in the Business, including those identified on Schedule 1.1(a)(iv);

(v)           all other tangible assets located at the Leased Real Property leased by GTIA as lessee, including the Des Moines Facility;

(vi)           all of GTIA’s books, records, files, manuals, sales and credit reports, customer lists, customer records, billing information, routing sheets, warranty records and similar documents and other information related to or used in the operation of the Business, whether inscribed on tangible medium or stored in electronic or other medium, and other assets related to or used in the Business;

(vii)           all of GTIA’s rights under all Contracts related to or used in the Business, including those identified on Schedule 1.1(a)(vii), including, without limitation, all Contracts related to GTIA’s acquisition of its businesses;

(viii)          all of GTIA’s rights under all Governmental Authorizations held by it in connection with the Business, including those Governmental Authorizations identified on Schedule 1.1(a)(viii);

(ix)           all of GTIA’s claims, choses in action, causes of action and judgments related to the Business and all warranties in favor of GTIA related to the Business or the other assets described in this Section 1.1(a);

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(x)           all of GTIA’s right, title and interest in all leases for personal property, including equipment and rolling stock, entered into in connection with the Business, including those identified on Schedule 1.1(a)(x), and including security deposits relating thereto;

(xi)           all notes and accounts receivable and other rights to payment due from customers of GTIA and the full benefit of any security for such accounts or rights to payment, other than those notes and accounts receivable and other rights to payment due from the GTI Group Members or their Affiliates;

(xii)           all of GTIA’s pre-paid expenses (including software license fees, annual license fees for vehicles, and insurance premiums) related to the Business;

(xiii)          all of GTIA’s intangible rights and property, including goodwill and rights in and to any trade name, trademark, fictitious name or service mark, or any variant of any of them, and any applications therefor or registrations thereof (other than rights in the name “GreenMan Technologies of Iowa,” which shall be the subject of the license described in Section 2.2(c), below), and any other forms of intellectual property, and all research related to the Business conducted by GTIA, all rights to GTIA’s telephone numbers, facsimile numbers, e-mail addresses, Internet sites, Internet addresses and domain names thereof and other listings;

(xiv)          all of GTIA’s customer relationships, outstanding customer orders and goodwill and right to own and operate its Business; and

(xv)           all assets not otherwise identified above that are owned or leased and used or employed by GTIA in connection with the Business.

This Section 1.1(a) and the Schedules referred to herein identify all of the GTIA Purchased Assets that will be conveyed herein by GTIA.  If and to the extent that GTI has any interest in any of the GTIA Purchased Assets, then at the Effective Time (as defined in Section 2.1), GTI shall be deemed to have sold, transferred and assigned all such interests to Purchaser for no additional consideration.

(b)           GTIA Retained Assets.  GTIA shall retain and the GTIA Purchased Assets shall not include all of its other assets, including the following (collectively, the “GTIA Retained Assets”):

(i)           any of GTIA’s cash and cash equivalents, including bank accounts and mutual fund accounts;

(ii)           any cash securing any Governmental Authorization held by GTIA;

(iii)           any deposits under closure bonds in the name of GTIA;

(iv)           any Seller Plans (as defined in Section 4.15) (including any Seller Plans listed on Schedule 4.15);

(v)           any Tax Returns and Tax records of GTIA and any business records required by law to be retained by GTIA; provided, that such records shall be available to Purchaser to the extent reasonably necessary for its Tax purposes;

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(vi)           all of GTIA’s minute and stock book records;

(vii)           any accounts receivable owed to GTIA by any other GTI Group Member or their Affiliates;

(viii)          any of GTIA’s agreements, Contracts, understandings or business relationships with GTI or any of its Affiliates (other than the other Seller), except for those listed and identified as such on Schedule 1.1(a)(vii));

(ix)           shares of stock, equity interests or ownership or debt securities in any other Person;

(x)           all rights in the name “GreenMan Technologies of Iowa,” subject to the license described in Section 2.2(c), below; and

(xi)           all of GTIA’s rights under the Asset Purchase Agreement, dated March 1, 2006, by and among MTR of Georgia, Inc., GreenMan Technologies of Georgia, Inc., and GreenMan Technologies, Inc. (the “MTR Purchase Agreement”).

(c)           GTIA Assumed Liabilities.  Effective at the Effective Time, Purchaser shall assume only (i) the obligations of GTIA existing as of the Effective Time expressly set forth in the Contracts identified on Schedule 1.1(a)(vii), the Governmental Authorizations identified on Schedule 1.1(a)(viii), the payment obligations for GTIA’s trade payables reflected on the Closing Working Capital Statement (as defined in Section 1.4(d)), and any Indebtedness expressly identified on Schedule 1.1(c), none of which will be repaid at Closing, other than (with respect to any of the preceding in this clause (i)) for Liabilities arising out of any violation, breach or non-performance of the terms or obligations thereunder or expenses, costs or payments owing as of the Effective Time or applicable prior to the Effective Time; and (ii) other short term accruals of GTIA expressly identified on the Closing Date Certificate Example (as defined below) to the extent included in Current Liabilities as provided in Section 1.4(c) (collectively, the “GTIA Assumed Liabilities”).

(d)           GTIA Retained Liabilities.  Except for the GTIA Assumed Liabilities, Purchaser does not hereby and shall not assume or in any way undertake to pay, perform, satisfy or discharge any Liabilities of any kind or nature whatsoever of GTIA, GTI or GTMN (except as provided in Section 1.2(c)), existing before, on or after the Effective Time or arising out of any transactions entered into, or any state of facts existing before, on or after the Effective Time, and whether or not related to or arising out of any of the GTIA Purchased Assets (the “GTIA Retained Liabilities”).  Without limiting the foregoing, except as set forth on the Closing Working Capital Statement in the amounts set forth therein, the term “GTIA Retained Liabilities” shall include:

(i)           Liabilities arising out of or relating to claims for breaches of warranties or products liability with respect to any product shipped or manufactured by, or any services provided by, GTIA in whole or in part, prior to the Closing Date;

(ii)           Liabilities of GTIA to any Related Party;

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(iii)           Liabilities the existence of which constitute a breach of the representations, warranties or covenants of GTIA contained in this Agreement; or for expenses, taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the consummation of the Contemplated Transactions, including all legal and accounting fees and all brokers or finders fees or commissions payable by GTIA;

(iv)           Liabilities for any Taxes of GTIA, whether or not by reason of, or in connection with, the Contemplated Transactions, including (A) any Taxes arising as a result of GTIA’s operation of its business or ownership of the GTIA Purchased Assets prior to the Closing Date, (B) any liability of GTIA for Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, and (C) any Taxes that will arise as a result of the sale of the GTIA Purchased Assets pursuant to this Agreement;

(v)           Liabilities attributable to the GTIA Retained Assets; that are incurred outside the ordinary course of business or not consistent with past practice; or that are not clearly included in the express terms of the Contracts and Governmental Authorizations identified in clause (i) of Section 1.1(c);

(vi)           Liabilities to, under or with respect to any Seller Plan or other Benefit Plan and the administration of any Seller Plan, or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, disability and occupational diseases of or with respect to employees or former employees of GTIA, under any employment, severance, retention or termination agreement with any employee of GTIA or any of its Related Parties, or arising out of or relating to any employee grievance whether or not the affected employees are hired by Purchaser;

(vii)          Except for Indebtedness identified on Schedule 1.1(c), Liabilities of GTIA for or arising out of any Indebtedness, including any Contract giving rise to any Indebtedness;

(viii)         Liabilities relating to Legal Proceedings that exist on the Closing Date and any Legal Proceedings that arise after the Closing Date that arise out of transactions entered into, or any state of facts existing, on or before the Closing Date;

(ix)           Environmental Liabilities of GTIA arising out of or relating to:

(A)           the GTIA Retained Assets or any properties previously owned, leased or operated by GTIA;

(B)           any violation of Environmental Laws existing prior to or as of the Closing Date arising from or related to (1) the ownership, use or operation of the Business, any Facility, or any GTIA Purchased Assets; (2) the design, configuration or condition of any equipment or Facilities; (3) the failure to have or to comply with any Governmental Authorization required by Environmental Laws prior to or as of the Closing Date; or (4) the failure to have, maintain or properly operate programs and equipment for monitoring of, or the failure to report in an accurate and timely manner any discharges, emissions, Releases, employee exposures, incidents, or occupational health and safety conditions;

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(C)           Existing Environmental Conditions, including any such Environmental Liabilities for (1) Environmental Remedial Actions to address Existing Environmental Conditions; (2) claims asserted by any third party (including any employee of GTIA or Purchaser) for bodily injury, death, or property damage allegedly caused by, or arising from exposure to, any Existing Environmental Condition; (3) any natural resource damages arising from any Existing Environmental Condition, and (4) any Liabilities relating to any off-site transportation, treatment, disposal or Release of any Regulated Materials resulting from any Environmental Remedial Action to address Existing Environmental Conditions, whether such Environmental Remedial Action is taken before or after the Closing Date;

(D)           the storage, transportation, treatment, disposal, discharge, recycling or Release of any Regulated Material at any Off-Site Location by GTIA on or before the Closing Date, or the arrangement by GTIA for any storage, transportation, treatment, disposal, discharge, recycling, or Release of any Regulated Material at any Off-Site Location on or before the Closing Date; and

(E)           any contractual indemnity obligations relating to requirements of Environmental Law or Environmental Liabilities that GTIA has undertaken in connection with the Business or any Facilities;

(x)           Liabilities, including penalties, fines, levies and assessments, arising out of any violation or breach of, or noncompliance with, any Contracts, Governmental Authorizations or Legal Requirements by GTIA or any other person acting as agent for or on behalf of any of GTIA; and

(xi)           Liabilities of GTIA under the MTR Purchase Agreement.

(e)           GTIA Purchase Price.  The purchase price for the GTIA Purchased Assets shall be the proportion of the Purchase Price (as defined in Section 1.3(a)) allocated to the GTIA Purchased Assets as provided in Section 1.3(c) plus the assumption of the GTIA Assumed Liabilities (the “GTIA Purchase Price”), as adjusted and payable in accordance with Section 1.3(c) and Section 1.4.

(f)           Allocation of the GTIA Purchase Price. The GTIA Purchase Price shall be allocated among the GTIA Purchased Assets in accordance with the allocation set forth on Schedule 1.1(f).  GTIA and Purchaser shall report the federal, state and local income and other Tax consequences of the purchase and sale of the GTIA Purchased Assets contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation, or otherwise unless otherwise required by applicable Legal Requirements.  Any Working Capital Adjustment (as defined in Section 1.4(a)) or EBITDA True-Up Amount (as defined in Section 1.4(f)) allocated to the GTIA Purchase Price shall be allocated among the GTIA Purchased Assets consistent with the allocation set forth on Schedule 1.1(f) and shall be binding upon GTIA and Purchaser.

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1.2           The GTMN Transaction.  The transactions set forth in this Section 1.2 are referred to herein collectively as the “GTMN Transaction.”

(a)           Purchase of GTMN Purchased Assets.  Effective at the Effective Time, Purchaser shall purchase from GTMN, and GTMN shall sell to Purchaser, free and clear of all Indebtedness and Encumbrances, except for Indebtedness expressly identified on Schedule 1.2(c) and Permitted Encumbrances, all of GTMN’s right, title and interest in and to all of its assets, properties, rights and business as a going concern of every kind, nature and description, wherever located and whether real, personal or mixed, tangible or intangible, in electronic form or otherwise, and whether or not having any value for accounting purposes or carried or reflected on or specifically referred to in its books or financial statements, related to or used in its operation of the Business (other than the GTMN Retained Assets, as defined in Section 1.2(b)), including those identified in this Section 1.2(a) below (collectively, the “GTMN Purchased Assets” and, together with the GTIA Purchased Assets, the “Purchased Assets”):

(i)           all of GTMN’s right, title and interest in the leaseholds, leasehold improvements and fixtures for all Leased Real Property (as defined in Section 4.14) leased by GTMN as lessee, which is more particularly described on Schedule 4.14, including the Savage Facility, and including any security deposits for Leased Real Property leased by GTMN as lessee;

(ii)           all of the parts and supplies inventory, machinery, equipment, shop tools and equipment, shredders, processing equipment, support equipment, tippers, magnetic equipment, peripherals, parts, tooling, fork lifts, tractors, trucks, bulldozers, graders, loaders, unloaders, back hoes, dump trucks, containers, trailers, cabs, other vehicles (whether titled or untitled), radios, motors, furniture, office equipment and supplies, fixtures, and other tangible personal property, owned by GTMN and related to or used in the Business, including those identified on Schedule 1.2(a)(ii);

(iii)           all inventory of tires, tire shreds, tire chips, crumb rubber and other finished rubber products located at the Leased Real Property on the Closing Date;

(iv)           all of GTMN’s computer equipment and related software and licenses related to or used in the Business, including those identified on Schedule 1.2(a)(iv);

(v)           all other tangible assets located at the Leased Real Property leased by GTMN as lessee, including the Savage Facility;

(vi)           all of GTMN’s books, records, files, manuals, sales and credit reports, customer lists, customer records, billing information, routing sheets, warranty records and similar documents and other information related to or used in the operation of the Business, whether inscribed on tangible medium or stored in electronic or other medium, and other assets related to or used in the Business;

(vii)           all of GTMN’s rights under all Contracts related to or used in the Business, including those identified on Schedule 1.2(a)(vii), including, without limitation, all Contracts related to GTMN’s acquisition of its businesses;

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(viii)          all of GTMN’s rights under all Governmental Authorizations held by it in connection with the Business, including those Governmental Authorizations identified on Schedule 1.2(a)(viii);

(ix)           all of GTMN’s claims, choses in action, causes of action and judgments related to the Business and all warranties in favor of GTMN related to the Business or the other assets described in this Section 1.2(a);

(x)           all of GTMN’s right, title and interest in all leases for personal property, including equipment and rolling stock, entered into in connection with the Business, including those identified on Schedule 1.2(a)(x), and including security deposits relating thereto;

(xi)           all notes and accounts receivable and other rights to payment due from customers of GTMN and the full benefit of any security for such accounts or rights to payment, other than those notes and accounts receivable and other rights to payment due from the GTI Group Members or their Affiliates;

(xii)           all of GTMN’s pre-paid expenses (including software license fees, annual license fees for vehicles, and insurance premiums) related to the Business;

(xiii)          all of GTMN’s intangible rights and property, including goodwill and rights in and to any trade name, trademark, fictitious name or service mark, or any variant of any of them, and any applications therefor or registrations thereof (other than rights in the name “GreenMan Technologies of Minnesota,” which shall be the subject of the license described in Section 2.2(c), below), and any other forms of intellectual property, and all research related to the Business conducted by GTMN, all rights to GTMN’s telephone numbers, facsimile numbers, e-mail addresses, Internet sites, Internet addresses and domain names thereof and other listings;

(xiv)          all of GTMN’s customer relationships, outstanding customer orders and goodwill and right to own and operate its Business; and

(xv)           all assets not otherwise identified above that are owned or leased and used or employed by GTMN in connection with the Business.

This Section 1.2(a) and the Schedules referred to herein identify all of the GTMN Purchased Assets that will be conveyed herein by GTMN.  If and to the extent that GTI has any interest in any of the GTMN Purchased Assets, then at the Effective Time, GTI shall be deemed to have sold, transferred and assigned all such interests to Purchaser for no additional consideration.

(b)           GTMN Retained Assets.  GTMN shall retain and the GTMN Purchased Assets shall not include all of its other assets, including the following (collectively, the “GTMN Retained Assets”):

(i)           any of GTMN’s cash and cash equivalents, including bank accounts and mutual fund accounts;

(ii)           any cash securing any Governmental Authorization held by GTMN;

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(iii)           any deposits under closure bonds in the name of GTMN;

(iv)           any Seller Plans (as defined in Section 4.15) (including any Seller Plans listed on Schedule 4.15);

(v)           any Tax Returns and Tax records of GTMN and any business records required by law to be retained by GTMN; provided, that such records shall be available to Purchaser to the extent reasonably necessary for its Tax purposes;

(vi)           all of GTMN’s minute and stock book records;

(vii)           any accounts receivable owed to GTMN by any other GTI Group Member or their Affiliates;

(viii)          any of GTMN’s agreements, Contracts, understandings or business relationships with GTI or any of its Affiliates (other than the other Seller), except for those listed and identified as such on Schedule 1.2(a)(vii));

(ix)           shares of stock, equity interests or ownership or debt securities in any other Person;

(x)           all rights in the name “GreenMan Technologies of Minnesota,” subject to the license described in Section 2.2(c), below; and

(xi)           all of GTMN’s rights under the MTR Purchase Agreement.

(c)           GTMN Assumed Liabilities.  Effective at the Effective Time, Purchaser shall assume only (i) the obligations of GTMN existing as of the Effective Time expressly set forth in the Contracts identified on Schedule 1.2(a)(vii), the Governmental Authorizations identified on Schedule 1.2(a)(viii), and the payment obligations for GTMN’s trade payables reflected on the Closing Working Capital Statement (as defined in Section 1.4(d)), and any Indebtedness expressly identified on Schedule 1.2(c), none of which will be repaid at Closing, other than (with respect to any of the preceding in this clause (i)) for Liabilities arising out of any violation, breach or non-performance of the terms or obligations thereunder or expenses, costs or payments owing as of the Effective Time or applicable prior to the Effective Time; and (ii) other short term accruals of GTMN expressly identified on the Closing Date Certificate Example to the extent included in Current Liabilities as provided in Section 0 (collectively, the “GTMN Assumed Liabilities” and, together with the GTIA Assumed Liabilities, the “Assumed Liabilities”).

(d)           GTMN Retained Liabilities.  Except for the GTMN Assumed Liabilities, Purchaser does not hereby and shall not assume or in any way undertake to pay, perform, satisfy or discharge any Liabilities of any kind or nature whatsoever of GTMN, GTI or GTIA (except as provided in Section 1.1(c)), existing before, on or after the Effective Time or arising out of any transactions entered into, or any state of facts existing before, on or after the Effective Time, and whether or not related to or arising out of any of the GTMN Purchased Assets (the “GTMN Retained Liabilities”).  Without limiting the foregoing, except as set forth on the Closing Working Capital Statement in the amounts set forth therein, the term “GTMN Retained Liabilities” shall include:

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(i)           Liabilities arising out of or relating to any product shipped or manufactured by, or any services provided by, GTMN in whole or in part, prior to the Closing Date;

(ii)           Liabilities of GTMN to any Related Party;

(iii)           Liabilities the existence of which constitute a breach of the representations, warranties or covenants of GTMN contained in this Agreement; or for expenses, taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the consummation of the Contemplated Transactions, including all legal and accounting fees and all brokers or finders fees or commissions payable by GTMN;

(iv)           Liabilities for any Taxes of GTMN, whether or not by reason of, or in connection with, the Contemplated Transactions, including (A) any Taxes arising as a result of GTMN’s operation of its business or ownership of the GTMN Purchased Assets prior to the Closing Date, (B) any liability of GTMN for Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, and (C) any Taxes that will arise as a result of the sale of the GTMN Purchased Assets pursuant to this Agreement;

(v)           Liabilities attributable to GTMN Retained Assets; that are incurred outside the ordinary course of business or not consistent with past practice; or that are contingent in nature and not clearly included in the express terms of the Contracts and Governmental Authorizations identified in clause (i) of Section 1.2(c);

(vi)           Liabilities to, under or with respect to any Seller Plan or other Benefit Plan and the administration of any Seller Plan, or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, disability and occupational diseases of or with respect to employees or former employees of GTMN, under any employment, severance, retention or termination agreement with any employee of GTMN or any of its Related Parties, or arising out of or relating to any employee grievance whether or not the affected employees are hired by Purchaser;

(vii)           Except for Indebtedness identified on Schedule 1.2(c), Liabilities of GTMN for or arising out of any Indebtedness, including any Contract giving rise to any Indebtedness;

(viii)          Liabilities relating to Legal Proceedings that exist on the Closing Date and any Legal Proceedings that arise after the Closing Date that arise out of transactions entered into, or any state of facts existing, on or before the Closing Date;

(ix)           Environmental Liabilities of GTMN arising out of or relating to;

(A)           the GTMN Retained Assets or any properties previously owned, leased or operated by GTMN;

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(B)           any violation of Environmental Laws existing prior to or as of the Closing Date arising from or related to (1) the ownership, use or operation of the Business, any Facility, or any GTMN Purchased Assets; (2) the design, configuration or condition of any equipment or Facilities; (3) the failure to have or to comply with any Governmental Authorization required by Environmental Laws prior to or as of the Closing Date; or (4) the failure to have, maintain or properly operate programs and equipment for monitoring of, or the failure to report in an accurate and timely manner any discharges, emissions, Releases, employee exposures, incidents, or occupational health and safety conditions;

(C)           Existing Environmental Conditions, including any such Environmental Liabilities for (1) Environmental Remedial Actions to address Existing Environmental Conditions; (2) claims asserted by any third party (including any employee of GTMN or Purchaser) for bodily injury, death, or property damage allegedly caused by, or arising from exposure to, any Existing Environmental Condition; (3) any natural resource damages arising from any Existing Environmental Condition, and (4) any Liabilities relating to any off-site transportation, treatment, disposal or Release of any Regulated Materials resulting from any Environmental Remedial Action to address Existing Environmental Conditions, whether such Environmental Remedial Action is taken before or after the Closing Date;

(D)           the storage, transportation, treatment, disposal, discharge, recycling or Release of any Regulated Material at any Off-Site Location by GTMN on or before the Closing Date, or the arrangement by GTMN for any storage, transportation, treatment, disposal, discharge, recycling, or Release of any Regulated Material at any Off-Site Location on or before the Closing Date; and

(E)           any contractual indemnity obligations relating to requirements of Environmental Law or Environmental Liabilities that GTMN has undertaken in connection with the Business or any Facilities;

(x)           Liabilities, including penalties, fines, levies and assessments, arising out of any violation or breach of, or noncompliance with, any Contracts, Governmental Authorizations or Legal Requirements by GTMN or any other person acting as agent for or on behalf of GTMN;

(xi)           Liabilities of GTMN under the MTR Purchase Agreement.

(e)           GTMN Purchase Price.  The purchase price for the GTMN Purchased Assets shall be the proportion of the Purchase Price (as defined in Section 1.3(a)) allocated to the GTMN Purchased Assets as provided in Section 1.3(c) plus the assumption of the GTMN Assumed Liabilities (the “GTMN Purchase Price”), as adjusted and payable in accordance with Section 1.3(c) and Section 1.4.

(f)           Allocation of the GTMN Purchase Price. The GTMN Purchase Price shall be allocated among the GTMN Purchased Assets in accordance with the allocation set forth on Schedule 1.2(f).  GTMN and Purchaser shall report the federal, state and local income and other Tax consequences of the purchase and sale of the GTMN Purchased Assets contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation, or otherwise unless otherwise required by applicable Legal Requirement.  Any Working Capital Adjustment (as defined in Section 1.4(a)) or EBITDA True-Up Amount (as defined in Section 1.4(f)) allocated to the GTMN Purchase Price shall be allocated among the GTMN Purchased Assets consistent with the allocation set forth on Schedule 1.2(f) and shall be binding upon GTMN and Purchaser.

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1.3           Purchase Price.

(a)           Purchase Price. The aggregate consideration for the Purchased Assets shall be an amount equal to (i) five dollars ($5.00) for each dollar of EBITDA for the Business (as defined in and determined pursuant to Section 1.3(b)) for the twelve (12) month period commencing on October 1, 2007 and ending on September 30, 2008 (the “Measurement Period”) (such aggregate amount, the “EBITDA Amount”) minus (ii) $492,000 minus (iii) all outstanding Indebtedness identified on Schedules 1.1(c) and 1.2(c) (which will be assumed by Purchaser and not paid at Closing) (the “Assumed Indebtedness”), plus (iv) the assumption of the Assumed Liabilities (such net amount, the “Purchase Price”), adjusted by the Working Capital Adjustment and subject to the EBITDA True-Up in accordance with Section 1.4.  The Purchase Price shall be allocated among the Purchased Assets as follows: 41.81% of the Purchase Price shall be allocated to the GTIA Purchased Assets and 58.19% of the Purchase Price shall be allocated to the GTMN Purchased Assets; provided, however, that any Working Capital Adjustment (as defined below) or EBITDA True-Up Amount (as defined below) shall be allocated according to each Seller’s proportionate contribution to such Working Capital Adjustment or EBITDA True-Up Amount.

(b)           EBITDA.  “EBITDA” for the Business means the earnings of the Business from operations before interest, taxes, depreciation and amortization, determined solely in accordance with generally accepted accounting principles (“GAAP”) derived from the unaudited segmented income statement for the fiscal year ended September 30, 2008 included in the unaudited segmented financial statements of Sellers at September 30, 2008 and for the fiscal year then ended (the “2008 Segmented Financial Statements”), which GTI shall deliver to Purchaser by October 24, 2008.  GTI shall reconcile the 2008 Segmented Financial Statements (in a manner consistent with the reconciliations included in Exhibit J) to the audited consolidated financial statements of GTI and its subsidiaries at September 30, 2008 and for the fiscal year then ended (the “2008 Audited Financial Statements”), which reconciliation GTI shall deliver to Purchaser together with the 2008 Audited Financial Statements by December 12, 2008.  EBITDA shall be determined solely and exclusively for the Business as a stand-alone business enterprise.  No extraordinary gains or losses under GAAP shall be included in determining EBITDA.  EBITDA shall be determined in the ordinary course, consistent with past practice, through the end of the Measurement Period, except that no items of accelerated or prepaid income shall be included, no income from Affiliates of or Related Parties to any GTI Group Member shall be included, no gain or loss on the sale of assets shall be included, no overhead expense allocation of GTI shall be included, and no income outside the ordinary course of Business or not consistent with past practice shall be included.  EBITDA shall include the burden of a full year’s Gainshare (GTI’s bonus program) compensation.

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(c)           Payment of the Purchase Price.  Subject to the terms and conditions herein, the Purchase Price shall be paid as follows:

(i)           Deposit.  On July 9, 2008, LTS delivered to BNY Mellon, National Association (the “Escrow Agent”), a deposit of Fifty Thousand Dollars ($50,000) (the “Initial Deposit”).  At the date of this Agreement, LTS is delivering to the Escrow Agent an additional deposit of Two Hundred and Fifty Thousand Dollars ($250,000) (the “Second Deposit” and, together with the Initial Deposit and all earnings thereon, the “Deposit”).  At the Closing, the Deposit shall be applied against payment of the Purchase Price as provided in Section 1.3(c)(ii) below.  In the event there is no Closing due to a Seller Fault (as defined below), the parties shall direct the Escrow Agent to deliver the Deposit to LTS.  In the event there is no Closing for any reason other than a Seller Fault, the parties shall direct the Escrow Agent to deliver the Deposit to GTI.  For the purposes of this Section 1.3(c)(i) the term “Seller Fault” shall mean (A) any misrepresentation by a GTI Group Member the effect of which would have a material adverse effect on the value of the Business or the Purchased Assets, (B) any failure by a GTI Group Member to deliver at any time prior to the Closing any requested documentation or information that would materially adversely affect the value of the Business or the Purchased Assets, (C) a material breach by a GTI Group Member of this Agreement, (D) any failure by a GTI Group Member to cooperate fully and in good faith with the LTS Group Members in connection with their due diligence efforts related to the Contemplated Transactions, (E) any condition or state of facts identified by an LTS Group Member in connection with its due diligence efforts reasonably expected to have a material adverse effect on the value of the Business or the Purchased Assets, (F) failure of a GTI Group Member to obtain all necessary approvals to close or (G) the failure of Purchaser or the GTI Group Members, as applicable, to obtain (x) a Waste Tire Facility Permit from the Minnesota Pollution Control Agency, (y) a Solid Waste Facility License from Scott County Community Development Division, Environmental Health Department and (z) a Permit for Waste Tire Processing from the State of Iowa, Department of Natural Resources, as required for Purchaser to own and operate the Purchased Assets and the Business after the Closing; provided, however, there shall be no “Seller Fault” unless and until LTS notifies GTI of its intent to terminate the transaction due to a Seller Fault, and the applicable GTI Group Member fails to cure (or the parties agree that such GTI Group Member is unable to cure) the Seller Fault to LTS’s reasonable satisfaction within five (5) business days following such notice (or as extended by LTS at its sole discretion).

(ii)           Closing Payment. At Closing, Purchaser (x) shall direct the Escrow Agent to deliver the Deposit to GTI and (y) shall deliver to GTI (on behalf of Sellers) an amount equal to (A) the EBITDA Amount, minus (B) $492,000, minus (C) Assumed Indebtedness, minus (D) any Indebtedness that will be repaid at Closing by Purchaser on behalf of the GTI Group Members (which excludes Assumed Indebtedness), plus or minus, as applicable, (E) an amount equal to a good faith estimate of the Working Capital Adjustment (unless such estimate is zero), minus (F) each of the Purchase Price True-Up Holdback (as defined below) and the Indemnification Holdback (as defined below), and minus (G) the Deposit (such net amount, the “Closing Payment”), by wire transfer of federal funds to an account specified in writing by GTI at least two (2) business days prior to the Closing.  The parties agree to use the Initial EBITDA Statement and the Initial Working Capital Statement for the purposes of determining the Closing Payment, as provided in Section 1.3(vi) below.

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(iii)           Indebtedness.  At Closing, LTS shall repay the Closing Date Repayment Indebtedness on behalf of the GTI Group Members as provided in the payoff letters delivered pursuant to Section 2.2(a)(vii).

(iv)           Indemnification Holdback.  At Closing, Purchaser shall withhold from delivery of the Purchase Price an amount equal to Five Hundred Thousand Dollars ($500,000) (the “Indemnification Holdback”).  Purchaser may setoff and recoup against the Indemnification Holdback any amounts due by GTI Group Members to Purchaser hereunder with respect to any GTI Group Member’s indemnification obligations under Article VI.  Purchaser shall deliver one-half (1/2) of the Indemnification Holdback, less any Purchaser claims for setoff or recoupment under this Agreement, on the date that is 180 days after the Closing Date (or the next business day if such date is not a business day) by wire transfer of federal funds to accounts to be designated by GTI within three (3) business days prior to payment.  The remainder of the Indemnification Holdback not distributed to Purchaser pursuant to this Agreement shall be delivered to GTI (on behalf of Sellers) on the date that is 365 days after the Closing Date (or the next business day if such date is not a business day) by wire transfer of federal funds to accounts to be designated by GTI within three (3) business days prior to payment.

(v)           Purchase Price True-Up Holdback.  At Closing, Purchaser shall withhold from delivery of the Purchase Price an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) (the “Purchase Price True-Up Holdback” and, together with the Indemnification Holdback, the “Holdback”) until the Closing Statements shall have been finalized and the last of the Purchase Price True-Up Amount (as such term is defined in Section 1.4(f)(iii)) is payable.  Purchaser may setoff and recoup against the Purchase Price True-Up Holdback any unpaid Purchase Price True-Up Amount then owing by Sellers.  Purchaser shall deliver the Purchase Price True-Up Holdback, less any Purchase Price True-Up Amount owing by Sellers under this Agreement, on the date that is three (3) business days following the date that the last of the Closing Statements are finalized by wire transfer of federal funds to accounts to be designated by GTI within three (3) business days prior to payment.

(vi)           Initial EBITDA Statement and Initial Working Capital Statement.  At least five (5) business days prior to the Closing Date, GTI shall deliver to Purchaser a certificate certified by GTI’s Chief Financial Officer in a form consistent with the Closing Date Certificate Example (as defined below) setting forth:

(A)            GTI’s good faith calculation of EBITDA for the Business (as defined in and determined pursuant to Section 1.3(b)) based on actual results for the Measurement Period, along with a copy of Sellers’ proposed Closing EBITDA Statement (the “Initial EBITDA Statement”), and all relevant information and support used in preparing the Initial EBITDA Statement, to be used to determine the Closing Payment, and

(B)           GTI’s good faith calculation of Working Capital of the Business (as defined and determined pursuant to Section 1.4(c)) as of the Effective Time, along with a copy of Sellers’ proposed Closing Working Capital Statement (the “Initial Working Capital Statement”), and all relevant information and support used in preparing the Initial Working Capital Statement, to be used to calculate the estimate of the Working Capital Adjustment and to determine the Closing Payment.

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If within two (2) business days following receipt thereof, Purchaser has not given GTI notice of any disagreement with the Initial EBITDA Statement or the Initial Working Capital Statement, they shall be used to determine the Closing Payment.  If Purchaser gives notice of such disagreement, the parties will use commercially reasonable good faith efforts to resolve the issues in dispute.  If all disputed issues are resolved, the EBITDA and estimated Working Capital Adjustment agreed to by the parties shall be used to determine the Closing Payment.  If the parties are unable to resolve all disputed issues within three (3) business days following Purchaser’s receipt thereof, the Initial EBITDA Statement and the Initial Working Capital Statement shall be as determined by Purchaser.

(vii)           Closing Date Certificate Example.  The Closing Date Certificate Example which is Exhibit A to this Agreement (the “Closing Date Certificate Example”) contains the parties’ agreed upon form of Closing Statements and methodologies for determining EBITDA of the Business and the Closing Date Working Capital based on the Interim Balance Sheet and actual EBITDA results from October 1, 2007 through the Interim Balance Sheet Date.  The Initial EBITDA Statement, the Initial Working Capital Statement and the Closing Statements shall be estimated or prepared (as the case may be) in a manner consistent with the Closing Date Certificate Example.

(viii)          Delivery of Purchase Price True-Up Amounts.  Purchaser or GTI (on behalf of Sellers), as the case may be, shall deliver (or refund, as the case may be) the applicable Purchase Price True-Up Amount by wire transfer of federal funds to an account designated by the other within three (3) business days after such Purchase Price True-Up Amount is finally determined.  Purchaser, however, may offset, setoff or recoup from the Purchase Price True-Up Holdback either Purchase Price True-Up Amount that is owed by Sellers to Purchaser.  Notwithstanding the foregoing, if one Purchase Price True-Up Amount in favor of Purchaser is due and the other Purchase Price True-Up Amount has not been finally determined at that time, then GTI (on behalf of Sellers) shall pay directly to Purchaser the Purchase Price True-Up Amount that is then due, and the full amount of the Purchase Price True-Up Holdback shall continue to be held by Purchaser to secure the other Purchase Price True-Up Amount.

(d)           Withholding.  Purchaser will be entitled to deduct and withhold from the Purchase Price any withholding Taxes or other amounts required under the Code or any applicable Legal Requirements to be deducted and withheld.  To the extent that any such amounts are so deducted and withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the person or entity in respect of which such deduction and withholding was made.

1.4           Working Capital Adjustment and EBITDA True-Up.

(a)           Working Capital Adjustment.  The Purchase Price was determined on the basis that Working Capital for the Business as of the Effective Time, derived solely from the Closing Working Capital Statement (“Closing Date Working Capital”), would equal $1,500,000 (“Target Working Capital”).  If Closing Date Working Capital (x) is less than Target Working Capital, then the Purchase Price shall be decreased dollar-for-dollar by the amount of such deficiency, or (y) exceeds Target Working Capital, then the Purchase Price shall be increased dollar-for-dollar by the amount of such excess (such adjustment, the “Working Capital Adjustment”).  The Working Capital Adjustment shall be without prejudice to the LTS Group Members’ rights of indemnification under Section 6.1(b) for any breach by any GTI Group Member of the representations and warranties contained in Article IV (without any right to duplicate damages).

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(b)           EBITDA True-Up.  Simultaneously with determination of the Working Capital Adjustment, Purchaser shall have the right to review and verify the determination of EBITDA used to calculate the Purchase Price through review of the Initial EBITDA Statement, subject to the provisions of this Section 1.4.  If as a result of such review process it is determined that the EBITDA amount used to calculate the Purchase Price was incorrect, then the Purchase Price shall be corrected to reflect the proper EBITDA amount as reflected on the Closing EBITDA Statement (the “EBITDA True-Up”).

(c)           Working Capital.  “Working Capital” for the Business shall mean Current Assets minus Current Liabilities as of the Closing Date.  “Current Assets” for the Business, shall include only (A) accounts receivable that are less than 90 days old, (B) inventory included in the Purchased Assets, and (C) the unamortized portion of pre-paid expenses (including software license fees (to the extent that Purchaser elects to use such software), annual license fees for vehicles, and insurance premiums) to the extent that they provide commensurate value to Purchaser after the Closing. “Current Liabilities” for the Business, shall include only (A) trade accounts payable, (B) the Transferred Employees’ (as defined in Section 3.5) earned and unused vacation that was accrued during such Transferred Employees’ employment with Sellers, (C) all severance obligations and change of control payments that may become payable after the Closing as a result of the consummation of the Contemplated Transactions, (D) the estimated cost of processing all unprocessed tires included in the Purchased Assets, and (E) other accrued current liabilities of the Business. “Working Capital” for the Business shall include all items without regard to materiality and shall not include the GTIA Retained Assets or the GTMN Retained Assets (collectively, the “Retained Assets”) or the GTIA Retained Liabilities or the GTMN Retained Liabilities (collectively, the “Retained Liabilities”).  As an example, if the effective date of the transaction would have been the Interim Balance Sheet Date, then the Closing Working Capital Statement would have been as set forth on the Closing Date Certificate Example.

(d)           Preparation of the Closing EBITDA Statement and Closing Working Capital Statement. Within sixty (60) days following the Effective Time, Purchaser shall prepare and deliver to GTI (i) a statement of EBITDA for the Business for the Measurement Period (the “Closing EBITDA Statement”), and (ii) a statement of Working Capital for the Business as of the Effective Time (the “Closing Working Capital Statement” and, together, the “Closing Statements”).  The Closing Statements shall be derived solely from the 2008 Segmented Financial Statements and the Interim Balance Sheet, modified in each case to the extent required to be consistent with the definitions of EBITDA and Working Capital.  Each Closing Statement shall be prepared and determined in a manner consistent with the classifications, judgments and estimation and calculation methodologies used in the preparation of the Closing Date Certificate Example, and any conflict or ambiguity between this Agreement, the 2008 Segmented Financial Statements and the Closing Date Certificate Example shall be resolved in favor of the Closing Date Certificate Example.

(e)           Inventory Observation.  The parties shall conduct a physical count and inspection of the inventory of Sellers within five (5) business days before or after the Closing Date.  Both parties and their accountants may observe the inventory count, which shall be used as the basis in determining the inventory in the Closing Working Capital Statement.

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(f)           Closing Payments True-Up Amounts.

(i)           EBITDA True-Up Amount.  If EBITDA for the Business set forth on the Closing EBITDA Statement after it is finally determined is in excess of or less than the EBITDA for the Business used to calculate the Purchase Price and the Closing Payment set forth in the Initial EBITDA Statement (such difference, the “EBITDA True-Up Amount”), then Purchaser shall pay to GTI the amount of such excess times five dollars ($5.00), or GTI shall pay to Purchaser (or Purchaser may offset, setoff or recoup from the Purchase Price True-Up Holdback the amount that is owed by Sellers to Purchaser) the amount of such deficiency times five dollars ($5.00), as the case may be, in accordance with Section 1.3(c)(viii).

(ii)           Working Capital True-Up.  If the Working Capital for the Business set forth on the Closing Working Capital Statement after it is finally determined results in a Working Capital Adjustment in excess of or less than the estimated Working Capital Adjustment used to calculate the Closing Payment as set forth in the Initial Working Capital Statement, then Purchaser shall pay to GTI, or GTI shall pay to Purchaser (or Purchaser may offset, setoff or recoup from the Purchase Price True-Up Holdback the amount that is owed by Sellers to Purchaser), as the case may be, that amount necessary to properly reflect a net payment by GTI of the full final Working Capital Adjustment as set forth in the Closing Working Capital Statement (the “Working Capital True-Up Amount”), in accordance with Section 1.3(c)(viii).

(iii)           Purchase Price True-Up Amounts.  The EBITDA True-Up Amount and the Working Capital True-Up Amount are sometimes referred to herein together as the “Purchase Price True-Up Amounts.”

(g)           Allocation of the Working Capital Adjustment and EBITDA True-Up Amount.  The Working Capital Adjustment and EBITDA True-Up Amount shall be allocated among the GTIA Purchase Price and the GTMN Purchase Price by reference to the source of any Working Capital Adjustment or EBITDA True-Up Amount in the Closing Statements.

(h)           Disputes Regarding Working Capital Adjustment or EBITDA True-Up Amount.   Purchaser and GTI shall each provide the other with access to all relevant information used in preparing the Closing Statements.  GTI shall have sixty (60) days after its receipt of the Closing Statements to dispute the Closing Statements and Working Capital Adjustment and EBITDA True-Up Amount or the Closing Statements and Working Capital Adjustment and EBITDA True-Up Amount shall be deemed to be accepted and final.  Any objection notice to any such Closing Statements must state with reasonable specificity the amounts and reasons for disagreement.  GTI and Purchaser shall thereafter use commercially reasonable efforts to agree on the disputed amounts and if they are unable to do so within thirty (30) days of receipt by Purchaser of GTI’s objection notice, GTI and Purchaser shall promptly engage a mutually agreed upon firm of independent accountants to resolve their dispute.  In the absence of prompt agreement on the identity of the independent accountants, the parties shall engage the accounting firm of PricewaterhouseCoopers LLP of Minneapolis, Minnesota to resolve the dispute as soon as practicable.  The independent accountants’ decisions shall be final, binding and conclusive upon the parties and shall be the parties’ sole and exclusive remedy regarding any dispute concerning the Closing Statements and the Working Capital Adjustment and EBITDA True-Up Amount.  Purchaser and GTI shall share equally the fees and expenses of the independent accountants.

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(i)           Interpretation.  Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 1.4, together with the provisions of this Agreement giving effect to the Working Capital Adjustment and EBITDA True-Up Amount, shall not be interpreted or construed in any manner that would result in duplication of benefits or obligations.

1.5           Separate Transactions.  Each of the GTIA Transaction and the GTMN Transaction (individually, a “Transaction”, and collectively, the “Transactions”) is independent, separate and discrete from each other Transaction for Tax and accounting purposes and asset conveyance documentation.  Notwithstanding such separate treatment, neither Transaction may close without both Transactions closing at the same time.

1.6           Certain Consents.  Nothing in this Agreement shall be construed as an attempt to assign any Contract or Governmental Authorization included in the Purchased Assets and as to which all the remedies for the enforcement thereof enjoyed by Sellers would not, as a matter of law, pass to Purchaser as an incident of the assignments provided for by this Agreement, without an applicable Legal Approval or Consent.  If any such Legal Approvals or Consents are not obtained prior to Closing, Purchaser shall have the option to forego any one or more of such assignments and not assume the obligations and liabilities under any one or more of such Contracts or Governmental Authorizations (in which case the rights and obligations under such specified Contracts or Governmental Authorizations shall be Retained Assets and Retained Liabilities, respectively), and Sellers shall, at the request and under the direction of Purchaser, in the name of Sellers or otherwise as Purchaser shall specify, take all commercially reasonable action (including the appointment of Purchaser as attorney-in-fact for Sellers) and do or cause to be done all such commercially reasonable things as shall in the reasonable opinion of Purchaser or its counsel be necessary or proper (i) to assure that the rights of Sellers under such Contracts or Governmental Authorizations shall be preserved for the benefit of Purchaser, and (ii) to facilitate receipt of the consideration to be received by Sellers in and under every such Contract or Governmental Authorization, which consideration shall be held for the exclusive benefit of, and shall be delivered to, Purchaser, and Sellers shall continue to use their commercially reasonable efforts to obtain such Legal Approvals and Consents as soon as reasonably possible after Closing.  Nothing in this Section 1.6 shall in any way diminish Sellers’ obligations hereunder to obtain all Consents or Legal Approvals and to take all such other actions prior to or at Closing as are necessary to enable Sellers to convey or assign valid title to all Contracts and Governmental Authorizations to Purchaser.

ARTICLE II
Closing; Conditions to Closing; Termination

2.1           Closing; Effective Time.  The parties to this Agreement shall consummate the purchase and sale of the Purchased Assets, the assumption of the Assumed Liabilities, and the other Contemplated Transactions (“Closing”) at the offices of K&L Gates LLP, Henry W. Oliver Building, 535 Smithfield Street, Pittsburgh, PA 15222-6501 on the date that is five (5) business days after satisfaction of the conditions set forth in Sections 2.2(a) and 2.2(b) below or such other date as the parties mutually agree (the “Closing Date”).  Closing shall be deemed to take place effective as of 11:59 p.m. on the Closing Date (the “Effective Time”).  Title to all Purchased Assets shall pass from Sellers, respectively, to Purchaser at the Effective Time, subject to the terms and conditions of this Agreement.  Purchaser assumes no risk of loss to the Purchased Assets prior to the Effective Time.

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2.2           Certain Conditions to Close; Closing Deliveries.

(a)           Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to proceed with the Closing is subject to the fulfillment prior to or at Closing of the conditions set forth in this Section 2.2(a).  Any one or more of these conditions may be waived in whole, or in part, by Purchaser at Purchaser’s sole option.

(i)           The representations and warranties of the GTI Group Members contained in Article IV shall be accurate and complete, individually and collectively, in all material respects (a) as of the date of this Agreement and (b)  as of the Closing Date as if made on the Closing Date (except for those representations and warranties contained in Article IV that relate to a specific date, which representations and warranties shall be accurate and complete in all material respects as of such date).  The representations and warranties of the GTI Group Members contained in Article IV that contain an express materiality qualifier shall be accurate and complete, individually and collectively, in all respects (x) as of the date of this Agreement and (y)  as of the Closing Date as if made on the Closing Date (except for those representations and warranties contained in Article IV that relate to a specific date, which representations and warranties shall be accurate and complete in all respects as of such date).  Each GTI Group Member shall have performed all of the covenants and agreements and complied with all of the provisions required by this Agreement to be performed or complied with, individually and collectively, in all material respects, by such party at or before the Closing Date.

(ii)           No Legal Requirement shall be in effect that prohibits or threatens to prohibit the Contemplated Transactions or that would limit or adversely affect Purchaser’s ownership of the Purchased Assets or control of the Assumed Liabilities.  No Legal Proceeding shall be pending or threatened challenging the lawfulness of the Contemplated Transactions or seeking to prevent or delay any of the Contemplated Transactions, or seeking relief by reason of the Contemplated Transactions.  Neither the GTI Group Members nor LTS Group Members shall have received any claim by any Person (written or oral) asserting that any Person other than Sellers (A) is the legal or beneficial owner of the Purchased Assets, (B) has any Encumbrance (other than Permitted Encumbrances) on or Security Rights in the Purchased Assets, or (C) is entitled to all or any portion of the Purchase Price.

(iii)           Between the date of this Agreement and the Closing Date, there shall have been no change, event, development or occurrence that has had or would reasonably be expected to have a material adverse effect, regardless of insurance coverage, on the Business or the Purchased Assets, results of operations, Liabilities, or condition, financial or otherwise, of Sellers, taken together as a whole (a “Material Adverse Effect”).

(iv)           The GTI Group Members shall have delivered a certificate, dated as of the Closing Date, in a form and substance reasonably satisfactory to Purchaser, certifying to the fulfillment of the conditions set forth in Sections 2.2(a)(i) through (a)(iii).  The contents of that certificate shall constitute a representation and warranty of the GTI Group Members as of the Closing Date and shall be deemed relied upon by Purchaser and fully incorporated in this Agreement.

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(v)           Each party shall have received all Legal Approvals necessary or advisable to consummate the Contemplated Transactions.  Without limiting the foregoing, Sellers shall have received the Legal Approvals identified on Schedule 4.3.  Sellers shall have received all Consents identified on Schedule 2.2(a)(v).  Purchaser shall have received all Governmental Authorizations necessary to own and operate the Purchased Assets and the Business, in form and substance reasonably satisfactory to Purchaser.

(vi)           Mark Maust shall have executed and delivered to Purchaser the Employment Agreement substantially in the form of Exhibit B to this Agreement.

(vii)          Purchaser shall have received copies of the payoff letters received by Sellers from their creditors for all Closing Date Repayment Indebtedness as of the Closing Date, in form and substance reasonably acceptable to Purchaser, stating that all Encumbrances held by such creditors on any Purchased Assets shall be released upon payment of the Closing Date Repayment Indebtedness as provided therein.  All other Encumbrances, other than Permitted Encumbrances, on any Purchased Assets shall have been released.

(viii)         Purchaser shall have received an estoppel certificate from each lessor of Leased Real Property included in the Purchased Assets, in form and substance reasonably satisfactory to Purchaser, and Purchaser shall have entered into an amended lease with respect to each Business Facility on terms and conditions reasonably satisfactory to Purchaser (including, without limitation, environmental indemnification for all preexisting conditions).

(ix)           Each Seller shall provide Purchaser with a certificate, duly executed and acknowledged by an officer of such Seller under penalties of perjury, in the form prescribed by Treasury Regulation Section 1.1445-(2)(b)(2) and reasonably satisfactory to Purchaser, certifying that such Seller is not a “foreign person.”

(x)           The stockholders of GTI shall have approved the Contemplated Transactions.

(xi)           GTI shall have received the opinion of BCC Advisers, of Des Moines, Iowa as to the fairness of the Purchase Price.

(xii)          Purchaser shall have received (A) from Chicago Title Insurance Company (I) leasehold title insurance policies issued to Purchaser with respect to the Leased Real Property being conveyed to Purchaser with such endorsements as may be requested by Purchaser and containing only such exceptions that are acceptable to Purchaser, in its sole and absolute discretion, and (II) lender’s policies issued to Purchaser’s lenders with such endorsements as may be requested by such lenders and containing only such exceptions that are acceptable to such lenders, in their sole and absolute discretion, and (B) an ALTA/ACSM as built survey of each parcel for such Leased Real Property in a form and showing such matters as are acceptable to Purchaser, in its sole and absolute discretion.

(xiii)         Purchaser shall have obtained on terms and conditions satisfactory to it funds sufficient to consummate the Contemplated Transactions.

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(xiv)         Purchaser shall also have received the deliveries referred to in Section 2.2(c).  All certificates, opinions and other documents delivered by the GTI Group Members to Purchaser under this Agreement shall be reasonably satisfactory to Purchaser in form and substance.

(xv)          Purchaser or the GTI Group Members, as applicable, shall have received (x) a Waste Tire Facility Permit from the Minnesota Pollution Control Agency, (y) a Solid Waste Facility License from Scott County Community Development Division, Environmental Health Department and (z) a Permit for Waste Tire Processing from the State of Iowa, Department of Natural Resources, as required for Purchaser to own and operate the Purchased Assets and the Business after the Closing.

(xvi)         Purchaser shall have received (x) the Sublease Agreement for Iowa Parcel I, the form of which is attached hereto as Exhibit C, duly executed by Maust Asset Management Co., LLC, (y) the Real Property Lease for Iowa Parcels G & H, the form of which is attached hereto as Exhibit D, duly executed by Maust Asset Management Co., LLC and (z) the Real Property Lease for Minnesota Location, the form of which is attached hereto as Exhibit E, duly executed by Two Oaks, LLC.

(b)           Conditions Precedent to Obligations of the GTI Group Members.  The obligation of the GTI Group Members to proceed with the Closing is subject to the fulfillment prior to or at Closing of the conditions set forth in this Section 2.2(b).  Any one or more of these conditions may be waived in whole, or in part, by Sellers at Sellers’ sole option.

(i)           The representations and warranties of the LTS Group Members contained in Article V shall be accurate and complete, individually and collectively, in all material respects (a) as of the date of this Agreement and (b) as of the Closing Date as if made on the Closing Date (except for those representations and warranties contained in Article V that relate to a specific date, which representations and warranties shall be accurate and complete in all material respects as of such date).  The representations and warranties of the LTS Group Members contained in Article V that contain an express materiality qualifier shall be accurate and complete, individually and collectively, in all respects (x) as of the date of this Agreement and (y) as of the Closing Date as if made on the Closing Date (except for those representations and warranties contained in Article V that relate to a specific date, which representations and warranties shall be accurate and complete in all respects as of such date).  Each LTS Group Member shall have performed all of the covenants and agreements and complied with all of the provisions required by this Agreement to be performed or complied with, individually and collectively, in all material respects, by such party at or before the Closing Date.

(ii)           No Legal Requirement shall be in effect that prohibits or threatens to prohibit the Contemplated Transactions.  No Legal Proceeding shall be pending or threatened challenging the lawfulness of the Contemplated Transactions, seeking to prevent or delay any of the Contemplated Transactions or seeking relief by reason of the Contemplated Transactions.

(iii)           The LTS Group Members shall have delivered a certificate, dated as of the Closing Date, in a form and substance reasonably satisfactory to Sellers, certifying to the fulfillment of the conditions set forth in Sections 2.2(b)(i) and (ii).  The contents of that certificate shall constitute a representation and warranty of the LTS Group Members as of the Closing Date and shall be deemed relied upon by Sellers and fully incorporated in this Agreement.

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(iv)          The Contemplated Transactions shall have been duly authorized by the directors and stockholders of each of the GTI Group Members in compliance with their respective governing documents and applicable Legal Requirements.  Without limiting the foregoing, the stockholders of GTI shall have approved the Contemplated Transactions.

(v)           The Contemplated Transactions shall have been duly authorized by the managers of LTS.

(vi)           Purchaser shall have obtained on terms and conditions satisfactory to it funds sufficient to consummate the Contemplated Transactions.

(vii)          Sellers shall also have received the deliveries referred to in Section 2.2(d).  All certificates, opinions and other documents delivered by the LTS Group Members to Sellers under this Agreement shall be reasonably satisfactory to Sellers in form and substance.

(viii)         Each of the GTIA Transaction and the GTMN Transaction shall close simultaneously on the Closing Date.

(c)           Deliveries by Sellers.  Sellers shall deliver to Purchaser at Closing: (i) general warranty bills of sale and instruments of assignment to the Purchased Assets, duly executed by each Seller; (ii) assumption agreements, duly executed by each Seller; (iii) assignments of lease to each parcel of Leased Real Property that is subject to a written lease, and title certificates (properly assigned or endorsed) to any motor vehicles and licensed trailers included in the Purchased Assets; (iv) assignments of all transferable or assignable licenses, Governmental Authorizations and warranties relating to the Purchased Assets and of any trademarks, trade names, patents and other intellectual property which are included in the Purchased Assets, duly executed by each Seller; (v) a raw material feedstock Supply Agreement, in the form of Exhibit F to this Agreement, duly executed by Sellers; (vi) a Transition Services Agreement, in the form of Exhibit G to this Agreement, duly executed by each Seller; (vii) licenses, in the form of Exhibit H, duly executed by each Seller, granting the Purchaser the right to use the trade names and trademarks “GreenMan Technologies of Iowa” and “GreenMan Technologies of Minnesota” in connection with the Business in the States of Iowa, Minnesota, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin; (viii) a good standing certificate for each GTI Group Member from its respective state of incorporation, all relevant documents reasonably requested by the LTS Group Members relating to the authorization by the GTI Group Members to enter into and consummate this Agreement, and legal opinions with respect to such matters (and subject to such qualifications) as are customary in transactions similar to the Contemplated Transactions, from counsel to the GTI Group Members, as may be reasonably requested by the LTS Group Members; (ix) a secretary’s and incumbency certificate of each GTI Group Member, attaching certified copies of their organic documents, and all resolutions of the Board of Directors of each GTI Group Member authorizing the execution and delivery of this Agreement and the performance by it of the Contemplated Transactions; and (x) such other agreements and documents as Purchaser may reasonably request.

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(d)           Deliveries by Purchaser. Purchaser shall deliver or cause to be delivered to Sellers at the Closing: (i) wire transfers of federal funds equal (in the aggregate) to the Closing Payment (and shall direct the Escrow Agent to deliver the Deposit to GTI pursuant to Section 1.3(c)(ii); (ii) assumption agreements, duly executed by Purchaser; (iii) a raw material feedstock Supply Agreement, in the form of Exhibit F to this Agreement, duly executed by Purchaser; (iv) a Transition Services Agreement, in the form of Exhibit G to this Agreement, duly executed by Purchaser; (v) the licenses described in Section 2.2(c), duly executed by Purchaser; (vi) a good standing certificate for each LTS Group Member from its respective state of organization, all relevant documents reasonably requested by the GTI Group Members relating to the authorization by the LTS Group Members to enter into and consummate this Agreement, and legal opinions with respect to such matters (and subject to such qualifications) as are customary in transactions similar to the Contemplated Transactions, from counsel to the LTS Group Members, as may be reasonably requested by the GTI Group Members; (vii) a secretary’s and incumbency certificate of each LTS Group Member, attaching certified copies of their organic documents, and all resolutions of the Board of Managers of each LTS Group Member authorizing the execution and delivery of this Agreement and the performance by it of the Contemplated Transactions; and (viii) such other agreements and documents as Sellers may reasonably request.

2.3           Termination Prior to the Effective Time.

(a)           Events of Termination.  Subject to Section 1.3(c)(i), this Agreement may be terminated in writing at any time prior to the Effective Time by:

(i)           the mutual consent of the parties;

(ii)           Purchaser, if any of the conditions specified in Section 2.2(a) shall not have been fulfilled (or if satisfaction becomes impossible) on or before December 31, 2008, and shall not have been waived by Purchaser;

(iii)           Sellers, if any of the conditions specified in Section 2.2(b) shall not have been fulfilled (or if satisfaction becomes impossible) on or before December 31, 2008, and shall not have been waived by Sellers;

(iv)           Purchaser, if a material breach of any provision of this Agreement has been committed by a GTI Group Member and such breach has not been waived by Purchaser or cured by such GTI Group Member within five (5) business days after receipt of written notice of such breach from Purchaser;

(v)           Sellers, if a material breach of any provision of this Agreement has been committed by an LTS Group Member and such breach has not been waived by Sellers or cured by such LTS Group Member within five  (5) business days after receipt of written notice of such breach from Sellers;

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(vi)           the GTI Group Members, subject to complying with the terms of this Agreement, upon the decision by the Board of Directors of any GTI Group Member to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal, if GTI notifies Purchaser in writing that it intends to enter into such an agreement; provided, however, that the GTI Group Members may not effect such termination unless contemporaneously therewith they pay to Purchaser, by wire transfer of immediately available federal funds to an account designated by Purchaser, the Termination Fee;

(vii)           Purchaser, if the Board of Directors of any GTI Group Member shall have taken any of the actions described in the first sentence of Section 3.7(b), or any GTI Group Member has breached or is deemed to have breached any of the material provisions of Section 3.7, in which event the GTI Group Members shall pay to Purchaser, by wire transfer of immediately available federal funds to an account designated by Purchaser, the Termination Fee; and

(viii)          Purchaser or GTI, if GTI’s shareholders do not approve the Contemplated Transactions at the GTI Shareholders’ Meeting; provided, however, that GTI may not effect such termination unless GTI pays to Purchaser, by wire transfer of immediately available federal funds to an account designated by Purchaser, within three (3) business days following the later of such termination and the receipt of LTS’s demand, the documented legal fees and other out-of-pocket costs actually incurred by the LTS Group Members with respect to the Contemplated Transactions, up to a maximum of $150,000.

Subject to Section 1.3(c)(i), if either party terminates this Agreement for any reason other than described in clauses (i), (vi), (vii) and (viii) of the preceding sentence, Purchaser and Sellers shall be liable to the other for any material breach of this Agreement by such party which breach led to such termination.  Subject to Section 1.3(c)(i) and clauses (vi), (vii) and (viii) of the second preceding sentence, if the closing hereunder does not occur on or before December 31, 2008, and neither party’s material breach of this Agreement was the cause of the failure to close by that date, then neither party shall have any liability to the other party under this Agreement, and this Agreement shall terminate.

(b)           Exception.  As provided above, if (i) any GTI Group Member terminates this Agreement under Section 2.3(a)(vi), or (ii) Purchaser terminates this Agreement under Section 2.3(a)(vii), then, in the case of any such termination described in clause (i) or clause (ii) of this sentence, within three (3) business days following such termination, the GTI Group Members shall pay to Purchaser in cash by wire transfer in immediately available funds to an account designated by Purchaser a termination fee in an amount equal to four percent (4%) of the Purchase Price (the “Termination Fee”).  The Termination Fee constitutes liquidated damages, because calculation of actual damages would be speculative, and the Termination Fee represents the parties’ reasonable estimate of actual damages.

ARTICLE III
Certain Covenants

3.1           Restrictive Covenants.

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(a)           Noncompetition Covenant.  The GTI Group Members acknowledge that Sellers have sold substantially all of the operating assets together with the goodwill of the Business to Purchaser.  For a period of five (5) years from and after the Effective Time, provided, that Purchaser (or Purchaser’s successor) continues to operate the Business in the specified geographic area identified below for such five (5) year period, no GTI Group Member or their Affiliates shall directly or indirectly (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an agent, security holder, consultant, stockholder, subsidiary, partner or otherwise with, any person, firm, corporation or business that engages in any activity that is the same as, similar to, or competitive with the Used Tire Business, anywhere within the states of Iowa, Minnesota, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin (the “Territory”) or (ii) sell crumb rubber to any Person who is a customer of the Business as of the date of this Agreement; provided, however, that such covenant shall not prohibit the GTI Group Members or any of their Affiliates from purchasing tire derived feedstock for manufacturing, marketing, selling and otherwise dealing with end-products (excluding tire derived mulch and crumb rubber for fields) and alternative fuel and energy made from or containing used tires, tire shreds, tire chips, crumb rubber and any other byproducts of used tires.  “Used Tire Business” means the collection, disposal, shredding, processing, recycling or sale of used tires including without limitation the production of tire derived fuel chips, tire derived mulch, tire shreds, crumb rubber and other tire derived feedstock.

(b)           Nonsolicitation Covenants.  For a period of five (5) years from and after the Effective Time, no GTI Group Member shall, directly or indirectly:  (i) solicit the business related to the Used Tire Business within the Territory of any Person who is a customer of Sellers at the Closing Date; (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Purchaser to cease doing business related to the Used Tire Business with Purchaser, to deal with any competitor of Purchaser related to the Used Tire Business or in any way interfere with its relationship with Purchaser related to the Used Tire Business; (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Sellers on the Closing Date or within the year preceding the Closing Date to cease doing business related to the Used Tire Business with Purchaser, to deal with any competitor of Purchaser related to the Used Tire Business or in any way interfere with its relationship with Purchaser related to the Used Tire Business; or (iv) hire, retain or attempt to hire or retain any employee or independent contractor of Purchaser or its Affiliates related to the Used Tire Business or in any way interfere with the relationship between Purchaser and any of its employees or independent contractors in connection with the Used Tire Business.  Notwithstanding the foregoing, nothing in this Section 3.1(b) shall prohibit any GTI Group Member (x) from causing or inducing any customer, supplier, licensee, licensor, franchisee, consultant or other business relation of Purchaser to conduct business with such GTI Group Member outside of the Territory; or, (y) from placing employment advertisements in newspapers of general circulation or posting such advertisements on Web sites accessible to the general public, subject to the restriction set forth in clause (iv) above.

(c)           Tax Clearance Certificate.  Upon request of Purchaser, Sellers shall take all actions necessary to comply with any applicable tax clearance certificate procedures in connection with the Contemplated Transactions.

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(d)           Enforcement.  The restrictive covenants contained in this Section 3.1 are covenants independent of any other provision of this Agreement and the existence of any claim that any GTI Group Member may allege against any LTS Group Member, whether based on this Agreement or otherwise, shall not prevent the enforcement of these covenants.  Each GTI Group Member agrees that Purchaser’s remedies at law for any breach or threat of breach by any GTI Group Member of the provisions of this Section 3.1 will be inadequate, and Purchaser shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 3.1 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Purchaser may be entitled at law or equity.  In the event of litigation regarding the covenant not to compete contained in Section 3.1(a), the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which such covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Purchaser seeks to enforce such covenant.  Should any provision of this Section 3.1 be adjudged to any extent invalid by any competent tribunal, such provision shall be deemed modified to the minimum extent necessary to make it enforceable.

3.2           Certain Tax and Other Matters.

(a)           Tax Indemnification.  Each GTI Group Member shall jointly and severally indemnify Purchaser and its Affiliates and hold them harmless from and against any loss, claim, liability, expense, or other damage attributable to: (i) all Taxes of Sellers (including, without limitation, all Taxes of Sellers resulting from the Contemplated Transactions); and (ii) all Taxes of any member of an affiliated, combined or unitary group of which any Seller is or was a member including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar provision of state, local or foreign law (including, without limitation, any such Taxes resulting from the Contemplated Transactions).  Each LTS Group Member shall jointly and severally indemnify Sellers and their Affiliates and hold them harmless from and against any loss, claim, liability, expense, or other damage attributable to all Taxes of Purchaser (including, without limitation, all Taxes of Purchaser resulting from the Contemplated Transactions).

(b)           Straddle Period.  The portion of real and personal property Taxes attributable to any of the Purchased Assets (“Property Taxes”) for any taxable period which includes, but does not end on, the Closing Date (a “Straddle Period”) shall be apportioned between the portion of such taxable period through the end of the Closing Date (the “Pre-Closing Period”) and the portion of such taxable period beginning on the day after the Closing Date (the “Post-Closing Period”) as provided in this Section 3.2(b).  The portion of any such Straddle Period Property Tax attributable to the Pre-Closing Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the total number of days in the relevant Straddle Period.  The GTI Group Members shall be jointly and severally liable for and shall hold Purchaser and its Affiliates harmless against the portion of any such Straddle Period Property Taxes apportioned to the Pre-Closing Period in accordance with this Section 3.2(b).  The LTS Group Members shall be jointly and severally liable for and shall hold the Sellers and their Affiliates harmless against the portion of any such Straddle Period Property Taxes apportioned to the Post-Closing Period in accordance with this Section 3.2(b). The GTI Group Members shall pay to Purchaser or the LTS Group Members shall pay to the Sellers, as the case may be, any portion of Straddle Period Property Taxes for which they are liable pursuant to this Section 3.2(b) within five (5) days of their receipt of written notice of the amount of such Straddle Period Property Taxes attributable to the relevant period.

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(c)           Transfer Taxes.  The sales, use or transfer Tax Returns required by reason of the transfer of the Purchased Assets shall be timely prepared and filed by the party primarily or customarily responsible under applicable law for filing such sales, use or transfer Tax Returns.  The parties agree to cooperate in good faith with each other in connection with the preparation and filing of such Tax Returns, in obtaining all available exemptions from such sales, use and transfer Taxes and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.  All such sales, use or transfer Taxes required to be paid by reason of the transfer of Purchased Assets hereunder shall be paid one-half by Purchaser and one-half by GTI, and Purchaser or GTI, as the case may be, shall indemnify and hold harmless the other party from any loss, claim, liability, expense, or other damage attributable to the failure of Purchaser or GTI, as the case may be, to pay one-half of such Taxes.

(d)           Mutual Cooperation.  Purchaser and Sellers shall each assist the other, as may reasonably be requested by either of them, with the preparation of any Tax Return, any Tax audit, or any judicial or administrative proceedings relating to any Tax.  In addition, each party shall retain and provide the other with any records or information that may be relevant to such Tax Return, Tax audit, proceeding or determination.  The party requesting assistance under this Section 3.2(d) shall reimburse the party providing assistance for direct expenses incurred in providing such assistance.

3.3           Covenants Prior to the Effective Time.

(a)           Conduct of Business.  Between the date of this Agreement and the Effective Time, unless Purchaser otherwise consents in writing, the GTI Group Members shall conduct the affairs of Sellers and the Business as follows:

(i)           Ordinary Course; Compliance.  The Business shall be conducted only in the ordinary course and consistent with past practice.  Without limiting the foregoing, Sellers shall not accelerate any income or defer any expenses that would increase EBITDA during the remainder of the Measurement Period in any manner inconsistent with historical results or that would in any way cause EBITDA to be unsustainable after the Measurement Period.  Sellers shall maintain the Purchased Assets and Assumed Liabilities consistent with past practice and shall use commercially reasonable efforts to comply in a timely fashion with the provisions of all Contracts, Governmental Authorizations and Legal Requirements applicable to Sellers and the Business.  Sellers shall use commercially reasonable efforts to keep the Business organization intact, keep available the services of their present employees and preserve the goodwill of their suppliers, customers and others having business relations with Sellers.  Sellers shall maintain in full force and effect the policies of insurance disclosed on Schedule 4.17, subject only to variations required by the ordinary operations of the Business.  In the alternative, Sellers shall obtain prior to the lapse of any such policy substantially similar coverage with insurers of recognized standing.

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(ii)           Transactions.  Sellers shall not:  (A) enter into or amend any Contract or Governmental Authorization, the performance of which may extend beyond the Closing, except in the ordinary course of business consistent with past practice; (B) enter into or amend any employment or consulting contract with any employee of a Seller that is not terminable at will and without penalty or continuing obligation; (C) knowingly fail to pay any Tax or any other Liability or charge when due, other than charges contested in good faith by appropriate proceedings and brought to the attention of Purchaser; (D) intentionally take any action or omit to take any action that will cause a breach or termination of any Contract or Governmental Authorization, other than termination by fulfillment of its terms in the ordinary course of business; (E) allow the levels of inventory or raw materials, supplies or other materials included in the inventories to vary materially from the levels customarily maintained; (F) enter into any compromise or settlement of any material litigation, proceeding or governmental investigation relating to the Business; or (G) take any action that is likely to result in the occurrence of any event described in Section 4.8 or cause the breach or inaccuracy of any other representation and warranty in Article IV as of the date of this Agreement or on the Closing Date.  Sellers shall confer with Purchaser prior to implementing operational decisions of the Business of a material nature.

(iii)           Access, Information and Documents.  Sellers shall give to Purchaser and to Purchaser’s employees, representatives and agents (including accountants, actuaries, financial advisors, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, Tax Returns, Contracts, commitments, records, officers, other personnel and accountants (including independent public accountants and their audit workpapers concerning Sellers) of the Business.  Sellers shall furnish to Purchaser all such documents and copies of documents and all information with respect to the properties, Liabilities, financial position and performance and affairs of Sellers and the Business as Purchaser may reasonably request.  To the extent required by the LTS Group Members’ lenders, Purchaser shall have the right to have the Leased Real Property and tangible personal property included in the Purchased Assets inspected by Purchaser, at Purchaser’s sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Leased Real Property and tangible personal property.  In the event subsurface or other invasive testing is recommended by any representatives of Purchaser, Purchaser shall be permitted to have the same performed.

3.4           Fulfillment of Conditions and Agreements Prior to Closing; Legal Approvals; Consents.  Each party shall cooperate with the others and use commercially reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable, including making or obtaining any and all Legal Approvals or Consents, to consummate and make effective the Contemplated Transactions, including making all filings under applicable Legal Requirements.  Without limiting the foregoing, prior to the Closing, each of the GTI Group Members shall take all actions and do all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Contemplated Transactions and to cooperate with others in connection with the foregoing, including using its reasonable commercial efforts to:  (a) secure all Legal Approvals and Consents from Governmental Bodies or third parties as may be required in order to enable Sellers and Purchaser to effect the Contemplated Transactions and to enable Purchaser to conduct the Business in substantially the same manner as it was conducted prior to the Closing Date; (b) lift or rescind any injunction or restraining order against the Contemplated Transactions; (c) effect any necessary registrations and filings; and (d) fulfill the conditions to Closing within the reasonable control of the parties.

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(b)           Publicity.  No party or any of its respective Affiliates shall issue any press release or otherwise make any announcements to the public regarding this Agreement or the Contemplated Transactions without the prior written consent of GTI and LTS, which consent shall not be unreasonably withheld or delayed, except as required by any applicable Legal Requirements or in connection with GTI’s Shareholders’ Meeting.  Unless required by applicable Legal Requirements, each party and its respective Affiliates shall keep this Agreement and its contents strictly confidential.  The GTI Group Members and Purchaser shall consult concerning the means by which the employees, customers, suppliers and others having dealings with Sellers will be informed of the transactions contemplated hereby, and the GTI Group Members shall use their commercially reasonable efforts to permit Purchaser to be present for and to speak at information meetings with the employees of Sellers.

(c)           Confidentiality; Privilege.  From and after the date hereof and prior to Closing, each party shall maintain in confidence, and each party shall cause its agents, representatives and Affiliates to maintain in confidence, and no party shall use to the detriment or competitive disadvantage of another party or Affiliate, any and all Confidential Information exchanged in connection with this Agreement or the Contemplated Transactions.  The foregoing covenants shall not apply to the extent necessary or appropriate in making any filing or obtaining any Consent or Legal Approval required for the consummation of the Contemplated Transactions.  After Closing, (i) the GTI Group Members shall maintain in confidence, and shall not use to the competitive disadvantage of Purchaser or its Affiliates, any Confidential Information related to or arising out of the Business and (ii) the LTS Group Members shall maintain in confidence, and shall not use to the competitive disadvantage of GTI or its Affiliates, any Confidential Information of GTI and its Affiliates that is not related to or arising out of the Business, the Purchased Assets or the Assumed Liabilities.

3.5           Transferred Employees.  Sellers shall terminate all of their employees effective as of the Closing.  Immediately after the Closing (or prior to, but contingent upon the Closing), Purchaser shall extend offers of employment to all such full-time employees of Sellers on such terms and conditions that are, in the aggregate, substantially similar to the terms and conditions of their positions prior to the Closing, such that the notice requirements of the WARN Act are not triggered by the Contemplated Transactions, subject to reasonable and customary pre-employment screenings, which screenings may commence prior to Closing in order to facilitate employment by the Purchaser upon Closing.  All such employees that actually accept Purchaser’s offer of employment shall be referred to herein as the “Transferred Employees.”  Except for those Liabilities and obligations with respect to the Transferred Employees specifically included in the Assumed Liabilities, Purchaser shall not assume any Liability for any employment or benefit related obligations for any employees of Sellers (including the Transferred Employees) other than COBRA obligations for which Purchaser is liable pursuant to Code Section 4980B and ERISA Section 602 and the applicable regulations.  The parties agree to utilize, or cause their respective Affiliates to utilize, the standard procedure set forth in Rev. Proc. 2004-53 with respect to wage reporting.  Purchaser shall comply with all provisions of the WARN Act, if applicable, in the event of a plant closing or mass layoff after the Closing.

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3.6           Further Assurances.  Purchaser and the GTI Group Members agree that, from time to time, at or after Closing, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purpose and intent of this Agreement and to put Purchaser in actual possession and control of the Purchased Assets.  Without limiting the foregoing, if and to the extent that any Governmental Authorizations of Sellers may not be assigned to Purchaser hereunder, then Sellers would make commercially reasonable efforts (but at the expense of Purchaser) to assist Purchaser in obtaining alternative Governmental Authorizations. Upon transfer of the Governmental Authorizations or receipt of new Governmental Authorizations, any cash deposits held to secure such Governmental Authorizations (or related closure bonds) would be released to Sellers.

3.7           Exclusivity.

(a)           Exclusivity; Superior Proposal.  The GTI Group Members shall not and shall cause their representatives not to, directly or indirectly, and shall use their respective best efforts to cause their officers, directors, employees, legal counsel, investment bankers and financial or other advisers not to (i) solicit, initiate, or encourage any inquiries or proposals regarding any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 3.7(a) shall prohibit the Board of Directors of the GTI Group Members from complying with the requirements of Rule 14e-2(a) under the Exchange Act, if applicable, with respect to an Acquisition Proposal or any other applicable Legal Requirement or furnishing any information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide Acquisition Proposal if, and only to the extent that, (A) the Board of Directors of each GTI Member, after consultation with outside legal counsel, determines in good faith that the failure to take such action would be a breach of its fiduciary duties under applicable law and (B) the Board of Directors of the GTI Group Members determine in good faith that such Acquisition Proposal may lead to a transaction that would, if consummated, result in a transaction more favorable to the GTI Group Members’ shareholders from a financial point of view than the Contemplated Transactions (any such more favorable Acquisition Proposal, a “Superior Proposal”).  GTI shall notify Purchaser of any Acquisition Proposal (including the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof.  GTI shall keep Purchaser informed of any material changes (including material amendments) to any such Acquisition Proposal.  The GTI Group Members shall immediately cease and terminate, and shall immediately cause its Affiliates and their respective officers, directors, employees, legal counsel, investment bankers and financial or other advisers to cease and terminate, any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible Acquisition Proposal and shall demand the immediate return of all confidential information previously provided to such third parties.  Without limiting the foregoing, the GTI Members understand and agree that any violation of the restrictions set forth in this Section 3.7(a) by any director or officer of the GTI Members, or their respective Affiliates, or any financial advisor, attorney or other representative of any of the foregoing, shall be deemed a breach of this Section 3.7(a) by the GTI Members.

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(b)           No Right to Withdraw.  The Boards of Directors of the GTI Group Members shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by such Boards of Directors of the Contemplated Transactions, (ii) approve, adopt or recommend, or propose to approve, adopt or recommend, an Acquisition Proposal, or (iii) approve or recommend, or propose to approve or recommend, or cause or permit any the GTI Group Members to enter into, any letter of intent, agreement in principle, memorandum of understanding, acquisition agreement or other agreement with respect to an Acquisition Proposal; provided, however, that the Board of Directors of the GTI Group Members may take such actions if (A) the Board of Directors of the GTI Group Members, after consultation with outside legal counsel, determines in good faith that the failure to take any such action would be a breach of its fiduciary duties under applicable law, (B) the Board of Directors of the GTI Group Members determine in good faith that the applicable Acquisition Proposal is a Superior Proposal and (C) prior to taking any such action, GTI provides four days’ prior written notice to Purchaser of its intent to take any such action.

3.8           GTI’s Stockholders’ Meeting; Proxy Statement.

(a)           Stockholders’ Meeting.  As soon as practicable following the execution of this Agreement, GTI shall duly call, give notice of, convene and hold a meeting of GTI’s stockholders for the purpose of considering resolutions authorizing the Contemplated Transactions (the “GTI Stockholders’ Meeting”).  Unless this Agreement has been terminated pursuant to Section 2.3, GTI shall hold the GTI Stockholders’ Meeting regardless of whether there is a Superior Proposal.  Subject to Section 3.7, GTI shall, through its Board of Directors, in the Proxy Statement (as defined below) state that GTI’s Board of Directors has approved this Agreement and the Contemplated Transactions and recommend that all of its stockholders vote in favor of adopting resolutions authorizing this Agreement and the Contemplated Transactions.  Subject to Section 3.7, GTI will use commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of resolutions authorizing this Agreement and the Contemplated Transactions and will take all other action necessary or advisable to secure the vote or consent of its stockholders in accordance with applicable Legal Requirements.

(b)           Proxy Statement.  As promptly as practicable following the date of this Agreement (but in any event within twenty (20) business days thereafter unless the parties shall otherwise agree), GTI shall prepare (in consultation with LTS) and file with the SEC the preliminary proxy statement relating to the adoption of resolutions authorizing the Contemplated Transactions by GTI’s stockholders (as amended or supplemented from time to time, the “Proxy Statement”).  GTI shall use commercially reasonable efforts to cause the Proxy Statement to comply with all applicable Legal Requirements.  Each of the GTI Group Members shall use its respective commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement, and GTI shall use its commercially reasonable efforts to cause the definitive Proxy Statement to be mailed to GTI’s shareholders as promptly as reasonably practicable after the date of this Agreement.  Purchaser makes no representation or warranty with respect to, and assumes no responsibility for, the Proxy Statement.

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3.9           Internet Sites.  Within thirty (30) days after Closing, the GTI Group Members shall remove all information from Internet sites owned or used by them relating to Sellers, except that for a period of one (1) year, GTI shall include in its Internet sites a link to the Purchaser’s sites in respect of such names.

3.10         Voting Agreement.  On the date hereof, Sellers shall deliver to Purchaser a Voting Agreement, in the form of Exhibit I to this Agreement, duly executed by GTI and each director and officer of GTI, pursuant to which such directors and officers shall covenant and agree to vote all of the capital stock of GTI held by them in favor of the approval of this Agreement and of the Contemplated Transactions.

ARTICLE IV
Representations and Warranties of
The GTI Group Members

The GTI Group Members, jointly and severally, represent and warrant to the LTS Group Members as of the date of this Agreement and as of the Effective Time, the matters set forth in this Article IV.

4.1           Organization; Qualification.  GTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  GTIA is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.  GTMN is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each GTI Group Member has the corporate power and authority to operate, own and lease its properties, perform its obligations under the Contracts to which it is a party and its Governmental Authorizations, and to operate the Business.  Except as would not reasonably be expected to have a Material Adverse Effect, each Seller is duly qualified and in good standing as a foreign corporation and is duly authorized to transact business in each jurisdiction where the character of the properties owned or leased by it or the nature of the activities conducted by it make such qualification and good standing necessary.  All such jurisdictions are identified on Schedule 4.1.  Each of GTIA and GTMN is a wholly owned subsidiary of GTI.

4.2           Enforceability.  This Agreement has been duly executed and delivered by the GTI Group Members, and, assuming the due authorization, execution and delivery hereof by the LTS Group Members, constitutes the legal, valid and binding obligation of such GTI Group Members, and each other agreement contemplated hereby to be executed by any GTI Group Member, when so executed and delivered, will be duly executed and delivered by such GTI Group Members that are parties thereto, and, assuming the due authorization, execution and delivery thereof by the LTS Group Members, will constitute the legal, valid and binding obligations of such GTI Group Members, enforceable in each case against them in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

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4.3           No Violation of Laws or Agreements; Legal Approvals; Consents. Except for the Consents identified on Schedule 4.3, the execution and delivery of this Agreement and each other agreement contemplated hereby to be executed by any GTI Group Member and the consummation and compliance with the Contemplated Transactions by any GTI Group Member shall not, directly or indirectly (with or without notice or the lapse of time or both), (a) contravene, conflict with, result in a breach of, constitute a default or an event of default under any Contract or Governmental Authorization to which any GTI Group Member is a party or by which any of their respective assets may be bound or affected; or (b) violate, or give any Person the right to obtain any relief or exercise any remedy under, any Legal Requirement to which any GTI Group Member is subject, or by which any of their respective assets may be bound or affected, or give any Person the right to challenge any of the Contemplated Transactions.  Except for the approval of the Contemplated Transactions by GTI’s stockholders at the Stockholders’ Meeting (including, without limitation, the filing with the United States Securities and Exchange Commission (the “SEC”) of preliminary and definitive forms of the Proxy Statement, the filing of one or more Current Reports on Form 8-K with the SEC and such filings as may be required pursuant to the rules and regulations of the Over-The-Counter-Bulletin-Board (the “OTC”)) or as described on Schedule 4.3, no GTI Group Member is required to make, give or obtain any Legal Approvals or Consents in connection with the execution, delivery or performance by any GTI Group Member of this Agreement and such other agreements contemplated hereby or the consummation by any GTI Group Member of the Contemplated Transactions.

4.4           Business; Assets.

(a)           Business.  GTIA leases and operates the Des Moines Facility.  GTIA has never conducted any business of any kind or nature whatsoever other than the Business at the Des Moines Facility.  GTMN leases and operates the Savage Facility.  GTMN has never conducted any business of any kind or nature whatsoever other than the Business at the Savage Facility.  All of the factual information contained in the second paragraph of the recitals beginning on page one of this Agreement is incorporated herein by reference and is true and correct in all respects.

(b)           Assets.  All of the material tangible personal assets used in the Business are owned by Sellers and are comprised of the assets identified in Sections 1.1(a)(ii) through 1.1(a)(v) and Sections 1.2(a)(ii) through 1.2(a)(v) or are subject to lease agreements identified on Schedule 4.9, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put and will be, as of the Effective Time, sufficient for the continued conduct of the Business after the Effective Time in substantially the same manner as conducted prior to the Effective Time.  Neither GTI nor its Affiliates (other than GTIA and GTMN) owns, uses or leases any tangible or intangible assets used in the Business.  Neither GTI nor its Affiliates (other than GTIA and GTMN) owns or possesses any books and records, Governmental Authorizations, or Contracts related to the Business necessary for the continued conduct of the Business after the Effective Time in substantially the same manner as conducted prior to the Effective Time.  None of the Purchased Assets is subject to any Encumbrances of any kind or nature whatsoever, other than Permitted Encumbrances and the Encumbrances identified on Schedule 4.4(b).  All of the Purchased Assets are located at the locations identified on Schedule 4.14.

(c)           Title.  Sellers have good, marketable and exclusive title to, or a valid leasehold or licensee interest in, all of the Purchased Assets, free and clear of all Encumbrances and Liabilities other than Permitted Encumbrances and the Encumbrances identified on Schedule 4.4(b).

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(d)           Inventory; Receivables. All of Sellers’ inventory of crumb rubber included in the Purchased Assets is properly packaged and saleable at normal profit margins as crumb rubber in the ordinary course of business.  All of Sellers’ inventory of crumb rubber, tire-derived feedstock, leachate, rims and tubes, scrap steel, scrap wire and culled tires included in the Purchased Assets can reasonably be expected to be consumed in the ordinary course of business.  All of Sellers’ accounts receivable arose from bona fide sales by Sellers, are not subject to any counterclaims, defenses or set-offs, or are otherwise in dispute, and, except to the extent of the recorded reserve for doubtful accounts specified in the Financial Statements, all of the accounts receivables are collectible in the ordinary course of business and will be fully collected without setoff within ninety (90) days after having been created using commercially reasonable efforts (excluding litigation and assignment to a collection agency).

(e)           Services and Transition Matters.  Schedule 4.4(e) identifies all of the services provided by GTI and its other Affiliates to Sellers or the Business.  Provided that Purchaser operates the Business with services similar to those services described on Schedule 4.4(e), there are no transitional services of GTI and its other Affiliates that will be necessary for Purchaser to continue to operate the Business immediately after the Closing Date in the same manner as it is currently operating.

4.5           Records; Financial Statements; Indebtedness; EBITDA; Solvency; Public Filings.

(a)           Records.  The books of account and related records of Sellers reflect accurately and in reasonable detail the Purchased Assets and Assumed Liabilities.  The books of account of Sellers represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of adequate internal controls.  The minute books of each Seller for the past three (3) years contain reasonably complete records of all meetings held of, and corporate action taken by, the Stockholders, the Board of Directors of such Seller, and committees of the Board of Directors of such Seller.

(b)           Financial Statements. Exhibit J to this Agreement are the audited consolidated balance sheets, income statements, and statements of cash flows for GTI and its subsidiaries at September 30, 2005, September 30, 2006 and September 30, 2007, and for the fiscal years then ended, together with the footnotes and the reports thereon of Wolf & Company, P.C. (with respect to the financial statements as of and for the fiscal years ended September 30, 2005 and September 30, 2006) or Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. (with respect to the financial statements as of and for the fiscal year ended September 30, 2007), and the unaudited segmented financial statements for Sellers for the same dates and periods reconciled to the audited reports (such reconciliations being separately disclosed in Exhibit J) (the “Segmented Financial Statements”), and the unaudited interim balance sheet, income statement, and statement of cash flows for Sellers at June 30, 2008, and for the period then ended (collectively, the “Financial Statements”).  The Segmented Financial Statements:  (i) are correct and complete in accordance with the books of account and records of Sellers; (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, except that the Segmented Financial Statements contain no footnotes (that, if presented, would not materially differ from those included in the audited year-end financial statements referred to above or in the Interim Balance Sheet, as the case may be) or year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse); and (iii) present fairly the financial condition, assets and Liabilities and results of operations, and cash flows of the Business at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied (except for the

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absence of such footnotes).  The 2008 Segmented Financial Statements, when delivered to LTS will: (i) be correct and complete in accordance with the books of account and records of Sellers; (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated period (except that the 2008 Segmented Financial Statements will contain no footnotes that, if presented, would not materially differ from those included in the 2008 Audited Financial Statements); and (iii) present fairly the financial condition, assets and Liabilities and results of operations, and cash flows of the Business at the date and for the relevant period indicated in accordance with GAAP on a basis consistently applied (except for the absence of such footnotes). Sellers have also delivered to Purchaser copies of all letters from GTI’s auditors to the Board of Directors of GTI or the audit committee thereof applicable to the Business during the thirty-six (36) months preceding the execution of this Agreement, together with copies of all responses thereto. All references in this Agreement to the “Interim Balance Sheet Date” mean June 30, 2008, and to the “Interim Balance Sheet” mean balance sheet for the Business dated June 30, 2008 which is Exhibit K to this Agreement.  The Working Capital of Seller at June 30, 2008, as determined by reference to the Interim Balance Sheet was $2,183,040.  The accounting controls of the GTI Group Members are sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with the GTI Group Members’ management’s general or specific authorization and (ii) all transactions are recorded as necessary to permit the accurate preparation of financial statements in accordance with GAAP.

(c)           Guarantees; Indebtedness.  Schedule 4.5(c) identifies all outstanding guarantees, letters of comfort, letters of assurance, letters of credit, performance bonds, assurance bonds, surety agreements, indemnity agreements and any other legally binding forms of assurance or guaranty in connection with the Business; whether or not issued by GTI, Sellers, a Related Party or other person (“Third-Party Guaranty Arrangements”).  Schedule 4.5(c) separately discloses all Indebtedness of Sellers as of June 30, 2008.

(d)           Solvency.  Neither Seller is now insolvent and neither Seller will be rendered insolvent by any of the Contemplated Transactions.  As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of such Seller exceed the present fair saleable value of such Seller’s assets.  Immediately after giving effect to the consummation of the Contemplated Transactions:  (i) the GTI Group Members will be able to pay their Liabilities as they become due in the usual course of their business; (ii) the GTI Group Members will not have unreasonably small capital with which to conduct their present or proposed business; and (iii) the GTI Group Members will have assets (calculated at fair market value) that exceed their Liabilities.  The cash available to the GTI Group Members, immediately after giving effect to the consummation of the Contemplated Transactions and after taking into account all uses of such cash currently anticipated by the GTI Group Members, will be sufficient to pay all obligations of and judgments against the GTI Group Members promptly in accordance with their terms.

(e)           Public Filings.  GTI has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC and any other Governmental Body by the Securities Act, the Exchange Act, the rules of the OTC, and all other applicable securities laws, rules and regulations.  All such filings (including, without limitation, any financial statements or schedules included therein) (i) were prepared in compliance in all material respects with the requirements of the Securities Act, the Exchange Act or other applicable laws, rules and regulations, as the case may be, and (ii) did not at any relevant time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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4.6           EBITDA.  EBITDA for the Business for the period commencing on October 1, 2007 through June 30, 2008 is equal to $3,952,870, and Exhibit L to this Agreement is a true and correct detailed calculation thereof reconciled with the applicable monthly Financial Statements.  Such EBITDA does not include any prepaid revenues or omit any deferred expenses.  Schedule 4.6 discloses any components of EBITDA attributable to any transactions between any Seller and any Related Party or allocated to Sellers from GTI or any other Affiliate.

4.7           Undisclosed Liabilities.  Sellers have no Liabilities except:  (a) those reflected or reserved against on the Interim Balance Sheet in the amounts identified on the Interim Balance Sheet; (b) those not required under GAAP to be reflected or reserved against on the Interim Balance Sheet that are expressly quantified and set forth in the Contracts and Governmental Authorizations (other than for breach or non-performance); (c) those disclosed on Schedule 4.7; and (d) those of the same nature as those set forth on the Interim Balance Sheet that have arisen in the ordinary course of business of Sellers after the Interim Balance Sheet Date, none of which is materially different in amount than those reflected in the Financial Statements (“Post-Balance Sheet Liabilities”).  All Post-Balance Sheet Liabilities are consistent in amount and character with past practice and experience.

4.8           No Changes.  Since the Interim Balance Sheet Date, Sellers have conducted the Business only in the ordinary course, consistent with past practice.  Since May 31, 2008, except as expressly disclosed on Schedule 4.8, there has been no:

(a)           Material Adverse Effect;

(b)           damage to or destruction of any material Purchased Asset, whether or not covered by insurance;

(c)           strike, labor union organizing attempts involving Sellers’ employees or the Business Facilities;

(d)           declaration or payment of any non-cash dividends, other distributions or redemptions;

(e)           change in any Governing Document of Sellers or in any Seller Plan;

(f)           transfer or assignment of any assets of the Business to any Affiliate of Sellers, transfer of any assets or Liabilities of any Affiliate of Sellers to the Business or engagement in any transaction outside the ordinary course of business or not consistent with past practices;

(g)           increase in the salary, wage or bonus of any employee of a Seller (other than ordinary course anniversary date raises), or payment of any bonuses to any employee of a Seller (other than pursuant to Sellers’ Gain Share Plan consistent with past practice);

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(h)           asset acquisition or expenditure, including capital expenditure in excess of $10,000 in the aggregate, other than the purchase of inventory in the ordinary course of business;

(i)           change in any method of accounting;

(j)           payment to or transaction with any Related Party, which payment or transaction is not specifically disclosed on Schedule 4.11;

(k)           disposition or transfer of any asset (other than inventory in the ordinary course of business) for more than $10,000 in the aggregate or for less than fair market value;

(l)           payment, prepayment or discharge of any Liability other than in the ordinary course of business, or failure to pay any Liability of more than $10,000 when due;

(m)           write-offs or write-downs of any assets of Sellers in excess of $10,000 in the aggregate;

(n)           creation or incurrence of any Indebtedness or Encumbrance other than Permitted Encumbrances;

(o)           termination or amendment of, or waiver of any material right under, any Contract; or

(p)           agreement or commitment to do any of the foregoing.

4.9           Contracts; Compliance.

(a)           Contracts. Disclosed on Schedule 4.9 is a list of each Contract (including all amendments thereto) that:  (i) is material to Sellers, the Business, the other Purchased Assets or Assumed Liabilities; (ii) involves the purchase, sale or lease of any assets, materials, supplies, inventory, services or goods in excess of $50,000; (iii) has an unexpired term of more than six (6) months from the date of this Agreement, taking into account the effect of any renewal options; (iv) relates to the borrowing or lending of any money (including conditional sales agreements), or otherwise evidences Indebtedness; (v) limits the right of Sellers to compete in any line of business, restricts the payment of dividends or otherwise restricts any right Seller may have; (vi) is an employment Contract; (vii) is a contract with a labor union or other employee representative of a group of employees relating to wages, hours or other conditions of employment; (viii) is a contract providing for payments to or by any person based on sales, purchases or profits, other than direct payments for goods; (ix) is a contract not denominated in U.S. dollars; (x) is a lease, license, rental, occupancy or conditional sales agreement; (xi) is a joint venture, partnership or other agreement involving the sharing of profits, losses, costs or liabilities; (xii) is a barter or similar agreement; (xiii) is a power of attorney; (xiv) is an agreement that expressly provides for the undertaking by either Seller for consequential damages; (xv) is an agreement pursuant to which a Seller has agreed to indemnify or exonerate any person, including any officer, director or employee of such Seller with respect to any matter; (xvi) if terminated would have a Material Adverse Effect; (xvii) is an agreement for the disposition of any business or product line, or substantial assets of Sellers; (xviii) is a sales or manufacturer’s representative agreement or distributor agreement; (xix) is with a Governmental Body (all such Contracts being separately identified on Schedule 4.9); or (xx) was not entered into in the ordinary course.  True and complete copies of all Contracts (that are in writing) have been delivered to Purchaser.  Except as described on Schedule 4.3, no Legal Approval or Consent is needed in order for the Contracts to continue in full force and effect under the same terms and conditions currently in effect following consummation of the Contemplated Transactions.

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(b)           Compliance.  Each Contract is a legal, valid and binding obligation of the Seller party thereto and is in full force and effect.  To the Knowledge of Sellers, each Contract is a legal, valid and binding obligation of each other party to each Contract.  To the Knowledge of Sellers, no Contract will upon completion or performance thereof have a Material Adverse Effect.  Sellers and, to the Knowledge of Sellers, each other party to each Contract have performed all obligations required to be performed by them under each Contract. Sellers are not in breach or default, and are, to the Knowledge of Sellers, not alleged to be in breach or default, in any material respect under any Contract.  No event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or lapse of time or both) that would become or cause a material breach, default or event of default under any Contract, would give to any person the right to cause such a termination or would cause an acceleration of any Liability under any Contract or create an Encumbrance under any Contract.  Neither Seller is currently renegotiating any Contract.  Neither Seller has received any notice of actual, alleged, possible or potential default, violation, cancellation, non-renewal or price increase or sales or production allocation with respect to any Contract.  No Contract has been reported, or is required to be reported under GAAP, in the Financial Statements using the percentage of completion method of accounting.

4.10           Legal Proceedings; Compliance with Legal Requirements; Environmental Matters.   Except as disclosed on Schedule 4.10:

(a)           Legal Proceedings. No Legal Proceeding is pending or, to the Knowledge of any GTI Group Member, threatened against any GTI Group Member related to the Business or the transactions contemplated by this Agreement and, to the Knowledge of any GTI Group Member, there is no basis for any of the foregoing.  During the past three (3) years, no GTI Group Member has been a party to any Legal Proceeding related to the Business.  To the Knowledge of any GTI Group Member, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any Legal Proceeding against any GTI Group Member related to the Business.

(b)           Compliance with Legal Requirements. Each Seller is and for the five (5) years prior to the Effective Time has been in compliance in all material respects with all Legal Requirements applicable to the Business.  During the past five (5) years, neither Sellers nor any director, officer, agent, or employee of either Seller, or any other Person associated with or acting for or on behalf of Sellers, has directly or indirectly:  (a) made any unlawful contribution, gift (other than isolated and customary gifts of nominal value), bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of a Seller or any Affiliate of Sellers, or (iv) in material violation of any applicable Legal Requirements; or (b) established or maintained any fund or asset that has not been recorded in the books and records of Sellers.

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(c)           Environmental Matters.  As of the date of this Agreement:

(i)           Each Seller has operated the Business, including its Leased Real Property (as defined in Section 4.14), in compliance in all material respects with all applicable Environmental Laws;

(ii)           Sellers are not subject to any Environmental Liability arising from or in connection with (A) the operation of the Business by Sellers on or prior to the Closing, (B) the Sellers’ ownership, operation or use of any Leased Real Property, or conditions caused by Sellers or, to the Sellers’ Knowledge, conditions caused by third parties, on or at of any Leased Real Property, or (C) to Sellers’ Knowledge, any other real property now or formerly owned, operated or used in connection with the Business by Sellers, in each instance, based on any facts, circumstances or conditions existing on or prior to the Effective Time;

(iii)           After the Effective Time no LTS Group Member will suffer or incur any Environmental Liability as a result of (A) the operation of the Business by Sellers on or prior to the Closing, (B)  the environmental condition of any Leased Real Property or, to Sellers’ Knowledge, any other real property now or formerly owned, operated or used in connection with the Business by Sellers, or (C) the violation by Sellers of any Environmental Laws on or prior to the Closing, in each such instance, based on any facts, circumstances or conditions known to Sellers existing on or prior to the Effective Time;

(iv)           Sellers do not own, lease, use or operate, nor has either Seller ever owned, leased, used or operated any real property, leasehold, or other real property interest other than the Leased Real Property;

(v)           Sellers have not treated, stored, recycled or disposed of any Regulated Material on any part of any of the Leased Real Property except as permitted by and in compliance with applicable Environmental Laws and permitted by the Governmental Authorizations disclosed on Schedule 4.12;

(vi)           Except as disclosed on Schedule 4.10, (A) there are no underground or aboveground storage tanks located on the Leased Real Property, (B) all such storage tanks and associated piping owned or operated by Sellers on the Leased Real Property have been maintained, inspected and tested in compliance with applicable Environmental Laws, (C) all aboveground storage tanks owned or operated by Sellers on the Leased Real Property are in sound condition and are not leaking and have not leaked, and (D) to Sellers’ Knowledge, all underground storage tanks owned or operated by Sellers on the Leased Real Property are in sound condition and are not leaking and have not leaked;

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(vii)           Schedule 4.10 discloses all Off-Site Locations at which either Seller has in the past two (2) years arranged for the transportation, recycling, treatment, disposal, or other handling of any Regulated Material;

(viii)          There is no Regulated Material (A) present at, on or under any Leased Real Property or in the Environment related to any Leased Real Property which would require Environmental Remedial Action if known by applicable regulators, or (B) to Sellers’ Knowledge, present at any other real property or facility in connection with or as a result of Sellers’ operation of the Business on or prior to Closing which would require an Environmental Remedial Action or give rise to an Environmental Liability;

(ix)           There has been no Release of any Regulated Material by Sellers at, on or under the Leased Real Property or in the Environment related to any Leased Real Property, except as permitted under and conducted in compliance with applicable Environmental Laws or the Governmental Authorizations disclosed in Schedule 4.12;

(x)           None of Sellers, or, to Sellers’ Knowledge, any Predecessor of Sellers or the Business has engaged in any Asbestos Activity or engaged, directed or instructed any Person to engage in any Asbestos Activity.  None of Sellers, or, to Sellers’ Knowledge, any Predecessor of Sellers or the Business has ever exposed or permitted any Person to become exposed to asbestos or any products, assets, materials, supplies or other property containing asbestos; and

(xi)           Sellers have not received in writing any request for information, notice of claim, demand or other notification or communication that it is or may be potentially responsible with respect to any Environmental Liability, Environmental Remedial Action or any threatened or actual Release of any Regulated Material.

4.11           Transactions With Related Parties. Schedule 4.11 describes all assets owned, leased or used by one or both the Sellers on the one hand, and any Related Party, on the other hand, applicable to the Business.  Except as otherwise disclosed on Schedule 4.11, Sellers are not, nor has either Seller, since June 30, 2008 been a party to any other material transaction, Contract, agreement or understanding with any Related Party (other than cash distributions) applicable to the Business and Schedule 4.11 separately identifies any such transaction that was not at arms’ length.  Schedule 4.11 separately describes (a) all intercompany accounts between Sellers and any Related Party applicable to the Business as of September 30, 2007 and the Interim Balance Sheet Date, (b) the crumb rubber supply arrangements between Sellers and any Related Party during the fiscal year ended September 30, 2007 and the nine-month period ended June 30, 2008, and (c) the revenue and expense impact of transactions between Sellers and each such Related Party related to the Business during such periods.

4.12           Governmental Authorizations.  Schedule 4.12 identifies all Governmental Authorizations that are necessary to allow the Sellers to conduct and operate the Business in accordance with all applicable Legal Requirements.  Except for (x) the Waste Tire Facility Permit from the Minnesota Pollution Control Agency, (y) the Solid Waste Facility License from Scott County Community Development Division, Environmental Health Department and (z) the Permit for Waste Tire Processing from the State of Iowa, Department of Natural Resources (the receipt of each being a condition to Purchaser's obligation to proceed with the Closing), each Governmental Authorization is valid, subsisting and in full force and effect with respect to each party to which such Governmental Authorization pertains.  Except as disclosed on Schedule 4.12, each Seller is and has been during the past two (2) years in compliance with all applicable Governmental Authorizations.  Except as disclosed on Schedule 4.12, no Seller has ever received any written notice of violations from any Governmental Body in respect of the Business, and none is currently outstanding.

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4.13           Taxes.  GTI and each Seller have filed on a timely basis all Tax Returns that are or were required to be filed by it under applicable Legal Requirements.  All such Tax Returns were correct and complete in accordance with applicable Legal Requirements.  GTI and each Seller has paid all Taxes that were required to be paid under applicable Legal Requirements, including those shown due on the Tax Returns filed by it or under any assessment received as an adjustment to such Tax Returns.  No claim has ever been made by a Taxing authority of a jurisdiction where GTI or either Seller does not file Tax Returns subject to such claim that GTI and either Seller or either Seller is or may be subject to Tax in that jurisdiction.  GTI and each Seller has withheld and paid all Taxes required under applicable Legal Requirements to have been withheld and paid in connection with amounts paid, owing or allocable to any employee, independent contractor, creditor, stockholder or other Person.  There is no dispute or claim concerning any Tax liability of GTI or either Seller claimed or raised by any Governmental Body in writing that has not been resolved.  None of GTI or either Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that currently remains in effect.  The unpaid Taxes of GTI and Sellers (i) did not, as of the date of the most-recent Financial Statements, exceed the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included in such most-recent the Financial Statements, and (ii) apart from the proposed Transactions, do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of GTI and Sellers in filing their Tax Returns.  Neither GTI nor either Seller has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the group for which GTI is the common parent); or has any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise (other than the group for which GTI is the common parent).

4.14           Leased Real Property. Schedule 4.14 identifies all real property currently occupied, used or leased by Sellers in connection with the operation of the Business (such real properties, including buildings, structures, fixtures, improvements, leaseholds, privileges, rights, easements, hereditaments, appurtenances and related rights of every nature, collectively, the “Leased Real Property”).  Sellers lease no real property in connection with the operation of the Business, other than the Leased Real Property.  Sellers own no real property used in connection with the operation of the Business.  Schedule 4.14 separately identifies all real property previously owned, used or leased by either Seller or in which either Seller previously had an interest in connection with the operation of the Business, within ten (10) years prior to the date of this Agreement.  Schedule 4.14 identifies each lease agreement, and all amendments and supplements thereto, for each parcel of Leased Real Property shown as currently leased by Seller on Schedule 4.14 (the “Facility Leases”).  The use and operation of all Leased Real Property by Sellers conform in all material respects to all applicable building, zoning, safety and subdivision laws and other Legal Requirements (other than Environmental Laws) and, to Sellers’ Knowledge, all restrictive covenants and restrictions and conditions affecting title.  Seller has not received any written or, to Sellers’ Knowledge, oral notice of assessments for public improvements against any Leased Real Property or any written or, to Sellers’ Knowledge, oral notice or Order by any Governmental Body, insurance company or board of fire underwriters or other body exercising similar functions that:  (i) relates to violations of building, safety or fire ordinances or regulations at the Leased Real Property; (ii) claims any material defect or deficiency with respect to any Leased Real Property; or (iii) requests the performance of any material repairs, alterations or other work to or in any Leased Real Property or in any streets bounding the Leased Real Property.  No Seller has received a written notice of any pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any parcel of Leased Real Property.  There are no leases, subleases, licenses or agreements (including any amendments or modification thereto) granting any other party the right of use or occupancy of any portion of the Leased Real Property, and no Seller has granted or entered into any lease, sublease, license, option, right of first refusal or other contractual right or similar agreement to purchase, assign or dispose of the Facility Leases or to allow or grant to any third party the right to use or occupy the Leased Real Property.  Sellers have all certificates of occupancy and Governmental Authorizations necessary for the current and continued use of the Leased Real Property and operation of the Business Facilities.

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4.15           Employee Benefit Plans. Schedule 4.15 discloses all written and unwritten material Benefit Plans (grouped by Seller), whether or not funded and whether or not terminated, (a) maintained or sponsored by either Seller for the benefit of either Seller, (b) with respect to which either Seller has or may reasonably be expected to have Liability which could reasonably be expected to result in a material Liability of Purchaser or is obligated to contribute which Liability could reasonably be expected to result in a material Liability of Purchaser, (c) that otherwise covers any of the current or former employees of either Seller or their beneficiaries, or (d) as to which any current or former employees of either Seller or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights (each, a “Seller Plan”).  Each Seller Plan and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in material compliance with all applicable Legal Requirements and in material compliance with the underlying or applicable plan document, trust agreement, insurance policy or other writing.

4.16           Labor Relations.  No employee of either Seller is represented by a union or other labor organization, and no GTI Group Member has Knowledge of any union organizing activities.  Schedule 4.16 discloses all written employment agreements with any employees of either Seller (grouped by Seller).  Schedule 4.16 contains a complete and accurate list of the following for each employee or director of each Seller (grouped by Seller), including each employee on leave of absence or layoff status:  employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2008; vacation accrued through a date no more than fifteen (15) days prior to the date of this Agreement; and service credited for purposes of vesting and eligibility to participate under any Seller Plan. To Sellers’ Knowledge, no employee of either Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement with any other Person that in any way adversely affects or will adversely affect (a) the performance of his or her duties as an employee of either Seller, or (b) the ability of either Seller to conduct the Business as it is presently conducted.  All severance expenses or liabilities that may become payable to any Transferred Employee as a result of the Contemplated Transactions or the transfer of such Transferred Employee from either Seller to LTS or Purchaser are disclosed on Schedule 4.16.

4.17           Insurance. Schedule 4.17 discloses all insurance policies (grouped by Seller) with respect to which either Seller is the owner, insured or beneficiary.  Each Seller has paid all premiums due under each such insurance policy in accordance with its existing payment terms and will not have any Liability after the Effective Time for retrospective or retroactive premium adjustments or other experienced-based liability, other than for normal policy year-end audits.  Schedule 4.17 contains a summary of the loss experience under each liability policy of each Seller for the past 12 months.  Schedule 4.17 discloses the manner in which each Seller provides coverage for workers’ compensation.

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4.18           Certain Business Facility Matters.  All factual representations made by any GTI Group Member to any Governmental Body in the applications for any Governmental Authorization related to or required to operate the Business Facilities and the Business and all related correspondence and filings with such Governmental Bodies are incorporated herein by reference and were true and correct in all material respects when submitted, and nothing has occurred since their submission that would have any adverse affect on such Governmental Authorizations.  To the Sellers’ Knowledge, all municipal, county or other local approvals granted to either Seller and the Governmental Authorizations related thereto were properly issued in accordance with all applicable Legal Requirements.  Sellers and GTI have created and maintained all records required by its Governmental Authorizations and any related Legal Requirements, and all such records have been provided to Purchaser.  All requirements, if any, found in the Governmental Authorizations related to the Business Facilities and/or the Business have been satisfied by Sellers and GTI with respect to requirements in connection with such Governmental Authorizations.  All plans, reports and renewals required by any of such Governmental Authorizations or any related Legal Requirements have been properly prepared and timely submitted to the appropriate Governmental Body.  All requirements or obligations imposed on Sellers by municipal, county or other authority, including but not limited to those concerning the payment of fees and compliance with Environmental Laws, have been timely satisfied and are otherwise current.  No notice of violation of any Environmental Law is outstanding with respect to any Business Facility.

4.19           Customers. Schedule 4.19 separately identifies all customers that have transacted Business with the Sellers during the nine-month period ended June 30, 2008. There exists no condition or state of facts or circumstances involving the Sellers’ customers, suppliers, distributors or sales representatives that any GTI Group Member can reasonably foresee could adversely affect the Business or the Purchased Assets after the Effective Time.  Except as disclosed on Schedule 4.19, no customer or distributor has during the past year informed any GTI Group Member of an intention to cease doing business with either Seller, refused to honor a purchase commitment or advised any GTI Group Member that it may cease doing business with either Seller, or that it may reduce the volume of business that it does with either Seller.  Notwithstanding the foregoing, no representation or warranty is given with respect to whether any such customer, supplier, distributor or sales representative will continue to do business with the Purchaser after the Effective Time.

4.20           Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any GTI Group Member.

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ARTICLE V
Representations and Warranties of The LTS Group Members

The LTS Group Members jointly and severally represent and warrant to the GTI Group Members, as of the date of this Agreement and as of the Effective Time, the matters set forth in this Article V.

5.1           Organization.  Each LTS Group Member is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.  Each LTS Group Member has the limited liability company power and authority to operate, own and lease its properties.  As of the Closing Date, Purchaser shall be duly qualified and in good standing as a foreign limited liability company and is duly authorized to transact business in the State of Iowa and the State of Minnesota.

5.2           Enforceability.  This Agreement has been duly executed and delivered by each LTS Group Member, and, assuming the due authorization, execution and delivery hereof by the GTI Group Members, constitutes the legal, valid and binding obligations of such LTS Group Members, and each other agreement contemplated hereby to be executed by any LTS Group Member, when so executed and delivered, will be duly executed and delivered by such LTS Group Members that are parties thereto, and, assuming the due authorization, execution and delivery thereof by the GTI Group Members, will constitute the legal, valid and binding obligations of such LTS Group Members, enforceable in each case against them in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

5.3           No Violation of Laws or Agreements; Legal Approvals; Consents.  The execution and delivery of this Agreement and each other agreement contemplated hereby to be executed by any LTS Group Member and the consummation and compliance with the Contemplated Transactions by any LTS Group Member shall not, directly or indirectly (with or without notice or the lapse of time or both), (a) contravene, conflict with, result in a breach of, constitute a default or an event of default under any Contract or Governmental Authorization to which any LTS Group Member is a party or by which any of their respective assets may be bound or affected; or (b) violate, or give any Person the right to obtain any relief or exercise any remedy under, any Legal Requirement to which any LTS Group Member is subject, or by which any of their respective assets may be bound or affected, or give any Person the right to challenge any of the Contemplated Transactions.  Except for the approval of its Board of Managers, which has been received, and the consent of Comerica Bank, which will be received at or prior to Closing (if necessary), no LTS Group Member is required to make, give or obtain any Legal Approvals or Consents in connection with the execution, delivery or performance by any of the LTS Group Members of this Agreement and such other agreements contemplated hereby or the consummation by any of the LTS Group Members of the Contemplated Transactions.

5.4           Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any LTS Group Member.

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5.5           Legal Proceedings. No Legal Proceeding is pending or, to the knowledge of any LTS Group Member, threatened against any of the LTS Group Members related to the lawfulness of the transactions contemplated by this Agreement.

ARTICLE VI
Indemnification

6.1           Survival; Indemnity.

(a)           Survival.  All representations, warranties, covenants and obligations made by any party in this Agreement are several and independent legal obligations and, subject to the limitations set forth in Section 6.1(e), shall survive the Closing.

(b)           Indemnification by GTI Group Members.  Except as provided in Section 2.3, the GTI Group Members shall jointly and severally, indemnify, defend, save and hold harmless each LTS Group Member, its Affiliates, and their members, officers, directors, employees, and agents (the “LTS Indemnified Parties”) from and against, and shall reimburse the LTS Indemnified Parties for, all Damages (collectively, “LTS Damages”) directly or indirectly asserted against, imposed upon, resulting to, or incurred or required to be paid by any LTS Indemnified Party arising out of or in connection with:  (i) any breach or inaccuracy of any representation or warranty made by any GTI Group Member in this Agreement, in any exhibits or schedules hereto, or in any certificate or document delivered by any GTI Group Member at the Closing; (ii) any breach or nonperformance of any covenant or obligation made by any GTI Group Member in this Agreement or in any other agreement contemplated hereby; (iii) any Retained Liabilities; and (iv) any obligation under the Warn Act or similar state Legal Requirement caused by any action of Sellers prior to the Closing.

(c)           Indemnification by LTS Group Members.  The LTS Group Members shall jointly and severally indemnify, defend, save and hold harmless each GTI Group Member, its Affiliates, and their stockholders, officers, directors, employees, and agents (the “GTI Indemnified Parties”) from and against, and shall reimburse the GTI Indemnified Parties for, all Damages (collectively, “GTI Damages”) directly or indirectly asserted against, imposed upon, resulting to, or incurred or required to be paid by any GTI Indemnified Party arising out of or in connection with: (i) any breach or inaccuracy of any representation or warranty made by any LTS Group Member in this Agreement, in any exhibits or schedules hereto, or in any certificate or document delivered by any LTS Group Member at the Closing; (ii) any breach or nonperformance of any covenant or obligation made by any LTS Group Member in this Agreement or in any other agreement contemplated hereby; (iii) any Assumed Liabilities; and (iv) any obligation under the Warn Act or similar state Legal Requirement caused by any action of Purchaser on or following the Closing.

(d)           Indemnification Threshold and Ceiling.  Notwithstanding the foregoing provisions in this Section 6.1, (i) no GTI Group Member shall have any indemnification obligations for breaches of representations and warranties under Section 6.1(b)(i) except to the extent that the amount of all claims for Damages exceeds $50,000 in the aggregate (the “Threshold”), and then the GTI Group Members shall be liable only for Damages in excess of the Threshold; (ii) the aggregate liability of the GTI Group Members for breaches of representations and warranties under Section 6.1(b)(i) shall not exceed an amount equal to five percent (5%) of the Purchase Price (the “Ceiling Amount”); (iii) no LTS Group Member shall have any indemnification obligations for breaches of representations and warranties under Section 6.1(c)(i) except to the extent that the amount of all claims for Damages in the aggregate exceeds the Threshold, and then the LTS Group Members shall be liable only for Damages in excess of the Threshold; and (iv) the LTS Group Members’ obligations to indemnify the GTI Indemnified Parties under Section 6.1(c)(i) shall not exceed an amount equal to the Ceiling Amount.

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(e)           Time Period.  Except as otherwise provided in this Section 6.1(e), all representations, warranties, covenants and obligations made by any party in this Agreement shall survive the Effective Time without limitation.  Any claim for LTS Damages sustained by reason of a breach or inaccuracy of any representation or warranty relating to those matters governed by Sections 4.1 (Organization), 4.2 (Enforceability), 4.3 (No Violation) and 4.4(c) (Title) shall be unlimited with respect time. Any claim for LTS Damages sustained by reason of a breach or inaccuracy of any representation or warranty relating to those matters governed by Section 4.13 (Taxes) shall be limited to LTS Damages claimed in a written notice delivered to GTI prior to the date ninety (90) days after the expiration of the applicable federal and state statutes of limitations related to such matters.  Any other claim for LTS Damages or GTI Damages sustained by reason of a breach or inaccuracy of any representation or warranty as provided under Article IV and Article V of this Agreement shall be limited to LTS Damages or GTI Damages, as applicable, claimed in a written notice delivered to the Indemnifying Party (as defined below) within twelve (12) months after the Effective Time (the “Survival Period”).

(f)           GTI Restricted Cash.  During the Survival Period, GTI shall maintain in cash or cash equivalents an amount equal to the Ceiling Amount minus the amount of the Holdback that has not (at that time) been distributed to Purchaser pursuant to Sections 1.3 and/or 6.1 of this Agreement.

(g)           Indemnification Procedure. In the event that any claim is asserted or threatened against any party entitled to indemnification under this Agreement (the “Indemnified Party”), such Indemnified Party shall send prompt written notice to the party obligated to indemnify such Indemnified Party (the “Indemnifying Party”); provided, that the failure to deliver written notice of any claim to the Indemnifying Party shall not relieve the Indemnifying Party of any liability to the Indemnified Party under this Section 6.1 with respect to such claim unless the Indemnifying Party’s ability to defend such claim has been materially adversely affected or prejudiced as a result of such failure.  Upon receipt of written notice of any claim against the Indemnified Party, the Indemnifying Party shall have the right to assume the defense of such claim at its sole cost and expense.  The Indemnified Party shall have the right to participate in and, if desired by the Indemnified Party, at its sole cost and expense, retain separate legal counsel.  In the event that the Indemnifying Party does not accept the defense of any claim, an Indemnified Party shall have the full right to defend against any such claim and shall be entitled to settle or agree to pay in full such claim, and the Indemnifying Party will be bound by any determination made in such third-party claim or any compromise or settlement effected by the Indemnified Party.  In addition, the Indemnifying Party shall not enter into any settlement or compromise, or consent to the entry of any judgment, with respect to any claim against an Indemnified Party without obtaining the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld or delayed, unless the Indemnified Party would not incur any additional costs, expenses or liabilities as a result of such settlement, compromise or judgment.  In all events and circumstances, the Indemnifying Party and each Indemnified Party shall cooperate in the defense of any claim subject to this Section 6.1, and the records of each such party shall, if any applicable attorney-client privilege is not affected, be available to each such other Party with respect to any such defense.

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(h)           Exceptions.  Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a third-party claim may adversely affect it or its Related Parties (including claims for Environmental Liability that could adversely affect the operations of the Business and claims that could adversely affect the customer base of the Business), the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such third-party claim, but the Indemnifying Party will not be bound by any determination of any third-party claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld or delayed).

(i)           Payment.  Upon determination by agreement of the parties or by final nonappealable arbitration award pursuant to Section 7.5 that a party is entitled to indemnification under this Section 6.1, the Indemnifying Party shall promptly pay or reimburse, as appropriate, the Indemnified Party for any Damages to which the Indemnified Party is entitled to be indemnified under this Section 6.1.  The Indemnified Party is entitled to indemnification of any fees, costs and expenses, including reasonable attorneys’ fees, incurred by the Indemnified Party in connection with enforcement of its right to indemnification pursuant to this Section 6.1.  The LTS Indemnified Parties are entitled to offset, setoff or recoup from the Indemnification Holdback against obligations of the GTI Group Members to indemnify the LTS Indemnified Parties for LTS Damages under this Section 6.1.

ARTICLE VII
Miscellaneous

7.1           Costs and Expenses. Subject to Section 1.4(h) and Section 3.2(a), and the remainder of this Section 7.1, each party shall bear all costs and expenses of its own legal and other professional advisors in connection with this Agreement and the Contemplated Transactions.  Sellers shall be responsible for the costs and expenses of either (i) real estate title commitments and policies or (ii) survey costs and appraisal expenses, whichever is determined by the parties to be less expensive as of the Closing Date; and Purchaser shall be responsible for the costs and expenses referred to in either clause (i) or (ii) above, whichever is determined by the parties to be more expensive as of the Closing Date.  All accrued expenses associated with any Leased Real Property included in the Purchased Assets, such as electricity, gas, water, sewer, telephone, security services and similar items, shall be prorated between Purchaser and Sellers as of the Closing Date.  Purchasers and Sellers shall settle such amounts within forty-five (45) days after the Closing.

7.2           Agents.  GTI is hereby appointed by Sellers as Sellers’ agent and attorney-in-fact to act for Sellers in any and all manner hereunder, and LTS Group Members may rely exclusively on GTI for any action it takes on behalf of Sellers. LTS is hereby appointed by Purchaser as Purchaser’s agent and attorney-in-fact to act for Purchaser in any and all manner hereunder, and GTI Group Members may rely exclusively on LTS for any action it takes on behalf of Purchaser.

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7.3           Notices.  All notices given or made in connection with this Agreement shall be in writing.  Delivery of written notices shall be effective upon receipt.  All deliveries shall be made to the following addresses:

(a)           if to LTS or the Purchaser, to:

Liberty Tire Services, LLC
Dominion Tower, Suite 3100
625 Liberty Avenue
Pittsburgh, PA 15222
Telephone:  412-562-0148
Facsimile:  412-562-0248
Attn:  Jeffrey D. Kendall and General Counsel
E-mail:  JKendall@LibertyTire.com

With a copy (which shall not constitute notice) to:

K&L Gates LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, PA 15222
Attn:  David L. Forney, Esq.
Telephone:  412-355-6330
Facsimile:  412-355-6501
E-mail:  David.Forney@klgates.com

(b)           if to GTI or Sellers, to:

GreenMan Technologies, Inc.
7 Kimball Lane, Building A
Lynnfield, MA 01940
Attn:  Charles E. Coppa, CFO
Telephone:  781-224-2411
Facsimile:  781-224-0114
E-mail:  Coppagmt@aol.com

With a copy (which shall not constitute notice) to:

Morse, Barnes-Brown & Pendleton, P.C.
Reservoir Place
1601 Trapelo Road
Waltham, MA 02451
Attn:  Carl Barnes, Esq.
Telephone:  781-622-5930
Facsimile:  781-622-5933
E-mail:  cbarnes@mbbp.com

or, at such other address as any of the parties shall have furnished in writing to the other parties hereto.

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7.4           Setoff; Assignment.  Purchaser shall be entitled to offset, setoff or recoup from any amounts due by Purchaser to Sellers under this Agreement (including the Holdback) or under any other agreement contemplated hereby against any obligation of the GTI Group Members to Purchaser under this Agreement or under any other agreement contemplated hereby.  This Agreement and all the rights and powers granted by this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.  This Agreement and the rights, interests and obligations under this Agreement may not be assigned by any party (by operation of law or otherwise) except that Purchaser may assign this Agreement and its rights and interests hereunder, in whole or in part to LTS or to any of its Affiliates or as collateral security or in connection with a sale of the Business.  No such assignment shall reduce any obligation of an LTS Group Member to any GTI Group Member or any obligation of a GTI Group Member to any LTS Group Member.  Any purported assignment in violation of the provisions hereof shall be null and void and without effect. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

7.5           Dispute Resolution. The parties shall cooperate in good faith to resolve any dispute that may arise under the Contemplated Transactions; provided, that if any party believes such dispute cannot be resolved by mutual agreement, then such dispute shall be resolved by arbitration in accordance with the Streamlined Arbitration Rules and Procedures (the “Rules”)of the American Arbitration Association.  Any such arbitration shall be conducted in Wilmington, Delaware or such other place as is mutually acceptable to Sellers and Purchaser by one arbitrator mutually acceptable to the parties involved in such arbitration or, if such parties are unable to agree on an arbitrator, the arbitrator shall be appointed in accordance with the rules of the American Arbitration Association.  The decision and award of any such arbitrator (which may include specific performance and injunctive relief) shall be made in writing, and shall be final and valid, nonappealable, binding upon the parties involved in such arbitration, and enforceable by any such party in any court of competent jurisdiction.  Notwithstanding any provision of this Agreement or the Rules to the contrary, no party will be eligible to receive, and the arbitrator shall not have the authority to award, exemplary, punitive, incidental, indirect or consequential damages (except with respect to claims for indemnification of LTS Damages or GTI Damages resulting from third-party claims for such Damages), and the arbitrator shall not have the authority to amend this Agreement.  In the event that any dispute regarding the Contemplated Transactions is resolved by arbitration pursuant to this Section 7.5, the prevailing party shall be entitled to recover from the non-prevailing party (or parties) the fees, costs and expenses (including, but not limited to, the reasonable fees and expenses of counsel) incurred by the prevailing party in connection with such action.

7.6           Consideration; Recitals; Governing Law.  The parties acknowledge the mutual receipt and sufficiency of valuable consideration for the formation of the legally binding contract represented by this Agreement.  The consideration for this Agreement includes the mutual exchange of promises as well as all of the representations, warranties, covenants and obligations contained in this Agreement and the other agreements identified herein and therein being executed simultaneously with this Agreement.  The recitals beginning on page one of this Agreement are incorporated into this Agreement and made a part of this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws doctrines.

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7.7           Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any arbitration award made pursuant to Section 7.5 and any action or proceeding seeking injunctive relief or seeking to compel specific performance of any provision of this Agreement or of any other agreement contemplated hereby may be brought against any party in the courts of (i) the Commonwealth of Pennsylvania, County of Allegheny, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Pennsylvania and (ii) the State of Minnesota, Counties of Hennepin and Ramsey or, if it has or can acquire jurisdiction, in the United States District Court for the District of Minnesota.  Subject to the foregoing limitations, each party consents to the jurisdiction of these courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to convenience of forum or venue laid in such courts.  Process in any action or proceeding referred to in the first sentence of this Section 7.7 may be served on any party anywhere in the world.  Each party agrees that, except as expressly set forth in the first sentence of this Section 7.7, the arbitration procedures set forth in Section 7.5 shall be the exclusive means for resolving disputes among any of the LTS Group Members and any of the GTI Group Members, and no party, or any of its Affiliates, shall commence any action or proceeding against any other party or any of its Affiliates in any court in any jurisdiction. The parties agree that any one or all of them may file a copy of this Section with any court as written evidence of the knowing, voluntary and bargained agreement among the parties irrevocably to waive any objections to venue or to convenience of forum and to irrevocably select arbitration pursuant to Section 7.5 as the exclusive means for resolving disputes.

7.8           Entire Agreement; Severability; Cumulative Effect; Counterparts.  This Agreement, together with the exhibits and schedules hereto, sets forth a complete and exclusive statement of the promises, covenants, agreements, conditions and undertakings among the parties with respect to the subject matter of this Agreement.  This Agreement and the other agreements contemplated hereby supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written, among the parties, including that certain letter agreement dated as of July 1, 2008 by and between LTS and the GTI Group Members, but excluding the Escrow Agreement dated as of July 8, 2008, by and among LTS, GTI and BNY Mellon, National Association, which shall survive the execution of this Agreement in accordance with its terms.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Contemplated Transactions are fulfilled to the extent possible.  The rights and remedies of the parties expressly set forth in Article VI and this Article VII are the sole statement of the rights and remedies of the parties and exclude all other rights and remedies they otherwise might have now or hereafter at law, in equity, by statute or otherwise; provided, however, that such rights and remedies expressly set forth in Article VI and this Article VII are cumulative, and the exercise by a party of any one remedy available under such Articles will not preclude the exercise of any other such remedy.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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7.9           Exhibits and Schedules.  All exhibits and schedules identified herein shall be included in a letter of exhibits and schedules delivered by GTI to LTS and accepted by LTS on and as of the date of this Agreement.

7.10         Amendments; Waivers.  This Agreement may be amended, modified or waived only by an instrument in writing executed by LTS (which instrument shall be binding on the LTS Group Members) and GTI (which instrument shall be binding on the GTI Group Members). No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition.  No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies.

[Remainder of this page intentionally left blank]

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The parties, each intending to be legally bound by this Agreement, have executed this Agreement as of the first date identified in the first sentence to this Agreement.

LIBERTY TIRE SERVICES, LLC

BY: /s/Jeffrey D. Kendall
NAME:  Jeffrey D. Kendall
TITLE:  CEO

LIBERTY TIRE SERVICES OF OHIO, LLC

BY: /s/Jeffrey D. Kendall
NAME:  Jeffrey D. Kendall
TITLE:  CEO

GREENMAN TECHNOLOGIES, INC.

BY:  /s/Lyle Jensen
NAME:  Lyle Jensen
TITLE:  CEO

GREENMAN TECHNOLOGIES OF
MINNESOTA, INC.

BY:  /s/Lyle Jensen
NAME:  Lyle Jensen
TITLE:  Vice President

GREENMAN TECHNOLOGIES OF
IOWA, INC.

BY:  /s/Lyle Jensen
NAME:  Lyle Jensen
TITLE:  Vice President

Signature Page – GreenMan Asset Pu rchase Agreement

GreenMan Technologies

Table of Contents

Page

ARTICLE V Representations and Warranties of The LTS Group Members		44

5.1	Organization	44
5.2	Enforceability	44
5.3	No Violation of Laws or Agreements; Legal Approvals; Consents	44
5.4	Brokers	44
5.5	Legal Proceedings	45

ARTICLE VI Indemnification		45

6.1	Survival; Indemnity.	45

ARTICLE VII Miscellaneous		47

7.1	Costs and Expenses	47
7.2	Agents	47
7.3	Notices	48
7.4	Setoff; Assignment	49
7.5	Dispute Resolution	49
7.6	Consideration; Recitals; Governing Law	49
7.7	Jurisdiction; Service of Process	50
7.8	Entire Agreement; Severability; Cumulative Effect; Counterparts	50
7.9	Exhibits and Schedules	51
7.10	Amendments; Waivers	51

-ii-

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Index of Exhibits and Schedules

Addendum	Certain Definitions

Exhibit A	Closing Date Certificate Example
Exhibit B	Form of Maust Employment Agreement
Exhibit C	Form of Sublease Agreement (Iowa Parcel I)
Exhibit D	Form of Real Property Lease (Iowa Parcels G & H)
Exhibit E	Form of Real Property Lease (Minnesota Location)
Exhibit F	Form of Supply Agreement
Exhibit G	Form of Transition Services Agreement
Exhibit H	Form of Trade Name License
Exhibit I	Form of Voting Agreement
Exhibit J	Financial Statements
Exhibit K	Interim Balance Sheet
Exhibit L	EBITDA Calculation

Schedule 1.1(a)(ii)	GTIA’s Tangible Personal Property
Schedule 1.1(a)(iv)	GTIA’s Computer Equipment
Schedule 1.1(a)(vii)	GTIA’s Contracts
Schedule 1.1(a)(viii)	GTIA’s Governmental Authorizations
Schedule 1.1(a)(x)	GTIA’s Personal Property Leases
Schedule 1.1(c)	Assumed Indebtedness of GTIA
Schedule 1.1(f)	Allocation of GTIA Purchase Price
Schedule 1.2(a)(ii)	GTMN’s Tangible Personal Property
Schedule 1.2(a)(iv)	GTMN’s Computer Equipment
Schedule 1.2(a)(vii)	GTMN’s Contracts
Schedule 1.2(a)(viii)	GTMN’s Governmental Authorizations
Schedule 1.2(a)(x)	GTMN’s Personal Property Leases
Schedule 1.2(c)	Assumed Indebtedness of GTMN
Schedule 1.2(f)	Allocation of GTMN Purchase Price
Schedule 2.2(a)(v)	Certain Consents as Condition to Close
Schedule 4.1	Organization; Title
Schedule 4.3	Sellers’ Consents; Legal Approvals
Schedule 4.4(b)	Encumbrances; Permitted Encumbrances
Schedule 4.4(e)	Services and Transition Matters
Schedule 4.5(c)	Guarantees; Indebtedness
Schedule 4.6	EBITDA
Schedule 4.7	Undisclosed Liabilities
Schedule 4.8	No Changes
Schedule 4.9	Sellers’ Contracts
Schedule 4.10	Sellers’ Legal Proceedings; Environmental Matters
Schedule 4.11	Related Party Transactions
Schedule 4.12	Governmental Authorizations
Schedule 4.14	Leased Real Property
Schedule 4.15	Seller Employee Benefit Plans
Schedule 4.16	Employees
Schedule 4.17	Insurance
Schedule 4.19	Customers

Addendum
Certain Definitions

“Acquisition Proposal” means an inquiry, offer or proposal by any person (other than Purchaser or its Affiliates) to acquire directly or indirectly all or any material portion of the assets of GTI or of the Sellers, the Business or any of the capital stock of GTI or of the Sellers, whether by merger, consolidation, business combination or otherwise.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.  “Control” for this purpose means the possession, directly or indirectly, of more than fifty percent of the voting power of a Person.

“Agreement” refers to this Asset Purchase Agreement, as amended from time to time.

“Asbestos Activity” means any possession, purchase, sale, brokering, owning, leasing, using, manufacturing, fabricating, controlling, handling, installing, encapsulating, disposing of, remediating or transporting any asbestos or any products, assets, materials, supplies or other property (including personal property and real property) containing asbestos.

“Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and any other written or unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, Contract, policy, trust fund or arrangement for the benefit of employees employed by Sellers.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means all of the following disclosed or exchanged between any LTS Group Member and any GTI Group Member in connection with the Contemplated Transactions and all of the following owned or possessed by Sellers:  (i) all information that is a trade secret under applicable trade secret or other law; (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customers, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, software and computer software and database technologies, systems, structures and architectures; (iii) all information concerning the business and affairs of the disclosing party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants’ materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the disclosing party’s documents or property or discussions with the disclosing party regardless of the form of the communication; (iv) all proprietary information of Sellers; and (v) all notes, analyses, compilations, studies, summaries and other material prepared by the receiving party to the extent containing or based, in whole or in part, upon any information included in the foregoing.  “Confidential Information” shall not include any information (x) that was already known to a party prior to its disclosure to such party by another party to this Agreement, (y) that is known to others not bound by a duty of confidentiality, and (z) that is (or becomes) publicly available through no fault of such party.

“Consent” means any registration, filing, declaration, application, right of first refusal or notice to or with any Person and any consent, approval, permit, qualification, waiver, waiting period, authorization, or action of or by any Person other than a Governmental Body.  “Consent” shall include any consent, approval, waiver, authorization or other action required under any Contract or to prevent any assets or Liabilities of Sellers from being in default, terminating, accelerating, revoking, suspending, canceling, losing or diminishing in value, changing in any respect or creating any Liability or giving any Person any rights or remedies as a result of the consummation of the Contemplated Transactions.

“Contemplated Transactions” means the sale and purchase of the Purchased Assets and the transactions contemplated by this Agreement and each other agreement contemplated hereby.

“Contract” means any agreement, contract, lease (relating to real or personal property), license, indenture, mortgage, instrument, commitment, purchase or sale orders, consensual obligation, promise or obligation or other arrangement or understanding, oral or written, formal or informal, express or implied, whether or not legally binding, to which a Seller is a party or by which it or its assets may be affected.

“Damages” means any loss, demand, claim, allegation, assertion, action or cause of action, assessment, damage, deficiency, Liability, cost, expense, fine, penalty, judgment, award or settlement, whether or not involving a third-party claim, including reasonable legal fees, interest, and any reasonable amounts paid in investigation, defense or settlement of any of the foregoing; provided, however, that Damages shall in each case be calculated net of the amount of any Tax benefit reasonably expected to be realized within the next three fiscal years and the amount of insurance proceeds and indemnity and contribution and other direct tangible monetary benefits actually recovered by the such party from any third party.

 “Encumbrance” means any debt, mortgage, deed of trust, community or marital property interest, equitable interest, pledge, security interest, encumbrance, option, right of first option or refusal, agreement of sale, adverse claim, easement, lien, lease, assessment, restrictive covenant, Liability, encroachment, right-of-way, servitude, restriction on use or any other burden, charge or restriction of any kind or nature whatsoever, legal or equitable, or any item similar or related to the foregoing.

“Environment” means soil, land, surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Laws” means all Legal Requirements that relate to protection of the environment, natural resources, or public or employee health and safety, or relating to the production, generation, use, storage, treatment, processing, transportation, disposal or Release of Regulated Materials, including any Occupational Safety and Health Law, common law trespass, nuisance, property damage and similar common law theories.

“Environmental Liabilities” means any Damage or other Liability imposed upon or arising under any Environmental Law, including those consisting of or relating to any: (i) duty imposed by, breach of or noncompliance with any Environmental Law; (ii) environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health and regulation of Regulated Materials); (iii) Environmental Remedial Action undertaken by any person required by applicable Environmental Law; (iv) bodily injury (including illness, disability and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real or personal property), or other Damage of any other person (including any employee or former employee of such person); (v) any injury to, destruction of, or loss of natural resources, or costs of any natural resource damage assessments; (vi) Hazardous Activity conducted by any person; (vii) the presence or Release of any Regulated Material at or on any property; and (viii) any Existing Environmental Condition.

“Environmental Remedial Action” means any and all actions required to (i) investigate, clean up, remediate, remove, treat, contain or in any other way address any Regulated Materials in the Environment; (ii) prevent the Release or threat of Release or minimize the further Release of Regulated Materials so they do not migrate or endanger public health or welfare or the indoor or outdoor Environment; and (iii) perform pre-remedial studies and investigations and post-remedial monitoring, maintenance and care.  The term “Environmental Remedial Action” includes any action which constitutes a “removal”, “remedial action” or “response” as defined by Section 101 of CERCLA, 42 U.S.C. §9601(23), (24), and (25).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

“Existing Environmental Condition” means any Release of a Regulated Material or the presence of a Regulated Material on or in environmental media at any property (including the presence in surface water, groundwater, soils or subsurface strata, or air), other than the presence of a Regulated Material in locations and at concentrations that are naturally occurring, existing prior to or as of the Closing Date at any Leased Real Property or Facilities that are part of the Purchased Assets, including the subsequent migration of any Regulated Materials comprising such an environmental condition.

“Facility” means any real property, leasehold, or other real property interest currently or formerly owned, leased, controlled, used or operated by Sellers or any Predecessor (including the Leased Real Property) and any building, plant, structure or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned, leased, used or operated by Sellers.

“Governmental Authorization” means any permit, certificate, license, franchise, privilege, approval, registration and authorization required under, or otherwise made available by or under the authority of, any applicable Legal Requirement that is applicable to Sellers, the Purchased Assets or the Business or otherwise advisable in connection with, applicable to, or affecting the operation of or use in the Business.

“Governmental Body” means any nation, state, county, city, town, borough, village, district or other jurisdiction, court, tribunal, government, quasi-governmental authority of any nature, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality (foreign, federal, state, local or other political subdivision) or any body similar or related to the foregoing.

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Regulated Materials in, on, under, about, or from any Facility or any part of any Facility into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses a risk of harm to persons or property on or off any Facility, or that may adversely affect the value of any Facility.

“Indebtedness” shall mean as to any Person (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by notes, bonds (including surety or performance bonds) debentures or similar instruments; (iii) all obligations to pay the deferred purchase price of property, including obligations under any installment sale agreement, deferred purchase price, or earnout payment in connection with any business acquired (regardless of whether such acquisitions were of stock or assets or were pursuant to a merger or reorganization or other similar transaction); (iv) all obligations for equipment or personal property leases, real property leases and other arrangements that under GAAP must be capitalized or are in the nature of financing devices; and (v) any and all interest, fees, prepayment penalties or other payments with respect to any of the foregoing in clauses (i) through (iv).

“Knowledge” An individual will be deemed to have knowledge of a particular fact or other matter if:  (i) that individual is actually aware of that fact or matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonable investigation; provided, however, that no such individual shall be required to consult any docket or public records or make any inquiry of any unrelated third parties.  Knowledge with respect to Sellers or the GTI Group Members shall mean the Knowledge of Lyle Jensen, Charles Coppa and Mark Maust.

“Legal Approval” means any registration, filing, declaration, application, rights of first refusal or notice to or with any Person and any consent, approval, permit, qualification, waiver, waiting period, authorization, Order or action of or by any Governmental Body. “Legal Approval” shall include any consent, approval, waiver, authorization or other action required under any Contract or Governmental Authorization or to prevent any assets or Liabilities of Sellers from being in default, terminating, accelerating, revoking, suspending, canceling, losing or diminishing in value, changing in any respect or creating any Liability or giving any Person any rights or remedies as a result of the consummation of the Contemplated Transactions.

“Legal Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal, public or private) or Order commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Legal Requirement” means any applicable international, multinational, national, foreign, federal, state, municipal, local (or other political subdivision) or administrative law, constitution, statute, code, ordinance, rule (including stock exchange rules), regulation, requirement, standard, policy or guidance having the force of law, treaty, judgment or Order of any kind or nature whatsoever including any judgment or principle of common law.

“Liability” with respect to any Person or any property of such Person, means any and all debt, liability or obligation of such Person of any nature, kind, character or description whatsoever, whether or not due or to become due, known or unknown, accrued, unaccrued, fixed, absolute, matured, liquidated, asserted, conditional, secondary, potential, determined, determinable or contingent, executory, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested and whether or not incurred directly by such Person or by any predecessor of such Person, whether or not required to be accrued on the financial statements of such Person and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service, setoff, recoupment, counterclaim or otherwise.

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Off-Site Location” means any location other than the Leased Real Property.

“Order” means any order, award, decision, injunction, judgment, ruling, writ, assessment, decree, determination, subpoena, stipulation or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Permitted Encumbrance” means (i) any encumbrance for taxes, assessments or governmental charges or claims that are not yet delinquent, and (ii) in the case of the Leased Real Property, non-monetary charges and encumbrances of record that do not (either individually or in the aggregate) interfere with or detract from the use, marketability or value of the Leased Real Property.

“Person” means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, a Governmental Body or any other legal entity.

“Predecessor” means any Person that is a predecessor entity or entities to Sellers by any legal means, including, without limitation, (i) pursuant to any Legal Requirement, whether by statutory merger, de facto merger, consolidation, combination, division, dissolution, reorganization or otherwise or (ii) based on any theory or doctrine of successor liability, whether by statute or at common law.

“Regulated Material” ” means any (i) hazardous substance as defined by any Environmental Law, (ii) any petroleum or petroleum product, oil or waste oil; (iii) any asbestos or polychlorinated biphenyls; (iv) any hazardous material, toxic substance, toxic pollutant, solid waste, municipal waste, industrial waste, hazardous waste, flammable material, radioactive material, pollutant or contaminant or words of similar meaning and regulatory effect under any applicable Environmental Law; and (v) any other chemical, material, or substance exposure to which or whose discharge, emission, disposal or Release is prohibited, limited, or regulated under any applicable Environmental Law. “Regulated Material” includes any mixture or solution of the foregoing, and all derivatives or synthetic substitutes of the foregoing.

“Related Party” means (i) GTI, (ii) any Affiliate (other than Sellers) of any GTI Group Member, (iii) any officer, director, partner, executor or trustee (or similar capacity) of any Person identified in clauses (i) or (ii) preceding, (iv) any spouse, sibling, ancestor, lineal descendant of or person who resides with any natural person identified in any one of the preceding clauses and any Affiliate of any such person, and (v) any Person with respect to whom any natural person identified in any one of the preceding is an officer, director, partner, executor or trustee (or similar capacity) and any Affiliate of any such person.

“Release” means any spill, leak, emission, discharge, deposit, disposal, escape, leach, dump or other release of any Regulated Material into the Environment, whether intentional or unintentional, including the abandonment or discarding of barrels, containers and other receptacles containing any Regulated Material.

“Security Right” means, with respect to any security, any option, warrant, subscription right, preemptive right, right to convert or exchange, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security.  “Security Right” includes convertible or exchangeable debt or equity securities and any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer’s governing or organic documents or by Contract.

“Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employee or other withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum or other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or other contract, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other person or payable under any tax-sharing agreement or any other contract.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Treasury Regulations” means the final and temporary regulations promulgated under the Code.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as amended.

APPENDIX B

OPINION OF BCC ADVISERS & COMPANY

Exhibit B

September 10, 2008

Board of Directors
GreenMan Technologies, Inc.
Attn: Lyle Jensen
12498 Wyoming Ave. South
Savage, MN  55378

Dear Members of the Board of Directors:

It is our understanding that Liberty Tire Services, LLC, a Delaware limited liability company (“LTS”); Liberty Tire Services of Ohio, LLC, a Delaware limited liability company and wholly owned subsidiary of LTS (“Purchaser”) GreenMan Technologies, Inc., a Delaware corporation (“GTI”); GreenMan Technologies of Iowa, Inc., an Iowa corporation and wholly owned subsidiary of GTI (“GTIA”); and GreenMan Technologies of Minnesota, Inc., a Minnesota corporation and wholly owned subsidiary of GTI (“GTMN” and, together with GTIA, “Sellers”) have entered into a proposed Asset Purchase Agreement (the “Agreement”).  Sellers operate their businesses of tire collection, disposal, shredding, processing, recycling and sale of used tires, including without limitation the production of tire derived fuel chips, tire derived mulch, tire shreds, crumb rubber and other tire derived feedstock, located primarily in Iowa and Minnesota (collectively, the “Business”).  Pursuant to the Agreement, Purchaser will acquire from the Sellers substantially all assets related to or used in connection with the Business in exchange for cash in an amount equal to (i) five dollars ($5.00) for each dollar of EBITDA of the Business for the twelve (12) month period commencing on October 1, 2007 and ending on September 30, 2008, plus (ii) the assumption of the Assumed Liabilities, minus (iii) all outstanding indebtedness of the Business if and to the extent included in the Assumed Liabilities (such net amount, the “Purchase Price”), adjusted by the Working Capital Adjustment and subject to the EBITDA True-Up in accordance with the Agreement, (the “Transaction”).

You have requested that BCC Advisers (“BCC”) provide an opinion (the “Opinion”) as to the fairness from a financial point of view of the consideration to be received by Sellers from the Purchaser.

Board of Directors, GreenMan Technologies, Inc.
September 10, 2008

BCC, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and for other corporate and/or personal purposes.  BCC has not previously been engaged by GTI or its subsidiaries to provide opinions of value for the shares of GTI common stock.  BCC has no financial interest in any of the parties to the Transaction nor acts as an employee or agent of any of the parties to the Transaction and neither has, nor has had, any financial or other dealing with any of the parties to the Transaction that would prejudice its ability to render a fair and impartial opinion relating to the adequacy and fairness of the consideration to be received by the Sellers in the Transaction.  BCC will receive a fee for rendering this Opinion, which fee is not contingent upon the successful completion of the Transaction or the conclusions set forth in the Opinion.  In addition, GTI has agreed to reimburse certain of our expenses and indemnify us for certain liabilities arising out of our engagement.

In connection with this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances and, to the best of our knowledge, have substantially complied with the requirements set forth in FINRA Rule 2290 relating to the issuance of fairness opinions.  Among other things, we have:

1.
Reviewed financial and other information related to the Sellers that was publicly available, including the Sellers’ annual reports (10Ks) for the years ended September 30, 2003 through 2007 and quarterly reports (Form 10-Q) for nine-month periods ended June 30, 2007 and 2008.

2.
Reviewed unaudited financial statements pertaining to the Sellers’ operations prepared by Sellers for the ten months ended July 31, 2008, which Sellers’ management identified as being the most current financial statements available.

3.	Considered information provided during discussions with Sellers’ management through the closing of the transaction.

4.	Reviewed the draft Asset Purchase Agreement, dated September 5, 2008.

5.	Spoken with certain members of the management of Sellers and Purchaser regarding the operations, financial condition, future prospects, and projected operations and performance of Sellers.

6.	Visited the GTMN manufacturing plant in Savage, MN.

7.	Reviewed financial forecasts and projections prepared by Sellers’ management for the years ended September 30, 2009 through 2012.

8.
Compared certain financial data of Sellers with various other companies whose securities are traded in public markets, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this Opinion.

Board of Directors, GreenMan Technologies, Inc.
September 10, 2008

In rendering this Opinion, we have relied upon and assumed the accuracy and completeness of all the financial and other information that was available to us from public sources, that was provided to us by Sellers or their representatives, or that was otherwise reviewed by us.  We have relied on representations that the financial projections supplied to us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Sellers’ management as to the future operating and financial performance of Sellers.  We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us.  We have relied upon and assumed, without independent verification, that there have been no material changes in the assets, liabilities, financial condition, results of operations, or prospects of Sellers since the date of the most recent financial statements provided to us, and that there is no information nor are there any facts that would make any of the information reviewed by us incomplete or misleading.  Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims, or other contingent liabilities to which Sellers may be subject.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement provided to us, without any amendments or modifications thereto.  We have also relied upon and assumed, without verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of GTI or Sellers, or otherwise have an adverse effect on GTI or Sellers or any expected benefits of the Transaction.  In addition, we have relied upon and assumed, without independent verification, that the terms of the final form of the Agreement will not differ in any material respect from those reflected in the draft of the Agreement identified in item 4 above or otherwise described to us by representatives of GTI or Sellers.

Board of Directors, GreenMan Technologies, Inc.
September 10, 2008

We did not (a) initiate any discussions with, or solicit any indications from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board of Directors or any other party with respect to alternatives to the Transaction.

This Opinion is furnished for the use and benefit of the Board of Directors in connection with its consideration of the Transaction and is not intended to be used, and may not be used, for any other purpose without BCC’s prior written consent.  This Opinion should not be construed as creating any fiduciary duty on BCC’s part to any party.  This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, any security holder or any other person as to whether to enter into the Transaction or how to act or vote with respect to any matter relating to the Transaction.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of the date of this Opinion.  It should be understood that, although subsequent developments may affect this Opinion, we have no obligation to update, revise or reaffirm this Opinion.  Our Opinion does not address the relative merits of the Transaction contemplated by the Agreement and the other business strategies being considered by GTI’s Board of Directors, nor does it address the decision to proceed with the Transaction contemplated by the Agreement.  Our Opinion does not constitute a recommendation to the Board thereof as to whether it is advisable to enter into the Agreement or as to the consideration the Purchaser should pay for their interest in the Sellers.

Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the aggregate consideration to be paid by LTS pursuant to the Agreement is adequate consideration and that the Transaction is fair to the shareholders of GTI from a financial point of view.

BCC ADVISERS

/s/ Alan D. Ryerson
Alan D. Ryerson, CPA/ABV, ASA
Senior Vice President

/s/ Gregory L. Weber
Gregory L. Weber, CPA/ABV, ASA
Senior Vice President

APPENDIX C

GREENMAN TECHNOLOGIES, INC.
ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

      This Annual Report on Form 10-KSB contains forward-looking statements regarding future events and the future results of GreenMan Technologies, Inc.
within the meaning of the Private Securities Litigation Reform Act of 1995, and
are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. Words such as "expect," "anticipate,"
"target," "goal," "project," "intend," "plan," "believe," "seek," "estimate,"
"will," "likely," "may," "designed," "would," "future," "can," "could" and other similar expressions that are predictions of or indicate future events and trends or which do not relate to historical matters are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and involve a number of risks, uncertainties, and assumptions that are difficult to predict; consequently actual results may differ materially from those projected, anticipated, or implied.

                                     PART I

Item 1. Description of Business

General

      GreenMan Technologies, Inc. (together with its subsidiaries "we", "us" or
"our") was originally founded in 1992 and has been operated as a Delaware corporation since 1995. Today, we comprise two operating locations that collect, process and market scrap tires in whole, shredded or granular form. We are headquartered in Savage, Minnesota and currently operate tire processing operations in Iowa and Minnesota.

      Our tire processing operations are paid a fee to collect, transport and process scrap tires (i.e., collection/processing revenue) in whole or two inch or smaller rubber chips which are then sold (i.e., product revenue).

Recent Developments

      On October 1, 2007 we acquired Welch Products, Inc., a company headquartered in Carlisle, Iowa that specializes in design, product development, and manufacturing of environmentally responsible products using recycled materials, primarily recycled rubber. Welch's patented products and processes include playground safety tiles, roadside anti-vegetation products, construction molds and highway guard-rail rubber spacer blocks. Through its recent acquisition of Playtribe, Inc., Welch Products also provides innovative playground design, equipment and installation. Welch Products has been one of our crumb rubber customers for the past several years. The transaction was structured as a share exchange in which 100 percent of Welch Products' common stock was exchanged for 8 million shares of our common stock, valued at
$2,800,000.

      In connection with the restructuring of our credit facility with Laurus
Master Fund, Ltd. in 2006, we issued Laurus a warrant to purchase up to an aggregate of 3,586,429 shares of our common stock at an exercise price equal to
$0.01 per share. On January 25, 2007 we filed a registration statement under the
Securities Act of 1933 relating to those shares as well as 553,997 shares issuable to another shareholder upon exercise of a warrant. The registration statement was declared effective on February 6, 2007. During the period of June through August 2007, Laurus acquired 1,154,098 shares of our common stock upon the partial exercise of its warrant on a cashless basis.

Products and Services

      Our tire processing operations are paid a fee to collect, transport and process scrap tires (i.e., collection/processing revenue) in whole or two inch or smaller rubber chips which are then sold (i.e., product revenue).

      We collect scrap tires from three sources:

      o     local, regional and national tire stores;

      o     tire manufacturing plants; and

      o     illegal tire piles being cleaned-up by state, county and local governmental entities.

      The tires we collect are processed and sold:

      o     as tire-derived fuel used in lieu of coal by pulp and paper producers, cement kilns and electric utilities;

      o     as a substitute for crushed stone in civil engineering applications such as road beds, landfill construction or septic field
            construction; or

      o     as crumb rubber (rubber granules) and used for playground and athletic surfaces, running tracks, landscaping/groundcover applications and bullet containment systems.

Manufacturing/Processing

      Our tire shredding operations currently have the capacity to process about
15 million passenger tire equivalents annually. Our continuing operations collected approximately 12.8 million passenger tire equivalents in the fiscal year ended September 30, 2007 compared to approximately 12.1 million passenger tire equivalents during the year ended September 30, 2006.

      The method used to process tires is a series of commercially available shredders that sequentially reduce tires from whole tires to two-inch chips or smaller. Bead-steel is removed magnetically, yielding a "95% wire-free chip."
This primary recycling process recovers approximately 60% of the incoming tire.
The remaining balance consists of un-saleable cross-contaminated rubber and steel ("waste wire"), which we have historically disposed of at significant annual costs. Our Iowa and Minnesota facilities further process the waste wire residual into saleable components of rubber and steel, which reduces residual disposal costs and provides additional sources of revenue. In our Iowa facility, rubber is further granulated into particles less than one-quarter inch in size for use in the rapidly expanding athletic surfaces and playground markets served by Welch Products.

Raw Materials

      We believe we will have access to a supply of tires sufficient to meet our requirements for the foreseeable future. According to the 2007 Scrap Tire and
Rubber User's Directory, in 2006 approximately 300 million passenger tire equivalents (approximately one per person per year) were discarded in the United
States (referred to as "current generation scrap tires") in addition to an estimated several hundred million scrap passenger tire equivalents already stockpiled in illegal tire piles. Additionally, approximately 237 million passenger tire equivalents are currently recycled, of which approximately 133 million are burned as tire-derived fuel; 46 million are used in civil engineering applications; and 58 million are used in various other applications such as crumb rubber production, retreading and export. The approximately 63 million remaining passenger tire equivalents are now added to landfills annually. Based on this and other data, there appears to be an adequate supply of tires to meet our needs.

Customers

      Our customers continue to consist of major tire manufacturers, local and regional tire outlets, and state and local governments. We have many long-term, stable relationships with our customers and we do not believe that the loss of any individual customer would have a material adverse effect on our business.
During 2007 and 2006, no single customer accounted for more than 10% of our total net sales.

      We do not have any long-term contracts which require any customer to purchase any minimum amount of products or provide any minimum amount of tires.
There can be no assurance that we will continue to receive orders of the same magnitude as in the past from existing customers or that we will be able to market our current or proposed products to new customers.

Sales and Marketing

      We continue to utilize in-house sales staff for securing new accounts and marketing processed materials. This strategy maximizes revenue and concentrates our sales/marketing efforts on highly focused initiatives. Sales/marketing personnel have extensive experience in the tire recycling industry and in industries where our processed materials are consumed.

Competition

      We compete in a highly fragmented and decentralized market with a large number of small competitors. Although we continue to believe there is an opportunity for industry consolidation, we have focused our attention on strategic value-added vertical integration such as the acquisition of Welch
Products. Our strategy is to continue to increase the number of passenger tire equivalents that we processes through aggressive sales and marketing efforts as well as continuing to focus on identifying and generating new marketing strategies for recycled tires and their value added by-products.

Government Regulation

      Our tire recycling and processing activities are subject to extensive and rigorous government regulation designed to protect the environment. We do not believe that our activities result in emission of air pollutants, disposal of combustion residues, or storage of hazardous substances except in compliance with applicable permits and standards. The establishment and operation of plants for tire recycling, however, are subject to obtaining numerous permits and compliance with environmental and other government regulations. The process of obtaining required regulatory approvals can be lengthy and expensive. The
Environmental Protection Agency and comparable state and local regulatory agencies actively enforce environmental regulations and conduct periodic inspections to determine compliance with government regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizure or recall of products, operating restrictions, and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could impose costly new procedures for compliance, or prevent us from obtaining, or affect the timing of, regulatory approvals. We use our best efforts to keep abreast of changed or new regulations for immediate implementation.

Protection of Intellectual Property Rights and Proprietary Rights

      None of the equipment or machinery that we currently use or intend to use in our current or proposed manufacturing activities is proprietary. Any competitor can acquire equivalent equipment and machinery on the open market.

      We have used the name "GreenMan" in interstate commerce since inception and assert a common law right in and to that name.

Employees

      As of September 30, 2007, we had 77 full time employees. We are not a party to any collective bargaining agreements and consider the relationship with our employees to be satisfactory.

Item 2. Description of Properties

      Our Minnesota location consists of production facilities and office space situated on approximately eight acres which we lease from a related party. The lease expires in 2016, but provides for two additional four-year extensions.
(See "Item 12. Certain Relationships and Related Transactions - Related Party
Transactions.")

      Our Iowa location consists of production facilities and office space situated on approximately four acres which we lease on a triple net basis from a related party. The lease expires in 2013 and provides us with a right of first refusal to purchase the land and buildings at fair market value during the term of the lease. In addition, we entered into a new lease with the same related party for approximately three additional acres adjacent to our Iowa facility expiring in 2013. (See "Item 12. Certain Relationships and Related Transactions
- Related Party Transactions.")

      The Georgia location consists of production facilities and office space which we lease pursuant to an April 2001 sale/leaseback arrangement originally expiring in 2021. In February 2006, we renegotiated the lease to permit us to terminate the lease with 180 days notice. Despite early termination, we will be obligated to continue to pay rent until the earlier to occur of (1) the sale of the premises by the landlord; (2) the date on which the landlord begins leasing the premises to a new tenant; or (3) three years from the date on which we vacate the property.

      During the period of February 16, 2006 to March 1, 2006, we completed the sale of substantially all GreenMan of Georgia operating assets to two companies, one of which is co-owned by a former employee. In addition, we entered into a sublease agreement with each party with respect to part of the premises located in Georgia with a rolling six month commitment from each party. In December
2006, we received notice from one of the parties of their intent to terminate their sublease and they vacated the property as of September 30, 2007. The remaining subleseee has expressed an interest in the additional portion of the
Georgia property.

      We rent approximately 1,100 square feet of office space in Lynnfield,
Massachusetts, the site of our former corporate headquarters, on a rolling six-month basis at $1,250 per month.

      We consider our properties in good condition, well maintained and generally suitable to carry on our business activities for the foreseeable future.

Item 3. Legal Proceedings

      As of September 30, 2007, approximately seventeen vendors of our GreenMan
Technologies of Georgia, Inc. and GreenMan Technologies of Tennessee, Inc.
subsidiaries had commenced legal action, primarily in the state courts of
Georgia, in attempts to collect approximately $1.9 million of past due amounts, plus accruing interest, attorneys' fees, and costs, all relating to various services rendered to these subsidiaries. These amounts are included in liabilities related to discontinued operations at September 30, 2007. The largest individual claim is for approximately $650,000. As of September 30,
2007, eight vendors had secured judgments in their favor against GreenMan
Technologies of Georgia, Inc. for an aggregate of approximately $661,000. As previously noted, all of GreenMan Technologies of Tennessee, Inc.'s assets were sold in September 2005 and substantially all of GreenMan Technologies of
Georgia, Inc.'s assets were sold as of March 1, 2006. All proceeds from these sales were retained by our secured lender and these subsidiaries have no substantial assets. We are therefore currently evaluating the alternatives available to these subsidiaries.

      Although GreenMan Technologies, Inc. was not a party to any of these vendor relationships, three of the plaintiffs have named GreenMan Technologies,
Inc. as a defendant along with our subsidiaries. We believe that GreenMan
Technologies, Inc. has valid defenses to these claims, as well as against any similar or related claims that may be made against us in the future, and we intend to defend against any such claims vigorously. In addition to the foregoing, we are subject to routine claims from time to time in the ordinary course of our business. We do not believe that the resolution of any of the claims that are currently known to us will have a material adverse effect on our company or on our financial statements.

Item 4. Submission of Matters to a Vote of Security Holders

      There were no matters submitted to a vote of our shareholders during the fourth quarter of the fiscal year ended September 30, 2007.

                                     PART II

Item 5. Market for Common Equity, Related Stockholder Matters and Small
        Business Issuer's Purchases of Equity Securities

      Our common stock traded on the American Stock Exchange from September 2002 through June 15, 2006 under the symbol "GRN." Our common stock ceased trading on the Exchange and was delisted from the Exchange on July 6, 2006. During the period of June 15 through June 20, 2006 our common stock traded on the Pink
Sheet, and on June 21, 2006 our stock began trading on the OTC Bulletin Board under the symbol "GMTI". The following table sets forth the high and low bid quotations for our common stock for the periods indicated as quoted on the
American Stock Exchange, the Pink Sheet and the OTC Bulletin Board, for these respective periods. Quotations from the Pink Sheet and the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                      Common Stock
                                                  -------------------
                                                  High            Low
                                                  ----            ---
Fiscal 2006
-----------
Quarter Ended December 31, 2005 ...........     $ 0.27         $ 0.15
Quarter Ended March 31, 2006 ...............       0.32           0.14
Quarter Ended  June 30, 2006 ...............       0.57           0.23
Quarter Ending September 30, 2006 ..........       0.40           0.26

Fiscal 2007
-----------
Quarter Ended December 31, 2006 ...........     $ 0.63         $ 0.32
Quarter Ended March 31, 2007 ...............       0.49           0.23
Quarter Ended  June 30, 2007 ...............       0.39           0.27
Quarter Ending September 30, 2007 ..........       0.39           0.30

      On December 26, 2007, the closing price of our common stock was $.52 per share.

      As of September 30, 2007, we estimate the approximate number of stockholders of record of our common stock to be 2,000. This number excludes individual stockholders holding stock under nominee security position listings.

      We have not paid any cash dividends on our common stock since inception and do not anticipate paying any cash dividends in the foreseeable future. In addition, our agreements with Laurus Master Fund, Ltd. prohibit the payment of cash dividends.

Item 6. Management's Discussion and Analysis of Financial Condition and Results
        of Operations

      In September 2005, due to the magnitude of continued operating losses, our
Board of Directors approved separate plans to divest the operations of our
Georgia and Tennessee subsidiaries and dispose of their respective assets. In addition, due to continuing operation losses, in July 2006 we sold our
California subsidiary. Accordingly, we have classified all three respective entity's results of operations as discontinued operations for all periods presented in the accompanying consolidated financial statements. On October 1,
2007, we acquired Welch Products, Inc. in exchange for 8,000,000 newly issued shares of our commons stock. Because the acquisition was completed after the end of our fiscal year, the results described below do not include any contribution from Welch Products.

Fiscal Year ended September 30, 2007 Compared to Fiscal Year ended
September 30, 2006

      Net sales from continuing operations for the fiscal year ended September
30, 2007 increased $2,570,914 or 15% to $20,178,726 as compared to $17,607,812 for the fiscal year ended September 30, 2006. Our continuing operations processed 6% more or approximately 12.8 million passenger tire equivalents during the fiscal year ended September 30, 2007 compared to approximately 12.1 million passenger tire equivalents during the same period last year. The increase in revenue was primarily attributable to a 27% increase in overall product revenue in addition to increased volume on which we realized a 2%
increase in overall tipping fees (fees we are paid to collect and dispose of scrap tires) during the fiscal year ended September 30, 2007. The increase also included approximately $484,000 of revenue and 174,000 passenger tire equivalents associated with an Iowa scrap tire cleanup project which was completed during fiscal 2007.

      Gross profit for the fiscal year ended September 30, 2007 was $5,956,568 or 30% of net sales, compared to $4,654,059 or 26% of net sales for the fiscal year ended September 30, 2006. Our cost of sales increased $1,268,405 or 10%
primarily due to increased collection and processing costs associated with higher inbound volume including $85,000 of increased processing residual waste costs due to the completion of several large civil engineering projects (which use more of the scrap tire including waste wire) during the fiscal year ended
September 30, 2006.

      Selling, general and administrative expenses for the fiscal year ended
September 30, 2007 increased $291,226 to $3,841,029 or 19% of net sales, compared to $3,549,803 or 20% of net sales for the fiscal year ended September
30, 2006. The results for the fiscal year ended September 30, 2006 included approximately $397,000 of one-time severance costs related to our former
President and Chief Executive Officer and the sale of our California subsidiary in July 2006. This decrease from 2006 was offset by an increase of approximately
$580,000 wages and performance based incentives in addition to the re-allocation of approximately $132,000 of net corporate operating expenses which were absorbed by discontinued operations during the fiscal year ended September 30,
2006.

      As a result of the foregoing, we had operating income from continuing operations of $2,115,539 during the fiscal year ended September 30, 2007 as compared to operating income of $1,104,256 for the same period last year.

      Interest and financing expense for the fiscal year ended September 30,
2007 decreased $1,578,786 to $2,006,299 compared to $3,585,085 during the fiscal year ended September 30, 2006. The decrease is attributable to the elimination of $1,273,014 of non-cash financing fees and interest and $888,000 one-time fees and expenses incurred during the fiscal year ended September 30, 2006 associated with Laurus credit facility which was restructured in June 2006. This reduction was offset by the inclusion of approximately $566,000 of deferred interest associated with the June 2006 Laurus credit facility restructuring. During the fiscal year ended September 30, 2006 we recognized approximately $353,000 of gain on restructuring associated with the June 30, 2006 restructuring of our promissory note with Republic Services of Georgia, LP (see Note 4 to our Audited
Consolidated Financial Statements).

      We recorded a provision for federal and state income tax expense of approximately $116,000 and $65,000 during the fiscal years ended September 30,
2007 and 2006, respectively.

      As a result of the foregoing, our loss after income taxes from continuing operations for the fiscal year ended September 30, 2007 was $3,302 or $.00 per basic share, compared to a net loss of $2,244,978 or $.11 per basic share for the fiscal year ended September 30, 2006.

      During the fiscal year ended September 30, 2007, we received credits from vendors, recovered certain bad debts and reduced certain accrued expenses which offset a $19,058 increase in our Georgia lease settlement reserve resulting in
$297,196 ($.01 per basic share) of income from discontinued operations. The
$1,460,981 net loss ($.08 per basic share) from discontinued operations for the fiscal year ended September 30, 2006 includes approximately $1 million associated with our former California operations and approximately $461,000 associated with the costs of exiting associated with our Georgia operation.

      Our net income for the fiscal year ended September 30, 2007 was $293,894 or $.01 per basic share as compared to a net loss of $3,705,959 or $.19 per basic share for the fiscal year ended September 30, 2006.

Liquidity and Capital Resources

      As of September 30, 2007, we had $376,764 in cash and cash equivalents and a working capital deficiency of $3,520,493 of which $3,018,503 or 86% of the total is associated with our discontinued Georgia subsidiary. We understand our continued existence is dependent on our ability to generate positive operating cash flow, achieve profitable status on a sustained basis and settle existing obligations. We believe our efforts to achieve these goals, have been positively impacted by the June 30, 2006 restructuring of our Laurus Credit facility and our divestiture of historically unprofitable operations during fiscal 2006 and
2005 as evidenced by our recent two consecutive profitable quarters and a significant reduction in our quarterly losses over the prior four quarters.

      Our Consolidated Statements of Cash Flows reflect events in the fiscal year ended September 30, 2007 and 2006 as they affect our liquidity. During the fiscal year ended September 30, 2007, net cash provided by operating activities was $1,087,933 reflecting a net profit was $293,894 and the impact by the following non-cash expenses and changes to our working capital: $1,912,445 of depreciation and amortization which offset a $538,162 decrease in accounts payable, and a $405,430 increase in accounts receivable. While our net loss for the fiscal year ended September 30, 2006 was $3,705,959 our overall cash flow was positively impacted by the following non-cash expenses and changes to our working capital: $2,808,591 of depreciation and amortization, $264,543 of non-cash impairment loss and net loss on disposal of fixed assets and a decrease in accounts receivable and other current assets aggregating $1,736,704 which offset a $289,603 decrease in accounts payable.

      Net cash used for investing activities was $933,825 for the fiscal year ended September 30, 2007, reflecting the purchase of $941,075 of equipment offset by proceeds from the sale of equipment of $7,250. Net cash used for by investing activities was $863,880 for the fiscal year ended September 30, 2006 reflecting the purchase of $1,424,212 of equipment and the receipt of $560,332 from the sale of assets.

      Net cash used by financing activities was $416,358 during the fiscal year ended September 30, 2007 reflecting the normal debt and capital lease repayments. Net cash provided by financing activities was $764,787 during the fiscal year ended September 30, 2006 reflecting the positive impact of the
Laurus restructuring and other notes payable and the sale of our common stock.

      In order to reduce our operating costs, address our liquidity needs and return to profitable status, we have implemented and/or are in the processing of implementing the following actions:

Divestiture of Unprofitable Operations

      Due to the magnitude of the continuing operating losses incurred by our
Georgia ($3.4 million) and Tennessee ($1.8 million) subsidiaries during fiscal
2005 and our California ($3.2 million since inception) subsidiary in fiscal 2006 our Board of Directors determined it to be in the best interest of our company to discontinue all southeastern and west coast operations and dispose of their respective operating assets.

      The divestiture of our Tennessee operations was substantially completed during the fiscal year ended September 30, 2005. In September 2005, we adopted a plan to dispose of all Georgia operations and during the quarter ended December
31, 2005, we substantially curtailed operations at our Georgia subsidiary. We completed the divestiture of all Georgia operating assets as of March 1, 2006.
The aggregate net losses incurred during fiscal 2006 associated with our discontinued Georgia operation was approximately $582,000.

      During the year ended September 30, 2007 we received credits from vendors, we recovered certain bad debts and we reduced certain accrued expenses which offset a $19,058 increase in our lease settlement reserve (see discussion of our
Georgia lease below) resulting in approximately $297,000 of income from discontinued Georgia operations.

      In July 2006 we sold our California subsidiary to a third party for
$1,000. The aggregate net losses including the loss on disposal associated with the discontinued operations of our California subsidiary included in the results of operations for year ended September 30, 2006 were approximately $1,005,000 and $3.2 million since inception.

Credit Facility Refinancing

      On June 30, 2006, we entered into a $16 million amended and restated
credit facility with Laurus (the "New Credit Facility"). The New Credit Facility
consists of a $5 million non-convertible secured revolving note and an $11 million secured non-convertible term note. Unlike our previous credit facility with Laurus, the New Credit Facility is not convertible into shares of common stock.

      The revolving note has a term of three years from the closing, bears interest on any outstanding amounts at the prime rate published in The Wall
Street Journal from time to time plus 2%, with a minimum rate of 8%. The amount we may borrow at any time under the revolving note is based on our eligible accounts receivable and our eligible inventory with an advance rate equal to 90%
of our eligible accounts receivable (90 days or less) and 50% of finished goods inventory up to a maximum of $5 million minus such reserves as Laurus may reasonably in its good faith judgment deem necessary from time to time.

      The term note has a maturity date of June 30, 2009 and bears interest at the prime rate published in The Wall Street Journal from time to time plus 2%
with a minimum rate of 8%. Interest on the loan is payable monthly commencing
August 1, 2006. Principal will be amortized over the term of the loan, commencing on July 2, 2007, with minimum monthly payments of principal as follows: (i) for the period commencing on July 2, 2007 through June 2008, minimum payments of $150,000; (ii) for the period from July 2008 through June
2009, minimum payments of $400,000; and (iii) the balance of the principal shall be payable on the maturity date. In May 2007, Laurus agreed to reduce the monthly principal payments required under Credit Facility during the period of
July 2007 to June 2008 from $150,000 to $100,000 per month. Laurus also agreed to reduce the monthly principal payments required during the period of July 2008 to September 2008 from $400,000 to $100,000 per month. The net reduction of
$1,500,000 will be deferred and payable at the June 2009 maturity date. In addition, we have agreed to make an excess cash flow repayment as follows: no later than 95 days following the end of each fiscal year beginning with the fiscal year ending on September 30, 2007, we have agreed to make a payment equal to 50% of (a) our aggregate net operating cash flow generated in such fiscal year less (b) our aggregate capital expenditures in such fiscal year (up to a maximum of 25% of the net operating cash flow calculated in accordance with clause (a) of this sentence. The term loan may be prepaid at any time without penalty. We used approximately $9,972,000 of the term loan proceeds to repay certain existing debt (including approximately $8.5 million due to Laurus) and to pay approximately $888,000 of transaction fees associated with the New Credit
Facility.

      In connection with the New Credit Facility, we also issued to Laurus a warrant to purchase up to an aggregate of 3,586,429 shares of our common stock at an exercise price equal to $.01 per share. Laurus has agreed that it will not, on any trading day, be permitted to sell any common stock acquired upon exercise of this warrant in excess of 10% of the aggregate number of shares of the common stock traded on such trading day. Previously issued warrants to purchase an aggregate of 1,380,000 shares of our common stock were canceled as part of these transactions. The amount of our common stock Laurus may hold at any given time is limited to no more than 4.99% of our outstanding capital stock. This limitation may be waived by Laurus upon 61 days notice to us and does not apply if an event of default occurs and is continuing under the New
Credit Facility.

      On January 25, 2007 we filed the registration statement under the
Securities Act of 1933 relating to the 3,586,429 shares underlying the June 30,
2006 warrant as well as 553,997 shares issuable to another shareholder upon exercise of a warrant. The registration statement was declared effective on
February 6, 2007.

      Pursuant to Statement of Financial Accounting Standards No. 15,
"Accounting by Debtors and Creditors for Troubled Debt Restructuring" ("SFAS
15") the New Credit Facility has been accounted for as a troubled debt restructuring. It was determined that, because the effective interest rate of the New Credit Facility was lower than that of the previous credit facility therefore indicating a concession was granted by Laurus, we are viewed as a passive beneficiary of the restructuring, and no new transaction has occurred.
Under SFAS 15, a modification of terms "is neither an event that results in a new asset or liability for accounting purposes nor an event that requires a new measurement of an existing asset or liability." Thus, from a debtor's standpoint, SFAS 15 calls for a modification of the terms of a loan to be accounted for prospectively. As a result, unamortized balances of $258,900 of deferred financing fees and $972,836 of debt discount and beneficial conversion features associated with the previous Laurus credit facility were netted along with the value of the new warrants issued of $344,155 against the new term debt related to the portion of the new debt that refinanced the Laurus debt and related accrued interest totaling $8,503,416 to provide a net carrying amount for that portion of the debt of $6,927,525. The carrying amount of the loan will be amortized over the term of the loan at a constant effective interest of 20%
applied to the future cash payments specified by the new loan.

      Subject to applicable cure periods, amounts borrowed under the New Credit
Facility are subject to acceleration upon certain events of default, including:
(i) any failure to pay when due any amount we owe under the New Credit Facility;
(ii) any material breach by us of any other covenant made to Laurus; (iii) any misrepresentation, in any material respect, made by us to Laurus in the documents governing the New Credit Facility; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) the entry of certain monetary judgments greater than $50,000 against us that are not paid or vacated for a period of 30 business days; (vi) suspensions of trading of our common stock; (vii) any failure to deliver shares of common stock upon exercise of the warrant; (viii) certain defaults under agreements related to any of our other indebtedness; and (ix) changes of control of our company. Substantial fees and penalties are payable to Laurus in the event of a default.

      Our obligations under the New Credit Facility are secured by first priority security interests in all of the assets of our company and all of the assets of our GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies
of Iowa, Inc. subsidiaries, as well as by pledges of the capital stock of those subsidiaries. We expect to grant Laurus additional security interest in the assets of Welch Products and its subsidiaries, and believe that the grant of those security interests will increase our borrowing base under the term note described above.

Additional Steps to Increase Liquidity

      Over the last several years, we have funded portions of our operating cash flow from sales of equity securities, loans from officers and related parties, increased borrowings and extending payments to our vendors.

      In November 2000, a director loaned us $200,000 under an unsecured promissory note which bore interest at 12% per annum with interest due monthly and the principal due in November 2001. In June 2001 and again in September
2002, the director agreed to extend the maturity date of note until November
2004. The director agreed to extend the maturity date several times and on
August 24, 2006, agreed to convert the $200,000 of principal and $76,445 of accrued interest into 953,259 of unregistered shares of common stock at a price of $.29 per share which was the closing price of our stock on the date of conversion.

      In addition, during the period of January to June 2006, another director loaned us $155,000 under the terms of three unsecured promissory notes which bear interest at 10% per annum with interest with principal due during periods ranging from June 30, 2006 through September 30, 2006. On April 12, 2006, the director agreed in lieu of being repaid in cash at maturity to convert $76,450
(including interest of $1,450) into 273,035 shares of unregistered common stock at a price of $.28 which was the closing price of our stock on the date of conversion. In addition, on June 5, 2006 the director agreed to convert $15,226
(including interest of $226) into 42,295 shares of unregistered common stock at a price of $.36 which was the closing price of our stock on the date of conversion. The director has been repaid $30,000 during the fiscal year ended
September 30, 2007 and agreed to extend the remaining $35,000 until the earlier of when all amounts due under the restructured Laurus credit facility have been repaid or June 30, 2009.

Operating Performance Enhancements

      Historically, our tire shredding operations were able to recover and sell approximately 60% of a processed tire with the balance disposed of as waste wire residual (cross-contaminated rubber and steel) at a significant cost. During the past several years we have purchased secondary equipment for our Iowa and
Minnesota facilities to further process the waste wire residual into saleable components of rubber and steel that not only provide new sources of revenue but also significantly reduced our residual disposal costs.

      During the third quarter of fiscal 2006, we initiated a $950,000 equipment upgrade to our Iowa processing facility installing new fine grind crumb rubber processing equipment. The equipment became operational during September 2006.
This new equipment is expected to increase overall production capacity by over 8 million pounds per year to over 20 million pounds of crumb rubber capacity.
Approximately $450,000 of the initiative was funded by a long term loan from the
Iowa Department of Natural Resources with the balance of the project funded through internally generated cash flow and Iowa's line of credit. The Iowa line of credit was subsequently paid off in conjunction with our June 2006 Laurus refinancing.

Effects of Inflation and Changing Prices

      Generally, we are exposed to the effects of inflation and changing prices.
Given the largest component of our collection and disposal costs is transportation, we have been adversely affected by the significant increases in the cost of fuel. Additionally, because we rely on floating-rate debt for certain financing arrangements, rising interest rates in fiscal 2006 and higher prevailing interest rates in fiscal 2007 have had a negative effect on our performance.

      Based on our fiscal 2008 operating plan, available working capital, revenues from operations and anticipated availability under our working capital line of credit with Laurus, we believe we will be able to satisfy our cash requirements through fiscal 2008 at which time our Laurus principal payments increase substantially. If we are unable to obtain additional financing or restructure our remaining principal payments with Laurus, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans accordingly.

Off-Balance Sheet Arrangements

      We lease various facilities and equipment under cancelable and non-cancelable short and long term operating leases which are described in Note
7 to our Audited Consolidated Financial Statements.

Cautionary Statement

      Information contained or incorporated by reference in this document contains forward-looking statements regarding future events and the future results of GreenMan Technologies, Inc. within the meaning of the Private
Securities Litigation Reform Act of 1995, and are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. Words such as "expect," "anticipate," "target," "goal," "project,"
"intend," "plan," "believe," "seek," "estimate," "will," "likely," "may,"
"designed," "would," "future," "can," "could" and other similar expressions that are predictions of or indicate future events and trends or which do not relate to historical matters are intended to identify such forward-looking statements.
These statements are based on management's current expectations and beliefs and involve a number of risks, uncertainties, and assumptions that are difficult to predict; consequently actual results may differ materially from those projected, anticipated, or implied.

Factors That May Affect Future Results

Risks Related to our Business

We have been profitable during the most recent two quarters but lost money in the previous eighteen consecutive quarters. We may need additional working capital if we do not maintain profitability, which if not received, may force us to curtail operations.

      While we recognized net income during the second half of fiscal 2007, we have incurred losses from operations in the prior 18 consecutive quarters. As of
September 30, 2007, we had $376,764 in cash and cash equivalents and a working capital deficiency of $3,520,493 of which $3,018,503 or 86% of the total is associated with our discontinued Georgia subsidiary. We understand our continued
existence is dependent on our ability to generate positive operating cash flow and achieve profitable status on a sustained basis and settle existing obligations. We believe our efforts to achieve these goals, as evidenced by our recent two consecutive profitable quarters and a significant reduction in our quarterly losses over the prior four quarters have been positively impacted by the June 30, 2006 restructuring of our Laurus Credit facility (see Note 4 to our
Audited Consolidated Financial Statements) and our divestiture of historically unprofitable operations during fiscal 2006 and 2005 (see Note 2 to our Audited
Consolidated Financial Statements). However, in the first quarter of fiscal
2009, our principal payments due Laurus are scheduled to increase substantially.
If we are unable to obtain additional financing or restructure our remaining principal payments with Laurus, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans accordingly.

      The delisting of our common stock by the American Stock Exchange has limited our stock's liquidity and could substantially impair our ability to raise capital.

      Our common stock ceased trading on the American Stock Exchange on June 15,
2006 and was delisted by the Exchange on July 6, 2006 as result of our failure to maintain Stockholders' equity in excess of $4 million as required by the
Exchange's Company Guide when a company has incurred losses in three of the four most recent fiscal years. During the period of June 15 through June 20, 2006 we were traded on the Pink Sheet. On June 21, 2006 we began trading on the
Over-The-Counter-Bulletin-Board under the symbol "GMTI". We believe the delisting has limited our stock's liquidity and could substantially impair our ability to raise capital.

      We have substantial indebtedness to Laurus Master Fund secured by substantially all of our assets. If an event of default occurs under the secured notes issued to Laurus, Laurus may foreclose on our assets and we may be forced to curtail or cease our operations or sell some or all of our assets to repay the notes. We have registered for resale for Laurus the 3,586,429 shares underlying a warrant.

      On June 30, 2006, we entered into a $16 million amended and restated
credit facility with Laurus (the "New Credit Facility"). The New Credit Facility
consists of a $5 million non-convertible secured revolving note and an $11 million secured non-convertible term note.

      Subject to certain grace periods, the notes and agreements provide for the following events of default (among others):

      o     failure to pay interest and principal when due;

      o     an uncured breach by us of any material covenant, term or condition in any of the notes or related agreements;

      o     a breach by us of any material representation or warranty made in any of the notes or in any related agreement;

      o     any form of bankruptcy or insolvency proceeding is instituted by or against us;

      o     any money judgment or similar final process is filed against us for more than $50,000 that remains unvacated, unbonded or unstayed for a period of 30 business days;

      o     suspension of our common stock from our principal trading market for five consecutive days or five days during any ten consecutive days;

      o     any failure to deliver shares of common stock upon exercise of the warrant;

      o     certain defaults under agreements related to any of our other indebtedness; and

      o     changes of control of our company.

      In the event of a future default under our agreements with Laurus, Laurus may enforce its rights as a secured party and we may lose all or a portion of our assets, be forced to materially reduce our business activities or cease operations. On January 25, 2007 we filed the registration statement under the
Securities Act of 1933 relating to the 3,586,429 shares underlying the June 30,
2006 warrant as well as 553,997 shares issuable to another shareholder upon exercise of a warrant. The registration statement was declared effective on
February 6, 2007.

We will require additional funding to grow our business, which funding may not be available to us on favorable terms or at all. If we do not obtain funding when we need it, our business will be adversely affected. In addition, if we have to sell securities in order to obtain financing, the rights of our current holders may be adversely affected.

      We will have to seek additional outside funding sources to satisfy our future financing demands if our operations do not produce the level of revenue we require to maintain and grow our business. We cannot assure that outside funding will be available to us at the time that we need it and in the amount necessary to satisfy our needs, or, that if such funds are available, they will be available on terms that are favorable to us. If we are unable to secure financing when we need it, our business will be adversely affected and we may need to discontinue some or all of our operations. If we have to issue additional shares of common stock or securities convertible into common stock in order to secure additional funding, our current stockholders will experience dilution of their ownership of our shares. In the event that we issue securities or instruments other than common stock, we may be required to issue such instruments with greater rights than those currently possessed by holders of our common stock.

Improvement in our business depends on our ability to increase demand for our products and services.

      Factors that could limit demand for our products and services are adverse events or economic or other conditions affecting markets for our products and services, potential delays in product development, product and service flaws, changes in technology, changes in the regulatory environment and the availability of competitive products and services.

Our business is subject to extensive and rigorous government regulation; failure to comply with applicable regulatory requirements could substantially harm our business.

      Our tire recycling activities are subject to extensive and rigorous government regulation designed to protect the environment. The establishment and operation of plants for tire recycling are subject to obtaining numerous permits and complying with environmental and other government regulations. The process of obtaining required regulatory approvals can be lengthy and expensive. The
Environmental Protection Agency and comparable state and local regulatory agencies actively enforce environmental regulations and conduct periodic inspections to determine compliance with government regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizure or recall of products, operating restrictions, and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could impose costly new procedures for compliance, or prevent us from obtaining, or affect the timing of, regulatory approvals.

The market in which we operate is highly competitive, fragmented and decentralized and our competitors may have greater technical and financial resources.

      The market for our services is highly competitive, fragmented and decentralized. Many of our competitors are small regional or local businesses.
Some of our larger competitors may have greater financial and technical resources than we do. As a result, they may be able to adapt more quickly to new or emerging technologies, changes in customer requirements, or devote greater resources to the promotion and sale of their services. Competition could increase if new companies enter the markets in which we operate or our existing competitors expand their service lines. These factors may limit or prevent any further development of our business.

Our success depends on the retention of our senior management and other key personnel.

      Our success depends largely on the skills, experience and performance of our senior management. The loss of any key member of senior management could have a material adverse effect on our business.

Seasonal factors may affect our quarterly operating results.

      Seasonality may cause our total revenues to fluctuate. We typically process fewer tires during the winter and experience a more pronounced volume reduction in severe weather conditions. In addition, a majority of our crumb rubber is used for playground and athletic surfaces, running tracks and landscaping/groundcover applications which are typically installed during the warmer portions of the year. Similar seasonal or other patterns may develop in our business.

Inflation and changing prices may hurt our business.

      Generally, we are exposed to the effects of inflation and changing prices.
Primarily because the largest component of our collection and disposal costs is transportation, we have been adversely affected by significant increases in the cost of fuel. Additionally, because we rely on floating-rate debt for certain financing arrangements, rising interest rates in fiscal 2006 and higher prevailing interest rates in fiscal 2007 have had a negative effect on our financial performance.

If we acquire other companies or businesses we will be subject to risks that could hurt our business.

      A significant part of our business strategy entails future acquisitions or significant investments in businesses that offer complementary products and services. Promising acquisitions are difficult to identify and complete for a number of reasons. Any acquisitions completed by our company may be made at a premium over the fair value of the net assets of the acquired companies and competition may cause us to pay more for an acquired business than its long-term fair market value. There can be no assurance that we will be able to complete future acquisitions on terms favorable to us or at all. In addition, we may not be able to integrate our Welch Products acquisition or any future acquired businesses, at all or without significant distraction of management into our ongoing business. In order to finance acquisitions, it may be necessary for us to issue shares of our capital stock to the sellers of the acquired businesses and/or to seek additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to us and, in the case of an equity financing or the use of our stock to pay for an acquisition, may result in dilution to our existing stockholders.

As we grow, we are subject to growth related risks.

      We are subject to growth-related risks, including capacity constraints and pressure on our internal systems and personnel. In order to manage current operations and any future growth effectively, we will need to continue to implement and improve our operational, financial and management information systems and to hire, train, motivate, manage and retain employees. We may be unable to manage such growth effectively. Our management, personnel or systems may be inadequate to support our operations, and we may be unable to achieve the increased levels of revenue commensurate with the increased levels of operating expenses associated with this growth. Any such failure could have a material adverse impact on our business, operations and prospects. In addition, the cost of opening new facilities and the hiring of new personnel for those facilities could significantly decrease our profitability, if the new facilities do not generate sufficient additional revenue.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

      Effective internal controls are necessary for us to provide reliable financial reports and effectively minimize the possibility of fraud and its impact on our company. If we cannot continue to provide financial reports or effectively minimize the possibility of fraud, our business reputation and operating results could be harmed.

      In addition, we will be required as currently proposed to include the management reports on internal controls as part of our annual report for the fiscal year ending September 30, 2008, pursuant to Section 404 of the
Sarbanes-Oxley Act of 2002, which requires, among other things, that we maintain effective internal controls over financial reporting and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm (commencing with the fiscal year ended September 30, 2009) to report on the effectiveness of our internal controls over financial reporting, as required by Section 404. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts.

      We cannot be certain as to the timing of the completion of our evaluation and testing, the timing of any remediation actions that may be required or the impact these may have on our operations. Furthermore, there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of the Sarbanes-Oxley Act, we might become subject to sanctions or investigation by regulatory authorities such as the Securities and Exchange Commission or any securities exchange on which we may be trading at that time, which action may be injurious to our reputation and affect our financial condition and decrease the value and liquidity of our common stock.

Risks Related to the Securities Market

Our stock price may be volatile, which could result in substantial losses for our shareholders.

      Our common stock is thinly traded and an active public market for our stock may not develop. Consequently, the market price of our common stock may be highly volatile. Additionally, the market price of our common stock could fluctuate significantly in response to the following factors, some of which are beyond our control:

      o     we are now traded on the OTC Bulletin Board;

      o     changes in market valuations of similar companies;

      o     announcements by us or by our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

      o     regulatory developments;

      o     additions or departures of senior management and other key personnel;

      o     deviations in our results of operations from the estimates of securities analysts; and

      o     future issuances of our common stock or other securities.

We have options and warrants currently outstanding. Exercise of these options and warrant will cause dilution to existing and new shareholders. Future sales of common stock by Laurus and our existing stockholders could result in a decline in the market price of our stock.

      As of September 30, 2007, we had options and warrants outstanding to purchase approximately 9,875,758 shares of common stock. The exercise of our options and warrants will cause additional shares of common stock to be issued, resulting in dilution to investors and our existing stockholders. As of
September 30, 2007, approximately 15 million shares of our common stock were eligible for sale in the public market. This represents approximately 66% of our outstanding shares of common stock. We have registered an additional 2,951,905 shares of common stock issuable upon exercise of remaining warrants owned by certain stockholders, therefore increasing the potential total shares of our common stock eligible for resale in the public market to 18 million. Sales of a significant number of shares of our common stock in the public market could result in a decline in the market price of our common stock, particularly in light of the illiquidity and low trading volume in our common stock.

Our directors, executive officers and principal stockholders own a significant percentage of our shares, which will limit your ability to influence corporate matters.

      Our directors, executive officers and other principal stockholders owned approximately 34 percent of our outstanding common stock as of September 30,
2007. Accordingly, these stockholders could have a significant influence over the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets and also could prevent or cause a change in control. The interests of these stockholders may differ from the interests of our other stockholders. During the fiscal year ended September 30, 2007, Laurus acquired 1,154,098 shares of our common stock upon partial exercise of its warrant on a cashless basis. In addition, Laurus can elect to acquire up to
4,811,905 shares of our outstanding stock by exercising its warrants for an aggregate exercise price of $48,119. If Laurus were to acquire those shares, they would represent 21% of our outstanding shares of common stock at September
30, 2007. In addition, the limited number of shares held in public float effect the liquidity of our common stock. Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

We have never paid dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future.

      We have paid no cash dividends on our capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, our agreements with Laurus prohibit the payment of cash dividends. As a result, capital appreciation, if any, of our common stock will be shareholders' sole source of gain for the foreseeable future.

Anti-takeover provisions in our charter documents and Delaware law could discourage potential acquisition proposals and could prevent, deter or delay a change in control of our company.

      Certain provisions of our Restated Certificate of Incorporation and
By-Laws could have the effect, either alone or in combination with each other, of preventing, deterring or delaying a change in control of our company, even if a change in control would be beneficial to our stockholders. Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.

Environmental Liability

      There are no known material environmental violations or assessments.

Recent Accounting Pronouncements

      SFAS 123(R) - In December 2004, the Financial Accounting Standards Board
("FASB") issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No.
123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees,
and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS
No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS
No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. SFAS No. 123(R) must be adopted no later than the first interim period for fiscal years beginning after
December 15, 2005. We adopted SFAS No. 123(R) effective on October 1, 2006.

      SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a "modified prospective" approach or a "modified retrospective" approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. We have adopted the modified prospective method.

      As permitted by SFAS No. 123, we had accounted for the share-based payments to employees using APB Opinion No. 25's intrinsic value method and, as such, generally recognize no compensation cost for employee stock options.
However, grants of stock to employees have always been recorded at fair value as required under existing accounting standards. We do not expect the adoption of
SFAS No. 123(R) to have a material effect on our results of operations. However, our results of operations could be materially affected by share-based payments issued after the adoption of SFAS 123(R). The impact of the adoption of SFAS No.
123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. The unamortized compensation costs at September 30, 2007 was $335,944.

      SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow under current accounting literature. Since we do not have the benefit of tax deductions in excess of recognized compensation cost, because of its net operating loss position, the change will have no immediate impact on the consolidated financial statements.

      SFAS No. 154 - In May 2005, FASB issued SFAS No. 154 "Accounting Changes and Error Corrections", to amend Opinion 20 and FASB No. 3 and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. The effective date for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. This pronouncement has not had a material effect on our financial statements.

      SFAS No. 155 - In February 2006, FASB issued SFAS No. 155, "Accounting for
Certain Hybrid Financial Instruments" as an amendment to SFAS No. 133 and 140.
This Statement:

      a. Permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;

      b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

      c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

      d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

      e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

      This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after
September 15, 2006. The adoption of SFAS 155 has not had a material effect on our consolidated financial position or results of operations.

      SFAS No. 157 - In September 2006, the FASB issue SFAS No. 157, "Fair Value
Measurement" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.
SFAS 157 is effective for financial statements issued for fiscal years beginning after November 17, 2007 and interim periods within those fiscal years. We are evaluating the impact of adopting SFAS 157 on our consolidated financial position, results of operations and cash flows.

      FIN No. 48 - In July 2006, the FASB issued Interpretation No. 48,
"Accounting for Uncertain Tax Positions"; an Interpretation of SFAS No. 109
("FIN 48"), which clarifies the criteria for recognition and measurement of benefits from uncertain tax positions. Under FIN 48, an entity should recognize a tax benefit when it is "more-likely-than-not", based on the technical merits, that the position would be sustained upon examination by a taxing authority. The amount to be recognized, given the "more likely than not" threshold was passed, should be measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. Furthermore, any change in the recognition, derecognition or measurement of a tax position should be recognized in the interim period in which the change occurs. We do not expect the adoption of FIN 48 to have a material effect on our consolidated financial position or results of operations.

      Sarbanes-Oxley Section 404 - The Securities and Exchange Commission issued two releases on August 6, 2006 to grant smaller public companies and many foreign private issuers further relief from compliance with Section 404 of the
Sarbanes-Oxley Act of 2002. The Commission is proposing to grant relief to smaller public companies by extending the date by which non-accelerated filers must start providing a report by management assessing the effectiveness of the company's internal control over financial reporting. The initial compliance date for these companies would be moved from fiscal years ending on or after July 15,
2007, until fiscal years ending on or after Dec. 15, 2007. The Commission also proposes to extend the date by which non-accelerated filers must begin to comply with the Section 404(b) requirement to provide an auditor's attestation report on internal control over financial reporting in their annual reports. This deadline would be moved to the first annual report for a fiscal year ending on or after Dec. 15, 2008. This proposed extension would result in all non-accelerated filers being required to complete only the management's portion of the internal control requirements in their first year of compliance with the requirements. This proposal is intended to provide cost savings and efficiency opportunities to smaller public companies and to assist them as they prepare to comply fully with Section 404's reporting requirements. This proposed extension will provide these issuers and their auditors an additional year to consider, and adapt to, the changes in Auditing Standard No. 5 that the Commission and the
Public Company Accounting Oversight Board intend to make, as well as the guidance for management the Commission intends to issue, to improve the efficiency of the Section 404(b) auditor attestation report process.

Item 7. Financial Statements

      For information required with respect to this Item 7, see "Consolidated
Financial Statements" on pages 24 through 48 of this report.

Item 8. Changes In and Disagreements With Accountants on Accounting and
        Financial Disclosure

      None.

Item 8A. Controls and Procedures

      Our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities
Exchange Act of 1934) as of September 30, 2007. In designing and evaluating our disclosure controls and procedures, we recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applied its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on this evaluation, our chief executive officer and chief financial officer concluded that as of September 30, 2007, our disclosure controls and procedures were (1) designed to ensure that material information relating to the company, including our consolidated subsidiaries, is made known to our chief executive officer and chief financial officer by others within those entities, particularly during the period in which this report was being prepared and (2) effective, in that they provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms.

      No change in our internal control over financial reporting (as defined in
Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the fiscal quarter ended September 30, 2007 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

                                    Part III

Item 9.   Directors, Executive Officers and Key Employees

Our directors and executive officers are as follows:

      Name                             Age   Position
      ----                             ---   --------
      Maurice E. Needham ..........     67    Chairman of the Board of Directors
      Lyle Jensen.................     57    Chief Executive Officer; President;
                                             Director
      Charles E. Coppa ............     44    Chief Financial Officer; Treasurer;
                                             Secretary

      Dr. Allen Kahn..............     86    Director
      Lew F. Boyd .................     62    Director
      Nicholas DeBenedictis.......     48    Director

      Each director is elected for a period of one year at the annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. The officers are appointed by and serve at the discretion of the
Board of Directors. During fiscal 2007, the Board agreed that each outside director would receive $2,500 per quarter in recognition of the increased frequency of telephonic Board meetings. Previously, outside directors received
$2,500 per meeting attended. In addition, during fiscal 2006, the Compensation
Committee agreed to discontinue future option grants made to outside directors pursuant the Non-Employee Director Stock Option Plan.

      We have established an Audit Committee consisting of Messrs. DeBenedictis
(Chair) and Boyd and Dr. Kahn, and a Compensation Committee consisting of
Messrs. Boyd (Chair) and DeBenedictis. Our Board of Directors has determined that Mr. DeBenedictis is an "audit committee financial expert" within the meaning given that term by Item 407(d)(5) of Regulation S-B. Our common stock is traded on the OTC Bulletin Board under the symbol "GMTI" and we are not currently subject to the listing requirements of any national securities exchange. However, our Board of Directors has also determined that Mr.
DeBenedictis is "independent" within the meaning given to that term by Section
803 of the American Stock Exchange Company Guide. On April 12, 2006 Mr. Jensen
resigned as Chair of the Audit Committee and as a member of the Compensation
Committee and Mr. DeBenedictis became Chair of the Audit Committee and joined the Compensation Committee.

      MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to
July 21, 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987,
Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director.

      LYLE JENSEN has been a Director since May 2002. On April 12, 2006, Mr.
Jensen became our Chief Executive Officer. Mr. Jensen previously was Executive
Vice President/Chief Operations Officer of Auto Life Acquisition Corporation, an
automotive aftermarket leader of fluid maintenance equipment. Prior to that he was a Business Development and Operations consultant after holding executive roles as Chief Executive Officer and minority owner of Comtel and Corlund
Electronics, Inc. He served as President of Dynaco Corporation from 1988 to
1997; General Manager of Interconics from 1984 to 1988 and various financial and general management roles within Rockwell International from 1973 to 1984.

      CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and
Secretary since March 1998. From October 1995 to March 1998, he served as
Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of
Food Integrated Technologies, a publicly-traded development stage company from
July 1994 to October 1995. Prior to joining Food Integrated Technologies, Inc.,
Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a
manufacturer and distributor of disposable medical products, and Corporate
Controller for Avatar Technologies, Inc., a computer networking company.

      ALLEN KAHN, M.D., has been a Director since March 2000. Dr. Kahn operated a private medical practice in Chicago, Illinois, which he founded in 1953 until his retirement in October 2002. Dr. Kahn has been actively involved as an investor in "concept companies" since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company
(currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems
(currently Pay Chex, Inc.).

      LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International,
Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler
Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology.

      NICHOLAS DEBENEDICTIS has been a Director since September 2005. Mr.
DeBenedictis has been an independent investment advisor for the past nine years and has over 16 years of experience in the financial markets and securities business including positions with E.W. Smith Securities, Smith Barney, and
Janney Montgomery Scott.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

      To the best of management's knowledge, based solely on review of the copies of such reports furnished to us during and with respect to, our most recent fiscal year, and written representation that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors have been complied with.

Code of Ethics

      On May 28, 2005, we adopted a code of ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our code of ethics on our corporate website, www.greenman.biz.

Item 10.  Executive Compensation

Summary Compensation Table

      The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2007, 2006 and
2005, to our Chief Executive Officer and our Chief Financial Officer. We did not
grant any restricted stock awards or stock appreciation rights or make any long-term plan payouts during the periods indicated.

                                        Annual Compensation
                                        -------------------               Option        All Other
 Name and Principal Position    Fiscal Year    Salary      Bonus        Awards(1)(2)  Compensation(3)    Total
 ---------------------------    -----------    ------      -----        ------------  ---------------    -----

Lyle Jensen ...............         2007       $195,000    $212,000        $ 32,466        $17,901       $457,367
Chief Executive Officer            2006         81,250      43,000         107,157          6,653        238,060

Charles E. Coppa ..........         2007       $150,000    $ 51,000        $ 10,533        $11,912       $223,445
Chief Financial Officer            2006        145,000      48,000          38,407          8,396        239,803

(1)   Amounts shown do not reflect compensation actually received by the named executive officer. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal years ended September 30, 2007 and
      September 30, 2006, in accordance with SFAS 123(R) for all stock options granted in such fiscal years. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.

(2)   Options granted have a ten-year term and vest at an annual rate of 20%
      over a five-year period from the date of grant with the exception of the
      25,000 granted to Mr. Jensen which pursuant to the terms of his employment, vest immediately on the date of grant and have a ten year term.

(3)   Represents payments made to or on behalf of Messrs. Jensen and Coppa for health, life and disability insurance and auto allowances.

Employment Agreements

      On April 12, 2006, we entered into a five-year employment agreement with
Mr. Jensen pursuant to which Mr. Jensen will receive a base salary of $195,000 per year. The agreement automatically renews for one additional year upon each anniversary, unless notice of non-renewal is given by either party. We may terminate the agreement without cause on 30 days' prior notice. The agreement provides for payment of twelve months' salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Jensen's base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Jensen also received a relocation allowance of $23,603 and receives a car allowance of $600 per month.
Mr. Jensen has been granted a qualified option under our 2005 Stock Option Plan to purchase 500,000 shares of our common stock with an exercise price of $.28 per share. The options vest at an annual rate of 20% over a five-year period from date of grant and have a ten-year term.

     The agreement also provides for Mr. Jensen to be eligible to receive incentive compensation based on (i) non-financial criteria which may be established by the Board of Directors and (ii) upon a calculation of our annual audited earnings before interest, taxes, depreciation and amortization
("EBITDA") as a percentage of our revenue, as follows:

                   EBITDA as
                  % of Revenue             Performance Incentive
                  ------------             ---------------------
Base:             10.0 % or Less         None
Level I:          10.1% - 12.0%          10% of EBITDA dollars above Base
Level II:         12.1% - 15.0%          12% of EBITDA dollars above Base
Level III:           > 15.0%             15% of EBITDA dollars above Base

      During fiscal 2007, Mr. Jensen earned an incentive bonus of $262,000 but agreed to receive a reduced amount of $212,000. During fiscal 2007, Mr. Jensen used approximately $52,000 (net of taxes) of his bonus to purchase 100,000 shares of unregistered common stock from the company. During fiscal 2006, Mr.
Jensen received an incentive bonus of $43,000 based on our performance from his date of hire to the fiscal year-end. In addition, Mr. Jensen will be eligible to be awarded qualified options to purchase up to 100,000 additional shares of common stock annually, with the actual amounts contingent on achieving certain levels of EBITDA performance. In December 2006, Mr. Jensen was granted immediately exercisable options to purchase 25,000 shares of common stock at an exercise price of $.36 per share based on fiscal 2006 EBITDA performance. The right to exercise all options will accelerate in full immediately prior to any transaction or series of sequenced events in which all or substantially all of our assets or common stock are sold to or merged with a third party or third parties. In addition, upon signing of his employment agreement, Mr. Jensen purchased 500,000 unregistered shares of our common stock at $.28 which was the closing bid price of our common stock on the date the agreement was executed.

      Mr. Jensen's employment agreement was amended in January 2008 to increase
Mr. Jensen's base salary to $250,000 per year, with such increase retroactive to
October 1 2007. In addition, the amendment deleted the EBITDA-based incentive compensation measures described above, and provides instead for incentive compensation in respect of any fiscal year of up to the lesser of (x) 20% of our audited annual profit after tax, as reported in the financial statements included in our Annual Report on Form 10-KSB for such fiscal year and (y)
$150,000.

      In April 1999, we entered into a three-year employment agreement with
Robert Davis, our former Chief Executive Officer pursuant to which he received a salary of $230,000 per annum. The agreement automatically renewed for three additional years upon each anniversary, unless notice of non-renewal is given by either party, and provided for payment of twelve months salary as a severance payment for termination without cause. The agreement also provided for incentive compensation based on the following certain financial performance measures. No bonus was payable for fiscal 2006 or 2005. On April 12, 2006, the Board of
Directors accepted Mr. Davis's resignation as President, Chief Executive Officer and a member of the Board of Directors. Pursuant to the terms of his employment agreement, Mr. Davis received severance of 12 months salary plus benefits starting May 1, 2006 (valued at $260,000) plus all accrued and unpaid vacation
(valued at $40,000). All amounts due Mr. Davis have been paid as of September
30, 2007.

      In June 1999, we entered into a two-year employment agreement with Mr.
Coppa pursuant to which Mr. Coppa received a salary of $130,000 per annum. In
July 2006, the Compensation Committee agreed to increase Mr. Coppa's base salary to $150,000. The agreement automatically renews for two additional years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee. During fiscal 2007 and
2006, the Compensation Committee agreed to grant Mr. Coppa discretionary bonuses of $51,000 and $48,000, respectively. During fiscal 2006, Mr. Coppa used $20,000
(net of taxes) of his bonus to purchase 50,000 shares of unregistered common stock from the company. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

      Mr. Coppa's employment agreement was amended in January 2008 to increase
Mr. Coppa's base salary to $165,000 per year, effective January 1, 2008. In addition, the amendment deleted the discretionary incentive compensation measures described above, and provides instead for incentive compensation in respect of any fiscal year to be based on mutually agreed performance measures as determined our Compensation Committee, with maximum potential incentive compensation in respect of any fiscal year equal to 25% of Mr. Coppa's base salary for such fiscal year.

      In June 2003, we entered into a three-year employment agreement with Mr.
Needham pursuant to which Mr. Needham receives a salary of $90,000 per annum. In
July 2006, Mr. Needham agreed to a 30% reduction in his base salary in recognition of on going efforts to reduce corporate overhead. The agreement automatically renews for three additional years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the
Compensation Committee. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

Outstanding Equity Awards

      The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2007:

                                                       Number of Securities Underlying
                                                             Unexercised Options           Exercise          Option
                                                             -------------------             Price         Expiration
Name                           Date of Grant            Exercisable     Unexercisable      Per Share          Date
----                           -------------            -----------     -------------      ---------          ----

Lyle Jensen.............   March 12, 2002 (1)              25,000               --           $1.51      March 12, 2012
                           August 23, 2002 (2)             2,500                --           $1.80      August 23, 2012
                           February 20, 2003 (3)           2,000                --           $1.95      February 20, 2013
                           April 24, 2004 (3)              2,000                --           $1.10      April 24, 2014
                           June 15, 2005 (3)               2,000                --           $0.51      June 15, 2015
                           April 12, 2006 (4)            500,000           400,000           $0.28      April 12, 2016
                           December 18, 2006 (4)         100,000           100,000           $0.35      December 18, 2016
                           December 29, 2006 (5)          25,000                --           $0.36      December 29, 2016

Charles E. Coppa .......   March 23,1998 (2)             130,000                --           $1.09      March 23, 2008
                           July 22,1999 (2)               90,000                --           $0.53      July 22, 2009
                           February 18, 2000 (1)         100,000                --           $0.50      February 18, 2010
                           January  12, 2001 (2)          40,000                --           $0.40      January  12, 2011
                           August 23, 2002 (2)             7,500                --           $1.80      August 23, 2012
                           June 6, 2006 (4)              137,000           109,600           $0.36      June 6, 2016
                           September 28,2007 (4)          45,000            45,000           $0.35      September 28,2017

(1)   These options are non-qualified, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant

(2)   These options were granted under the 1993 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant

(3)   These options were granted under the 1996 Non Employee Stock Option Plan, have a ten-year term and vested immediately on the date of grant.

(4)   These options were granted under the 2005 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.

(5)   These options were granted under the 2005 Stock Option Plan, have a ten-year term and vested immediately on the date of grant.

Director Compensation

      The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended
September 30, 2007:

                      Fees Earned or Paid in   Option Awards     All Other
Name                   Cash or Common Stock       (1) (2)       Compensation     Total
----                   --------------------       -------       ------------     -----

Maury Needham.......       $      --             $ 97,634        $    --       $ 97,634
Lew Boyd............       $  10,000              $ 8,050        $    --       $ 18,050
Dr. Allen Kahn......       $  10,000              $ 8,050        $    --       $ 18,050
Nick DeBenedictis...       $  10,000             $ 55,292        $    --       $ 65,292

(1)   Amounts shown do not reflect compensation actually received by the named director. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with
      SFAS 123(R) for all stock options granted in such fiscal year. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the
      Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.

(2)   As of September 30, 2007, each non-employee director holds the following aggregate number of shares under outstanding stock options:

                                 Number of Shares
                              Underlying Outstanding
      Name                         Stock Options
      ----                         -------------

      Maury Needham........         1,229,462
      Lew Boyd.............           160,394
      Dr. Allen Kahn.......            51,500
      Nick DeBenedictis....           235,000

      During fiscal 2007, the Board agreed that each outside director would receive $2,500 per quarter in recognition of the increased frequency of telephonic Board meetings. Previously, outside directors received $2,500 per meeting attended. In addition, during fiscal 2006, the Compensation Committee agreed to discontinue future option grants made to outside directors pursuant the Non-Employee Director Stock Option Plan.

Stock Option Plans

      Our 1993 Stock Option Plan (the "2003 Plan") was established to provide options to purchase shares of common stock to our employees, officers, directors and consultants. In March 2001, our stockholders approved an increase to the number of shares authorized under the 1993 Plan to 3,000,000 shares. The 1993
Plan expired on June 10, 2004.

      As of September 30, 2007, there were 1,022,356 options granted and outstanding under the 1993 Plan which are exercisable at prices ranging from
$0.38 to $1.80.

      On March 18, 2005, our Board of Directors adopted the 2005 Stock Option
Plan (the "2005 Plan"), which was subsequently approved by our stockholders on
June 16, 2005. The 2005 Plan replaced the 1993 Plan. In April 2004, our Board adopted a replacement stock option plan (the "2004 Plan") but did not submit it for ratification by our stockholders. The 2004 Plan was terminated by our Board on March 18, 2005, and all options granted under that plan have been terminated.
Options granted under the 2005 Plan may be either options intended to qualify as
"incentive stock options" under Section 422 of the Internal Revenue Code of
1986, as amended; or non-qualified stock options.

      Incentive stock options may be granted under the 2005 Plan to employees, including officers and directors who are employees. Non-qualified options may be granted to our employees, directors and consultants. The 2005 Plan is administered by our Board of Directors, which has the authority to determine:

      o     the persons to whom options will be granted;

      o     the number of shares to be covered by each option;

      o     whether the options granted are intended to be incentive stock options;

      o     the manner of exercise; and

      o     the time, manner and form of payment upon exercise of an option.

      Incentive stock options granted under the 2005 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant
(or less than 110% of fair market value in the case of persons holding 10% or more of our voting stock). Non-qualified stock options may be granted at an exercise price established by our Board which may not be less than 85% of fair market value of our shares on the date of grant. Current tax laws adversely impact recipients of non-qualified stock options granted at less than fair market value, however, we do not expect to make such grants. Incentive stock options granted under the 2005 Plan must expire no more than ten years from the date of grant, and no more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of our voting stock.

      During the year ended September 30, 2007, 800,000 options were granted under the 2005 Plan at prices ranging from $.35 to $.55. As of September 30,
2007, there were 1,662,000 options granted and outstanding under the 2005 Plan which are exercisable at prices ranging from $0.28 to $0.55.

Non-Employee Director Stock Option Plan

      Our 1996 Non-Employee Director Stock Option Plan is intended to promote our interests by providing an inducement to obtain and retain the services of qualified persons who are not officers or employees to serve as members of our
Board of Directors. The Board of Directors has reserved 60,000 shares of common stock for issuance under Non-Employee Director Stock Option Plan.

      Each person who was a member of the Board of Directors on January 24,
1996, and who was not an officer or employee, was automatically granted an option to purchase 2,000 shares of common stock. In addition, after an individual's initial election to the Board of Directors, any director who is not an officer or employee and who continues to serve as a director will automatically be granted on the date of the Annual Meeting of Stockholders an additional option to purchase 2,000 shares of common stock. The exercise price per share of options granted under the Non-Employee Director Stock Option Plan is 100% of the fair-market value of the common stock on the business day immediately prior to the date of the grant and each option is immediately exercisable for a period of ten years from the date of the grant. During fiscal
2006, the Compensation Committee agreed to discontinue future option grants made under the Non-Employee Director Stock Option Plan.

      As of September 30, 2007, options to purchase 38,000 shares of our common stock have been granted under the 1996 Non-Employee Director Stock Option Plan, of which 28,000 are outstanding and exercisable at prices ranging from $0.38 to
$1.95.

Employee Benefit Plan

      In August 1999, we implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to 15% of employee compensation and employee contributions to the 401(k) plan are fully vested at all times. We may make discretionary contributions to the 401(k) plan which become vested over a period of five years. We did not make any discretionary contributions to the 401(k) plan during the fiscal years ended
September 30, 2007 and 2006.

Item 11.  Security Ownership of Certain Beneficial Owners and Management and
          Related Stockholder Matters

      The following tables set forth certain information regarding beneficial ownership of our common stock as of September 30, 2007: o by each of our directors and executive officers; o by all of our directors and executive officers as a group; and o by each person (including any "group" as used in
Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of common stock.

      Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of September 30, 2007, 22,880,435 shares of our common stock were issued and outstanding.

Security Ownership of Management and Directors

                                        Number of Shares
                                          Beneficially        Percentage
               Name (1)                     Owned (2)        of Class (2)
               --------                     ---------        ------------
Dr. Allen Kahn (3).................         4,364,931            19.06%
Maurice E. Needham (4).............         2,232,801             9.39%
Charles E. Coppa (5)...............           781,828             3.36%
Lyle Jensen (6)....................           768,522             3.34%
Nicholas DeBenedictis (7)..........           762,454             3.33%
Lew F. Boyd (8)....................           401,572             1.75%

All officers and directors
  as a group (6 persons).............       9,312,108            38.08%

Security Ownership of Certain Beneficial Owners

                                        Number of Shares
                                          Beneficially        Percentage
               Name (1)                     Owned (2)        of Class (2)
               --------                     ---------        ------------
Laurus Master Fund, Ltd. (9).......         1,141,734            4.99%

----------
(1)   Except as noted, each person's address is care of GreenMan Technologies,
      Inc., 12498 Wyoming Avenue South, Savage, Minnesota, 55378.
(2)   Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3)   Includes 16,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(4)   Includes 904,462 shares of common stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of common stock owned by Mr. Needham's wife.
(5)   Includes 394,900 shares of common stock issuable pursuant to immediately exercisable stock options.
(6)   Includes 133,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(7)   Includes 365,000 shares of common stock owned by Mr. DeBenedictis's wife.
(8)   Includes 125,394 shares of common stock issuable pursuant to immediately exercisable stock options.
(9)   Laurus holds warrants to purchase up to 4,811,905 shares of common stock that are exercisable (subject to the following sentence) at an exercise price of $.01 per share. The warrants are not exercisable, however, to the extent that (a) the number of shares of our common stock held by Laurus and (b) the number of shares of our common stock issuable upon exercise of the warrant would result in beneficial ownership by Laurus of more than
      4.99% of our outstanding shares of common stock. Laurus may waive these provisions, or increase or decrease that percentage, with respect to the warrant on 61 days' prior notice to us, or without notice if we are in default under our credit facility. Unless and until Laurus waives these provisions, then Laurus beneficially owns 1,141,734 shares of our common stock issuable pursuant to underlying warrant. Laurus's address is 335
      Madison Avenue, 10th Floor, New York, New York 10017.

 Common Stock Authorized for Issuance Under Equity Compensation Plans

      For descriptions of equity compensation plans under which our common stock is authorized for issuance as of September 30, 2007, see Note 8 ("Stockholders'
Equity") of the Consolidated Financial Statements contained herein. For additional information concerning certain compensation arrangements, not approved by stockholders, under which options to purchase common stock may be issued, see "Executive Compensation - Employment Agreements', above, and
"Certain Relationships and Transactions - Stock Issuances: Stock Options;
Warrants", below.

Item 12. Certain Relationships and Related Transactions

Stock Issuances; Warrants

      In April 2006, Mr. Jensen purchased 500,000 unregistered shares of our common stock at $.28 per share which was the closing bid price of the common stock on the date his employment agreement was executed.

      During the quarter ended June 30, 2006, Mr. DeBenedictis agreed to convert
$91,676 of principal and interest due him under certain unsecured promissory notes payable into 315,330 shares of our unregistered common stock.

      During the last half fiscal 2006, Messers. Jensen, Needham, Boyd,
DeBenedictis, Coppa and Dr. Kahn agreed to accept 231,695 shares of unregistered common stock (valued at $82,046 at date of conversion) in lieu of cash for certain director's fees and expenses due the individuals. In addition, on August
1, 2006, Mr. Coppa purchased 50,000 unregistered shares of common stock (valued at $15,000 at date of purchase).

      On August 21, 2007, Mr. Jensen purchased 100,000 unregistered shares of common stock (valued at $35,000 at date of purchase).

      During the year ended September 30, 2007, Messrs. Boyd, DeBenedictis and
Dr. Kahn agreed to accept 84,838 shares of unregistered common stock valued at
$30,796 (all shares were issued at a price equal to the closing price of our common stock on date of issuance) in lieu of cash for certain director's fees, interest and expenses due the directors.

Loans; Personal Guarantees

      Dr. Kahn loaned us $200,000 under a November 2000 unsecured promissory note which bears interest at 12% per annum with interest due monthly and the principal originally due in November 2001. In June 2001, Dr. Kahn agreed to extend the maturity date of the note for an additional twelve months from its original maturity. In September 2002, Dr. Kahn again agreed to extend the maturity of the note until November 2004. Dr. Kahn agreed to extend the maturity dated several times and on August 24, 2006, Dr. Kahn agreed to convert the
$200,000 of principal and $76,445 of accrued interest into 953,259 unregistered shares of common stock.

      Between the period of June and August 2003, two immediate family members of an officer loaned us a total of $400,000 under the terms of two-year, unsecured promissory notes which bear interest at 12% per annum with interest due quarterly and the principal due upon maturity. In March 2004, these same individuals loaned us an additional $200,000 in aggregate, under similar terms with the principal due upon maturity March 2006. These individuals each agreed to invest the entire $100,000 principal balance of their June 2003 notes
($200,000 in aggregate) into our April 2004 private placement of investment units and each received 113,636 units in these transactions. In addition, the two individuals agreed to extend the maturity of the remaining balance of these notes, $400,000 at September 30, 2007 until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2009.

      In September 2003, our former Chief Executive Officer loaned us $400,000 under a September 30, 2003 unsecured promissory note which bore interest at 12%
per annum. with interest due quarterly and the principal due March 31, 2004
(subsequently extended to September 30, 2004). In 2006 he agreed to extend the maturity of this note until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2009. In July 2006, he assigned the remaining balance of $99,320 as follows: $79,060 of the remaining balance to one of Mr. Needham's immediate family members noted above and the remaining balance of $20,260 plus accrued interest of $13,500 to Mr. Needham.

      Between January and June 2006, Mr. DeBenedictis loaned us $155,000 under three unsecured promissory notes which bear interest at 10% per annum with interest and principal due during periods ranging from June 30, 2006 through
September 30, 2006. On April 12, 2006, Mr. DeBenedictis agreed in lieu of being repaid in cash at maturity to convert $76,450 (including interest of $1,450)
into 273,035 shares of unregistered common stock at a price of $.28 which was the closing price of our stock on the date of conversion. In addition, on June
5, 2006 Mr. DeBenedictis agreed to convert $15,226 (including interest of $226)
into 42,295 shares of unregistered common stock at a price of $.36 which was the closing price of our stock on the date of conversion. Mr. DeBenedictis has agreed be paid $10,000 per month during the first half of fiscal 2007 and extend the remaining $35,000 until the earlier of when all amounts due under the restructured Laurus credit facility have been repaid or June 30, 2009.

Related Party Transactions

      We rent several pieces of equipment on a monthly basis from Valley View
Farms, Inc. and Maust Asset Management, LLC, two companies co-owned by one of our employees. In January 2005, we entered into three equipment operating lease agreements with Maust Asset Management. Under these leases, we are required to pay between $1,500 and $2,683 per month rental and have the ability to purchase the equipment at the end of the lease for between $12,000 and $16,000. Rent expense associated with payments made to the two companies for the fiscal years ended September 30, 2007 and 2006 was $187,554 and $263,801, respectively.

      In July 2002, our Minnesota subsidiary entered into a four-year equipment lease with Valley View Farms. Under the lease, we were required to pay rent of
$4,394 per month until the lease termination in July 2006 at which time we purchased the equipment for $60,000 as provided for in the lease.

      During fiscal 2006, we entered into 4 new capital lease agreements with
Maust Asset Management for equipment valued at $423,038. We are required to pay rent of between $2,543 and $4,285 per month and have the ability to purchase the equipment at the end of the lease for prices ranging from $11,250 to $15,000 per unit.

      During fiscal 2007, we entered into a new capital lease agreement with
Maust Asset Management for equipment valued at $64,719. We are required to pay rent of $1,614 per month and have the ability to purchase the equipment at the end of the lease for $8,512.

      In April 2003, our Iowa subsidiary entered into a ten-year lease agreement with Maust Asset Management for our Iowa facility. Under the lease, monthly rent payments of $8,250 plus real estate taxes are required for the first five years, increasing to $9,000 plus real estate taxes per month for the remaining five years. The lease also provides us a right of first refusal to purchase the land and buildings at fair market value during the term of the lease. Maust Asset
Management acquired the property from the former lessor. In April 2005, our Iowa subsidiary entered into an eight-year lease agreement with Maust Asset
Management for approximately three acres adjacent to our existing Iowa facility.
Under that lease, monthly rent payments of $3,500 are required. For the fiscal years ended September 30, 2007 and 2006, payments made in connection with these leases amounted to $179,203 and $163,221, respectively.

      During March 2004, our Minnesota subsidiary sold all of its land and buildings to an entity co-owned by one of our employees for $1,400,000, realizing a gain of $437,337 which has been recorded as unearned income and classified as a non current liability in the accompanying financial statements.
Simultaneous with the sale, we entered into an agreement to lease the property back for a term of 12 years at an annual rent of $195,000, increasing to
$227,460 over the term of the lease. The gain is being recognized as income ratably over the term of the lease. The lease provides for two additional four year extensions. The building lease is classified as a capital lease at
September 30, 2007 valued at $1,036,000 with the portion allocated to land treated as an operating lease. For the fiscal years ended September 30, 2007 and
2006, payments made in connection with this lease amounted to $241,539 and
$240,672, respectively.

      All transactions, including loans, between us and our officers, directors, principal stockholders, and their affiliates are approved by a majority of the independent and disinterested outside directors on the Board of Directors.
Management believes these transactions were consummated on terms no less favorable to us than could be obtained from unaffiliated third parties.

Item 13. Exhibits and Reports on Form 8-K

      The following exhibits are filed with this document:

Exhibit No.  --   Description
-----------       -----------

  2.1 (1)    --    Asset Purchase Agreement dated February 17, 2006 between
                   GreenMan Technologies of Georgia, Inc., GreenMan
                   Technologies, Inc. and Tires Into Recycled Energy and
                   Supplies, Inc.

  2.2 (1)    --    Asset Purchase Agreement dated March 1, 2006 between
                   GreenMan Technologies of Georgia, Inc., GreenMan
                   Technologies, Inc. and MTR of Georgia, Inc.

  2.3 (1)    --    Amendment No. 1 to Lease Agreement dated February 28, 2006 between GreenMan Technologies of Georgia, Inc. and Mart
                   Management, Inc.

  2.4 (19)   --    Share Exchange Agreement among GreenMan Technologies,
                   Inc., Welch Products, Inc. and the Stockholders of Welch
                   Products, Inc., dated October 1, 2007

  2.5 (19)   --    Escrow Agreement among GreenMan Technologies, Inc., Welch
                   Products, Inc., the Stockholders of Welch Products, Inc.
                   and Dreher, Simpson and Jensen, P.C., as Escrow Agent,
                   dated October 1, 2007

  2.6 (19)   --    Agreement among GreenMan Technologies, Inc., Welch
                   Products, Inc., the Stockholders of Welch Products, Inc.
                   and Laurus Master Fund Ltd., dated October 1, 2007

  3.1 (2)    --    Restated Certificate of Incorporation as filed with the
                   Secretary of State of the State of Delaware on May 1,
                   2003, as amended

  3.2 (3)    --    By-laws of GreenMan Technologies, Inc.

  4.1 (3)    --    Specimen certificate for Common Stock of GreenMan
                   Technologies, Inc.

  4.2 (2)    --    Option Agreement, dated July 20, 2005 by and between
                   GreenMan Technologies, Inc. and Laurus Master Fund, Ltd.

  4.3 (4)    --    Common Stock Purchase Warrant, dated June 30, 2006, issued
                   To Laurus Master Fund

  4.4 (4)    --    Registration Rights Agreement dated June 30, 2006, made by
                   GreenMan Technologies, Inc. to Laurus Master Fund, Ltd.

 10.1 (5)    --    Securities Purchase Agreement, dated June 30, 2004, by and between GreenMan Technologies, Inc. and Laurus Master
                   Fund, Ltd.

 10.2 (5)    --    Security Agreement, dated June 30, 2004, by and among
                   GreenMan Technologies, Inc. and certain of its
                   subsidiaries, in favor of Laurus Master Fund, Ltd.

 10.3 (5)    --    Master Security Agreement, dated June 30, 2004, by and
                   among GreenMan Technologies, Inc. and certain of its
                   subsidiaries, in favor of Laurus Master Fund, Ltd.

 10.4 (5)    --    Subsidiary Guarantee, dated June 30, 2004, by and among
                   GreenMan Technologies of Minnesota, Inc., GreenMan
                   Technologies of Georgia, Inc., GreenMan Technologies of
                   Iowa, Inc., GreenMan Technologies of Tennessee, Inc.,
                   GreenMan Technologies of Wisconsin, Inc. and GreenMan
                   Technologies of California, Inc., in favor of Laurus
                   Master Fund, Ltd.

 10.5 (5)    --    Stock Pledge Agreement, dated June 30, 2004, by and among
                   GreenMan Technologies, Inc. and Laurus Master Fund, Ltd.

 10.6 (6)    --    Amendment No. 1 and Waiver dated March 22, 2005 by and
                   among GreenMan Technologies, Inc. and certain of its
                   subsidiaries, in favor of Laurus Master Fund, Ltd.

 10.7 (2)    --    Securities Purchase Agreement, dated July 20, 2005, by and between GreenMan Technologies, Inc. and Laurus Master
                   Fund, Ltd.

 10.8 (2)    --    Reaffirmation and Ratification Agreement, dated July 20,
                   2005 by and between GreenMan Technologies, Inc. and
                   certain of its subsidiaries, in favor of Laurus Master
                   Fund, Ltd.

 10.9 (7)    --    Waiver dated April 8, 2006 by and among GreenMan
                   Technologies, Inc. and Laurus Master Fund, Ltd.

 10.10 (4)   --    Amended and Restated Security Purchase Agreement, dated
                   June 30, 2006, by and among GreenMan Technologies, Inc.
                   and certain of its subsidiaries, in favor of Laurus Master
                   Fund, Ltd.

 10.11 (4)   --    Secured Non-Convertible Term Note, dated June 30, 2006,
                   made by GreenMan Technologies, Inc. to Laurus Master Fund,
                   Ltd.

 10.12 (4)   --    Secured Non-Convertible Revolving Note, dated June 30,
                   2006, made by GreenMan Technologies, Inc. to Laurus Master
                   Fund, Ltd.

 10.13 (4)   --    Reaffirmation and Ratification Agreement dated June 30,
                   2006, made by GreenMan Technologies, Inc. to Laurus Master
                   Fund, Ltd.

 10.14 (4)   --    Stock Pledge Agreement, dated June 30, 2006, by and among
                   GreenMan Technologies, Inc. and Laurus Master Fund, Ltd.

 10.15 (4)   --    Escrow Agreement dated June 30, 2006, among GreenMan
                   Technologies, Inc., Laurus Master Fund, Ltd., and Loeb &
                   Loeb LLP, as Escrow Agent

10.16 (18)   --    Letter dated May 7, 2007 between GreenMan Technologies,
                   Inc. and Laurus Master Fund, Ltd.

10.17 (3)    --    1993 Stock Option Plan

10.18 (8)    --    2005 Stock Option Plan

10.19 (3)    --    Form of confidentiality and non-disclosure agreement for
                   executive employees

10.20 (9)    --    Employment Agreement dated April 1, 2003 between GreenMan
                   Technologies, Inc. and Maurice E. Needham

10.21 (10)   --    Employment Agreement dated April 12, 2006, between
                   GreenMan Technologies, Inc. and Lyle E. Jensen

10.22 (11)   --    Employment Agreement between GreenMan Technologies, Inc.
                   and Charles E. Coppa

10.23 (19)   --    Consulting Agreement between GreenMan Technologies, Inc.
                   and Bruce A. Boland, dated October 1, 2007

10.24 (19)   --    Consulting Agreement between GreenMan Technologies, Inc.
                   and John W. Brown, dated October 1, 2007

10.25 (12)   --    Promissory note issued November 17, 2000 by GreenMan
                   Technologies, Inc. to Dr. Kahn

10.26 (13)   --    $100,000 Promissory Note issued by GreenMan Technologies,
                   Inc. to Joyce Ritterhauss dated March 10, 2004

10.27 (9)    --    $100,000 Promissory Note by GreenMan Technologies, Inc. to
                   Barbara Morey dated June 26, 2003

10.28 (9)    --    $100,000 Promissory Note by GreenMan Technologies, Inc. to
                   Barbara Morey dated August 26, 2003

10.29 (13)   --    $100,000 Promissory Note issued by GreenMan Technologies,
                   Inc. to Barbara Morey dated March 18, 2004

10.30 (17)   --    $20,260 Unsecured Promissory Note by GreenMan
                   Technologies, Inc. to Barbara Morey dated July 7, 2006

10.31 (17)   --    $79,060 Unsecured Promissory Note by GreenMan
                   Technologies, Inc. to Barbara Morey dated July 7, 2006

10.32 (5)    --    Subordination Agreement, dated June 30, 2004, by and among
                   Barbara Morey, Joyce Ritterhauss, Allen Kahn, Robert Davis
                   and Nancy Davis, in favor of Laurus Master Fund

10.33 (14)   --    $100,000 Unsecured Promissory Note issued by GreenMan
                   Technologies, Inc. to Nicholas and Nancy DeBenedictis
                   dated January 6, 2006

10.34 (4)    --    Subordination Agreement, dated March 15, 2006 by and among
                   Nicholas and Nancy DeBenedictis in favor of Laurus Master
                   Fund, Ltd.

10.35 (13)   --    Purchase Agreement dated February 21, 2004 between
                   GreenMan Technologies of Minnesota, Inc. and Earl Fisher

10.36 (13)   --    Commercial Lease Agreement dated March 25, 2004 between
                   GreenMan Technologies of Minnesota, Inc. and Two Oaks, LLC

10.37 (15)   --    Lease Agreement By and Between WTN Realty Trust to
                   GreenMan Technologies of Georgia, Inc. dated April 2, 2001

10.38 (16)   --    $750,000 Promissory Note by GreenMan Technologies, Inc. to
                   Republic Services of Georgia, LP dated May 6, 2002

10.39 (4)    --    Mutual General Release by and between GreenMan
                   Technologies, Inc. et al. and Republic Services, Inc.
                   dated June 30, 2006

10.40 (4)    --    $150,000 Promissory Note by GreenMan Technologies, Inc. to
                   Republic Services of Georgia, LP dated June 30, 2006

10.41 (18)   --    Letter dated June 22, 2007 between GreenMan Technologies,
                   Inc. and Republic Services of Georgia, LP.

10.42 (9)    --    Lease - Business Property agreement dated April 1, 2003
                   between GreenMan Technologies of Iowa, Inc. and Maust
                   Asset Management, LLC

10.43 (9)    --    Guaranty dated September 12, 2003 by GreenMan Technologies,
                   Inc. of obligations of GreenMan Technologies of Iowa, Inc.
                   under the Lease - Business Property with Maust Asset
                   Management, LLC

10.44 (7)    --    Lease - Business Property agreement dated March 1, 2005
                   between GreenMan Technologies of Iowa, Inc. and Maust
                   Asset Management, LLC

10.45 (7)    --    Lease - Motor Vehicle agreement dated January 1, 2005
                   between GreenMan Technologies of Minnesota, Inc. and Maust
                   Asset Management, LLC

10.46 (7)    --    Lease - Motor Vehicle agreement dated January 1, 2005
                   between GreenMan Technologies of Minnesota, Inc. and Maust
                   Asset Management, LLC

10.47 (7)    --    Lease - Motor Vehicle agreement dated January 1, 2005
                   between GreenMan Technologies of Minnesota, Inc. and Maust
                   Asset Management, LLC

10.48 (17)   --    Lease - Motor Vehicle agreement dated December 29, 2005
                   between GreenMan Technologies of Minnesota, Inc. and Maust
                   Asset Management, LLC

10.49 (17)   --    Lease - Motor Vehicle agreement dated July 1, 2006 between
                   GreenMan Technologies of Minnesota, Inc. and Maust Asset
                   Management, LLC

10.50 (17)   --    Lease - Motor Vehicle agreement dated July 1, 2006 between
                   GreenMan Technologies of Minnesota, Inc. and Maust Asset
                   Management, LLC

10.51 (20)   --    Lease - Motor Vehicle agreement dated October 16, 2006
                   between GreenMan Technologies of Minnesota, Inc. and Maust
                   Asset Management, LLC

10.52 (17)         Release agreement dated November 30, 2006 between Robert
                   H. Davis and GreenMan

21.1 (20)    --    List of All Subsidiaries

31.1 (20)    --    Certification of Chief Executive Officer pursuant to Rule
                   13a-14(a) or Rule 15d-14(a)

31.2 (20)    --    Certification of Chief Financial Officer pursuant to Rule
                   13a-14(a) or Rule 15d-14(a)

32.1 (20)    --    Certification of Chief Executive Officer under 18 U.S.C.
                   Section 1350

32.2 (20)    --    Certification of Chief Financial Officer under 18 U.S.C.
                   Section 1350

----------
(1)   Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 8-K dated
      February 17, 2006 and filed March 6, 2006, and incorporated herein by reference.

(2)   Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-QSB for the
      Quarter Ended June 30, 2005 and incorporated herein by reference.

(3)   Filed as an Exhibit to GreenMan Technologies, Inc.'s Registration
      Statement on Form SB-2 No. 33-86138 and incorporated herein by reference.

(4)   Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-QSB for the
      Quarter Ended June 30, 2006 and incorporated herein by reference.

(5)   Filed as an Exhibit to GreenMan Technologies, Inc.'s Registration
      Statement on Form SB-2 (File No. 333-117819), and incorporated herein by reference.

(6)   Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 8-K dated March
      22, 2005 and filed March 28, 2005, and incorporated herein by reference.

(7)   Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-KSB for the
      fiscal year ended September 30, 2005 and incorporated herein by reference.

(8)   Filed as an Exhibit to GreenMan Technologies, Inc.'s definitive proxy statement dated May 19, 2005 with respect to the Annual meeting held on
      June 16, 2005, and incorporated herein by reference.

(9)   Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-KSB for the
      Fiscal Year Ended September 30, 2003 and incorporated herein by reference.

(10)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 8-K dated April
      12, 2006 and filed April 17, 2006, and incorporated herein by reference.

(11)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-QSB for the
      Quarter Ended December 31, 2000 and incorporated herein by reference.

(12)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-KSB for the
      Fiscal Year Ended September 30, 2001 and incorporated herein by reference.

(13)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-QSB for the
      Quarter Ended March 31, 2004 and incorporated herein by reference.

(14)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-QSB/A for the
      Quarter Ended March 31, 2006 and incorporated herein by reference.

(15)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-QSB for the
      Quarter Ended June 30, 2001 and incorporated herein by reference.

(16)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-QSB for the
      Quarter Ended June 30, 2002 and incorporated herein by reference.

(17)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-KSB for the
      Fiscal Year Ended September 30, 2006 and incorporated herein by reference.

(18)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 10-QSB for the
      Quarter Ended June 30, 2007 and incorporated herein by reference.

(19)  Filed as an Exhibit to GreenMan Technologies, Inc.'s Form 8-K dated
      October 1, 2007 and filed October 5, 2007, and incorporated herein by reference.

(20)  Filed herewith.

(b)   Reports on Form 8-K.

      None

Item 14. Principal Accountant Fees and Services

      In February 2007 we selected the firm of Schechter, Dokken, Kanter,
Andrews & Selcer, Ltd. ("SDKAS")as our independent auditors for the fiscal year ending September 30, 2007 and they commenced providing services in conjunction with the quarter ended March 31, 2007. Our former auditors, Wolf and Company,
P.C. only provided services in conjunction with the quarter ended December 31,
2006.

      In addition to audit services, SDKAS also provided certain non-audit services to us during the fiscal year ended September 30, 2007. The Audit
Committee has considered whether the provision of these additional services is compatible with maintaining the independence of SDKAS. Audit Fees. The aggregate fees billed for professional services rendered by SDKAS for (1) the audit of our financial statements as of and for the fiscal year ended September 30, 2007 and
(2) the review of the financial statements included our company's Form 10-QSB filings for fiscal 2007 were $120,712. The aggregate fees billed for professional services rendered by Wolf & Company, P.C. for the review of the financial statements included our company's Form 10-QSB filings for fiscal 2007 were $25,050. The aggregate fees billed for professional services rendered by
Wolf & Company, P.C. for (1) the audit of our financial statements as of and for the fiscal year ended September 30, 2006 and (2) the review of the financial statements included in our Form 10-QSB filings for fiscal 2006 were $204,820.

      Audit-Related Fees. The aggregate fees billed in fiscal 2007 for assurance and related services rendered by SDKAS that are reasonably related to the performance of the audit or review of our financial statements, was $10,828.
Services rendered in this category consisted of (i) financial accounting and reporting consultations, and (ii) participation in board and audit committee meetings and (iii) assurance services on specific transactions. The aggregate fees billed in fiscal 2007 and 2006 for assurance and related services rendered by Wolf & Company, P.C. that are reasonably related to the performance of the audit or review of our financial statements, were $0 and $4,300, respectively.
Services rendered in this category consisted of (i) financial accounting and reporting consultations, and (ii) participation in board and audit committee meetings and (iii) assurance services on specific transactions. Tax Fees. The aggregate fees billed in fiscal 2007 and 2006 for professional services rendered by Wolf & Company, P.C. for tax compliance, tax advice and tax planning were
$30,300 and $26,975, respectively.

      All Other Fees. The aggregate other fees billed during fiscal 2007and 2006 by SDKAS for the audit of our Company sponsored benefit plan was $11,500 and
$10,500, respectively. During fiscal 2007 and 2006, the aggregate fees billed by
Wolf & Company for products and services provided other than services reported above was $5,750 and $0, respectively.

      Pre-Approval Policies and Procedures. The Audit Committee has adopted policies which provide that our independent auditors may only provide those audit and non-audit services that have been pre-approved by the Audit Committee, subject, with respect to non-audit services, to a de minimis exception
(discussed below) and to the following additional requirements: (1) such services must not be prohibited under applicable federal securities rules and regulations, and (2) the Audit Committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of our company, or be a promoter of our company's stock or other financial interests. The chairman of the Audit Committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

      During fiscal 2007, all of the non-audit services provided by SDKAS were pre-approved by the Audit Committee. Accordingly, the Audit Committee did not
rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit.

GreenMan Technologies, Inc.
Index to Consolidated Financial Statements

                                                                        Page
                                                                        ----

Reports of Independent Registered Public Accounting Firms                25

Consolidated Balance Sheets as of September 30, 2007 and 2006            27

Consolidated Statements of Operations for the Years Ended
  September 30, 2007 and 2006                                            28

Consolidated Statements of Changes in Stockholders' Deficit
  for the Years Ended September 30, 2007 and 2006                        29

Consolidated Statements of Cash Flows for the Years Ended
  September 30, 2007 and 2006                                            30

Notes to Consolidated Financial Statements                               31

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
  GreenMan Technologies, Inc.
  Savage, Minnesota

      We have audited the accompanying consolidated balance sheet of GreenMan
Technologies, Inc. and subsidiaries as of September 30, 2007 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenMan Technologies, Inc.
and subsidiaries as of September 30, 2007 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 1 to the consolidated financial statements, effective
October 1, 2006, GreenMan adopted Statement of Financial Accounting Standards
No. 123R, "Share-Based Payment", using the modified prospective method.

                    /S/ SCHECHTER DOKKEN KANTER ANDREWS & SELCER, LTD.
                    --------------------------------------------------
                    SCHECHTER DOKKEN KANTER ANDREWS & SELCER, LTD.

Minneapolis, Minnesota
December 31, 2007

                                       25

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
  GreenMan Technologies, Inc.
  Savage, Minnesota

      We have audited the accompanying consolidated balance sheet of GreenMan
Technologies, Inc. and subsidiaries as of September 30, 2006 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenMan Technologies, Inc.
and subsidiaries as of September 30, 2006 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                            /S/ WOLF & COMPANY, P.C.
                            -------------------------
                            WOLF & COMPANY, P.C.

Boston, Massachusetts
December 12, 2006.

                                       26

                           GreenMan Technologies, Inc.
                           Consolidated Balance Sheets

                                                                   September 30,    September 30,
                                                                        2007             2006
                                                                   -------------    -------------
                            ASSETS

Current assets:
  Cash and cash equivalents .....................................   $     376,764    $     639,014
  Accounts receivable, trade, less allowance for doubtful
    accounts of $268,867 and $185,206 as of September 30,
    2007 and September 30, 2006 .................................       2,462,358        2,056,928
  Product inventory .............................................         157,094          113,336
  Other current assets ..........................................         764,046          653,423
  Assets related to discontinued operations .....................              --            7,291
                                                                   -------------    -------------
     Total current assets .......................................       3,760,262        3,469,992
                                                                   -------------    -------------
Property, plant and equipment, net ..............................       5,218,706        5,807,119
                                                                   -------------    -------------
Other assets:
  Customer relationship intangibles, net ........................          72,485           85,434
  Other .........................................................         239,750          146,982
                                                                   -------------    -------------
     Total other assets .........................................         312,235          232,416
                                                                   -------------    -------------
                                                                   $   9,291,203    $   9,509,527
                                                                   =============    =============

            LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Notes payable, current ........................................   $   1,072,117    $     493,572
  Notes payable, related party, current .........................              --           30,000
  Accounts payable ..............................................       1,320,320        1,786,130
  Accrued expenses, other .......................................       1,579,725        1,549,071
  Obligations under capital leases, current .....................         185,127          185,940
  Obligations due under lease settlement, current ...............          68,518               --
  Deferred gain on sale leaseback transaction, current ..........          36,445           36,445
  Liabilities related to discontinued operations ................       3,018,503        3,414,834
                                                                   -------------    -------------
     Total current liabilities ..................................       7,280,755        7,495,992
  Notes payable, non-current portion ............................      10,272,574       10,339,590
  Notes payable, related parties, non-current portion ...........         534,320          534,320
  Obligations under capital leases, non-current portion .........       1,272,527        1,615,692
  Deferred gain on sale leaseback transaction, non-current
    portion .....................................................         270,298          306,740
  Obligations due under lease settlement, non-current portion ...         580,540          630,000
                                                                   -------------    -------------
     Total liabilities ..........................................      20,211,014       20,922,334
                                                                   -------------    -------------

Stockholders' deficit:
  Preferred stock, $1.00 par value, 1,000,000 shares
    authorized, none outstanding ................................              --               --
  Common stock, $.01 par value, 40,000,000 shares authorized,
    22,880,435 shares and 21,408,966 shares issued and
    outstanding at September 30, 2007 and September 30, 2006 ....         228,804          214,089
  Additional paid-in capital ....................................      35,995,473       35,811,086
  Accumulated deficit ...........................................     (47,144,088)     (47,437,982)
                                                                   -------------    -------------
     Total stockholders' deficit ................................     (10,919,811)     (11,412,807)
                                                                   -------------    -------------
                                                                   $   9,291,203    $   9,509,527
                                                                   =============    =============

          See accompanying notes to consolidated financial statements.

                                       27

                           GreenMan Technologies, Inc.
                      Consolidated Statements of Operations

                                                                    Years Ended September 30,
                                                                      2007             2006
                                                                 -------------    -------------
Net sales .....................................................   $  20,178,726    $  17,607,812
Cost of sales .................................................      14,222,158       12,953,753
                                                                 -------------    -------------
Gross profit ..................................................       5,956,568        4,654,059
Operating expenses:
   Selling, general and administrative ........................       3,841,029        3,549,803
                                                                 -------------    -------------
Operating income from continuing operations ...................       2,115,539        1,104,256
                                                                 -------------    -------------
Other income (expense):
   Interest and financing expense .............................      (2,006,299)      (2,312,071)
   Non-cash interest and financing costs ......................              --       (1,273,014)
   Other, net .................................................           3,257          301,188
                                                                 -------------    -------------
     Other (expense), net .....................................      (2,003,042)      (3,283,897)
                                                                 -------------    -------------
Income (loss) from continuing operations before income taxes ..         112,497       (2,179,641)
Provision for income taxes ....................................        (115,799)         (65,337)
                                                                 -------------    -------------
Loss from continuing operations ...............................          (3,302)      (2,244,978)
                                                                 -------------    -------------
Discontinued operations:
   Gain (loss) from discontinued operations ...................         297,196       (1,460,981)
                                                                 -------------    -------------
                                                                       297,196       (1,460,981)
                                                                 -------------    -------------
Net income (loss) .............................................   $     293,894    $  (3,705,959)
                                                                 =============    =============

Income (loss) from continuing operations per share-basic ......   $          --    $       (0.11)
Income (loss) from discontinued operations per share-basic ....            0.01            (0.08)
                                                                 -------------    -------------
Net income (loss) per share - basic ...........................   $        0.01    $       (0.19)
                                                                =============    =============
Net income (loss) per share - diluted .........................   $        0.01    $       (0.19)
                                                                 =============    =============
Weighted average shares outstanding - basic ...................      21,766,013       19,810,585
                                                                 =============    =============
Weighted average shares outstanding - diluted .................      26,456,570       19,810,585
                                                                 =============    =============

          See accompanying notes to consolidated financial statements.

                                       28

                           GreenMan Technologies, Inc.
           Consolidated Statements of Changes in Stockholders' Deficit
                     Years Ended September 30, 2007 and 2006

                                                                                                        Additional
                                                                  Common Stock            Paid In       Accumulated
                                                               Shares       Amount        Capital         Deficit          Total
                                                             ----------   ----------   ------------    ------------    ------------
Balance, September 30, 2005 ...............................   19,225,352   $  192,253   $ 34,853,599    $(43,732,023)   $ (8,686,171)
Sale of common stock ......................................      550,000        5,500        149,500              --         155,000
Net value of warrants issued in conjunction with debt
  restructuring ...........................................           --           --        344,155              --         344,155
Common stock issued upon conversion of interest and
  principal ...............................................    1,268,589       12,686        355,436              --         368,122
Common stock issued for fees and expenses due .............      231,695        2,317         79,729              --          82,046
Common stock issued for services rendered .................      133,330        1,333         28,667              --          30,000
Net loss for the year ended September 30, 2006 ............           --           --             --      (3,705,959)     (3,705,959)
                                                             ----------   ----------   ------------    ------------    ------------
Balance, September 30, 2006 ...............................   21,408,966   $  214,089   $ 35,811,086    $(47,437,982)   $(11,412,807)
Common stock issued for fees and expenses due .............       84,838          849         29,947              --          30,796
Common stock issued for services rendered .................       67,533          675         22,575              --          23,250
Common stock issued in connection with lease settlement ...       65,000          650         31,850              --          32,500
Value of options issued for services rendered .............           --           --         11,070              --          11,070
Common stock issued on exercise of warrants using
  cashless exercise option ................................    1,154,098       11,541        (11,541)             --              --
Compensation expense associated with stock options ........           --           --         66,486              --          66,486
Sale of common stock ......................................      100,000        1,000         34,000              --          35,000
Net income for year ended September 30, 2007 ..............           --           --             --         293,894         293,894
                                                             ----------   ----------   ------------    ------------    ------------
Balance, September 30, 2007 ...............................   22,880,435   $  228,804   $ 35,995,473    $(47,144,088)   $(10,919,811)
                                                             ==========   ==========   ============    ============    ============

           See accompanying notes to consolidated financial statements

                                       29

                           GreenMan Technologies, Inc.
                      Consolidated Statements of Cash Flows

                                                                     Years Ended September 30,
                                                                      2007              2006
                                                                  -------------    -------------
Cash flows from operating activities:
   Net income (loss) ...........................................   $     293,894    $  (3,705,959)
Adjustments to reconcile net income to net cash provided by
operating activities:
   Loss on disposal of property, plant and equipment ...........           6,697          264,543
   Gain recognized on debt restructuring .......................              --         (353,476)
   Depreciation ................................................       1,267,501        1,522,880
   Lease settlement and adjustments ............................        (260,456)              --
   Amortization of non-cash financing costs ....................              --        1,272,874
   Amortization of deferred interest expense ...................         566,508               --
   Amortization of customer relationships ......................          12,949           12,837
   Amortization of stock option expense ........................          66,487               --
   Gain on sale leaseback ......................................         (36,442)         (36,445)
   Value of warrants issued ....................................           7,320               --
   Common stock issued for fees, incentives and expenses .......          84,920               --
   Shares issued for lease settlement ..........................          32,500               --
   Decrease (increase) in assets:
     Accounts receivable .......................................        (405,430)       1,590,857
     Product inventory .........................................         (43,758)         (23,523)
     Other current assets ......................................         (95,457)         145,847
     Other assets ..............................................         (41,200)         (84,622)
   Increase (decrease) in liabilities:
     Accounts payable ..........................................        (538,162)        (289,603)
     Accrued expenses ..........................................         170,062           56,712
                                                                  -------------    -------------
        Net cash provided by operating activities ..............       1,087,933          372,922
                                                                  -------------    -------------
Cash flows from investing activities:
   Purchase of property and equipment ..........................        (941,075)      (1,424,212)
   Proceeds on sale of property and equipment ..................           7,250          116,000
   Proceeds from equipment held for sale .......................              --          444,332
                                                                  -------------    -------------
        Net cash used for investing activities .................        (933,825)        (863,880)
                                                                  -------------    -------------
Cash flows from financing activities:
   Net advances under line of credit ...........................              --         (619,950)
   Proceeds from notes payable .................................         596,432       11,692,579
   Proceeds from notes payable, related parties ................              --          155,000
   Repayment of notes payable ..................................        (782,539)      (3,713,644)
   Repayment of notes payable, related parties .................         (30,000)              --
   Repayment of convertible notes payable ......................              --       (3,108,257)
   Net (payments) advances on convertible notes payable,
    line of credit, net ........................................              --       (3,585,281)
   Principal payments on obligations under capital leases ......        (200,251)        (195,660)
   Net proceeds on the sale of common stock ....................              --          140,000
                                                                  -------------    -------------
        Net cash (used)provided by financing activities ........        (416,358)         764,787
                                                                  -------------    -------------
Net (decrease) increase in cash and cash equivalents ...........        (262,250)         273,829
Cash and cash equivalents at beginning of year .................         639,014          365,216
                                                                  -------------    -------------
Cash and cash equivalents at end of year, including $0 and
   $31, respectively, of cash related to discontinued
   operations ..................................................   $     376,764    $     639,045
                                                                  =============    =============

  Supplemental cash flow information:
  Machinery and equipment acquired under capital leases ........   $     167,525    $     535,686
  Net change in capital lease ..................................         364,000               --
  Net value of warrants issued .................................              --          344,156
  Shares issued upon conversion of convertible notes
    payable, related party and accrued interest ................              --          368,121
  Shares issued in lieu of cash for fees, incentives,
    expenses and service rendered ..............................              --          127,046
  Accounts receivable offset in connection with sale of
    discontinued operations ....................................              --          152,000
  Accounts payable offset with proceeds on sale of
    discontinued operations ....................................              --          247,000
  Interest paid ................................................       1,420,722        1,238,375
  Taxes paid ...................................................          35,300           28,809

          See accompanying notes to consolidated financial statements.

                                       30

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

1.    Summary of Significant Accounting Policies

Basis of Presentation

      The consolidated financial statements include the accounts of GreenMan
Technologies, Inc. and our wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

      In September 2005, due to the magnitude of continued operating losses, our
Board of Directors approved separate plans to divest the operations of our
Georgia and Tennessee subsidiaries and dispose of their respective assets. In addition, due to continuing operation losses, in July 2006 we sold our 100%
ownership interest in our California subsidiary. Accordingly, we have classified all three respective entities' assets, liabilities and results of operations as discontinued operations for all periods presented in the accompanying consolidated financial statements.

Reclassification

      Certain amounts in the 2006 financial statements have been reclassified to conform to the 2007 presentation.

Nature of Operations, Risks, and Uncertainties

      GreenMan Technologies, Inc. (together with its subsidiaries "we", "us" or
"our") was originally founded in 1992 and has been operated as a Delaware corporation since 1995. Today, we comprise two operating locations that collect, process and market scrap tires in whole, shredded or granular form. We are headquartered in Savage, Minnesota and currently operate tire processing operations in Iowa and Minnesota.

      While we recognized net income during the second half of fiscal 2007, we have incurred losses from operations in the prior 18 consecutive quarters. As of
September 30, 2007, we had $376,764 in cash and cash equivalents and a working capital deficiency of $3,520,493 of which $3,018,503 or 86% of the total is associated with our discontinued Georgia subsidiary. We understand our continued
existence is dependent on our ability to generate positive operating cash flow and achieve profitable status on a sustained basis and settle existing obligations. We believe our efforts to achieve these goals, as evidenced by our recent two consecutive profitable quarters and a significant reduction in our quarterly losses over the prior four quarters have been positively impacted by the June 30, 2006 restructuring of our Laurus Credit facility (see Note 4) and our divestiture of historically unprofitable operations during fiscal 2006 and
2005 (see Note 2). However, in the first quarter of fiscal 2009, our principal payments due Laurus are scheduled to increase substantially. If we are unable to obtain additional financing or restructure our remaining principal payments with
Laurus, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans accordingly.

      Our future operating plan focuses on maximizing the performance of these two operations through our continuing efforts to increase overall quality of revenue (revenue per passenger tire equivalent) while remaining diligent with our ongoing cost reduction initiatives. We have invested substantial amounts of capital during the past several years, including approximately $950,000 in Iowa during fiscal 2006 in new equipment to increase processing capacity at our Iowa and Minnesota locations. As a result, we are currently selling product into several new, higher-value markets as evidenced by a 27% increase in end product revenue during fiscal 2007 as compared to fiscal 2006. We continue to experience strong demand for our end products. In addition, we experienced a 2% increase in overall tipping fees (fees we are paid to collect and dispose of a scrap tire)
during fiscal 2007 as compared to the same period during fiscal 2006.

Management Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses recorded during the reporting period. Actual results could differ from those estimates. Such estimates relate primarily to the estimated lives of property and equipment other intangible assets, the valuation reserve on deferred taxes, the value of our lease settlement obligation and the value of equity instruments issued. The amount that may be ultimately realized from assets and liabilities could differ materially from the values recorded in the accompanying financial statements as of September 30, 2007.

                                       31

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

1.    Summary of Significant Accounting Policies - (Continued)

      In particular, discontinued operations included management's best estimate of the amounts to be realized and liabilities to be incurred in connection with the discontinuing of our Georgia operation. The amounts we may ultimately realize could differ materially from the amounts estimated in arriving at the loss on disposal of the discontinued operations.

Cash Equivalents

      Cash equivalents include short-term investments with original maturities of three months or less.

Accounts Receivable

      Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Management determines the allowance for doubtful accounts by regularly evaluating past due individual customer receivables and considering a customer's financial condition, credit history, and the current economic conditions. Individual accounts receivable are written off when deemed uncollectible, with any future recoveries recorded as income when received.

Product Inventory

      Inventory consists primarily of crumb rubber and is valued at the lower of cost or market on the first-in first-out (FIFO) method.

Property, Plant and Equipment

      Property, plant and equipment are stated at cost. Depreciation and amortization expense is provided on the straight-line method. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred.
Significant improvements and major renewals that extend the useful life of equipment are capitalized.

Deferred Loan Costs

      Deferred loan costs are amortized into interest expense over the life of the related financing arrangement and represent costs incurred in connection with financing at the corporate level and our wholly-owned subsidiary in Iowa.

Revenue Recognition

      We have two sources of revenue: processing revenue which is earned from the collection, transportation and processing of scrap tires and product revenue which is earned from the sale of tire chips, crumb rubber and steel. Revenues from product sales are recognized when the products are shipped and collectability is reasonably assured. Revenues derived from the collection, transporting and processing of tires are recognized when processing of the tires has been completed.

 Income Taxes

      Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss and tax credit carry forwards to the extent their realization is more likely than not. The deferred tax expense for the period represents the change in the net deferred tax asset or liability from the beginning to the end of the period.

Stock-Based Compensation

      Statement of Financial Accounting Standards No. 123, "Accounting for
Stock-Based Compensation", encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.
However, SFAS No. 123, as amended by SFAS No. 123(R), discussed below allowed us until October 1, 2006 to continue to measure compensation cost of those plans using the intrinsic value based method of accounting prescribed by Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees",
whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under our stock option plans generally have no intrinsic value at the grant date, and under
Accounting Principles Board Opinion No. 25 no compensation cost is recognized for them. We apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for stock options issued to our employees and directors. Had the compensation cost for the stock options issued to our employees and directors been determined based on the fair value at the

                                       32

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

1.    Summary of Significant Accounting Policies - (Continued)

grant dates consistent with Statement of Financial Accounting Standards No. 123, the net loss and net loss per share would have been adjusted to the pro forma amounts indicated below:

                                                                  Year Ended
                                                              September 30, 2006
                                                              ------------------

Net loss as reported ........................................     $(3,705,959)
Add: Compensation recognized under APB No. 25 ...............              --
Less: Compensation recognized under FAS 123 .................         (12,012)
                                                                 -----------
Pro forma net loss ..........................................     $(3,717,971)
                                                                 ===========

Net loss per share:
    Basic and diluted - as reported .........................     $     (0.19)
                                                                 ===========
    Basic and diluted - pro forma ...........................     $     (0.19)
                                                                 ===========

      The fair value of each option grant during the year ended September 30,
2006 under the 2005 Stock Option Plan was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield of 0%; risk-free interest rates of approximately
4.9%; expected volatility ranging from 78% to 103% and expected life of 5 years.

      The fair value of each option grant during the year ended September 30,
2007 under the 2005 Stock Option Plan was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield of 0%; risk-free interest rates of approximately
4.6%; expected volatility ranging from 62% to 78% and expected life of 7.5 years.

Intangible Assets

      In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets" we review intangibles for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our intangible assets below their carrying value.

      Intangible assets include customer relationships acquired in current or past business acquisitions which are being amortized on a straight-line basis over a period of ten to twenty years, commencing on the date of the acquisition.
The impairment test for customer relationships requires us to review original relations for continued retention. Amortization expense associated with customer relationships amounted to $12,950 and $12,837 for the fiscal years ended
September 30, 2007 and 2006 respectively. Accumulated amortization was $66,515 and $53,567 at September 30, 2007 and 2006, respectively. Amortization of customer relationships is expected to be $6,950 per year during the next four years.

Long-Lived Assets

      In accordance with Statement of Financial Accounting Standards ("SFAS")
No. 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. SFAS No. 144 "Accounting for The Impairment or
Disposal of Long Lived Assets", relates to assets that can be amortized and the life can be determinable. We evaluate at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, we use future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are fully recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

Net Income Loss Per Share

      Basic earnings per share represents income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if potentially dilutive common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by us relate to outstanding stock options and warrants (determined using the treasury stock method) and convertible debt. Basic and diluted net loss per share are the same for the year ended September 30, 2006, since the effect of the inclusion of all outstanding options would be anti-dilutive.

                                       33

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

1.    Summary of Significant Accounting Policies - (Continued)

New Accounting Pronouncements

      SFAS 123(R) - In December 2004, the Financial Accounting Standards Board
("FASB") issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No.
123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees,
and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS
No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS
No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. SFAS No. 123(R) must be adopted no later than the first interim period for fiscal years beginning after
December 15, 2005. We adopted SFAS No. 123(R) effective on October 1, 2006.

      SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a "modified prospective" approach or a "modified retrospective" approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. We have adopted the modified prospective approach.

      As permitted by SFAS No. 123, we currently account for the share-based payments to employees using APB Opinion No. 25's intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options.
However, grants of stock to employees have always been recorded at fair value as required under existing accounting standards. During the fiscal year ended
September 30, 2007 we recorded compensation expense of $66,486 associated with the adoption of SFAS No. 123(R). The unamortized compensation costs at September
30, 2007 was $335,944.

      SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow under current accounting literature. Since we do not have the benefit of tax deductions in excess of recognized compensation cost, because of its net operating loss position, the change will have no immediate impact on the consolidated financial statements.

      SFAS No. 154 - In May 2005, FASB issued SFAS No. 154 "Accounting Changes and Error Corrections", to amend Opinion 20 and FASB No. 3 and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. The effective date for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. This pronouncement has not had a material effect on our financial statements.

      SFAS No. 155 - In February 2006, FASB issued SFAS No. 155, "Accounting for
Certain Hybrid Financial Instruments" as an amendment to SFAS No. 133 and 140.
This Statement:

      a. Permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;

      b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

      c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

                                       34

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

1.    Summary of Significant Accounting Policies - (Continued)

      d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

      e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

      This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after
September 15, 2006. The adoption of SFAS 155 has not had a material effect on our consolidated financial position or results of operations.

      SFAS No. 157 - In September 2006, the FASB issued SFAS No. 157, "Fair
Value Measurement" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 17, 2007 and interim periods within those fiscal years. We are evaluating the impact of adopting SFAS 157 on our consolidated financial position, results of operations and cash flows.

      FIN No. 48 - In July 2006, the FASB issued Interpretation No. 48,
"Accounting for Uncertain Tax Positions"; an Interpretation of SFAS No. 109
("FIN 48"), which clarifies the criteria for recognition and measurement of benefits from uncertain tax positions. Under FIN 48, an entity should recognize a tax benefit when it is "more-likely-than-not", based on the technical merits, that the position would be sustained upon examination by a taxing authority. The amount to be recognized, given the "more likely than not" threshold was passed, should be measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. Furthermore, any change in the recognition, derecognition or measurement of a tax position should be recognized in the interim period in which the change occurs. The adoption of
FIN 48 has not had a material effect on our consolidated financial position or results of operations.

      Sarbanes-Oxley Section 404 - The Securities and Exchange Commission issued two releases on August 6, 2006 to grant smaller public companies and many foreign private issuers further relief from compliance with Section 404 of the
Sarbanes-Oxley Act of 2002. The Commission is proposing to grant relief to smaller public companies by extending the date by which non-accelerated filers must start providing a report by management assessing the effectiveness of the company's internal control over financial reporting. The initial compliance date for these companies would be moved from fiscal years ending on or after July 15,
2007, until fiscal years ending on or after Dec. 15, 2007. The Commission also proposes to extend the date by which non-accelerated filers must begin to comply with the Section 404(b) requirement to provide an auditor's attestation report on internal control over financial reporting in their annual reports. This deadline would be moved to the first annual report for a fiscal year ending on or after Dec. 15, 2008. This proposed extension would result in all non-accelerated filers being required to complete only the management's portion of the internal control requirements in their first year of compliance with the requirements. This proposal is intended to provide cost savings and efficiency opportunities to smaller public companies and to assist them as they prepare to comply fully with Section 404's reporting requirements. This proposed extension will provide these issuers and their auditors an additional year to consider, and adapt to, the changes in Auditing Standard No. 5 that the Commission and the
Public Company Accounting Oversight Board intend to make, as well as the guidance for management the Commission intends to issue, to improve the efficiency of the Section 404(b) auditor attestation report process.

2.    Discontinued Operations

      Due to the magnitude of the continuing operating losses incurred by our
Georgia ($3.4 million) and Tennessee ($1.8 million) subsidiaries during fiscal
2005 and our California ($3.2 million since inception) subsidiary, in fiscal
2006 our Board of Directors determined it to be in the best interest of our company to discontinue all southeastern and west coast operations and dispose of their respective operating assets.

        During fiscal 2006 we recognized approximately $126,000 of income from discontinued Tennessee operations as a result of a reduction in certain plant closure accruals and an agreement with our former Tennessee landlord and the recognition of $70,000 associated with insurance credits.

                                       35

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

2.    Discontinued Operations - (Continued)

      In September 2005, we adopted a plan to dispose of all Georgia operations and during the quarter ended December 31, 2005, we substantially curtailed operations at our Georgia subsidiary. We completed the divestiture of all
Georgia operating assets as of March 1, 2006. The aggregate net losses incurred during fiscal 2006 associated with our discontinued Georgia operation was approximately $582,000.

      During the year ended September 30, 2007 we received credits from vendors, we recovered certain bad debts and we reduced certain accrued expenses which offset a $19,058 increase in our lease settlement reserve (see discussion of our
Georgia lease below) resulting in approximately $297,000 of income from discontinued Georgia operations.

      In July 2006 we sold our California subsidiary to a third party for
$1,000. The aggregate net losses including the loss on disposal associated with the discontinued operations of our California subsidiary included in the results of operations for year ended September 30, 2006 were approximately $1,005,000 and $3.2 million since inception.

      In February 2006, we sold and assigned to Tires Into Recycled Energy and
Supplies, Inc. ("TIRES"), a leading crumb rubber processor in the United States, certain assets, including (a) certain truck tire processing equipment located at our Georgia facility; (b) certain rights and interests in our contracts with suppliers of scrap truck tires; and (c) certain intangible assets. TIRES assumed all of our rights and obligations under these contracts. In return we received
$155,000 in cash proceeds; allowed TIRES to retain 127,389 shares of our common stock previously issued in conjunction a terminated December 2004 letter of intent and exclusive option and agreed to terminate all other agreements executed between the parties. In addition, TIRES entered into a sublease agreement with us with respect to part of the premises located in Georgia. As additional consideration, TIRES terminated several material supply agreements and a December 2005 letter of intent containing an exclusive option to acquire certain operating assets of TIRES.

      In March 2006, we sold and assigned to MTR of Georgia, Inc. ("MTR"), a company co-owned by a former employee, certain assets, including (a) certain passenger tire processing equipment located at our Georgia facility; (b) certain rights and interests in our contracts with suppliers of scrap passenger tires;
and (c) certain intangible assets. MTR assumed all of our rights and obligations under these contracts. In addition, MTR entered into a sublease agreement with us with respect to part of the premises located in Georgia. We received $250,000 from MTR for these assets. As additional consideration, MTR assumed financial responsibility for disposing of all scrap tires and scrap tire processing residual at the Georgia facility as of the closing of this sale.

      We agreed with TIRES and MTR not to compete in the business of providing whole tire waste disposal services or selling crumb rubber material (except to our existing customers) within certain Southeastern states for a period of three years.

      In February 2006, we amended our Georgia lease agreement to obtain the right to terminate the original lease, which had a remaining term of approximately 15 years, by providing the landlord with six months notice. In the event of termination, we will be obligated to continue to pay rent until the earlier to occur of (1) the sale by the landlord of the premises; (2) the date on which a new tenant takes over; or (3) three years from the date on which we vacate the property. As a result of the amendment and our decision to dispose of our Georgia operations, we wrote off the unamortized balance of $1,427,053 associated with the leased land and buildings and improvements as a cost of disposal of discontinued operations at September 30, 2005. This loss was partially offset by a $586,137 gain on settlement of the remaining capital lease obligations due and is included in the loss on disposal of discontinued
operations at September 30, 2005. In addition, on August 28, 2006 we received notice from the Georgia landlord indicating that the Georgia subsidiary was in default under the lease due to its insolvent financial condition. The landlord agreed to waive the default in return for $75,000 fee to be paid upon termination of the lease and required that all current and future rights and obligations under the lease be assigned to GreenMan Technologies, Inc. pursuant to a March 29, 2001 guaranty agreement. The $75,000 is included in loss from discontinued operations for the fiscal year ended September 30, 2006 and is included in Obligations due under lease settlement at September 30, 2007.

      In July 2006 we sold our California subsidiary to a third party for
$1,000. GreenMan Technologies of California, was formed in 2002 to acquire all of the outstanding common stock of Unlimited Tire Technologies, Inc. an Azusa,
California scrap tire recycling company of which the third party was the majority owner. The aggregate net losses including the loss on disposal associated with the discontinued operations of our California subsidiary included in the results of operations for year ended September 30, 2006 were approximately $1,005,000.

                                       36

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

2.    Discontinued Operations - (Continued)

      The major classes of assets and liabilities associated with discontinued
operations were:

                                                              September 30,   September 30,
                                                                   2007            2006
                                                              -------------   -------------
Assets related to discontinued operations:
  Cash .....................................................   $          --   $          31
  Other current assets .....................................              --           7,260
                                                              -------------   -------------
    Total current ..........................................              --           7,291
  Property, plant and equipment (net) ......................              --              --
  Other ....................................................              --              --
                                                              -------------   -------------
    Total non-current ......................................              --              --
                                                              -------------   -------------
    Total assets related to discontinued operations ........   $          --   $       7,291
                                                              =============   =============

Liabilities related to discontinued operations:
  Accounts payable .........................................   $   2,502,779   $   2,575,134
  Notes payable, current ...................................         357,340         394,887
  Accrued expenses, other ..................................         107,115         118,019
  Capital leases, current ..................................          51,269         326,795
                                                              -------------   -------------
    Total current ..........................................       3,018,503       3,414,834
    Total liabilities related to discontinued operations ...   $   3,018,503   $   3,414,834
                                                              =============   =============

        Net sales and (loss) from discontinued operations were as follows:

                                                September 30,   September 30,
                                                     2007            2006
                                                -------------   -------------
Net sales from discontinued operations .......   $          --   $   2,885,019
Income (loss) from discontinued operations ...         297,196      (1,460,981)

3.    Property, Plant and Equipment

      Property, plant and equipment consists of the following:

                                                    September 30,    September 30,        Estimated
                                                         2007             2006          Useful Lives
                                                    -------------    -------------      ------------
Buildings and improvements .......................   $   1,384,028    $   1,741,943      10 - 20 years
Machinery and equipment ..........................       7,379,405        7,188,119       5 - 10 years
Furniture and fixtures ...........................          15,147          164,025       3 - 5 years
Motor vehicles ...................................       3,928,089        3,586,457       3 - 10 years
                                                    -------------    -------------
                                                       12,706,669       12,680,544
Less accumulated depreciation and amortization ...      (7,487,963)      (6,873,425)
                                                    -------------    -------------
Property, plant and equipment, net ...............   $   5,218,706    $   5,807,119
                                                    =============    =============

      During March 2004, our Minnesota subsidiary sold all of its land and buildings to an entity co-owned by an officer for $1,400,000, realizing a gain of $437,337 which has been recorded as unearned income and classified as a non current liability in the accompanying financial statements. Simultaneous with the sale, we entered into an agreement to lease the property back for a term of
12 years at an annual rent of $195,000, increasing to $227,460 over the term of the lease. The gain will be recognized as income ratably over the term of the lease. The building portion of the lease has been classified as a capital lease and the land portion has been classified as an operating lease. The lease provides for two additional 4-year extensions. We used $875,000 of the proceeds to repay an existing mortgage on the property.

      Depreciation and amortization expense for the fiscal years ended September
30, 2007 and 2006 was $1,267,501 and $1,522,880 respectively, including depreciation and amortization from discontinued operations of $213,689 for the year ended September 30, 2006.

                                       37

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

4.    Credit Facility/Notes Payable

Republic Services of Georgia

      On May 6, 2002 we issued Republic Services of Georgia, LP ("RSLP") a
$743,750 10% promissory note due in March 2007. On July 31, 2005, RSLP agreed to defer all interest and principal payments due, including nine existing past-due payments totaling $76,042 through June 2006 at which time all past due interest and principal payments under the May 6, 2002 promissory note was to be incorporated into an a new 10% promissory note, payable in 48 monthly installments commencing July 2006.

      On June 30, 2006 we reached an agreement with RSLP in which in return for a payment of $250,000 and the issuance of a $150,000 unsecured promissory note,
RSLP agreed to forgo all remaining amounts due under the revised May 6, 2002 promissory note totaling $766,355 at June 30, 2006. The settlement was characterized as a troubled debt restructuring and as a result, we realized a gain on restructuring of $353,476 during the quarter ended June 30, 2006. The note bears interest at 10% and was payable in 11 monthly installments of $5,000 with the remaining balance due June 30, 2007. On June 22, 2007, RSLP agreed to accept the remaining balance of $107,879 in seven equal payments of $15,411 commencing June 30, 2007. The balance due RSLP at September 30, 2007 was
$46,234.

June 2006 Laurus Credit Facility

      On June 30, 2006, we entered into a $16 million amended and restated
credit facility with Laurus (the "New Credit Facility"). The New Credit Facility
consists of a $5 million non-convertible secured revolving note and an $11 million secured non-convertible term note. Unlike the terms of our prior credit facility with Laurus, the New Credit Facility is not convertible into shares of our common stock.

      Our obligations under the New Credit Facility are secured by first priority security interests in all of the assets of our company and all of the assets of our GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies
of Iowa, Inc. subsidiaries, as well as by pledges of the capital stock of those subsidiaries. We expect to grant Laurus additional security interest in the assets of Welch Products and its subsidiaries, and believe that the grant of those security interests will increase our borrowing base under the term note described above (See Note 14).

      The revolving note has a three-year term from the closing, bears interest on any outstanding amounts at the prime rate plus 2% (9.75% at September 30,
2007), with a minimum rate of 8%. Amounts advanced under the line are limited to
90% of eligible accounts receivable and 50% of finished goods inventory, as defined up to a maximum of $5 million, subject to certain limitations. As of
September 30, 2007 the revolving note has a zero balance.

      The term loan has a maturity date of June 30, 2009 and bears interest at the prime rate plus 2% (9.75% at September 30, 2007), with a minimum rate of 8%.
Interest on the term loan is payable monthly commencing August 1, 2006.
Principal is to be amortized over the term of the loan, commencing on July 2,
2007, with minimum monthly payments of principal as follows: (i) for the period commencing on July 2, 2007 through June 2008, minimum principal payments of
$150,000; (ii) for the period from July 2008 through June 2009, minimum principal payments of $400,000; and (iii) the balance of the principal will be payable on the maturity date. In May 2007, Laurus agreed to reduce the principal payments required during the period of July 2007 to September 2008 to $100,000 per month and defer the difference of $1,500,000 to the June 2009 maturity date.
In addition, we have agreed to make an excess cash flow repayment as follows: no later than ninety-five days following the end of each fiscal year beginning with the fiscal year ending on September 30, 2007, we have agreed to make a payment equal to 50% of (a) the aggregate net operating cash flow generated for such fiscal year less (b) aggregate capital expenditures made in such fiscal year (up to a maximum of 25% of the net operating cash flow calculated in accordance with this clause). The term loan may be prepaid at any time without penalty. We used approximately $8,503,000 of the term note proceeds to repay our outstanding indebtedness under our prior credit facility with Laurus, approximately
$1,219,000 to repay in full the indebtedness due our Iowa subsidiary's former primary lender First American Bank, $250,000 to pay RSLP as part of a settlement agreement (as described above) and approximately $888,000 to pay costs and fees associated with this transaction which were expensed at June 30, 2006.

      Subject to applicable cure periods, amounts borrowed under the New Credit
Facility are subject to acceleration upon certain events of default, including:
(i) any failure to pay when due any amount we owe under the New Credit Facility;
(ii) any material breach by us of any other covenant made to Laurus; (iii) any misrepresentation, in any material respect, made by us to Laurus in the documents governing the New Credit Facility; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) the entry of certain monetary judgments greater than $50,000 against us that are not paid or vacated for a period of 30 business days; (vi) suspensions of trading of our common stock; (vii) any failure to deliver shares of common stock upon exercise of the warrant; (viii) certain defaults under agreements related to any of our other indebtedness; and (ix) changes of control of our company. Substantial fees and penalties are payable to Laurus in the event of a default.

      In connection with the New Credit Facility, we issued Laurus a warrant to purchase up to an aggregate of 3,586,429 shares of our common stock at an exercise price equal to $0.01 per share. This warrant, valued at $1,116,927, is immediately exercisable, has a term of ten years, allows for cashless exercise at the option of Laurus, and does not contain any "put" provisions. Previously

                                       38

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

4.    Credit Facility/Notes Payable - (Continued)

issued warrants to purchase an aggregate of 1,380,000 shares of our common stock, which were issued in connection with the original notes on June 30, 2004, were canceled as part of this transaction. The amount of our common stock Laurus may hold at any given time is limited to no more than 4.99% of our outstanding common stock. This limitation may be waived by Laurus upon 61 days notice to us and does not apply if an event of default occurs and is continuing under the New
Credit Facility. The fair value of these terminated warrants was determined to be $31,774 and offset the value of the new warrant issued. In addition, the fair value associated with the foregone convertibility feature of all previous convertible amounts was determined to be $740,998 and also offset the value of the new warrant issued. As a result of the foregoing, the net value assigned to the new warrant of $344,155 was recorded as paid in capital and recorded as a reduction to the carrying value of the refinanced note as described below.

      Laurus has agreed that it will not, on any trading day, be permitted to sell any common stock acquired upon exercise of this warrant in excess of 10% of the aggregate numbers of shares of the common stock traded on such trading day.
On January 25, 2007 we filed a registration statement under the Securities Act of 1933 relating to the 3,586,429 shares underlying the June 30, 2006 warrant as well as 553,997 shares issuable to another shareholder upon exercise of a warrant. The registration statement was declared effective on February 6, 2007.
On June 29, 2007, Laurus acquired 223,117 shares of our common stock upon the partial exercise of its warrant on a cashless basis. Pursuant to Statement of
Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for
Troubled Debt Restructuring" ("SFAS 15") the New Credit Facility has been accounted for as a troubled debt restructuring. It was determined that, because the effective interest rate of the New Credit Facility was lower than that of the previous credit facility therefore indicating a concession was granted by
Laurus, we are viewed as a passive beneficiary of the restructuring, and no new transaction has occurred. Under SFAS 15, a modification of terms "is neither an event that results in a new asset or liability for accounting purposes nor an event that requires a new measurement of an existing asset or liability." Thus, from a debtor's standpoint, SFAS 15 calls for a modification of the terms of a loan to be accounted for prospectively. As a result, unamortized balances of
$258,900 of deferred financing fees and $972,836 of debt discount and beneficial conversion features associated with the previous Laurus credit facility were netted along with the value of the new warrants issued of $344,155 against the new term debt related to the portion of the new debt that refinanced the Laurus debt and related accrued interest totaling $8,503,416 to provide a net carrying amount for that portion of the debt of $6,927,525. The carrying amount of the loan will be amortized over the term of the loan at a constant effective interest rate of 20% applied to the future cash payments specified by the new loan.

                                                                                              September 30,    September 30,
Notes payable consists of the following at:                                                        2007             2006
                                                                                              -------------    -------------

Term note payable, Republic Services of Georgia, LP, unsecured, due in 3 monthly
  installments of $15,411 with the remaining balance due December 31, 2007 .................          46,234          147,879
Term note payable, Laurus Master Fund, Ltd., due in monthly installments of $100,000 plus interest at prime plus 2% (7.75% at September 30, 2007) through September
  30, 2008 followed by 12 monthly principal payments of $400,000 plus interest
  with the remaining balance due June 2009 .................................................       9,821,748        9,424,109
Term note payable, State of Iowa, secured by certain assets of GreenMan of Iowa, due in quarterly installments of $8,449 including interest at 1.5% with the remaining
  principal balance due November 2012 ......................................................         189,736          220,506
Term note payable, State of Iowa, secured by certain assets of GreenMan of Iowa, due
  in 32 quarterly installments of $6,920 including interest at 3% through October 2012 .....         128,084          151,483
Term note payable, State of Iowa, secured by certain assets of GreenMan of Iowa, due
  in 28 quarterly installments of $16,469 including interest at 2% through July 2013 .......         391,794          449,686
Other term notes payable and assessments, secured by various equipment with interest
  rates ranging from 0% to 13.33% and requiring monthly installments from $639 to $5,490 ...         767,095          439,499
                                                                                              -------------    -------------
                                                                                                 11,344,691       10,833,162
Less current portion .......................................................................      (1,072,117)        (493,572)
                                                                                              -------------    -------------
  Notes payable, non-current portion .......................................................   $  10,272,574    $  10,339,590
                                                                                              =============    =============

      The following is a summary of maturities of carrying values of all notes payable at September 30, 2007:

      Years Ending September 30,
      --------------------------
      2008 ........................................     $ 1,072,117
      2009 ........................................       9,419,778
      2010 ........................................         258,536
      2011........................................         213,499
      2012 ........................................         261,131
      2013 and thereafter.........................         119,630
                                                       -----------
                                                       $11,344,691
                                                       ===========

                                       39

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

4.    Credit Facility/Notes Payable - (Continued)

      The carrying value of the Laurus debt under the New Credit Facility at
September 30, 2007 was $9,821,748 and does not equate to the total cash payments due under the debt as a result of accounting for a troubled debt restructure.
The following is a summary of the cash maturities of the Laurus debt:

      Twelve Months Ending September 30,
      ----------------------------------
      2008 ........................................          $ 1,200,000
      2009 ........................................            9,500,000
                                                            -----------
                                                            $10,700,000
                                                            ===========

      Interest expense on the lines of credit and notes payable for the years ended September 30, 2007 and 2006 amounted to $2,006,299 and $1,187,870 respectively.

5.    Notes Payable - Related Party

Note Payable - Related Party

      In November 2000, we borrowed $200,000 from a director under an unsecured promissory note which bore interest at 12% per annum with interest due monthly and the principal originally due in November 2001. The director agreed to extend the maturity date several times and on August 24, 2006, agreed to convert the
$200,000 of principal and $76,445 of accrued interest into 953,259 of unregistered shares of common stock at a price of $.29 per share which was the closing price of our stock on the date of conversion.

      Between June and August 2003, two immediate family members of an officer loaned us a total of $400,000 under the terms of two-year, unsecured promissory notes which bear interest at 12% per annum with interest due quarterly and the principal due upon maturity. In March 2004, these same individuals loaned us an additional $200,000 in aggregate, under similar terms with the principal due upon maturity March 2006. These individuals each agreed to invest the entire
$100,000 principal balance of their June 2003 notes ($200,000 in aggregate) into our April 2004 private placement of investment units and each received 113,636 units in these transactions. In addition, the two individuals agreed to extend the maturity of the remaining balance of these notes, $400,000 at September 30,
2006 until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2009. (see Note 4).

      In September 2003, a former officer loaned us $400,000 under a September
30, 2003 unsecured promissory note which bore interest at 12% per annum. In 2006 he agreed to extend the maturity of the remaining balance of this note until the earlier of when all amounts due under the Laurus credit facility have been repaid or June 30, 2009. In July 2006, the former officer assigned the remaining balance of $99,320 as follows: $79,060 to one of an officer's immediate family members noted above and the remaining balance of $20,260 plus accrued interest of $13,500 to the officer.

      Between January and June 2006, a director loaned us $155,000 under three unsecured promissory notes which bear interest at 10% per annum with interest and principal due during periods ranging from June 30, 2006 through September
30, 2006. On April 12, 2006, the director agreed in lieu of being repaid in cash at maturity to convert $76,450 (including interest of $1,450) into 273,035 shares of unregistered common stock at a price of $.28 which was the closing price of our stock on the date of conversion. In addition, on June 5, 2006 the director agreed to convert $15,226 (including interest of $226) into 42,295 shares of unregistered common stock at a price of $.36 which was the closing price of our stock on the date of conversion. During the year ended of September
30, 2007 the director was repaid $30,000 and agreed to extend the remaining
$35,000 until the earlier of when all amounts due under the restructured Laurus credit facility have been repaid or June 30, 2009.

      The following is a summary of maturities of all related party notes payable at September 30, 2007:

      Years Ending September 30,
      --------------------------
      2008 ........................................        $     --
      2009........................................         534,320
                                                          --------
                                                          $534,320
                                                          ========

      Total interest expense for related party notes amounted to $63,422 and
$85,612, for the fiscal years ended September 30, 2007 and 2006, respectively.
Total accrued interest due related parties amounted to $101,653 and $86,229 at
September 30, 2007 and 2006, respectively.

                                       40

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

6.    Capital Leases

      We lease various facilities and equipment under capital lease agreements with terms ranging from 36 months to 240 months and requiring monthly payments ranging from $479 to $16,250. Assets acquired under capital leases with an original cost of $2,869,661 and $3,066,136 and related accumulated amortization of $1,415,217 and $1,257,455 are included in property, plant and equipment at
September 30, 2007 and 2006, respectively. Amortization expense for the years ended September 30, 2007 and 2006 amounted to $157,762 and $240,488 respectively.

      In March 2004, our Minnesota subsidiary leased back their property from a company co-owned by an employee under a twelve-year lease requiring an annual rental of $195,000, increasing to $227,460 over the term of the lease. The lease can be renewed for two additional four-year periods. The building lease has been classified as a capital lease with a value of $1,036,000 and the portion allocated to the land has been treated as an operating lease (See Note 3).

      In February 2006, we amended our Georgia lease agreement to obtain the right to terminate the original lease, which had a remaining term of approximately 15 years, by providing the landlord with six months notice. In the event of termination, we will be obligated to continue to pay rent until the earlier to occur of (1) the sale by the landlord of the premises; (2) the date on which a new tenant takes over; or (3) three years from the date on which we vacate the property. As a result of the amendment and our decision to dispose of our Georgia operations, we wrote off the unamortized balance of $1,427,053 associated with the leased land and buildings and improvements as a cost of disposal of discontinued operations at September 30, 2005. This loss was partially offset by a $586,137 gain on settlement of the remaining capital lease obligations due and is included in the loss on disposal of discontinued
operations at September 30, 2005. In addition, on August 28, 2006 we received notice from the Georgia landlord indicating that the Georgia subsidiary was in default under the lease due to its insolvent financial condition. The landlord agreed to waive the default in return for $75,000 fee to be paid upon termination of the lease and required that all current and future rights and obligations under the lease be assigned to GreenMan Technologies, Inc. pursuant to a March 29, 2001 guaranty agreement. The $75,000 is included in loss from discontinued operations for the fiscal year ended September 30, 2006 and is included in Obligations due under lease settlement at September 30, 2007.

      During fiscal 2006, we entered into four capital lease agreements with
Maust Asset Management, a company co-owned by one of our employees for equipment valued at $423,038. Under the terms of the leases we are required to pay between
$2,543 and $4,285 per month rental for a period of 60 months from inception. We have the ability to purchase the equipment at the end of each lease for prices ranging from $11,250 to $15,000 per unit.

      During fiscal 2007, we entered into a new capital lease agreements with
Maust Asset Management for equipment valued at $64,719. We are required to pay
$1,614 per month rental and have the ability to purchase the equipment at the end of the lease for $8,512.

      Years Ending
      September 30,
      -------------
          2008 ....................................        $  341,752
          2009....................................           345,588
          2010....................................           340,560
          2011....................................           293,768
          2012....................................           181,063
          2013 and thereafter.....................           589,093
                                                          ----------
      Total minimum lease payments ................         2,091,824
      Less amount representing interest ...........          (634,170)
                                                          ----------
      Present value of minimum lease payments .....        $1,457,655
                                                          ==========

      For the years ended September 30, 2007 and 2006, interest expense on capital leases amounted to $76,796 and $168,143, respectively.

7.    Commitments and Contingencies

Management Changes

      On April 12, 2006, our Board of Directors named Lyle E. Jensen as
President and Chief Executive Officer succeeding Robert H. Davis, who resigned those positions, and resigned as a member of our Board of Directors, on the same day. Mr. Jensen has been a member of our Board of Directors since May 2002, and previously served as the Chair of the Board's Audit Committee and as member of the Board's Compensation Committee. Mr. Jensen remains a member of the Board of
Directors, but no longer serves on these committees. Nicholas DeBenedictis, an outside Director has joined the Compensation Committee and will serve as Audit
Committee Chair.

                                       41

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

7.    Commitments and Contingencies - (Continued)

      We entered into a five-year employment agreement with Mr. Jensen pursuant to which Mr. Jensen receives a base salary of $195,000 per year. The agreement automatically renews for one additional year upon each anniversary, unless notice of non-renewal is given by either party. The agreement may be terminated without cause on thirty days' notice but provides for payment of twelve months'
salary and certain benefits as a severance payment for termination without cause. The agreement also provides for incentive compensation based on the attainment of certain financial and non-financial goals. Mr. Jensen also received a relocation allowance of $23,603 and a car allowance of $600 per month. Mr. Jensen has been granted a qualified option under our 2005 Stock
Option Plan to purchase 500,000 shares of the our common stock, par value $.01 per share, with an exercise price of $.28 per share which was the closing price of our stock on the date of grant. In addition, upon signing of his employment agreement, Mr. Jensen purchased 500,000 unregistered shares of our common stock at $.28 per share which was the closing bid price of the common stock on the date the agreement was executed. In conjunction with Mr. Davis's resignation, we agreed to the payment of salary and certain benefits for a subsequent twelve month period which aggregate approximately $300,000 pursuant to certain contractual obligations. As of September 30, 2007 all amounts due Mr. Davis have been paid.

      In addition, based on the intended sale of our California subsidiary (see
Note 2), notice of termination was provided to our California vice president on
June 30,2006 and we agreed to the payment of salary and certain benefits for a subsequent twelve month period which aggregate approximately $97,000 pursuant to certain contractual obligations. As of September 30, 2007 all amounts due have been paid.

Employment Agreements

      We have employment agreements with three (including Mr. Jensen) of our corporate officers, which provide for base salaries, participation in employee benefit programs and severance payments for termination without cause.

Rental Agreements

      Our Iowa subsidiary leases a facility located on approximately 4 acres of land under a 10-year lease commencing in April 2003 from Maust Asset Management
Company, LLC ("Maust Asset Management"), a company co-owned by one of our employees. Under the terms of the lease, monthly rental payments of $8,250 on a triple net basis are required for the first five years increasing to $9,000 on a triple net basis per month for the remaining five years. The lease also provides a right of first refusal to purchase the land and buildings at fair market value during the term of the lease. Maust Asset Management acquired the property from the former lessor. In April 2005, our Iowa subsidiary entered into an eight-year lease agreement with Maust Asset Management for approximately 3 acres adjacent to our existing Iowa facility at monthly rent payments of $3,500.

      We leased approximately 4,500 square feet of office space from an unrelated third party for our corporate headquarters pursuant to a five-year lease that expired in May 2008. In conjunction with the relocation of corporate headquarters from Massachusetts to Minnesota we terminated our lease for our former headquarters effective November 1, 2006. In return for the termination, we gave our landlord $50,000 and 65,000 shares of our common stock (valued at
$32,500) and we remained in the existing space through December 31, 2006. As a result of settlement, we recorded a lease settlement expense of $54,360 at
September 30, 2006. In addition, as part of the settlement agreement, the landlord agreed to provide us with approximately 1,100 square feet of office space for 12 months commencing January 1, 2007 at no cost (valued at $15,000).
In December 2007 the landlord agreed to a tenant-at-will agreement for existing space on rolling six month basis at $1,250 per month.

      For the years ended September 30, 2007 and 2006, total rental expense in connection with all non-cancellable real estate leases amounted to $401,649 and
$219,840, respectively including $318,450 per year associated with related-party leases.

      We also rent various vehicles and equipment from third parties under non-cancellable operating leases with monthly rental payments ranging from
$1,500 to $2,683 and with terms ranging from 38 to 47 months. In addition, we rent several pieces of equipment on a monthly basis from a company co-owned by an employee at monthly rentals ranging from $263 to $1,295. In January 2005, we entered into three new equipment lease agreements with Maust Asset Management in which we are required to pay between $1,500 and $2,683 per month rental and have the ability to purchase the equipment at the end of the lease for between
$12,000 and $16,000.

                                       42

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

7.    Commitments and Contingencies - (Continued)

      For the fiscal years ended September 30, 2007 and 2006, total rent expense in connection with non-cancellable operating vehicle and equipment leases amounted to $68,199 and $68,837, respectively, of which, $68,199 and $68,199 were to related parties. The total future minimum rental commitment at September
30, 2007 under the above operating leases are as follows:

Year ending September 30:                  Real Estate    Equipment     Total
                                           -----------   ----------   ----------

   2008 .................................   $   198,228   $   49,416   $  247,644
   2009 .................................       204,756        6,000      210,756
   2010 .................................       204,756           --      204,756
   2011 .................................       204,756           --      204,756
   2012 .................................       206,948           --      206,948
   2013 and thereafter ..................       295,317           --      295,317
                                           -----------   ----------   ----------
                                           $ 1,314,761   $   55,416   $1,370,177
                                           ===========   ==========   ==========

Litigation

      As of September 30, 2007, approximately seventeen vendors of our GreenMan
Technologies of Georgia, Inc. and GreenMan Technologies of Tennessee, Inc.
subsidiaries had commenced legal action, primarily in the state courts of
Georgia, in attempts to collect approximately $1.9 million of past due amounts, plus accruing interest, attorneys' fees, and costs, all relating to various services rendered to these subsidiaries. These amounts are included in liabilities related to discontinued operations at September 30, 2007. The largest individual claim is for approximately $650,000. As of September 30,
2007, eight vendors had secured judgments in their favor against GreenMan
Technologies of Georgia, Inc. for an aggregate of approximately $661,000. As previously noted, all of GreenMan Technologies of Tennessee, Inc.'s assets were sold in September 2005 and substantially all of GreenMan Technologies of
Georgia, Inc.'s assets were sold as of March 1, 2006. All proceeds from these sales were retained by our secured lender and these subsidiaries have no substantial assets. We are therefore currently evaluating the alternatives available to these subsidiaries.

      Although GreenMan Technologies, Inc. was not a party to any of these vendor relationships, three of the plaintiffs have named GreenMan Technologies,
Inc. as a defendant along with our subsidiaries. We believe that GreenMan
Technologies, Inc. has valid defenses to these claims, as well as against any similar or related claims that may be made against us in the future, and we intend to defend against any such claims vigorously. In addition to the foregoing, we are subject to routine claims from time to time in the ordinary course of our business. We do not believe that the resolution of any of the claims that are currently known to us will have a material adverse effect on our company or on our financial statements.

8.    Stockholders' Equity

Common Stock Transactions

      On April 12, 2006, our Chief Executive Officer purchased 500,000 shares of our unregistered common stock (see Note 7) and on July 31, 2006 our Chief
Financial Officer purchased 50,000 unregistered shares of common stock.

      During the quarter ended June 30, 2006, a director agreed to convert
$90,000 principal and $1,676 interest due him under certain unsecured promissory notes payable into 315,330 shares of our unregistered common stock. (see Note
5). On August 24, 2006, a director agreed to convert $200,000 of principal and
$76,445 of accrued interest due him under an unsecured promissory note into
953,259 unregistered shares of common stock. (see Note 5)

      During the fiscal year ended September 30, 2006, several directors and officers agreed to accept 231,695 shares of unregistered common stock (valued at
$82,046) in lieu of cash for certain director's fees and expenses due the individuals. In addition, we issued 133,330 shares of unregistered stock (valued at $30,000) to a third party for consulting services rendered during fiscal
2006.

      On October 19, 2006, we issued 13,636 shares of our unregistered common stock valued at $4,500 (at a price of $.33 which was the closing price of our stock on the date of issuance) to a third party for financial consulting services rendered during fiscal 2006. During the quarter ended March 31, 2007 we issued an additional 28,897 shares of our unregistered common stock valued at
$10,500 (at prices ranging from $.34 to $.40 which represented the closing price of our stock on the date of each issuance) to same

                                       43

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

8.    Stockholders' Equity - (Continued)

third party for consulting services rendered during fiscal 2006 and 2007. In
April 2007, we executed a one year financial consulting agreement with this third party. In exchange for services to be provided, we agreed to (1) issue
25,000 shares of unregistered common stock (valued at $8,250); (2) issue warrants to purchase 75,000 shares of common stock (valued at $7,500)
exercisable for a three year period at prices ranging from $0.33 to $0.75 per share.

      In conjunction with the relocation of corporate headquarters from
Massachusetts to Minnesota we terminated our lease for our former headquarters effective November 1, 2006. In return for the termination, we gave our landlord
$50,000 and issued 65,000 shares of our unregistered common stock valued at
$32,500 at a price of $.50 which was the closing price of our stock on the date of issuance. We were allowed to remain in the existing space through December
31, 2006. (See Note 7).

      During the period of June through August 2007, Laurus acquired 1,154,098 shares of our common stock upon the partial exercise of its warrant on a cashless basis.

      During the fiscal year ended September 30, 2007, several directors agreed to accept 64,559 shares of unregistered common stock valued at $22,500 (all shares were issued at a price equal to the closing price of our common stock on date of issuance) in lieu of cash for certain director's fees and expenses due the directors.

1993 Stock Option Plan

      The 1993 Stock Option Plan was established to provide stock options to our employees, officers, directors and consultants. On March 29, 2001, our stockholders approved an increase to the number of shares authorized under the
Plan to 3,000,000. This plan expired in June 2004.

      Stock options and activity under the Plan is summarized as follows:

                                                    Year Ended                    Year Ended
                                                September 30, 2007            September 30, 2006
                                            -------------------------      ------------------------
                                                            Weighted                      Weighted
                                                             Average                       Average
                                                            Exercise                      Exercise
                                              Shares          Price          Shares         Price
                                            ----------     ----------      ----------    ----------
Outstanding at beginning of period           1,032,356      $   .82         1,660,356     $   .85
Granted                                             --           --                --          --
Forfeited or expired                           (10,000)         .71          (628,000)        .94
Exercised                                           --           --                --          --
                                            ----------                     ----------
Outstanding at end of period                 1,022,356          .82         1,032,356         .82
                                            ==========                     ==========
Exercisable at end of period                 1,022,356          .82         1,022,356         .81
                                            ==========                     ==========
Reserved for future grants at end of
   period                                           --                             --
                                            ==========                     ==========
Aggregate intrinsic value of
   exercisable options                      $      100
                                            ==========
Weighted average fair value of options
   granted during the period                                $    --                       $    --

Information pertaining to options outstanding under the plan at September 30,
2007 is as follows:

                                Options Outstanding                Options Exercisable
                      -------------------------------------      -----------------------
                                     Weighted
                                      Average      Weighted                     Weighted
                                     Remaining      Average                      Average
Exercise                 Number     Contractual    Exercise         Number      Exercise
Prices                Outstanding      Life          Price       Exercisable      Price
------                -----------   -----------    --------      -----------    --------
$  .38 - ..53             496,462       2.9          $  .49          496,462      $  .49
$  .84 - 1.09            477,894       0.5            1.06          477,894        1.06
$ 1.35 - $1.80            48,000       3.8            1.80           48,000        1.80
                       ---------                                  ---------
                       1,022,356       1.9          $  .82        1,022,356      $  .81
                       =========                                  =========

                                       44

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

8.    Stockholders' Equity - (Continued)

2005 Stock Option Plans

      On March 18, 2005, our Board of Directors adopted the 2005 Stock Option
Plan (the "2005 Plan"), which was subsequently approved by our stockholders on
June 16, 2005. The options granted under the 2005 Stock Option Plan may be either options intended to qualify as "incentive stock options" under Section
422 of the Internal Revenue Code of 1986, as amended; or non-qualified stock options. During the fiscal year ended September 30, 2006, 929,000 qualified options in aggregate were granted with 792,000 options having an exercise price of $.28 per share and 137,000 having an exercise price of $.36 per share. All options vest annually at 20% per year over a five year period from date of grant and have a ten year term. During fiscal 2007, 800,000 qualified options in aggregate were granted at exercise prices ranging from $.35 to $.55 per share.
All options have a ten year term with 775,000 vesting equally over a five year term from date of grant and 25,000 vesting immediately upon grant.

                                                    Year Ended                    Year Ended
                                                September 30, 2007            September 30, 2006
                                            -------------------------      ------------------------
                                                            Weighted                      Weighted
                                                             Average                       Average
                                                            Exercise                      Exercise
                                              Shares          Price          Shares         Price
                                            ----------     ----------      ----------    ----------
Outstanding at beginning of period             929,000      $  .29                 --     $   --
Granted                                        800,000         .38            929,000        .29
Forfeited or expired                           (67,000)        .28                 --         --
Exercised                                           --          --                 --         --
                                            ----------                     ----------
Outstanding at end of period                 1,662,000         .34            929,000        .29
                                            ==========                     ==========
Exercisable at end of period                   197,400         .30                 --         --
                                            ==========                     ==========
Reserved for future grants                     338,000                      1,071,000
                                            ==========                     ==========
Aggregate intrinsic value of
   exercisable options                      $   17,522
                                            ==========
Weighted average fair value of options
   granted during the period                                $  .27                        $  .12

Information pertaining to options outstanding under the plan at September 30,
2007 is as follows:

                                Options Outstanding                Options Exercisable
                      -------------------------------------      -----------------------
                                     Weighted
                                      Average      Weighted                     Weighted
                                     Remaining      Average                      Average
Exercise                 Number     Contractual    Exercise         Number      Exercise
Prices                Outstanding      Life          Price       Exercisable      Price
------                -----------   -----------    --------      -----------    --------
$ .28 - ..55            1,662,000       9.0          $ ..34         197,400        $ ..30

The following table summarizes activity related to non-vested options:

                                                    Year Ended
                                                September 30, 2007
                                            -------------------------
                                                            Weighted
                                                             Average
                                                           Grant Date
                                              Shares       Fair Value
                                            ----------     ----------
Nonvested at beginning of period               929,000      $  .22
Granted                                        800,000         .27
Forfeited                                      (67,000)        .22
Vested                                        (197,400)        .23
                                            ----------
Nonvested at end of period                   1,464,600         .25
                                            ==========

Non-Employee Director Stock Option Plan

      Under the terms of our 1996 Non-Employee Director Stock Option Plan on a
non-employee director's initial election to the Board of Directors, they are automatically granted an option to purchase 2,000 shares of our common stock.
Each person who was a member of the Board of Directors on January 24, 1996, and was not an officer or employee, was automatically granted an option to purchase
2,000 shares of our common stock. In addition, after an individual's initial election to the Board of Directors, any director who is not an officer or employee and who continues to serve as a director will automatically be granted, on the date of the annual meeting of stockholders, an option to purchase an additional 2,000 shares of our common stock. The exercise price per share of options granted under the Non-Employee Director Stock Option Plan is 100% of the
fair-market value of our common stock on the business day immediately prior to the date of the grant and is immediately exercisable for a period of ten years from the date of the grant.

                                       45

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

8.    Stockholders' Equity - (Continued)

      As of September 30, 2007, options to purchase 38,000 shares of our common stock have been granted of which 28,000 are outstanding and exercisable at prices ranging from $0.38 to $1.95. During fiscal 2006, the Compensation
Committee agreed to discontinue future option grants pursuant to the
Non-Employee Director Stock Option Plan. At September 30, 2007, options outstanding had a weighted average exercise price of $1.10 per share and a weighted average contractual life of 5.5 years.

Other Stock Options and Warrants

      On June 30, 2006, we issued Laurus a warrant to purchase up to an aggregate of 3,586,429 shares of our common stock at an exercise price equal to
$0.01 per share. This option, valued at $1,116,927, is immediately exercisable, has a term of ten years, allows for cashless exercise at the option of Laurus, and does not contain any "put" provisions.

      In April 2007, we executed a one year investor relations consulting agreement with this third party. In exchange for services to be provided, we agreed to (1) pay $6,500 per month and (2) issue warrants to purchase 150,000 shares of common stock (valued at $28,500) which vest equally over a twenty four month period from date of agreement and are exercisable for a three year period at from $0.40 per share.

      Information pertaining to all other options and warrants granted and outstanding is as follows:

                                               Year Ended                  Year Ended
                                           September 30, 2007          September 30, 2006
                                       -------------------------    ------------------------
                                                       Weighted                    Weighted
                                                        Average                     Average
                                                       Exercise                    Exercise
                                         Shares          Price        Shares         Price
                                       ----------     ----------    ----------    ----------
Outstanding at beginning of period       8,953,603     $  .44         7,015,574     $  .98
Granted                                    225,000        .44         3,586,429        .01
Forfeited or expired                      (827,106)      1.92        (1,648,400)      1.80
Exercised                               (1,188,095)       .01                --         --
                                       -----------                  -----------
Outstanding at end of period             7,163,402        .44         8,953,603        .44
                                       ===========                  ===========
Exercisable at end of period             7,032,152        .44         8,948,603        .44
                                       ===========                  ===========
Aggregate intrinsic value of
   exercisable options and warrants    $ 1,829,744
                                       ===========
Weighted average fair value of
   options granted during the period                   $  .44                       $  .31

                                  Options Outstanding                Options Exercisable
                        -------------------------------------      -----------------------
                                       Weighted
                                        Average      Weighted                     Weighted
                                       Remaining      Average                      Average
Exercise                   Number     Contractual    Exercise         Number      Exercise
Prices                  Outstanding      Life          Price       Exercisable      Price
------                  -----------   -----------    --------      -----------    --------
$  .01 - 1.09            6,868,402       6.4          $ ..27         6,737,152      $ ..27
$ 1.50 - 4.50              295,000       2.9           1.93           295,000       1.93
                         ---------                                  ---------
                         7,163,402       6.3          $ ..34         7,032,152      $ ..34
                         =========                                  =========

Common Stock Reserved

      We have reserved common stock at September 30, 2007 as follows:

      Stock option plans .................................    2,684,356
      Other stock options ................................      955,500
      Other warrants .....................................    6,235,902
                                                             ---------
                                                             9,875,758
                                                             =========

9.    Employee Benefit Plan

      Effective August 1999, we implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to
15% of employee compensation and employee contributions to the 401(k) plan are fully vested at all times. We may make discretionary contributions to the 401(k)
plan which become vested over a period of five years. There were no corporate contributions to the 401(k) plan during the years ended September 30, 2007 and
2006, respectively.

                                       46

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

10.   Segment Information

      We operate in one business segment, the collecting, processing and marketing of scrap tires to be used as feedstock for tire derived fuel, civil engineering projects and/or for further processing into crumb rubber.

11.   Major Customers

      During the fiscal years ended September 30, 2007 and 2006, no one customer accounted for more than 10% of our consolidated net sales.

12.   Fair Value of Financial Instruments

      At September 30, 2007 and 2006, our financial instruments consist of accounts receivable, accounts payable and notes payable to banks and others.
These instruments approximate their fair values as these instruments are either due currently or were negotiated currently and bear interest at market rates.

13.   Income Taxes

      The provision for income taxes was comprised of the following amounts for the years ended:

                                                   September 30,   September 30,
                                                        2007            2006
                                                   -------------   -------------

      Current:
      Federal ...................................   $      22,691   $          --
      State .....................................          93,108          65,337
                                                   -------------   -------------
                                                         115,799          65,337
                                                   -------------   -------------
      Deferred federal and state taxes ..........              --              --
                                                   -------------   -------------
      Total provision for income taxes ..........   $     115,799   $      65,337
                                                   =============   =============

      The current state taxes result from income in states where we have no net operating loss carry forwards. The provision for deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities recorded for financial reporting purposes and the amounts recorded for income tax reporting purposes.

      The difference between the statutory federal income tax rate of 34% and the effective rate is primarily due to net operating losses incurred by us and the provision of a valuation reserve against the related deferred tax assets.

      The following differences give rise to deferred income taxes:

                                                 September 30,    September 30,
                                                      2007             2006
                                                 -------------    -------------

Net operating loss carry forwards .............   $  12,367,000    $  12,961,000
Differences in fixed asset bases ..............        (529,000)        (503,000)
Capital loss carryover ........................       1,287,000        1,287,000
Other, net ....................................         801,000          543,000
                                                 -------------    -------------
                                                    13,926,000       14,288,000
Valuation reserve .............................     (13,926,000)     (14,288,000)
                                                 -------------    -------------
Net deferred tax asset ........................   $          --    $          --
                                                 =============    =============

      The change in the valuation reserve is as follows:

                                                     Year Ended    Year Ended
                                                   September 30,  September 30,
                                                        2007           2006
                                                   -------------  -------------
Balance at beginning of period ..................   $  14,288,000  $  13,653,000
Decrease (increase) due to rate differentials
   and current period operating results .........         362,000       (635,000)
                                                   -------------  -------------
Balance at end of period ........................   $  13,926,000  $  14,288,000
                                                   ============= =============

      As of September 30, 2007, we had net operating loss carry forwards of approximately $36 million including a net operating loss of $33 million and a $3 million capital loss carryforward. The Federal and state net operating loss carry forwards expire in varying amounts beginning in 2013 and 2007, respectively. In addition, we have Federal tax credit carry forwards of approximately $17,000 available to reduce future tax liabilities. The Federal tax credit carry forwards expire beginning in 2013. Use of net operating loss and tax credit carry forwards maybe subject to annual limitations based on ownership changes in our common stock as defined by the Internal Revenue Code.

                                       47

                           GreenMan Technologies, Inc.
                   Notes To Consolidated Financial Statements

14.   Subsequent Events

      On October 1, 2007 we acquired Welch Products, Inc., a company headquartered in Carlisle, Iowa, which specializes in design, product development, and manufacturing of environmentally responsible products using recycled materials, primarily recycled rubber. Welch's patented products and processes include playground safety tiles, roadside anti-vegetation products, construction molds and highway guard-rail rubber spacer blocks. Through its recent acquisition of Playtribe, Inc., Welch also provides innovative playground design, equipment and installation. Welch Products had been one of our crumb rubber customers for the past several years. The transaction was structured as a share exchange in which 100 percent of Welch Products' common stock was exchanged for 8 million shares of our common stock, valued at $2,800,000.

      The unaudited revenues of Welch Products for the twelve months ended
September 30, 2007 was approximately $1.8 million and they had a net loss of approximately $646,000.

      The preliminary allocation of the purchase price is subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed. The estimated preliminary purchase price of
$2,875,000 including approximately $75,000 of transaction costs has been calculated based on the value of the 8 million shares issued in this transaction on the date of issuance.

Preliminary information related to assets and liabilities acquired are as follows:
Total tangible assets acquired                                        $2,361,000
Identifiable intangible assets acquired                                  207,000
Total liabilities acquired                                             2,767,000
Estimated excess purchase price over the fair value of net
   assets acquired                                                     3,075,000

We anticipate that a majority of the excess purchase price over the fair value of net assets acquired will be allocated to contract rights, patents and goodwill.

                                       48

                                   SIGNATURES

      In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             GreenMan Technologies, Inc.

                                             /s/ Lyle Jensen
                                             ---------------
                                             Lyle Jensen
                                             Chief Executive Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

        Signature                      Title(s)                      Date
        ---------                      --------                      ----

 /s/ Maurice E. Needham         Chairman of the Board          December 31, 2007
-------------------------
   Maurice E. Needham

     /s/ Lyle Jensen           Chief Executive Officer,        December 31, 2007
-------------------------      President and Director
       Lyle Jensen

  /s/ Charles E. Coppa         Chief Financial Officer,        December 31, 2007
-------------------------      Treasurer and Secretary
    Charles E. Coppa       (Principal Financial Officer and
                             Principal Accounting Officer)

     /s/ Lew F. Boyd                   Director                December 31, 2007
-------------------------
       Lew F. Boyd

   /s/ Dr. Allen Kahn                  Director                December 31, 2007
-------------------------
     Dr. Allen Kahn

/s/ Nicholas DeBenedictis              Director                December 31, 2007
-------------------------
  Nicholas DeBenedictis

                                       49

APPENDIX D

GREENMAN TECHNOLOGIES, INC.
QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED JUNE 30, 2008

GREENMAN TECHNOLOGIES, INC.
Form 10-QSB
Quarterly Report
June 30, 2008

Table of Contents

	PART I - FINANCIAL INFORMATION
		Page
Item 1.	Financial Statements (*)

	Unaudited Consolidated Balance Sheets as of June 30, 2008 and September 30, 2007	3

	Unaudited Consolidated Statements of Operations for the three and nine months ended June 30, 2008 and 2007	4

	Unaudited Consolidated Statement of Changes in Stockholders’ Deficit for the nine months ended June 30, 2008	5

	Unaudited Consolidated Statements of Cash Flows for the nine months ended June 30, 2008 and 2007	6

	Notes to Interim Unaudited Consolidated Financial Statements	7-14

Item 2.	Management's Discussion and Analysis or Plan of Operation	15-23

Item 3.	Controls and Procedures	23

	PART II - OTHER INFORMATION
Item 1.	Legal Proceedings	23

Item 4	Submission of Matters to a Vote of Security Holders	24

Item 6.	Exhibits and Reports on Form 8-K	24

	Signatures	25

*	The financial information at September 30, 2007 has been taken from audited financial statements at that date and should be read in conjunction therewith. All other financial statements are unaudited.

2

GREENMAN TECHNOLOGIES, INC.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2008	September 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$543,057	$376,764
Accounts receivable, trade, less allowance for doubtful accounts of $325,310 and $268,867 as of June 30, 2008 and September 30, 2007	3,658,640	2,462,358
Product inventory	1,992,927	157,094
Other current assets	1,305,754	764,046
Total current assets	7,500,378	3,760,262
Property, plant and equipment, net	6,623,658	5,218,706
Other assets:
Customer relationship intangibles, net	67,272	72,485
Goodwill	2,289,939	—
Long term contracts, net	599,063	—
Patents, net	113,750	—
Other	729,814	239,750
Total other assets	3,799,838	312,235
	$17,923,874	$9,291,203

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable, current	$10,275,467	$1,072,117
Notes payable, line of credit	2,999,662	—
Accounts payable	2,612,077	1,320,320
Accrued expenses, other	2,095,316	1,579,725
Obligations under capital leases, current	337,555	185,127
Obligations due under lease settlement, current	68,518	68,518
Deferred gain on sale leaseback transaction, current	36,445	36,445
Liabilities related to discontinued operations	397,903	3,018,503
Total current liabilities	18,822,943	7,280,755
Notes payable, non-current	2,088,087	10,272,574
Notes payable, related parties, non-current	534,320	534,320
Obligations under capital leases, non-current	1,529,791	1,272,527
Deferred gain on sale leaseback transaction, non-current	242,894	270,298
Obligations due under lease settlement, non-current	580,540	580,540
Total liabilities	23,798,575	20,211,014

Stockholders' deficit:
Preferred stock, $1.00 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 60,000,000 shares authorized, 30,880,435 shares and 22,880,435 shares issued and outstanding at June 30, 2008 and September 30, 2007	308,804	228,804
Additional paid-in capital	38,829,920	35,995,473
Accumulated deficit	(45,013,425)	(47,144,088)
Total stockholders’ deficit	(5,874,701)	(10,919,811)
	$17,923,874	$9,291,203

See accompanying notes to unaudited consolidated financial statements.

3

GREENMAN TECHNOLOGIES, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Net sales	$7,557,561	$5,320,269	$17,710,424	$13,671,561
Cost of sales	5,043,001	3,577,713	12,410,169	9,670,433
Gross profit	2,514,560	1,742,556	5,300,255	4,001,128
Operating expenses:
Selling, general and administrative	1,377,737	944,541	3,996,505	2,813,558
Operating income from continuing operations	1,136,823	798,015	1,303,750	1,187,570
Other income (expense):
Interest and financing costs	(497,293)	(559,702)	(1,489,457)	(1,605,529)
Other, net	(8,010)	5,804	7,878	(5,249)
Other expense, net	(505,303)	(553,898)	(1,481,579)	(1,610,778)
Income (loss) from continuing operations before income taxes	631,520	244,117	(177,829)	(423,208)
Provision for income taxes	—	32,365	52,438	32,365
Income (loss) from continuing operations	631,520	211,752	(230,267)	(455,573)
Discontinued operations:
Income from discontinued operations	2,360,930	101,683	2,360,930	111,510
	2,360,930	101,683	2,360,930	111,510
Net income (loss)	$2,992,450	$313,435	$2,130,663	$(344,063)

Income (loss) from continuing operations per share –basic	$0.02	$0.01	$(0.01)	$(0.02)
Income from discontinued operations per share –basic	0.08	—	0.08	—
Net Income (loss) per share –basic	$0.10	$0.01	$0.07	$(0.02)
Net Income (loss) per share –diluted	$0.08	$0.01	$0.06	$(0.02)

Weighted average shares outstanding -basic	30,880,435	21,588,422	30,880,435	21,526,772
Weighted average shares outstanding -diluted	35,497,427	27,339,591	35,558,341	21,526,772

See accompanying notes to unaudited consolidated financial statements.

4

GREENMAN TECHNOLOGIES, INC.
Consolidated Statement of Changes in Stockholders’ Deficit
Nine Months Ended June 30, 2008
(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance, September 30, 2007	22,880,435	$228,804	$35,995,473	$(47,144,088)	$(10,919,811)
Common stock issued for acquisition	8,000,000	80,000	2,720,000	—	2,800,000
Compensation expense associated with stock options	—	—	103,746	—	103,746
Value of warrants issued for services rendered	—	—	10,701	—	10,701
Net income for the nine months ended June 30, 2008	—	—	—	2,130,663	2,130,663
Balance, June 30, 2008	30,880,435	$308,804	$38,829,920	$(45,013,425)	$(5,874,701)

See accompanying notes to unaudited consolidated financial statements.

5

GREENMAN TECHNOLOGIES, INC.
Unaudited Consolidated Statements of Cash Flow
(Unaudited)

	Nine Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$2,130,663	$(344,063)
Adjustments to reconcile net loss to net cash (used) in operating activities:
Gain associated with de-consolidation of Georgia subsidiary	(2,360,930)	—
Gain on disposal of property, plant and equipment	(26,311)	(25,916)
Depreciation	1,062,415	1,077,221
Amortization of deferred interest expense	389,076	383,626
Amortization of customer relationships	5,213	11,212
Amortization of stock option compensation expense	103,746	39,300
Amortization of patents	16,250	—
Amortization of long term contracts	134,437	—
Deferred gain on sale leaseback transaction	(27,404)	(27,330)
Warrants issued	12,576	—
(Increase) decrease in assets:
Accounts receivable	(659,386)	(531,706)
Product inventory	(1,338,177)	(744,668)
Other current assets	(181,283)	(10,660)
Other assets	(17,185)	1,439
Increase (decrease) in liabilities:
Accounts payable	206,563	(516,396)
Accrued expenses and other	190,432	203,906
Net cash (used) in operating activities	(359,305)	(484,035)
Cash flows from investing activities:
Purchase of property and equipment	(1,312,010)	(769,445)
Cash acquired upon purchase of business, net of transaction costs	68,571	—
Proceeds from the sale of property and equipment	2,000	50,039
Net cash (used) in investing activities	(1,241,439)	(719,406)
Cash flows from financing activities:
Net activity under line of credit	2,999,662	877,542
Proceeds from notes payable	815,889	491,418
Repayment of notes payable	(1,854,450)	(361,781)
Repayment of notes payable, related party	—	(30,000)
Principal payments on obligations under capital leases	(194,064)	(213,040)
Net cash provided by financing activities	1,767,037	764,139
Net increase (decrease) in cash and cash equivalents	166,293	(439,302)
Cash and cash equivalents at beginning of period	376,764	639,014
Cash and cash equivalents at end of period	$543,057	$199,712

Supplemental cash flow information:
Machinery and equipment acquired under capital leases	$603,756	$164,699
Shares issued in acquisition	2,800,000	—
Shares issued in lieu of cash for fees, expenses and service rendered	—	44,046
Shares issued for lease settlement	—	32,500
Interest paid	1,031,656	1,115,745
Income taxes paid	82,323	35,300

See accompanying notes to unaudited consolidated financial statements.

6

GREENMAN TECHNOLOGIES, INC.
Notes to Interim Consolidated Financial Statements
Quarter Ended June 30, 2008 and 2007
(Unaudited)

1.	Business

GreenMan Technologies, Inc. (together with its subsidiaries “we”, “us” or “our”) was originally founded in 1992 and has operated as a Delaware corporation since 1995. Today, GreenMan is comprised of two business segments, the tire recycling operations and the molded recycled rubber products operations.

The tire recycling operations located in Savage, Minnesota and Des Moines, Iowa collect, process and market scrap tires in whole, shredded or granular form. We are paid a fee to collect, transport and process scrap tires (i.e., collection/processing revenue) in whole or into two inch or smaller rubber chips which are then sold (i.e., product revenue).

On October 1, 2007, we acquired Welch Products, Inc. (“Welch”), a company headquartered in Carlisle, Iowa, which specializes in designing, developing, and manufacturing of environmentally responsible products using recycled materials, primarily recycled rubber. Welch’s patented products and processes include playground safety tiles, roadside anti-vegetation products, construction molds and highway guard-rail rubber spacer blocks. Through its prior acquisition of Playtribe, Inc., Welch also provides innovative playground design, equipment and installation. (See Note 4).

2.	Basis of Presentation

The consolidated financial statements include the accounts of GreenMan Technologies, Inc. and our wholly-owned subsidiaries with the exception of Welch, which is included since October 1, 2007.   All significant intercompany accounts and transactions have been eliminated in consolidation.

In September 2005, due to the magnitude of continued operating losses, our Board of Directors approved plans to divest the operations of our GreenMan Technologies of Georgia, Inc. subsidiary and dispose of its assets. Accordingly, we classified all remaining liabilities associated with our Georgia entity and its results of operations as discontinued operations for all periods presented in the accompanying consolidated financial statements. In June 2008, GreenMan Technologies of Georgia, Inc. filed for liquidation under Chapter 7 of the federal bankruptcy laws in the Bankruptcy Court of the Middle District of Georgia and a trustee was appointed (See Note 5.) As a result of the bankruptcy proceedings we have relinquished control of our Georgia subsidiary to the Bankruptcy Court and therefore have de-consolidated substantially all remaining obligations from our financial statements as of June 30, 2008.

The accompanying interim financial statements are unaudited and should be read in conjunction with the financial statements and notes thereto for the year ended September 30, 2007 included in our Annual Report on Form 10-KSB, as amended. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations, although we believe the disclosures which have been made herein are adequate to ensure that the information presented is not misleading.  The results of operations for the interim periods reported are not necessarily indicative of those that may be reported for a full year.  In our opinion, all adjustments which are necessary for a fair statement of operating results for the interim periods presented have been made.

Nature of Operations, Risks, and Uncertainties

As of June 30, 2008, we had $543,057 in cash and cash equivalents and a working capital deficiency of $11,322,565 of which reflects the inclusion of $9.8 million of term debt due our primary lender, Laurus Master Fund, Ltd., under the terms of our credit facility which matures June 30, 2009. Commencing October 1, 2008, our principal payments due to Laurus under this term debt are scheduled to increase substantially. We are currently in discussions with Laurus regarding an initial 12 month extension in the term of the credit facility as well as maintaining our current level of monthly principal payments through the remainder of the existing term and the potential extension term.  If we are unable to restructure our remaining principal payments with Laurus or obtain additional financing, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans accordingly.

We understand our continued existence is dependent on our ability to generate positive operating cash flow and achieve profitable status on a sustained basis for all operations. We believe our efforts to achieve these goals, have been positively impacted by our divestiture of historically unprofitable operations during fiscal 2006 and 2005 as evidenced by the fact we have been profitable in four of our last five consecutive quarters. In addition, during the nine months ended June 30, 2008, we have made a significant investment in sales and marketing efforts to promote Welch’s patented products and establish market presence.

7

GREENMAN TECHNOLOGIES, INC.
Notes to Interim Consolidated Financial Statements
Quarter Ended June 30, 2008 and 2007
(Unaudited)

3.	Net Income (Loss) Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflects additional common shares that would have been outstanding if potentially dilutive common shares had been issued, as well as any adjustment to income that would result from the assumed conversion.  Potential common shares that may be issued by us relate to outstanding stock options and warrants (determined using the treasury stock method).   Diluted net income per share for the three and nine months ended June 30, 2008 are as follows:

	Three Months Ended June 30, 2008	Nine Months Ended June 30, 2008
Weighted average shares outstanding	30,880,435	30,880,435
Exercisable options and warrants	4,616,992	4,677,906
Weighted average shares, fully diluted	35,497,427	35,558,341
Net income per share – fully diluted from continuing operations	$0.02	$—
Net income per share – fully diluted from discontinued operations	$0.06	$0.06
Net income per share – fully diluted	$0.08	$0.06

4.	Acquisition of Subsidiary

On October 1, 2007, we acquired Welch Products, Inc., a company headquartered in Carlisle, Iowa, which specializes in designing, developing and manufacturing of environmentally responsible products using recycled materials, primarily recycled rubber. Welch’s patented products and processes include playground safety tiles, roadside anti-vegetation products, construction molds and highway guard-rail rubber spacer blocks. Through its prior acquisition of Playtribe, Inc., Welch also provides innovative playground design, equipment and installation.  Welch had been one of our crumb rubber customers for the past several years. The transaction was structured as a share exchange in which 100 percent of Welch’s common stock was exchanged for 8 million shares of our common stock, valued at $2,800,000 based on the value of the 8 million shares issued in this transaction on the date of issuance. Welch’s unaudited revenues for the twelve months ended September 30, 2007 were approximately $1.8 million and Welch recorded a net loss of approximately $646,000 for that period.

              The acquisition has been accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations”, and accordingly the results of Welch’s operations since the date of acquisition are included in our consolidated financial statements.  The total purchase price of $2,890,000 including approximately $90,000 of transaction costs has been allocated as follows:

Total identifiable assets acquired	$ 2,571,000
Total identifiable liabilities acquired	$ 2,821,000

The total consideration paid exceeded the fair value of the net assets acquired by $3,140,000 resulting in the recognition of $2,289,000 of goodwill and $645,000 assigned to long term contracts (in addition to $90,000 assigned to an existing contract and being amortized over a 5-year term) based on an analysis of the discounted future net cash flows of the contracts.  In addition, we increased the value of land and buildings by $195,000 based on a recent appraisal and increased the value assigned to patents by $11,000 based on an analysis of discounted future cash flows associated with the patents.  The value assigned to the long term contracts is being amortized on a straight line basis over an estimated useful life ranging from 48 to 60 months and the value assigned to patents is being amortized on a straight line basis over an estimated useful life of 60 months. Goodwill will be evaluated annually.

The net value of Welch intangibles other than goodwill is as follows as of June 30, 2008:

	Long Term Contracts	Patents
Original value	$735,000	$130,000
Accumulated amortization	(135,938)	(16,250)
Balance at June 30, 2008	$599,062	$113,750

Amortization expense for the three and nine months ended June 30, 2008 associated with Welch intangibles was $50,229 and $150,688, respectively.

8

GREENMAN TECHNOLOGIES, INC.
Notes to Interim Consolidated Financial Statements
Quarter Ended June 30, 2008 and 2007
(Unaudited)

4.	Acquisition of Subsidiary – (Continued)

Amortization expense during the next five years is anticipated to be:

Twelve months ending June 30:	Contracts	Patents	Total
2009	$179,250	$21,667	$200,917
2010	179,250	21,667	200,917
2011	179,250	21,667	200,917
2012	58,310	21,666	79,976
2013 and thereafter	3,000	27,083	30,083
	$599,060	$113,750	$712,810

Management continually reviews long-lived assets, goodwill and certain identifiable intangibles to evaluate whether events or changes in circumstances indicate an impairment of carrying value.  Such reviews include an analysis of current results and take into consideration the discounted value of projected operating cash flows (earnings before interest, taxes, depreciation and amortization).  An impairment charge would be recognized when expected future operating cash flows are lower than the carrying value of the assets.

5.	Discontinued Operations

Due to the magnitude of the continuing operating losses incurred by our GreenMan Technologies of Georgia, Inc. subsidiary ($3.4 million) during fiscal 2005, our Board of Directors determined it to be in the best interest of our company to discontinue all Georgia operations and completed the divestiture of its operating assets during fiscal 2006.  Accordingly, we have classified all remaining liabilities associated with our Georgia entity and its results of operations as discontinued operations.

On June 27, 2008, GreenMan Technologies of Georgia, Inc. filed for liquidation under Chapter 7 of the federal bankruptcy laws in the Bankruptcy Court of the Middle District of Georgia and a trustee was appointed.  In July 2008 a Meeting of Creditors was held and we are awaiting the trustee’s final report.  As a result of the bankruptcy proceedings we have relinquished control of our Georgia subsidiary to the Bankruptcy Court and therefore have de-consolidated substantially all remaining obligations from our financial statements as of June 30, 2008 resulting in a one-time, pre-tax non-cash gain of $2,360,930 which is reflected as income from discontinued operations in the attached Consolidated Statement of Operations for the three and nine months ended June 30, 2008.

During the nine months ended June 30, 2007, we received credits from vendors, we recovered certain bad debts and we reduced certain accrued expenses. This offset a $19,058 increase in our lease settlement reserve (see the discussion of our Georgia lease below) resulting in approximately $112,000 of income from discontinued Georgia operations.

In February 2006, we amended our Georgia lease agreement to obtain the right to terminate the original lease which had a remaining term of approximately 15 years, by providing the landlord with six months notice. In the event of termination, we will be obligated to continue to pay rent until the earlier to occur of (1) the sale by the landlord of the premises; (2) the date on which a new tenant takes over; or (3) three years from the date on which we vacate the property.

In August 2006, we received notice from the Georgia landlord indicating that the Georgia subsidiary was in default under the lease due to its insolvent financial condition. The landlord agreed to waive the default in return for a $75,000 fee to be paid upon termination of the lease and required that all current and future rights and obligations under the lease be assigned to GreenMan Technologies, Inc. pursuant to a March 29, 2001 guaranty agreement. The net present value of the lease settlement obligation increased by $19,058 during the nine months ended June 30, 2007, and is included in discontinued operations.  The $75,000 is included in obligations due under lease settlement at June 30, 2008.

The major classes of  liabilities associated with discontinued operations were:

	June 30, 2008	September 30, 2007
Liabilities related to discontinued operations:
Accounts payable	$233,334	$2,502,779
Notes payable, current	—	357,340
Accrued expenses, other	164,569	107,115
Capital leases, current	—	51,269
Total liabilities related to discontinued operations	$397,903	$3,018,503

9

GREENMAN TECHNOLOGIES, INC.
Notes to Interim Consolidated Financial Statements
Quarter Ended June 30, 2008 and 2007
(Unaudited)

5.	Discontinued Operations – (Continued)

Net income and (loss) from discontinued operations for the three and nine months ended were as follows:

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Income from discontinued operations	$2,360,930	$101,683	$2,360,930	$111,510

6.	Property, Plant and Equipment

Property, plant and equipment consists of the following:

	June 30, 2008	September 30, 2007	Estimated Useful Lives
Land	$175,000	$—	—
Buildings and improvements	1,995,073	1,384,028	10 - 20 years
Machinery and equipment	9,147,987	7,379,405	5 - 10 years
Furniture and fixtures	81,635	15,147	3 - 5 years
Motor vehicles	4,610,442	3,928,089	3 - 10 years
	16,010,137	12,706,669
Less accumulated depreciation and amortization	(9,386,479)	(7,487,963)
Property, plant and equipment, net	$6,623,658	$5,218,706

7.	Notes Payable/Credit Facilities

June 2006 Laurus Credit Facility

On June 30, 2006, we entered into a $16 million amended and restated credit facility with Laurus (the “Credit Facility”). The New Credit Facility consists of a $5 million non-convertible secured revolving note and an $11 million secured non-convertible term note. The credit facility is secured by first priority security interests in all of the assets of our company and all of the assets of our GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies of Iowa, Inc. subsidiaries, as well as by pledges of the capital stock of those subsidiaries.  In January 2008, we granted Laurus additional security interest in the assets of Welch Products and its subsidiaries, which increased our borrowing base under the revolving note described above.

The revolving note has a three-year term from the closing, bears interest on any outstanding amounts at the prime rate plus 2% (7% at June 30, 2008), with a minimum rate of 8%.  Amounts advanced under the line are limited to 90% of eligible accounts receivable and 50% of finished goods inventory, up to a maximum of $5 million, subject to certain limitations.  As of June 30, 2008, the balance due under the revolving note was $2,999,662.

The term loan has a maturity date of June 30, 2009 and bears interest at the prime rate plus 2% (7% at June 30, 2008), with a minimum rate of 8%.  Principal is amortized over the term of the loan, commencing on July 2, 2007, with minimum monthly payments of principal as follows:  (i) for the period commencing on July 2, 2007 through June 2008, minimum principal payments of $150,000; (ii) for the period from July 2008 through June 2009, minimum principal payments of $400,000; and (iii) the balance of the principal will be payable on the maturity date. In May 2007, Laurus agreed to reduce the principal payments required during the period of July 2007 to September 2008 to $100,000 per month and defer the difference of $1,500,000 to the June 2009 maturity date. We are currently in discussions with Laurus regarding an initial 12 month extension in the term of the credit facility as well as maintaining our current level of monthly principal payments through the remainder of the existing term and the potential extension term.  If we are unable to restructure our remaining principal payments with Laurus or obtain additional financing, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans accordingly.

In addition, we have agreed to make an excess cash flow repayments beginning with the fiscal year ended September 30, 2007 equal to 50% of (a) the aggregate net operating cash flow generated for such fiscal year less (b) aggregate capital expenditures made in such fiscal year (up to a maximum of 25% of the net operating cash flow calculated in accordance with this clause). Laurus agreed to waive this provision for the year ended September 30, 2007. The term loan may be prepaid at any time without penalty.

10

GreenMan Technologies, Inc.
Notes to Interim Consolidated Financial Statements
Quarter Ended June 30, 2008 and 2007
(Unaudited)

7.	Credit Facility/Notes Payable – (Continued)

In connection with the New Credit Facility, we issued Laurus a warrant to purchase up to 3,586,429 shares of our common stock at an exercise price equal to $0.01 per share. This warrant, valued at $1,116,927, is immediately exercisable, has a term of ten years, allows for cashless exercise at the option of Laurus, and does not contain any “put” provisions. Previously issued warrants to purchase an aggregate of 1,380,000 shares of our common stock, which were issued in connection with the original notes on June 30, 2004, were canceled as part of this transaction. The amount of our common stock Laurus may hold at any given time is limited to no more than 4.99% of our outstanding common stock. This limitation may be waived by Laurus upon 61 days notice to us and does not apply if an event of default occurs and is continuing under the New Credit Facility. The fair value of these terminated warrants was determined to be $31,774 and offset the value of the new warrant issued.  In addition, the fair value associated with the foregone convertibility feature of all previous convertible amounts was determined to be $740,998 and also offset the value of the new warrant issued. As a result of the foregoing, the net value assigned to the new warrant of $344,155 was recorded as paid-in capital and recorded as a reduction to the carrying value of the refinanced note as described below.

Laurus has agreed that it will not, on any trading day, be permitted to sell any common stock acquired upon exercise of this warrant in excess of 10% of the aggregate number of shares of the common stock traded on such trading day. On January 25, 2007, we filed a registration statement under the Securities Act of 1933 relating to the 3,586,429 shares underlying the June 30, 2006 warrant as well as 553,997 shares issuable to another shareholder upon exercise of a warrant. The registration statement was declared effective on February 6, 2007. During the period of June through August 2007, Laurus acquired 1,154,098 shares of our common stock upon the partial exercise of its warrants on a cashless basis.

Subject to applicable cure periods, amounts borrowed under the New Credit Facility are subject to acceleration upon certain events of default, including: (i) any failure to pay when due any amount we owe under the New Credit Facility; (ii) any material breach by us of any other covenant made to Laurus; (iii) any misrepresentation, in any material respect, made by us to Laurus in the documents governing the New Credit Facility; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) the entry of certain monetary judgments greater than $50,000 against us that are not paid or vacated for a period of 30 business days; (vi) suspensions of trading of our common stock; (vii) any failure to deliver shares of common stock upon exercise of the warrant; (viii) certain defaults under agreements related to any of our other indebtedness; and (ix) changes of control of our company. Substantial fees and penalties are payable to Laurus in the event of a default.

Pursuant to Statement of Financial Accounting Standards No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring” (“SFAS 15”) the Credit Facility has been accounted for as a troubled debt restructuring. It was determined that, because the effective interest rate of the New Credit Facility was lower than that of the previous credit facility therefore indicating a concession was granted by Laurus, we are viewed as a passive beneficiary of the restructuring, and no new transaction has occurred. Under SFAS 15, a modification of terms "is neither an event that results in a new asset or liability for accounting purposes nor an event that requires a new measurement of an existing asset or liability." Thus, from a debtor's standpoint, SFAS 15 calls for a modification of the terms of a loan to be accounted for prospectively. As a result, unamortized balances of $258,900 of deferred financing fees and $972,836 of debt discount and beneficial conversion features associated with the previous Laurus credit facility were netted along with the value of the new warrants issued of $344,155 against the new term debt related to the portion of the new debt that refinanced the Laurus debt and related accrued interest totaling $8,503,416 to provide a net carrying amount for that portion of the debt of $6,927,525.  The carrying amount of the loan is being amortized over the term of the loan at a constant effective interest rate of 20% applied to the future cash payments specified by the new loan.

The carrying value of the Laurus debt under the Credit Facility at June 30, 2008 was $12,310,486 and does not equate to the total cash payments of $12,799,662 due under the debt as a result of accounting for a troubled debt restructure.

11

GreenMan Technologies, Inc.
Notes to Interim Consolidated Financial Statements
Quarter Ended June 30, 2008 and 2007
(Unaudited)

8.	Litigation

As previously disclosed, all of GreenMan Technologies of Tennessee, Inc.’s assets were sold in September 2005 and substantially all of GreenMan Technologies of Georgia, Inc.’s assets were sold as of March 1, 2006. All proceeds from these sales were retained by Laurus, our secured lender, and these subsidiaries have no assets.  As of June 30, 2008, approximately seventeen vendors of these subsidiaries had commenced legal action, primarily in the state courts of Georgia, in attempts to collect approximately $1.9 million of past due amounts, plus accruing interest, attorneys’ fees, and costs, all relating to various services rendered to these subsidiaries.  Although GreenMan Technologies, Inc. itself was not a party to any of these vendor relationships, three of the plaintiffs, representing approximately $900,000 of these claims, have named GreenMan Technologies, Inc. as a defendant along with GreenMan Technologies of Georgia, Inc.

As of June 30, 2008, nine vendors have secured judgments in their favor aggregating approximately $1.55 million against GreenMan Technologies of Georgia, Inc., including a summary judgment for approximately $890,000 against GreenMan Technologies, Inc. While GreenMan Technologies, Inc. believes it has valid defenses to these claims, as well as against any similar or related claims that may be made against us in the future, we did not receive proper notice of the summary judgment against us and therefore were unable to timely appeal the judgment. Management therefore determined it to be in the best interests of GreenMan Technologies, Inc. to reach settlement on this judgment rather than to attempt to appeal the judgment for lack of proper notice. On March 28, 2008, GreenMan Technologies, Inc. agreed to a cash settlement of $450,000 with $100,000 paid upon signing the settlement agreement and nine additional monthly payments of $38,889 commencing on April 30, 2008 and ending on December 31, 2008. As of June 30, 2008, the balance due under this agreement was $233,334. Upon receipt of the final payment, the plaintiff has agreed to mark the judgment satisfied with the appropriate courts, at which time we anticipate recording a gain on settlement of approximately $165,000.

On June 27, 2008, GreenMan Technologies of Georgia, Inc. filed for liquidation under Chapter 7 of the federal bankruptcy laws in the Bankruptcy Court of the Middle District of Georgia and a trustee was appointed.  In July 2008 a Meeting of Creditors was held and we are awaiting the trustee’s final report.  As a result of the bankruptcy proceedings all pending litigation is stayed and GreenMan Technologies of Georgia, Inc. was deconsolidated from our financial statements as of June 30, 2008. (See Note 5).

In addition to the foregoing, we are subject to routine claims from time to time in the ordinary course of our business.  We do not believe that the resolution of any of the claims that are currently known to us will have a material adverse effect on our company or on our financial statements.

9.	Stockholders’ Equity

Common Stock Transactions

On October 1, 2007, we issued 8,000,000 shares of our unregistered common stock valued at $2,800,000 (at a price of $.35 which was the closing price of our stock on the date of issuance) in connection with the acquisition of Welch Products. (See Note 4.)

Authorized Shares

As of June 30, 2008, 30,880,435 shares of our common stock were issued and outstanding, and we had approximately 9,590,364 additional shares reserved for future issuance. These reserved shares relate to the following: 3,054,462 shares for issuance upon exercise of awards granted under our 1993 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and 2005 Stock Option Plan and 6,535,902 shares for issuance upon exercise of other stock options and stock purchase warrants. On April 2, 2008, our shareholders approved an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000 shares.

12

GreenMan Technologies, Inc.
Notes to Interim Consolidated Financial Statements
Quarter Ended June 30, 2008 and 2007
(Unaudited)

9.	Stockholders’ Equity – (Continued)

Stock Options

We maintain stock-based compensation plans, which are described more fully in Note 11 to the consolidated financial statements in our 2007 Annual Report filed on Form 10-KSB. As permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”, we previously had elected to continue with the accounting methodology prescribed by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees.” On October 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123(R) “Share-based Payment” using the modified prospective method and have applied the required fair value methodology to all stock option and equity award plans. We use the Black-Scholes option valuation to determine the fair value of share based payments granted after October 1, 2006. During the three and nine months ended June 30, 2008, we recorded stock based compensation expense of $28,183 and $103,750 respectively and $9,195 and $27,300, respectively for the three and nine months ended June 30, 2007 as a result of the adoption of SFAS 123(R). The unamortized compensation costs at June 30, 2008 was $413,111.

During the three months ended December 31, 2007, we granted options to several employees to purchase an aggregate of 670,000 shares of the our common stock at an exercise price of $.35 to per share, which represented the closing price of our stock on the date of each respective grant. The options were granted under the 2005 Stock Option Plan, have a ten-year term and vest equally over a five-year period from date of grant. The fair value of the options at the date of grant in aggregate was $160,000 and assumptions utilized to determine such value were (a) risk free interest rate of 4.33%, (b) expected life of 7.5 years, (c) expected volatility of 64% and (d) weighted average fair value of  $.24 per option granted.

During the three months ended March 31, 2008, we granted options to our Chief Executive Officer pursuant to the terms of his employment agreement to purchase an aggregate of 100,000 shares of the our common stock at an exercise price of $.34 per share, which represented the closing price of our stock on the date of the grant. The options were granted under the 2005 Stock Option Plan, have a ten-year term and vest immediately on the date of grant. The fair value of the options at the date of grant in aggregate was $19,200 and assumptions utilized to determine such value were (a) risk free interest rate of 2.7%, (b) expected life of 5 years, (c) expected volatility of 65% and (d) weighted average fair value of  $.19 per option granted.

We use historical volatility as we believe it is more reflective of market conditions and a better indicator of volatility and use estimated stock option forfeitures based on historical experience. We will continue to use the simplified calculation of expected life described in the Staff Accounting Bulletin No (s) SAB No. 107 and SAB No. 110, Share-Based Payments until we have enough historical data necessary to provide a reasonable estimate of expected life.

10.	Segment Information

In conjunction with the acquisition of Welch Products (See Note 4) on October 1, 2007, we established a new reporting structure whereby we now have two reportable operating segments: (1) tire recycling and  (2) molded recycled rubber products. We have identified the tire recycling and molded recycled rubber product as operating segments for which discrete financial information is available. Each operating segment has its respective management team.

The tire recycling operations collect, process and market scrap tires in whole, shredded or granular form. We are paid a fee to collect, transport and process scrap tires (i.e., collection/processing revenue) in whole or into two inch or smaller rubber chips which are then sold (i.e., product revenue).

The molded recycled rubber products operations manufacture, install and market branded recycled content products and services that provide schools and other political subdivisions viable solutions for safety, compliance, and accessibility. Pursuant to  SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, our Chief Executive Officer has been identified as the chief operating decision maker (CODM) as he assesses the performance of the segments and decides how to allocate resources to the segments. Income (loss) from operations is the measure of profit and loss that our CODM uses to assess performance and make decisions. Assets are not a measure used to assess the performance of the company by the CODM; therefore we will report assets by segment in our disclosures. Income (loss) from operations represents the net sales less the cost of sales and direct operating expenses incurred within the operating segments as well the allocation of some but not all corporate operating expenses. These unallocated costs include certain corporate functions (certain legal, accounting, wage, public relations and interest expense) are included in the results below under Corporate and other in the reconciliation of operating results. Management does not consider unallocated Corporate and other in its management of segment reporting.

13

GREENMAN TECHNOLOGIES, INC.
Notes to Interim Consolidated Financial Statements
Quarter Ended June 30, 2008 and 2007
(Unaudited)

10.	Segment Information – (Continued)

The following table provides total assets for our operating segments as of :

Total assets:	June 30, 2008	September 30, 2007
Tire recycling	$11,358,399	$9,034,960
Molded recycled rubber products	6,271,247	—
Corporate and other	294,228	256,243
Total assets	$17,923,874	$9,291,203

The following table provides net sales and income from operations for our operating segments:

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30
	2008	2007	2008	2007
Net sales;
Tire recycling	$6,671,451	$5,320,269	$15,616,828	$13,671,561
Molded recycled rubber products	886,110	—	2,093,596	—
Corporate and other	—	—	—	—
Total net sales	$7,557,561	$5,320,269	$17,710,424	$13,671,561

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Income (loss) from continuing operations:
Tire recycling	$1,143,888	$644,688	$1,835,757	$1,229,825
Molded recycled rubber products	(142,640)	—	(686,780)	-
Corporate and other	(369,728)	(432,936)	(1,379,244)	(1,685,398)
Total income (loss) from continuing operations	$631,520	$211,752	$(230,267)	$(455,573)

11.	Income Taxes

We recorded a provision for state income tax expense of approximately $52,000 during the nine months ended June 30, 2008 based on certain subsidiary state income tax obligations.

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Item 2.    Management’s Discussion and Analysis or Plan of Operation

In September 2005, due to the magnitude of continued operating losses, our Board of Directors approved plans to divest the operations of our GreenMan Technologies of Georgia, Inc. subsidiary and dispose of its respective assets. Accordingly, we have classified all remaining liabilities associated with our Georgia entity and it’s results of operations as discontinued operations for all periods presented in the accompanying consolidated financial statements. On June 27, 2008, our Georgia subsidiary filed for liquidation under Chapter 7 of the federal bankruptcy laws in the Bankruptcy Court of the Middle District of Georgia. As a result of the bankruptcy proceedings we have relinquished control of our Georgia subsidiary to the Bankruptcy Court and therefore have de-consolidated substantially all remaining obligations from our financial statements as of June 30, 2008.  On October 1, 2007, we acquired Welch Products, Inc. in exchange for 8,000,000 newly issued shares of our commons stock. The results described below include the operations of Welch since October 1, 2007.

The following information should be read in conjunction with the unaudited consolidated financial statements and the notes thereto included in Item 1 of this Quarterly Report, and the audited consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Form 10-KSB, as amended, filed for the fiscal year ended September 30, 2007.

Results of Operations

Three Months ended June 30, 2008 Compared to the Three Months ended June 30, 2007

Net sales for the three months ended June 30, 2008 increased $2,237,292 or 42% to $7,557,561 as compared to net sales of $5,320,269 for the quarter ended June 30, 2007. The increase is primarily attributable to a 25% increase in overall tire derived end product revenues during the three months ended June 30, 2008 and a 15% increase in scrap tire volume (we processed approximately 3.5 million passenger tire equivalents during the quarter ended June 30, 2008 as compared to approximately 3.0 million passenger tire equivalents during the same period last year). The remaining increase in revenue was attributable to the inclusion of approximately $886,000 of revenue associated with Welch, our newly acquired subsidiary. The results for the three months ended June 30, 2007 included approximately $54,000 of revenue and 39,000 passenger tire equivalents associated with an Iowa scrap tire cleanup project which was completed during that quarter.

Gross profit for the three months ended June 30, 2008 was $2,514,560 or 33% of net sales, compared  to $1,742,556 or 33% of net sales for the three months ended June 30, 2007.  The results for the three months ended June 30, 2008 included Welch, which had a gross profit of $284,769 or 32% of its net sales.

Selling, general and administrative expenses for the three months ended June 30, 2008 increased $433,196 to $1,377,737 or 18% of net sales, compared to $944,541 or 18% of net sales for the three months ended June 30, 2007. The increase was primarily attributable to the inclusion of $393,898 associated with Welch, including an ongoing significant investment in sales and marketing efforts to promote the Welch patented products and establish market presence.

Interest and financing expense for the three months ended June 30, 2008 decreased $62,409 to $497,293, compared to $559,702 during the three months ended June 30, 2007. The decrease was primarily due to reduced interest rates and outstanding principal.

As a result of the foregoing, our income from continuing operations after income taxes increased $419,768 or almost 200% to $631,520 for the three months ended June 30, 2008 as compared to $211,752 for the three months ended June 30, 2007.

During the three months ended June 30, 2008 we recognized income from discontinued operations of $2,360,930 associated with a one time, non-cash gain resulting from the de-consolidation of our inactive Georgia subsidiary which filed Chapter 7 bankruptcy during the quarter. During the quarter ended June 30, 2007 we reached agreements with several Georgia vendors regarding remaining past due amounts resulting in approximately $102,000 of income from discontinued operations.

 Our net income for the three months ended June 30, 2008 was $2,992,450 or $.10 per basic share as compared to net income of $313,435 or $.01 per basic share for the three months ended June 30, 2007.

Nine Months ended June 30, 2008 Compared to the Nine Months ended June 30, 2007

Net sales for the nine months ended June 30, 2008 increased $4,038,863 or 30% to $17,710,424 as compared to the net sales of $13,671,561 for the nine months ended June 30, 2007. The increase is primarily attributable to a 26% increase in overall tire derived end product revenues during the nine months ended June 30, 2008 and a 7% increase in scrap tire volume (we processed approximately 9.5 million passenger tire equivalents during the nine months ended June 30, 2008 as compared to approximately 9.0 million passenger tire equivalents during the same period last year). The remaining increase in revenue was attributable to the inclusion of approximately $2,093,596 of revenue associated with Welch, our newly acquired subsidiary. The results for the nine months ended June 30, 2007 included approximately $404,000 of revenue and 205,000 passenger tire equivalents associated with an Iowa scrap tire cleanup project which was completed during that period.

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Gross profit for the nine months ended June 30, 2008, was $5,300,255 or 30% of net sales, compared  to $4,001,128 or 29% of net sales for the nine months ended June 30, 2007.  The results for the nine months ended June 30, 2008 included Welch, which had a gross profit of $622,744 or 30% of its net sales.

Selling, general and administrative expenses for the nine months ended June 30, 2008, increased $1,182,947 to $3,996,505 or 23% of net sales, compared to $2,813,558 or 21% of net sales for the nine months ended June 30, 2007. The increase was attributable to the inclusion of $1,237,290 associated with Welch, including a significant investment in sales and marketing efforts to promote the Welch patented products and establish market presence. These increases were offset by reduced wages and performance based incentives.

As a result of the foregoing, we had operating income from continuing operations of $1,303,750 during the nine months ended June 30, 2008 as compared to operating income of $1,187,570 for the nine months ended June 30, 2007.

Interest and financing expense for the nine months ended June 30, 2008, decreased $116,072 to $1,489,457 compared to $1,605,529 during the nine months ended June 30, 2007. The decrease was primarily due to reduced interest rates and outstanding principal.

We recorded a provision for state income tax expense of approximately $52,000 during the nine months ended June 30, 2008 as compared to approximately $32,000 for the same period last year.

As a result of the foregoing, our loss from continuing operations after income taxes decreased $225,306 or 49% to $230,267 for the nine months ended June 30, 2008 as compared to a loss of $455,573 for the nine months ended June 30, 2007.

During the nine months ended June 30, 2008, we recognized income from discontinued operations of $2,360,930 associated with a one time, non-cash gain resulting from the de-consolidation of our inactive Georgia subsidiary which filed Chapter 7 bankruptcy in June 2008. During the nine months ended June 30, 2007 we reached agreements with several Georgia vendors regarding remaining past due amounts resulting in approximately $112,000 of income from discontinued operations.

Our net income for the nine months ended June 30, 2008, was $2,130,663 or $.07 per basic share as compared to a net loss of $344,063 or $.02 per basic share for the nine months ended June 30, 2007.

Liquidity and Capital Resources

As of June 30, 2008, we had $543,057 in cash and cash equivalents and a working capital deficiency of $11,322,565  which reflects the inclusion of $9.8 million of term debt due our primary lender, Laurus Master Fund, Ltd.,  under the terms of our Credit Facility which matures June 30, 2009. Commencing October 1, 2008, our principal payments due to Laurus under this term debt are scheduled to increase substantially. We are currently in discussions with Laurus regarding an initial 12-month extension in the term of the credit facility as well as maintaining our current level of monthly principal payments through the remainder of the existing term and the potential extension term.  If we are unable to restructure our remaining principal payments with Laurus or obtain additional financing, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans accordingly.

We understand our continued existence is dependent on our ability to generate positive operating cash flow and achieve profitable status on a sustained basis for all operations. We believe our efforts to achieve these goals, have been positively impacted by our divestiture of historically unprofitable operations during fiscal 2006 and 2005, as evidenced by the fact we have been profitable in four of our last five consecutive quarters. In addition, during the nine months ended June 30, 2008, we have made a significant investment in sales and marketing efforts to promote the Welch patented products and establish market presence.

The Consolidated Statements of Cash Flows reflect events for the nine months ended June 30, 2008 and 2007 as they affect our liquidity. During the nine months ended June 30, 2008, net cash used by operating activities was $359,305.  Our net income for the nine months ended June 30, 2008 was $2,130,663, including a one time, non-cash gain of $2,360,930 associated with the de-consolidation of our Georgia subsidiary. Our cash flow was positively impacted by the following non-cash expenses and changes to our working capital: $1,711,137 of depreciation and amortization and an increase in accounts payable and accrued expenses of $396,995. These changes were offset by a $1,338,177 increase in product inventory, which is not unusual as we typically build inventory prior to our seasonally stronger second half. In addition, accounts receivable increased $659,386 reflecting stronger revenues during the seasonally strong quarter. During the nine months ended June 30, 2007, net cash used by operating activities was $484,035. While our net loss was $344,063 our overall cash flow was positively impacted by the following non-cash expenses and changes to our working capital: $1,100,403 of depreciation and amortization which partially offset a $744,668 increase in product inventory and a $531,706 increase in accounts receivable. It is not unusual during the seasonally slower first half of our fiscal year to build inventory for the pending crumb season, which typically begins during our third fiscal quarter as evidenced by the increase in accounts receivable.

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Net cash used by investing activities was $1,241,439 for the nine months ended June 30, 2008, reflecting the net purchase of equipment of $1,312,010 and $68,571 of net cash acquired in the Welch transaction. Net cash used by investing activities was $719,406 for the nine months ended June 30, 2007, reflecting the purchase of $769,445 of equipment offset by proceeds from the sale of equipment of $50,039.

Net cash provided by financing activities was $1,767,037 during the nine months ended June 30, 2008, reflecting an increase in our working capital line of $2,999,662, which offset normal debt payments including the payoff of approximately $467,000 of Welch debt in conjunction with the acquisition and capital lease repayments.  Net cash provided by financing activities was $764,139 during the nine months ended June 30, 2007, reflecting the initial drawdown of our line of credit which offset normal debt and capital lease repayments.

In order to reduce our operating costs, address our liquidity needs and return to profitable status, we have implemented and/or are in the processing of implementing the following actions:

Divestiture of Unprofitable Operations

Due to the magnitude of the continuing operating losses incurred by our Georgia and Tennessee during fiscal 2005 ($3.4 million and $1.8 million, respectively) subsidiaries and our California subsidiary ($3.2 million since inception) in fiscal 2006, our Board of Directors determined it to be in the best interest of our company to discontinue all southeastern and west coast operations  and dispose of their respective operating assets.

The divestiture of our Tennessee operations was substantially completed during the fiscal year ended September 30, 2005 and the  divestiture of our Georgia and California subsidiaries was completed during fiscal 2006.

Credit Facility Refinancing

On June 30, 2006, we entered into a $16 million amended and restated credit facility with Laurus (the “Credit Facility”). The Credit Facility consists of a $5 million non-convertible secured revolving note and an $11 million secured non-convertible term note.

The revolving note has a term of three years from the closing, bears interest on any outstanding amounts at the prime rate published in The Wall Street Journal from time to time plus 2%, with a minimum rate of 8%. The amount we may borrow at any time under the revolving note is based on our eligible accounts receivable and our eligible inventory with an advance rate equal to 90% of our eligible accounts receivable (90 days or less) and 50% of finished goods inventory up to a maximum of $5 million less such reserves as Laurus may reasonably in its good faith judgment deem necessary from time to time.

The term note has a maturity date of June 30, 2009 and bears interest at the prime rate published in The Wall Street Journal from time to time plus 2% with a minimum rate of 8%. Interest on the loan is payable monthly commencing August 1, 2006. Principal will be amortized over the term of the loan, commencing on July 2, 2007, with minimum monthly payments of principal as follows: (i) for the period commencing on July 2, 2007 through June 2008, minimum payments of $150,000; (ii) for the period from July 2008 through June 2009, minimum payments of $400,000; and (iii) the balance of the principal shall be payable on the maturity date. In May 2007, Laurus agreed to reduce the monthly principal payments required under Credit Facility during the period of July 2007 to June 2008 from $150,000 to $100,000 per month. Laurus also agreed to reduce the monthly principal payments required during the period of July 2008 to September 2008 from $400,000 to $100,000 per month. The net reduction of $1,500,000 will be deferred and payable at the June 2009 maturity date.

 In addition, we have agreed to make an excess cash flow repayment as follows: no later than 95 days following the end of each fiscal year beginning with the fiscal year ending on September 30, 2007, we have agreed to make a payment equal to 50% of (a) our aggregate net operating cash flow generated in such fiscal year less (b) our aggregate capital expenditures in such fiscal year (up to a maximum of 25% of the net operating cash flow calculated in accordance with clause (a) of this sentence. Laurus agreed to waive this provision for the year ended September 30, 2007. The term loan may be prepaid at any time without penalty.

In connection with the Credit Facility, we also issued to Laurus a warrant to purchase up to 3,586,429 shares of our common stock at an exercise price equal to $.01 per share. Laurus has agreed that it will not, on any trading day, be permitted to sell any common stock acquired upon exercise of this warrant in excess of 10% of the aggregate number of shares of the common stock traded on such trading day. Previously issued warrants to purchase an aggregate of 1,380,000 shares of our common stock were canceled as part of these transactions. The amount of our common stock Laurus may hold at any given time is limited to no more than 4.99% of our outstanding capital stock. This limitation may be waived by Laurus upon 61 days notice to us and does not apply if an event of default occurs and is continuing under the Credit Facility.

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On January 25, 2007, we filed the registration statement under the Securities Act of 1933 relating to the 3,586,429 shares underlying the June 30, 2006 warrant as well as 553,997 shares issuable to another shareholder upon exercise of a warrant. The registration statement was declared effective on February 6, 2007.

Pursuant to Statement of Financial Accounting Standards No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring” (“SFAS 15”) the Credit Facility has been accounted for as a troubled debt restructuring. It was determined that, because the effective interest rate of the Credit Facility was lower than that of the previous credit facility therefore indicating a concession was granted by Laurus, we are viewed as a passive beneficiary of the restructuring, and no new transaction has occurred. Under SFAS 15, a modification of terms "is neither an event that results in a new asset or liability for accounting purposes nor an event that requires a new measurement of an existing asset or liability." Thus, from a debtor's standpoint, SFAS 15 calls for a modification of the terms of a loan to be accounted for prospectively. As a result, unamortized balances of  $258,900 of deferred financing fees and $972,836 of debt discount and beneficial conversion features associated with the previous Laurus credit facility were netted along with the value of the new warrants issued of $344,155 against the new term debt related to the portion of the new debt that refinanced the Laurus debt and related accrued interest totaling $8,503,416 to provide a net carrying amount for that portion of the debt of $6,927,525.  The carrying amount of the loan will be amortized over the term of the loan at a constant effective interest rate of 20% applied to the future cash payments specified by the new loan. (See Note 7 to the Audited Consolidated Financial Statements).

 Subject to applicable cure periods, amounts borrowed under the Credit Facility are subject to acceleration upon certain events of default, including: (i) any failure to pay when due any amount we owe under the New Credit Facility; (ii) any material breach by us of any other covenant made to Laurus; (iii) any misrepresentation, in any material respect, made by us to Laurus in the documents governing the New Credit Facility; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) the entry of certain monetary judgments greater than $50,000 against us that are not paid or vacated for a period of 30 business days; (vi) suspensions of trading of our common stock; (vii) any failure to deliver shares of common stock upon exercise of the warrant; (viii) certain defaults under agreements related to any of our other indebtedness; and (ix) changes of control of our company. Substantial fees and penalties are payable to Laurus in the event of a default.

Our obligations under the Credit Facility are secured by first priority security interests in all of the assets of our company and all of the assets of our GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies of Iowa, Inc. subsidiaries, as well as by pledges of the capital stock of those subsidiaries. In January 2008, we  granted Laurus additional security interests in the assets of Welch Products and its subsidiaries, which increased our borrowing base under the revolving note described above.

Effects of Inflation and Changing Prices

Generally, we are exposed to the effects of inflation and changing prices.  Given the largest component of our collection and disposal costs is transportation, we have been adversely affected by the significant increases in the cost of fuel.  Additionally, because we rely on floating-rate debt for certain financing arrangements, rising interest rates in fiscal 2007 had a negative effect on our performance. We have generally been unaffected by interest rate declines in the first six months of fiscal 2008, because our  Credit Facility bears interest at a minimum rate of 8.0%.

Based on our fiscal 2008 operating plan, available working capital, revenues from operations and anticipated availability under our working capital line of credit with Laurus, we believe we will be able to satisfy our cash requirements through fiscal 2008 at which time our Laurus principal payments increase substantially. We are currently in discussions with Laurus regarding an initial 12 month extension in the term of the credit facility as well as maintaining our current level of monthly principal payments through the remainder of the existing term and the potential extension term.  If we are unable to restructure our remaining principal payments with Laurus or obtain additional financing, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans accordingly.

Off-Balance Sheet Arrangements

We lease various facilities and equipment under cancelable and non-cancelable short and long term operating leases which are described in Note 7 to our Audited Consolidated Financial Statements contained in Form 10-KSB, as amended, filed for the fiscal year ended September 30, 2007.

Cautionary Statement

Information contained or incorporated by reference in this document contains forward-looking statements regarding future events and the future results of GreenMan Technologies, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995, and are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “likely,” “may,” “designed,” “would,” “future,” “can,” “could” and other similar expressions that are predictions of or indicate future events and trends or which do not relate to historical matters are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and involve a number of risks, uncertainties, and assumptions that are difficult to predict; consequently  actual results may differ materially from those projected, anticipated, or implied.

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Factors That May Affect Future Results

Risks Related to our Business

We have been profitable in the most recent quarter and four of the last consecutive quarters, lost money in the previous eighteen consecutive quarters. We may need additional working capital if we do not maintain profitability, which if not received, may force us to curtail operations.

As of June 30, 2008, we had $543,057 in cash and cash equivalents and a working capital deficiency of $11,322,565 of which reflects the inclusion of $9.8 million of term debt due our primary lender, Laurus Master Fund, Ltd., under the terms of our credit facility which matures June 30, 2009. Commencing October 1, 2008, our principal payments due to Laurus under this term debt are scheduled to increase substantially. We are currently in discussions with Laurus regarding an initial 12-month extension in the term of the credit facility as well as maintaining our current level of monthly principal payments through the remainder of the existing term and the potential extension term.  If we are unable to restructure our remaining principal payments with Laurus or obtain additional financing, our ability to maintain our current level of operations could be materially and adversely affected and we may be required to adjust our operating plans accordingly.

We understand our continued existence is dependent on our ability to generate positive operating cash flow and achieve profitable status on a sustained basis for all operations.

The delisting of our common stock by the American Stock Exchange has limited our stock’s liquidity and could substantially  impair our ability to raise capital.

Our common stock ceased trading on the American Stock Exchange on June 15, 2006 and was delisted by the Exchange on July 6, 2006 as result of our failure to maintain stockholders’ equity in excess of $4 million as required by the Exchange’s Company Guide when a company has incurred losses in three of the four most recent fiscal years.  During the period of June 15 through June 20, 2006 we were traded on the Pink Sheet. On June 21, 2006, we began trading on the Over-The-Counter-Bulletin-Board under the symbol “GMTI”.  We believe the delisting has limited our stock’s liquidity and could substantially impair our ability to raise capital.

We have substantial indebtedness to Laurus Master Fund secured by substantially all of our assets.  If an event of default occurs under the secured notes issued to Laurus, Laurus may foreclose on our assets and we may be forced to curtail or cease our operations or sell some or all of our assets to repay the notes.

On June 30, 2006, we entered into a $16 million amended and restated credit facility with Laurus (the “Credit Facility”). The Credit Facility consists of a $5 million non-convertible secured revolving note and an $11 million secured non-convertible term note.

Subject to certain grace periods, the notes and agreements provide for the following events of default (among others):

•	failure to pay interest and principal when due;

•	an uncured breach by us of any material covenant, term or condition in any of the notes or related agreements;

•	a breach by us of any material representation or warranty made in any of the notes or in any related agreement;

•	any form of bankruptcy or insolvency proceeding is instituted by or against us;

•	any money judgment or similar final process is filed against us for more than $50,000 that remains unvacated, unbonded or unstayed for a period of 30 business days;

•	suspension of our common stock from our principal trading market for five consecutive days or five days during any ten consecutive days;

•	any failure to deliver shares of common stock upon exercise of the warrant;

•	certain defaults under agreements related to any of our other indebtedness; and

•	changes of control of our company.

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In the event of a future default under our agreements with Laurus, Laurus may enforce its rights as a secured party and we may lose all or a portion of our assets, be forced to materially reduce our business activities or cease operations.

We will require additional funding to grow our business, which funding may not be available to us on favorable terms or at all. If we do not obtain funding when we need it, our business will be adversely affected. In addition, if we have to sell securities in order to obtain financing, the rights of our current holders may be adversely affected.

We will have to seek additional outside funding sources to satisfy our future financing demands if our operations do not produce the level of revenue we require to maintain and grow our business.  We cannot assure  that outside funding will be available to us at the time that we need it and in the amount necessary to satisfy our needs, or, that if such funds are available, they will be available on terms that are favorable to us. If we are unable to secure financing when we need it, our business will be adversely affected and we may need to discontinue some or all of our operations. If we have to issue additional shares of common stock or securities convertible into common stock in order to secure additional funding, our current stockholders will experience dilution of their ownership of our shares. In the event that we issue securities or instruments other than common stock, we may be required to issue such instruments with greater rights than those currently possessed by holders of our common stock.

We may not be able to successfully integrate our recent acquisition of Welch Products, Inc into GreenMan and realize anticipated benefits.

On October 1, 2007, we acquired Welch Products, Inc., a company headquartered in Carlisle, Iowa, which specializes in design, product development, and manufacturing of environmentally responsible products using recycled materials, primarily recycled rubber.  Since inception, Welch has invested significant amounts in sales and marketing efforts to promote their patented products and establish market presence but have not yet reached sustained profitability. During the three and nine months ended June 30, 2008, Welch lost approximately $142,000 and $687,000 respectively. We understand our consolidated performance will be negatively impacted unless Welch begins generating positive operating cash flow and achieves profitable status on a sustained basis for all Welch operations.

Improvement in our business depends on our ability to increase demand for our products and services.

Factors that could limit demand for our products and services are adverse events or economic or other conditions affecting markets for our products and services, potential delays in product development, product and service flaws, changes in technology, changes in the regulatory environment and the availability of competitive products and services.

Our business is subject to extensive and rigorous government regulation; failure to comply with applicable regulatory requirements could substantially harm our business.

Our tire recycling activities are subject to extensive and rigorous government regulation designed to protect the environment. The establishment and operation of plants for tire recycling are subject to obtaining numerous permits and complying with environmental and other government regulations. The process of obtaining required regulatory approvals can be lengthy and expensive. The Environmental Protection Agency and comparable state and local regulatory agencies actively enforce environmental regulations and conduct periodic inspections to determine compliance with government regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizure or recall of products, operating restrictions, and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could impose costly new procedures for compliance, or prevent us from obtaining, or affect the timing of, regulatory approvals.

The market in which we operate is highly competitive, fragmented and decentralized and our competitors may have greater technical and financial resources.

The market for our services is highly competitive, fragmented and decentralized.  Many of our competitors are small regional or local businesses.  Some of our larger competitors may have greater financial and technical resources than we do.  As a result, they may be able to adapt more quickly to new or emerging technologies, changes in customer requirements, or devote greater resources to the promotion and sale of their services.  Competition could increase if new companies enter the markets in which we operate or our existing competitors expand their service lines. These factors may limit or prevent any further development of our business.

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Our success depends on the retention of our senior management and other key personnel.

Our success depends largely on the skills, experience and performance of our senior management. The loss of any key member of senior management could have a material adverse effect on our business.

Seasonal factors may affect our quarterly operating results.

Seasonality may cause our total revenues to fluctuate.  We typically process fewer tires during the winter and experience a more pronounced volume reduction in severe weather conditions.  In addition, a majority of our crumb rubber is used for playground and athletic surfaces, running tracks and landscaping/groundcover applications which are typically installed during the warmer portions of the year. Similar seasonal or other patterns may develop in our business.
Inflation and changing prices may hurt our business.

Generally, we are exposed to the effects of inflation and changing prices. Primarily because the largest component of our collection and disposal costs is transportation, we have been adversely affected by significant increases in the cost of fuel. Additionally, because we rely on floating-rate debt for certain financing arrangements interest rates fluctuations will have an effect on our financial performance.

If we acquire other companies or businesses we will be subject to risks that could hurt our business.

A significant part of our business strategy entails future acquisitions or significant investments in businesses that offer complementary products and services.  Promising acquisitions are difficult to identify and complete for a number of reasons. Any acquisitions completed by our company may be made at a premium over the fair value of the net assets of the acquired companies and competition may cause us to pay more for an acquired business than its long-term fair market value. There can be no assurance that we will be able to complete future acquisitions on terms favorable to us or at all. In addition, we may not be able to integrate our Welch Products acquisition or any future acquired businesses, at all or without significant distraction of management into our ongoing business. In order to finance acquisitions, it may be necessary for us to issue shares of our capital stock to the sellers of the acquired businesses and/or to seek additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to us and, in the case of an equity financing or the use of our stock to pay for an acquisition, may result in dilution to our existing stockholders.

As we grow, we are subject to growth related risks.

We are subject to growth-related risks, including capacity constraints and pressure on our internal systems and personnel. In order to manage current operations and any future growth effectively, we will need to continue to implement and improve our operational, financial and management information systems and to hire, train, motivate, manage and retain employees. We may be unable to manage such growth effectively. Our management, personnel or systems may be inadequate to support our operations, and we may be unable to achieve the increased levels of revenue commensurate with the increased levels of operating expenses associated with this growth. Any such failure could have a material adverse impact on our business, operations and prospects. In addition, the cost of opening new facilities and the hiring of new personnel for those facilities could significantly decrease our profitability, if the new facilities do not generate sufficient additional revenue.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively minimize the possibility of fraud and its impact on our company. If we cannot continue to provide financial reports or effectively minimize the possibility of fraud, our business reputation and operating results could be harmed.

In addition, we will be required as currently proposed to include the management reports on internal controls as part of our annual report for the fiscal year ending September 30, 2008, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, which requires, among other things, that we maintain effective internal controls over financial reporting and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm (commencing with the fiscal year ended September 30, 2009) to report on the effectiveness of our internal controls over financial reporting, as required by Section 404. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts.

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We cannot be certain as to the timing of the completion of our evaluation and testing, the timing of any remediation actions that may be required or the impact these may have on our operations. Furthermore, there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of the Sarbanes-Oxley Act, we might become subject to sanctions or investigation by regulatory authorities such as the Securities and Exchange Commission or any securities exchange on which we may be trading at that time, which action may be injurious to our reputation and affect our financial condition and decrease the value and liquidity of our common stock.

Risks Related to the Securities Market

Our stock price may be volatile, which could result in substantial losses for our shareholders.

Our common stock is thinly traded and an active public market for our stock may not develop. Consequently, the market price of our common stock may be highly volatile.  Additionally, the market price of our common stock could fluctuate significantly in response to the following factors, some of which are beyond our control:

•	we are now traded on the OTC Bulletin Board;

•	changes in market valuations of similar companies;

•	announcements by us or by our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

•	regulatory developments;

•	additions or departures of senior management and other key personnel;

•	deviations in our results of operations from the estimates of securities analysts; and

•	future issuances of our common stock or other securities.

We have options and warrants currently outstanding.  Exercise of these options and warrant will cause dilution to existing and new shareholders.  Future sales of common stock by Laurus and our existing stockholders could result in a decline in the market price of our stock.

As of June 30, 2008, we had options and warrants outstanding to purchase 9,590,364 additional shares for future issuance. These reserved shares relate to the following: 3,054,462 shares for issuance upon exercise of awards granted under our 1993 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and  2005 Stock Option Plan and 6,535,902 shares for issuance upon exercise of other stock options and stock purchase warrants.

The exercise of our options and warrants will cause additional shares of common stock to be issued, resulting in dilution to investors and our existing stockholders. As of June 30, 2008, approximately 15 million shares of our common stock were eligible for sale in the public market. This represents approximately 48% of our outstanding shares of common stock. We have registered an additional 2,951,905 shares of common stock issuable upon exercise of remaining warrants owned by certain stockholders, therefore increasing the potential total shares of our common stock eligible for resale in the public market to approximately 18 million. Sales of a significant number of shares of our common stock in the public market could result in a decline in the market price of our common stock, particularly in light of the illiquidity and low trading volume in our common stock.

Our directors, executive officers and principal stockholders own a significant percentage of our shares, which will limit the ability of other stockholders to influence corporate matters.

Our directors, executive officers and other principal stockholders owned approximately 25 percent of our outstanding common stock as of June 30, 2008. Accordingly, these stockholders could have a significant influence over the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets and also could prevent or cause a change in control. The interests of these stockholders may differ from the interests of other stockholders. During the fiscal year ended September 30, 2007, Laurus acquired 1,154,098 shares of our common stock upon partial exercise of its warrant on a cashless basis. In addition, Laurus can elect to acquire up to 4,811,905 shares of our outstanding stock by exercising its warrants for an aggregate exercise price of $48,119. If Laurus were to acquire those shares, they would represent 16% of our outstanding shares of common stock at June 30, 2008. In addition, the limited number of shares held in public float affects the liquidity of our common stock.  Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

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We have never paid dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future.

 We have paid no cash dividends on our capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, our agreements with Laurus prohibit the payment of cash dividends. As a result, capital appreciation, if any, of our common stock will be shareholders’ sole source of gain for the foreseeable future.

Anti-takeover provisions in our charter documents and Delaware law could discourage potential acquisition proposals and could prevent, deter or delay a change in control of our company.

Certain provisions of our Restated Certificate of Incorporation and By-Laws could have the effect, either alone or in combination with each other, of preventing, deterring or delaying a change in control of our company, even if a change in control would be beneficial to our stockholders.  Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.

Environmental Liability

There are no known material environmental violations or assessments.

Item 3   Controls and Procedures

Our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of June 30, 2008. In designing and evaluating our disclosure controls and procedures, we recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applied its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on this evaluation, our chief executive officer and chief financial officer concluded that as of June 30, 2008, our disclosure controls and procedures were (1) designed to ensure that material information relating to the company, including our consolidated subsidiaries, is made known to our chief executive officer and chief financial officer by others within those entities, particularly during the period in which this report was being prepared and (2) effective, in that they provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms.

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the fiscal quarter ended June 30, 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1.   Legal Proceedings

As previously disclosed, all of GreenMan Technologies of Tennessee, Inc.’s assets were sold in September 2005 and substantially all of GreenMan Technologies of Georgia, Inc.’s assets were sold as of March 1, 2006. All proceeds from these sales were retained by Laurus, our secured lender, and these subsidiaries have no assets.  As of June 30, 2008, approximately seventeen vendors of these subsidiaries had commenced legal action, primarily in the state courts of Georgia, in attempts to collect approximately $1.9 million of past due amounts, plus accruing interest, attorneys’ fees, and costs, all relating to various services rendered to these subsidiaries.  Although GreenMan Technologies, Inc. itself was not a party to any of these vendor relationships, three of the plaintiffs, representing approximately $900,000 of these claims, have named GreenMan Technologies, Inc. as a defendant along with GreenMan Technologies of Georgia, Inc.

As of June 30, 2008, nine vendors have secured judgments in their favor aggregating approximately $1.55 million against GreenMan Technologies of Georgia, Inc., including a summary judgment for approximately $890,000 against GreenMan Technologies, Inc. While GreenMan Technologies, Inc. believes it has valid defenses to these claims, as well as against any similar or related claims that may be made against us in the future, we did not receive proper notice of the summary judgment against us and therefore were unable to timely appeal the judgment. Management therefore determined it to be in the best interests of GreenMan Technologies, Inc. to reach settlement on this judgment rather than to attempt to appeal the judgment for lack of proper notice. On March 28, 2008, GreenMan Technologies, Inc. agreed to a cash settlement of $450,000 with $100,000 paid upon signing the settlement agreement and nine additional monthly payments of $38,889 commencing on April 30, 2008 and ending on December 31, 2008. Upon receipt of the final payment, the plaintiff has agreed to mark the judgment satisfied with the appropriate courts, at which time we anticipate recording a gain on settlement of approximately $150,000.

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On June 27, 2008, GreenMan Technologies of Georgia, Inc. filed for liquidation under Chapter 7 of the federal bankruptcy laws in the Bankruptcy Court of the Middle District of Georgia and a trustee was appointed.  In July 2008 a Meeting of Creditors was held and we are awaiting the trustee’s final report.  As a result of the bankruptcy proceedings all pending litigation is stayed and GreenMan Technologies of Georgia, Inc. was de-consolidated from our financial statements as of June 30, 2008.

In addition to the foregoing, we are subject to routine claims from time to time in the ordinary course of our business.  We do not believe that the resolution of any of the claims that are currently known to us will have a material adverse effect on our company or on our financial statements.

Item 4.   Submission of Matters to a Vote of Security Holders

We  conducted our Annual Meeting of Stockholders on April 1, 2008.  The matters considered at the meeting and the results for each vote were as follows:

	For	Against	Abstain
Vote 1 – Election of the Board of Directors Maurice E. Needham Lew Boyd Dr. Allen Kahn Lyle Jensen Nicholas DeBenedictis	23,982,043 23,989,154 24,484,182 24,834,038 21,066,403	2,240,926 2,233,815 1,738,787 1,388,931 5,156,566	N/A N/A N/A N/A N/A

Vote 2 – To consider and act upon a proposal to amend the Company’s Restated Certificate of Incorporation to increase the authorized shares of the Company's Common Stock from 40 million to 60 million	24,721,002	1,431,326	70,639

Vote 3 – To consider and act upon a proposal to amend the 2005 Stock Option Plant to increase the authorized shares to be issued from 2 million to 3.5 million	16,494,747	1,950,189	28,915

Vote 4 – To Ratify the selection of Schechter,Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ended September 30, 2008	24,991,916	907,044	323,608

Item 6.    Exhibits

Exhibits

3.1(1)	Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on May 1, 2003, as amended

31.1(1)	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a)

31.2(1)	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a)

32.1(1)	Certification of Chief Executive Officer under 18 U.S.C Section 1350

32.2(1)	Certification of Chief Financial Officer under 18 U.S.C Section 1350

(1)	Filed herewith.

(a)	Reports on Form 8-K

Form 8-K dated and filed June 27, 2008, with respect to Item 8.01

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant certifies that it has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:       GreenMan Technologies, Inc.

/s/  Lyle Jensen
Lyle Jensen
Chief Executive Officer

By:       GreenMan Technologies, Inc.

/s/ Charles E. Coppa
Chief Financial Officer, Treasurer,
Secretary

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APPENDIX E

VOTING AGREEMENT

Execution Version

STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement") is made this 12th day of September, 2008, by and among Liberty Tire Services, LLC, a Delaware limited liability company (“LTS”); Liberty Tire Services of Ohio, LLC, a Delaware limited liability company and wholly owned subsidiary of LTS (“Purchaser”); GreenMan Technologies, Inc., a Delaware corporation (“GTI”); GreenMan Technologies of Iowa, Inc., an Iowa corporation and wholly owned subsidiary of GTI (“GTIA”); GreenMan Technologies of Minnesota, Inc., a Minnesota corporation and wholly owned subsidiary of GTI (“GTMN” and, together with GTIA, “Sellers”); and the stockholders of GTI listed on Schedule A to this Agreement (collectively, the “Stockholders” and each, individually, a “Stockholder”).

WHEREAS, as of the date hereof, the Stockholders are the legal and beneficial owners of record of shares of Common Stock of GTI as set forth on Schedule A attached hereto (such shares, together with any shares of Common Stock or other voting or equity securities of GTI hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);

WHEREAS, pursuant to the Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), by and among LTS, Purchaser, GTI, and Sellers, Purchaser has agreed to acquire substantially all of the assets related to or used in connection with Sellers’ businesses of tire collection, disposal, shredding, processing, recycling and sale of used tires, including without limitation the production of tire derived fuel chips, tire derived mulch, tire shreds, crumb rubber and other tire derived feedstock, located primarily in Iowa and Minnesota, although they also conduct business in Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin (such assets, as more specifically defined in the Purchase Agreement, the “Purchased Assets”);

WHEREAS, as a condition to the willingness of Purchaser to enter into the Purchase Agreement, Purchaser has required that the Stockholders agree, and in order to induce the Purchaser to enter into the Purchase Agreement, the Stockholders are willing to agree, during the Term (as defined below), to vote in favor of the adoption of the Purchase Agreement, the sale and purchase of the Purchased Assets and the transactions contemplated by the Purchase Agreement and each other agreement contemplated thereby (the “Contemplated Transactions”) and to restrict the transfer or disposition of any of the Shares; and

WHEREAS, capitalized terms used in this Agreement without definition shall have such meanings as ascribed to them under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is acknowledged by each party hereto, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.       Voting of Shares.  Each Stockholder covenants and agrees that during the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time and (ii) the termination of the Purchase Agreement in accordance with its terms (such date, the “Expiration Date”), at any regular, special or adjourned meeting of the stockholders of GTI, however called (a “Stockholders’ Meeting”), and in any action by written consent of the stockholders of GTI (a “Written Consent”), such Stockholder will vote, or cause to be voted by proxy or otherwise, all of its respective Shares (i) in favor of the adoption of the Purchase Agreement (as the Purchase Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders) and the approval of the Contemplated Transactions, and (ii) against any Acquisition Proposal and against any other action or transaction that may reasonably be construed to make the consummation of the Contemplated Transactions by Purchaser more difficult or expensive.  Prior to the Expiration Date, no Stockholder shall enter into any agreement or understanding with any person or vote or give instructions in any manner inconsistent with this Section 1.

Section 2.       Transfer of Shares.  Each Stockholder covenants and agrees that during the Term that such Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of its Shares, (ii) deposit any of its Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other voluntary arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.  In the event any party to this Agreement dies prior to the Expiration Date, then this Agreement shall be binding on the descendants, executors, administrators, heirs and assigns of such party.  Any action or attempted action in violation of this Agreement shall be null and void.

Section 3.       Representations and Warranties of the Stockholders.  Each Stockholder on its own behalf hereby severally represents and warrants to Purchaser, solely with respect to itself and its ownership of its Shares, but not with respect to any other Stockholder, as follows:

(a)           Ownership of Shares.  On the date hereof, and except as specifically set forth on Schedule A attached hereto, such Shares are owned of record, legally, beneficially and exclusively by such Stockholder.  Such Stockholder has sole voting power, without restrictions, with respect to all of such Shares.  Such Stockholder does not beneficially own any shares of capital stock of GTI other than the Shares.

(b)           Power; Binding Agreement.  Such Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(c)           No Encumbrances.  As of the date hereof the Shares are, and at all times during the Term the Shares will be, free and clear of any Security Rights or other Encumbrances.

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Section 4.       No Solicitation.  During the Term, each Stockholder agrees, in his or her capacity as a stockholder of GTI, that he or she will not, nor will he or she authorize or permit any of his or her agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage any inquiries or the making of any Acquisition Proposal, (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.  Notwithstanding the foregoing, each Stockholder who serves as an officer or director of GTI may take such actions as are allowed under the provisions of Section 3.7 of the Purchase Agreement.

Section 5.       Termination.  The term of this Agreement shall commence on the date as of which this agreement is executed and shall continue in effect until the Expiration Date (the “Term”); provided, however, that at any time from and after the date hereof this Agreement may be terminated by the written agreement of the parties hereto, effective as of the date of such writing.

Section 6.       Specific Performance.  Each party expressly understands and agrees that any breach of this Agreement would cause irreparable harm to the other parties and that, in addition to any other remedy which such party might have, an aggrieved party shall be entitled to injunctive relief for, and to prevent, any such breach, without the necessity of posting any bond or other security.  The breaching party hereby agrees that should any aggrieved party institute any action or proceeding for injunctive or similar equitable relief to enforce these covenants, the breaching party waives and agrees not to assert the claims or defenses that the aggrieved party has an adequate remedy at law or that the aggrieved party will not suffer irreparable damage.

Section 7.       Fiduciary Duties.  Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his capacity as an officer or director of GTI.

Section 8.       Miscellaneous.

(a)           All notices given or made in connection with this Agreement shall be in writing.  Delivery of written notices shall be effective upon receipt.  All deliveries shall be made to the following addresses:

if to LTS or the Purchaser, to:

Liberty Tire Services, LLC
Dominion Tower, Suite 3100
625 Liberty Avenue
Pittsburgh, PA 15222
Telephone:  412-562-0148
Facsimile:  412-562-0248
Attn:  Jeffrey D. Kendall and General Counsel
E-mail:  JKendall@LibertyTire.com

3

With a copy (which shall not constitute notice) to:

K&L Gates LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, PA 15222
Attn:  David L. Forney, Esq.
Telephone:  412-355-6330
Facsimile:  412-355-6501
E-mail:  David.Forney@klgates.com

if to GTI or Sellers, to:

GreenMan Technologies, Inc.
7 Kimball Lane, Building A
Lynnfield, MA 01940
Attn:  Charles E. Coppa, CFO
Telephone:  781-224-2411
Facsimile:  781-224-0114
E-mail:  Coppagmt@aol.com

With a copy (which shall not constitute notice) to:

Morse, Barnes-Brown & Pendleton, P.C.
Reservoir Place
1601 Trapelo Road
Waltham, MA 02451
Attn:  Carl Barnes, Esq.
Telephone:  781-622-5930
Facsimile:  781-622-5933
E-mail:  cbarnes@mbbp.com

If to the Stockholders:

At the addresses set forth on Schedule A attached hereto,

With a copy (which shall not constitute notice) to:

GreenMan Technologies, Inc.
7 Kimball Lane, Building A
Lynnfield, MA 01940
Attn:  Charles E. Coppa, CFO
Telephone:  781-224-2411
Facsimile:  781-224-0114
E-mail:  Coppagmt@aol.com

or, at such other address as any of the parties shall have furnished in writing to the other parties hereto.

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(b)           This Agreement and the agreements specifically referred to herein, or in the Purchase Agreement, supersede any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof and constitute the entire agreement of the parties relating to the subject matter hereof.  This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(c)           If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.  The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the mutual economic, business and other purposes of such void or unenforceable provision.

(d)           This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

(e)           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws doctrines.

(f)           The parties shall cooperate in good faith to resolve any dispute that may arise under this Agreement; provided, that if any party believes such dispute cannot be resolved by mutual agreement, then such dispute shall be resolved by arbitration in accordance with the Streamlined Arbitration Rules and Procedures (the “Rules”) of the American Arbitration Association.  Any such arbitration shall be conducted in Wilmington, Delaware or such other place as is mutually acceptable to the Stockholders and the Purchaser by one arbitrator mutually acceptable to the parties involved in such arbitration or, if such parties are unable to agree on an arbitrator, the arbitrator shall be appointed in accordance with the rules of the American Arbitration Association.  The decision and award of any such arbitrator (which may include specific performance and injunctive relief) shall be made in writing, and shall be final and valid, nonappealable, binding upon the parties involved in such arbitration, and enforceable by any such party in any court of competent jurisdiction.  Notwithstanding any provision of this Agreement or the Rules to the contrary, no party will be eligible to receive, and the arbitrator shall not have the authority to award, exemplary, punitive, incidental, indirect or consequential damages, and the arbitrator shall not have the authority to amend this Agreement.  In the event that any dispute regarding this Agreement is resolved by arbitration pursuant to this Section 8(f), the prevailing party shall be entitled to recover from the non-prevailing party (or parties) the fees, costs and expenses (including, but not limited to, the reasonable fees and expenses of counsel) incurred by the prevailing party in connection with such action.

(g)           Notwithstanding the provisions of, and in addition to the rights set forth in, Section 8(f), in the event of a breach of the provisions of this Agreement by a party to this Agreement during the Term, any non-breaching party shall have the right to specific performance and injunctive relief, it being acknowledged and agreed that money damages will not provide an adequate remedy.

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(h)           In the event litigation is maintained by a party to this Agreement against any other party to enforce an arbitration award rendered under Section 8(f) or to seek specific performance of injunctive relief under Section 8(g), then the party prevailing in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs of suit.

(i)           No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given here or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

(j)           This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k)           No Stockholder shall have any liability for any misrepresentation or breach by any other Stockholder hereunder.

[Signature Page to follow]

6

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal as of the date first written above.

LIBERTY TIRE SERVICES, LLC

BY: /s/Jeffrey D. Kendall
NAME:  Jeffrey D. Kendall
TITLE:  CEO

LIBERTY TIRE SERVICES OF OHIO, LLC

BY: /s/Jeffrey D. Kendall
NAME:  Jeffrey D. Kendall
TITLE:  CEO

GREENMAN TECHNOLOGIES, INC.

BY: /s/Lyle Jensen
NAME:   Lyle Jensen
TITLE:  CEO

GREENMAN TECHNOLOGIES OF
MINNESOTA, INC.

BY: /s/Lyle Jensen
NAME:   Lyle Jensen
TITLE:  CEO

GREENMAN TECHNOLOGIES OF
IOWA, INC.

BY: /s/Lyle Jensen
NAME:   Lyle Jensen
TITLE:  CEO

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STOCKHOLDERS:

/s/Maurice E. Needham
Maurice E. Needham

/s/Lyle Jensen
Lyle Jensen

/s/Allen Kahn
Dr. Allen Kahn

/s/Lew F. Boyd
Lew F. Boyd

/s/Nicholas DeBenedictis
Nicholas DeBenedictis

/s/Charles E. Coppa
Charles E. Coppa

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SCHEDULE A
TO
STOCKHOLDER VOTING AGREEMENT

Stockholder	Shares Held
Maurice E. Needham c/o Greenman Technologies, Inc. 7 Kimball Lane, Building A Lynnfield, MA 01940	1,268,783 shares of Common Stock
Lyle Jensen c/o Greenman Technologies, Inc. 7 Kimball Lane, Building A Lynnfield, MA 01940	635,052 shares of Common Stock
Dr. Allen Kahn c/o Greenman Technologies, Inc. 7 Kimball Lane, Building A Lynnfield, MA 01940	4,348,431 shares of Common Stock
Lew F. Boyd c/o Greenman Technologies, Inc. 7 Kimball Lane, Building A Lynnfield, MA 01940	275,678 shares of Common Stock
Nicholas DeBenedictis c/o Greenman Technologies, Inc. 7 Kimball Lane, Building A Lynnfield, MA 01940	397,454 shares of Common Stock
Charles E. Coppa c/o Greenman Technologies, Inc. 7 Kimball Lane, Building A Lynnfield, MA 01940	387,828 shares of Common Stock

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PROXY FOR SPECIAL MEETING OF GREENMAN TECHNOLOGIES, INC.
 SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
 GREENMAN TECHNOLOGIES, INC.

The undersigned, revoking all proxies, hereby appoints Lyle Jensen and Charles Coppa and each of them (with full power to act alone), proxies and attorneys-in-fact with full power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of GreenMan Technologies, Inc. that the undersigned would be entitled to vote if then personally present at the Special Meeting of Shareholders of GreenMan Technologies, Inc. to be held on November 13, 2008, at 10:00 a.m., local time, in the Youngstown Room at the Sleep Inn & Suites, 5850 Morning Star Court, Pleasant Hill, Iowa 50327, or any adjournment thereof, upon all subjects that may properly come before the Special Meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on this card.  If no directions are given, the proxies will vote for the approval of the following proposals and, at their discretion, on any other matter that may properly come before the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ALL ITEMS.

PROPOSAL 1:
To approve the sale of substantially all of the assets of GreenMan Technologies of Iowa, Inc. and GreenMan Technologies of Minnesota, Inc. that relate to our scrap tire recycling business pursuant to the Asset Purchase Agreement dated September 12, 2008 by and among Liberty Tire Services, LLC, Liberty Tire Services of Ohio, LLC, a wholly owned subsidiary of Liberty Tire Services, LLC, GreenMan Technologies, Inc. and two of our wholly owned subsidiaries, GreenMan Technologies of Iowa, Inc., and GreenMan Technologies of Minnesota, Inc.:

o FOR	o AGAINST	o ABSTAIN

PROPOSAL 2:
To approve one or more adjournments of the Special Meeting if deemed necessary to facilitate the approval of Proposal No. 1, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve Proposal No. 1:

o FOR	o AGAINST	o ABSTAIN

Please Sign on the Reverse Side and Return this Proxy Promptly in the Enclosed Envelope.

This Proxy is solicited on behalf of the Board of Directors, and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR all Proposals.

Date: ________________________

___________________________________
(Signature)

___________________________________
(Signature, if held jointly)

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their titles.)

Detach above card, sign, date and mail in postage paid envelope provided.